Exhibit 99.14

(Convenience Translation of Financial Statements and Related Disclosures and Footnotes
Originally Issued in Turkish, See Section 3 Note I)

Cevdet Suner Denetim ve

Yeminli Mali Müşavirlik

Anonim Şirketi

16 Şubat 2005

Bu rapor 88 sayfadır.

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı

Unconsolidated Financial Statements

As at and for the Year Ended

31 December 2013

With Independent Auditors’ Report Thereon

Akis Bağımsız Denetim ve Serbest
Muhasebeci Mali Müşavirlik AŞ
13 February 2014

This report contains “Independent Auditors’ Report” comprising 2 pages and; “Unconsolidated Financial Statements and Related Disclosures and Footnotes” comprising 102 pages.

Convenience Translation of the Auditors’ Report
Originally Prepared and Issued in Turkish (See Section 3 Note I)

To the Board of Directors of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı:

We have audited the unconsolidated balance sheet of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) as at 31 December 2013, the unconsolidated statements of income, cash flows, changes in shareholders’ equity for the year then ended and a summary of significant accounting policies and notes to the financial statements.

Disclosure for the responsibility of the Bank’s Board of Directors:

The Bank’s Board of Directors is responsible for establishing and maintaining an effective internal control system over financial reporting to prevent the misstatements caused by error or fraud, that are material to the financial statements; and for adopting sound accounting policies in compliance with the “Regulation on Accounting Applications for Banks and Safeguarding of Documents” published on the Official Gazette no. 26333 dated 1 November 2006, Turkish Accounting Standards, Turkish Financial Reporting Standards and other regulations, circular and communiqués published by the Banking Regulation and Supervision Board and the statements made by the Banking Regulation and Supervision Agency on accounting and financial reporting principles.

Disclosure for the Responsibility of the Authorized Audit Firm:

Our responsibility, as independent auditors, is to express an opinion on these financial statements based on our audit. Our audit is performed in accordance with the “Regulation on the Assignment and Activities of the Banks’ Independent Audit Firms” published on the Official Gazette no. 26333 dated 1 November 2006 and International Standards on Auditing. We planned and conducted our audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. Our audit includes using the audit techniques for the purpose of obtaining evidence supporting the amounts and disclosures in the financial statements. The selection of the audit techniques is made in accordance with our professional judgment by taking the effectiveness of the controls over financial reporting into consideration and assessing the appropriateness of the applied accounting policies. We believe that our audit provides a reasonable basis for our opinion.

Independent Auditors’ Opinion:

In our opinion, the accompanying unconsolidated financial statements present fairly, in all material respects, the financial position of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı as at 31 December 2013 and the result of its operations and cash flows for the year then ended in accordance with the accounting principles and standards as per the existing regulations described in Article 37 of (Turkish) Banking Law No 5411 and other regulations, circulars and communiqués published by Banking Regulation and Supervision Board and the statements made by the Banking Regulation and Supervision Agency on accounting and financial reporting principles.

Istanbul,	Akis Bağımsız Denetim ve
13 February 2014	Serbest Muhasebeci Mali Müşavirlik
Anonim Şirketi

Erdal Tıkmak
Partner

Additional paragraph for convenience translation to English:

As explained in Section 3 Note I, the accompanying unconsolidated financial statements are not intended to present the financial position and results of operations in accordance with the accounting principles and practices generally accepted in countries and jurisdictions other than Turkey.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2013

Address	: Sanayi Mahallesi, Eski Büyükdere Caddesi Güler Sokak No:51, Kağıthane / İstanbul
Telephone	: 0212 398 15 15- 0212 398 10 00
Fax	: 0212 398 11 55
Electronic web site	: www.vakifbank.com.tr
Electronic mail address	: posta@vakifbank.com.tr

The unconsolidated financial report as at and for the year ended 31 December 2013, prepared in accordance with the communiqué of “Financial Statements and Related Disclosures and Footnotes to be Announced to Public by Banks “ as regulated by Banking Regulation and Supervision Agency, is comprised of the following sections:

•                 GENERAL INFORMATION ABOUT THE BANK

•                 UNCONSOLIDATED FINANCIAL STATEMENTS OF THE BANK

•                 INFORMATION RELATED TO THE ACCOUNTING POLICIES

•                 INFORMATION RELATED TO THE FINANCIAL POSITION OF THE BANK

•                 DISCLOSURES AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS

•                 OTHER DISCLOSURES AND FOOTNOTES

•                 INDEPENDENT AUDITORS’ REPORT

The unconsolidated financial statements and related disclosures and footnotes that were subject to independent audit, are prepared in accordance with the Regulation on Accounting Applications for Banks and Safeguarding of Documents, Turkish Accounting Standards, Turkish Financial Reporting Standards and the related statements and guidance and in compliance with the financial records of our Bank. Unless otherwise stated, the accompanying unconsolidated financial statements are presented in thousands of Turkish Lira.

13 February 2014

Ramazan GÜNDÜZ	Sadık TILTAK	Halim KANATCI
Chairman of	Board Member and	Board Member and
Board of Directors	Audit Committee Member	Audit Committee Member

Halil AYDOĞAN	Metin Recep ZAFER	Murat KOYGUN
General Manager and	Assistant General Manager	Director of Accounting and
Board Member		Financial Affairs

The authorized contact person for questions on this financial report:

Name-Surname/Title	: S. Buğra SÜRÜEL / Manager
Phone no	: 0 312 591 11 48
Fax no	: 0 312 591 20 01

		Page No:

	SECTION ONE
	General Information
I.	History of the Bank including its incorporation date, initial legal status, amendments to legal status	1
II.	Bank’s shareholder structure, management and internal audit, direct and indirect shareholders, change in shareholder structure during the year and information on Bank’s risk group	1
III.	Information on the Bank’s board of director’s chairman and members, audit committee members, general manager, assistant general managers and their shares in the Bank	2
IV.	Information on individuals and entities who have qualified share in the Bank	4
V.	Information about the services and nature of activities of the Bank	4

	SECTION TWO
	Financial Statements
I.	Balance sheet — Assets	5
II.	Balance sheet — Liabilities and shareholders’ equity	6
III.	Off-balance sheet items	7
IV.	Statement of income	8
V.	Statement of gains and losses recognized in shareholders’ equity	9
VI.	Statement of changes in shareholder’s equity	10
VII.	Statement of cash flows	11
VIII.	Statement of profit distribution	12

	SECTION THREE
	Accounting Policies
I.	Basis of presentation	13
II.	Strategy for the use of financial instruments and foreign currency transactions	13
III.	Information on forwards, options and other derivative transactions	14
IV.	Information on interest income and expenses	14
V.	Information on fees and commissions	15
VI.	Information on financial assets	15
VII.	Information on impairment of financial assets	16
VIII.	Information on offsetting of financial instruments	16
IX.	Information on sale and repurchase agreements and securities lending	16
X.	Information on assets held for sale and discontinued operations	17
XI.	Information on goodwill and other intangible assets	17
XII.	Information on tangible assets	17
XIII.	Information on leasing activities	18
XIV.	Information on provisions and contingent liabilities	18
XV.	Information on obligations of the Bank concerning employee rights	18
XVI.	Information on taxation	20
XVII.	Additional information on borrowings	20
XVIII.	Information on issuance of equity securities	21
XIX.	Information on confirmed bills of exchange and acceptances	21
XX.	Information on government incentives	21
XXI.	Information on segment reporting	21
XXII.	Other disclosures	21

	SECTION FOUR
	Information Related To Financial Position of the Bank
I.	Capital adequacy ratio	22
II.	Credit risk	26
III.	Market risk	38
IV.	Operational risk	40
V.	Foreign currency exchange risk	41
VI.	Interest rate risk	44
VII.	Liquidity risk	49
VIII.	Fair values of financial assets and liabilities	53
IX.	Transactions carried out on behalf of customers, items held in trust	54
X.	Segment reporting	55

	SECTION FIVE
	Disclosures and Footnotes on Unconsolidated Financial Statements
I.	Information and disclosures related to assets	58
II.	Information and disclosures related to liabilities	77
III.	Information and disclosures related to off-balance sheet items	84
IV.	Information and disclosures related to income statement	88
V.	Information and disclosures related to statement of changes in shareholders’ equity	94
VI.	Information and disclosures on statement of cash flows	95
VII.	Information and disclosures related to the Bank’s risk group	97
VIII.	İnformation on domestic, foreign and off-shore branches or investments and foreign representative offices	99

	SECTION SIX
	Other Disclosures
I.	Other explanations on the Bank’s operations	100
II.	Information on the Bank’s ratings given by international institutions	100
III.	Significant events and matters subsequent to balance sheet date that are not resulted	101
IV.	Significant foreign currency exchange rate fluctuations that are subsequent to reporting date	101

	SECTION SEVEN
	Independent Auditors’ Report
I.	Information on the independent auditors’ report	102
II.	Disclosures and footnotes prepared by the independent auditor	102

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı

Unconsolidated Financial Report as at and

For the Year Ended 31 December 2013

(Currency: Thousands of Turkish Lira (“TL”))

SECTION ONE

General Information

I.                                        History of the Bank including its incorporation date, initial legal status, amendments to legal status

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) was established to operate as stated in the disclosure V of this section, under the authorization of a special law numbered 6219, called “the law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations of Turkish Republic Prime Ministry (“The General Directorate of the Foundations”). The Bank’s statute has not been changed since its establishment.

II.                                   The Bank’s shareholder structure, management and internal audit, direct and indirect shareholders, change in shareholder structure during the year and information on Bank’s risk group

The shareholder having control over the shares of the Bank is The General Directorate of the Foundations.

As at 31 December 2013 and 2012, the Bank’s paid-in capital is TL 2,500,000, divided into 250.000.000.000 shares with each has a nominal value of 1 Kuruş.

The Bank’s shareholder structure as at 31 December 2013 is stated below:

Shareholders	Number of Shares (100 unit)	Nominal Value of the Shares — Thousands of TL	Share Percentage (%)
Registered foundations represented by the General Directorate of the Foundations (Group A)	1.075.058.640	1,075,059	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402.552.666	402,553	16.10
Appendant foundations (Group B)	386.224.784	386,225	15.45
Other appendant foundations (Group B)	3.097.162	3,097	0.13
Other registered foundations (Group B)	1.453.085	1,453	0.06
Other real persons and legal entities (Group C)	1.536.104	1,536	0.06
Publicly traded (Group D)	630.077.559	630,077	25.20
Total	2.500.000.000	2,500,000	100.00

1

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı

Unconsolidated Financial Report as at and

For the Year Ended 31 December 2013

(Currency: Thousands of Turkish Lira (“TL”))

III.                              Information on the Bank’s board of directors chairman and members, audit committee members, general manager, assistant general managers and their shares in the Bank

Name and Surname	Responsibility	Date of Appointment	Education	Experience in Banking and Management

Board of Directors
Ramazan GÜNDÜZ	Chairman	29 March 2013	University	35 years
Mehmet Emin ÖZCAN	Deputy Chairman	29 March 2013	University	30 years
Halil AYDOĞAN	Member — General Manager	29 March 2013	University	36 years
İsmail ALPTEKİN	Member	6 April 2009	University	15 years
Halim KANATCI	Member	28 April 2009	University	40 years
Dr. Adnan ERTEM	Member	28 October 2010	PHD	25 years
Sadık TILTAK	Member	30 March 2012	University	25 years

Audit Committee
Sadık TILTAK	Member	5 April 2013	University	25 years
Halim KANATCI	Member	12 February 2014	University	40 years

Auditors
Mehmet HALTAŞ	Auditor	19 March 2010	University	36 years
Yunus ARINCI	Auditor	19 March 2010	Master	16 years

Assistant Managers
Metin Recep ZAFER	Accounting and Financial Affairs, Treasury and Foreign Operations, Banking Operations, Consumer Coordination Attendant	13 June 2006	PHD	18 years
Hasan ECESOY	Treasury	18 June 2010	PHD	20 years
Serdar SATOĞLU	Private Banking, Subsidiaries	2 July 2010	PHD	18 years
Ali Engin EROĞLU

Application Development Departments, System Management, IT Operations and Support, IT Services Planning Department, IT Process Management and Compliance Directorate, Project Management Directorate, Information Security Directorate

		18 August 2010	Master	17 years
Osman DEMREN	Commercial and Corporate Loans, Consumer and SME Loans, Intelligence	6 April 2011	University	23 years
Yıldırım EROĞLU	Retail Banking, Payment Systems, Payment System Operations	6 December 2011	University	21 years
Numan BEK	International Relations and Investor Relations, Coordination of Foreign Branches	18 July 2012	University	23 years
Muhammet Lütfü ÇELEBİ	Commercial and Corporate Banking, SME Banking, Cash Management Affairs, Insurance Banking	23 October 2013	Universiy	18 years
Mustafa SAYDAM	Human Resources, Support Services, Distribution Channels	28 October 2013	University	20 years
Mehmet Emin KARAAĞAÇ	Loans and Risk Follow-up, Legal Affairs	8 November 2013	University	24 years

2

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı

Unconsolidated Financial Report as at and

For the Year Ended 31 December 2013

(Currency: Thousands of Turkish Lira (“TL”))

As per 3 January 2013 dated resolution of the Board of Directors, Ramazan Gündüz has been assigned as Audit Committee member and Halim Kanatcı has been resigned this duty. As per 5 April 2013 dated resolution of the Board of Directors, Sadık Tıltak has been assigned as Audit Committee member and Ramazan Gündüz has resigned this duty.

As at 29 March 2013, Halil Aydoğan has been assigned as Genel Manager and Süleyman Kalkan has been resigned this duty.

As per 29 March 2013 dated resolution of the Board of Directors, Ramazan Gündüz has been assigned as Chairman of the Board of Directors. As at the same date, Mehmet Emin Özcan has been assigned as Deputy Chairman of the Board of Directors.

As per 3 October 2013 dated resolution of the Board of Directors, Assistant Manager İbrahim Bilgiç has been assigned to the headquarters’ order of service. The termination of employment contract of Assistant Manager Ömer Elmas has been decided.

As per 4 October 2013 dated resolution of the Board of Directors, the employment contracts of Assistant Managers Şahin Uğur and Feyzi Özcan has been terminated regarding their retirement status. Assistant Manager Mehmet Cantekin has been assigned to the headquarters’ order of service. Director of Retail Banking Muhammet Lütfü Çelebi has been assigned as Assistant Manager responsible for Commercial and Corporate Banking, SME Banking, Cash Management Affairs Directorates and Bank Insurance Management.

As per 7 October 2013 dated resolution of the Board of Directors, Head of Internal Audit Department, Mustafa Saydam has been assigned as Assistant Manager responsible for Human Resources, Support Services and Distribution Channels Directorates.

As per 25 October 2013 dated resolution of the Board of Directors, Assistant Manager Mitat Şahin has been assigned to the headquarters’ order of service. The Bank’s Chief Legal Counsel, Mehmet Emin Karaağaç has been assigned as Assistant Manager.

As per 8 November 2013 dated resolution of the Board of Directors, Mehmet Emin Karaağaç has been assigned as Assistant Manager responsible for Loans and Risk Follow-up and Legal Affairs Directorates.

As at 4 December 2013, Ahmet Candan has resigned from his duty as a member of Board of Directors.

As at 7 February 2014, Ali Fuat Taşkesenlioğlu has resigned from his duty as a member of Board of Directors.

As per 12 February 2014 dated resolution of the Board of Directors, Halim Kanatcı has been assigned as Audit Committee member.

İsmail Alptekin, Member of the Board, holds non-publicly traded share of the Bank amounting to TL 59. The remaining members of the top management listed above do not hold any unquoted shares of the Bank.

3

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı

Unconsolidated Financial Report as at and

For the Year Ended 31 December 2013

(Currency: Thousands of Turkish Lira (“TL”))

IV.                               Information on individuals and entities who have qualified share in the Bank

The shareholder holding control over the Bank is the General Directorate of the Registered Foundations and Appendant Foundations represented by the General Directorate of the Foundations having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank.

V.                                    Information about the services and nature of activities of the Bank

The Bank was established under the authorization of special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•             Lending loans by granting securities and real estates against,

•             Establishing or participating in all kinds of insurance corporations already established,

•             Trading real estates,

•             Servicing all banking operations and services,

•             Operating real estates and participating in industrial sectors for corporations handed over by foundations and General Directorate of the Foundations in line with conditions stipulated by agreements if signed.

•             The Bank is established to render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by General Directorate of the Foundations.

As at 31 December 2013 , the Bank has 856 domestic, 3 foreign, in total 859 branches (31 December 2012: 741 domestic, 3 foreign, in total 744 branches). As at 31 December 2013, the Bank has 14,943 employees (31 December 2012: 13,463 employees).

4

SECTION TWO — FINANCIAL STATEMENTS

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Balance Sheet (Statement of Financial Position)	Convenience Translation of Financial Statements
As at 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

			Audited Current Year 31 December 2013			Audited Prior Year 31 December 2012
	ASSETS	Notes	TL	FC	Total	TL	FC	Total

I.	CASH AND BALANCES WITH THE CENTRAL BANK	V-I-1	1,802,838	17,165,243	18,968,081	2,249,902	10,077,723	12,327,625
II.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Net)	V-I-2	356,150	79,540	435,690	20,589	65,597	86,186
2.1	Financial assets held for trading purpose		356,150	79,540	435,690	20,589	65,597	86,186
2.1.1	Debt securities issued by the governments		—	—	—	—	—	—
2.1.2	Equity securities		—	—	—	—	—	—
2.1.3	Derivative financial assets held for trading purpose	V-I-2	356,150	79,540	435,690	20,589	65,597	86,186
2.1.4	Other securities		—	—	—	—	—	—
2.2	Financial assets designated at fair value through profit or loss		—	—	—	—	—	—
2.2.1	Debt securities issued by the governments		—	—	—	—	—	—
2.2.2	Equity securities		—	—	—	—	—	—
2.2.3	Other securities		—	—	—	—	—	—
2.2.4	Loans		—	—	—	—	—	—
III.	BANKS	V-I-3	40,177	2,598,960	2,639,137	29,360	1,925,546	1,954,906
IV.	RECEIVABLES FROM INTERBANK MONEY MARKETS		—	—	—	—	—	—
4.1	Interbank money market placements		—	—	—	—	—	—
4.2	Istanbul Stock Exchange money market placements		—	—	—	—	—	—
4.3	Receivables from reverse repurchase agreements		—	—	—	—	—	—
V.	AVAILABLE-FOR-SALE FINANCIAL ASSETS (Net)	V-I-4	12,551,965	3,736,222	16,288,187	10,269,317	3,858,206	14,127,523
5.1	Equity securities		15	10,750	10,765	—	10,750	10,750
5.2	Debt securities issued by the governments		12,551,950	3,725,472	16,277,422	10,269,317	3,832,876	14,102,193
5.3	Other securities		—	—	—	—	14,580	14,580
VI.	LOANS AND RECEIVABLES	V-I-5	65,082,512	21,669,705	86,752,217	51,368,274	16,764,765	68,133,039
6.1	Performing loans and receivables		64,826,518	21,669,705	86,496,223	51,102,880	16,764,765	67,867,645
6.1.1	Loans provided to the Bank’s risk group	V-VII-1	11,233	83,668	94,901	62,021	58,425	120,446
6.1.2	Debt securities issued by the governments		—	—	—	—	—	—
6.1.3	Others		64,815,285	21,586,037	86,401,322	51,040,859	16,706,340	67,747,199
6.2	Loans under follow-up		3,531,427	—	3,531,427	2,724,963	—	2,724,963
6.3	Specific provisions (-)		3,275,433	—	3,275,433	2,459,569	—	2,459,569
VII.	FACTORING RECEIVABLES		—	—	—	—	—	—
VIII.	HELD-TO-MATURITY INVESTMENT SECURITIES (Net)	V-I-6	5,358,742	45,073	5,403,815	4,198,301	55,305	4,253,606
8.1	Debt securities issued by the governments		5,358,742	2,234	5,360,976	4,198,301	1,858	4,200,159
8.2	Other securities		—	42,839	42,839	—	53,447	53,447
IX.	INVESTMENTS IN ASSOCIATES (Net)	V-I-7	245,523	—	245,523	398,063	—	398,063
9.1	Associates, consolidated per equity method		—	—	—	—	—	—
9.2	Unconsolidated associates		245,523	—	245,523	398,063	—	398,063
9.2.1	Financial associates		234,123	—	234,123	386,663	—	386,663
9.2.2	Non-Financial associates		11,400	—	11,400	11,400	—	11,400
X.	INVESTMENTS IN SUBSIDIARIES (Net)	V-I-8	1,094,893	270,577	1,365,470	706,829	205,380	912,209
10.1	Unconsolidated financial subsidiaries		893,406	270,577	1,163,983	551,132	205,380	756,512
10.2	Unconsolidated non-financial subsidiaries		201,487	—	201,487	155,697	—	155,697
XI.	INVESTMENTS IN JOINT-VENTURES (Net)	V-I-9	—	—	—	—	—	—
11.1	Joint-ventures, consolidated per equity method		—	—	—	—	—	—
11.2	Unconsolidated joint-ventures		—	—	—	—	—	—
11.2.1	Financial joint-ventures		—	—	—	—	—	—
11.2.2	Non-Financial joint-ventures		—	—	—	—	—	—
XII.	LEASE RECEIVABLES	V-I-10	—	—	—	—	—	—
12.1	Finance lease receivables		—	—	—	—	—	—
12.2	Operational lease receivables		—	—	—	—	—	—
12.3	Others		—	—	—	—	—	—
12.4	Unearned income (-)		—	—	—	—	—	—
XIII.	DERIVATIVE FINANCIAL ASSETS HELD FOR RISK MANAGEMENT PURPOSE	V-I-11	—	—	—	—	—	—
13.1	Fair value hedges		—	—	—	—	—	—
13.2	Cash flow hedges		—	—	—	—	—	—
13.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XIV.	TANGIBLE ASSETS (Net)	V-I-12	1,221,733	1,802	1,223,535	1,132,430	2,137	1,134,567
XV.	INTANGIBLE ASSETS (Net)	V-I-13	108,480	128	108,608	81,614	133	81,747
15.1	Goodwill		—	—	—	—	—	—
15.2	Other intangibles		108,480	128	108,608	81,614	133	81,747
XVI.	INVESTMENT PROPERTIES (Net)	V-I-14	—	—	—	—	—	—
XVII.	TAX ASSETS		51,606	—	51,606	119,625	—	119,625
17.1	Current tax assets		—	—	—	—	—	—
17.2	Deferred tax assets	V-I-15	51,606	—	51,606	119,625	—	119,625
XVIII.	ASSETS HELD FOR SALE AND ASSETS RELATED TO THE DISCONTINUED OPERATIONS (Net)	V-I-16	—	—	—	—	—	—
18.1	Assets held for sale		—	—	—	—	—	—
18.2	Assets related to the discontinued operations		—	—	—	—	—	—
XIX.	OTHER ASSETS	V-I-17	1,231,840	782,334	2,014,174	856,248	194,919	1,051,167

	TOTAL ASSETS		89,146,459	46,349,584	135,496,043	71,430,552	33,149,711	104,580,263

The accompanying notes are an integral part of these unconsolidated financial statements.

5

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Balance Sheet (Statement of Financial Position)	Convenience Translation of Financial Statements
As at 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

			Audited Current Year 31 December 2013			Audited Prior Year 31 December 2012
	LIABILITIES AND SHAREHOLDERS’ EQUITY	Notes	TL	FC	Total	TL	FC	Total

I.	DEPOSITS	V-II-1	59,441,198	22,091,616	81,532,814	49,566,239	17,676,051	67,242,290
1.1	Deposits of the Bank’s risk group	V-VII-1	1,790,723	238,889	2,029,612	843,371	717,762	1,561,133
1.2	Other deposits		57,650,475	21,852,727	79,503,202	48,722,868	16,958,289	65,681,157
II.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR TRADING PURPOSE	V-II-2	111,604	89,174	200,778	7,165	192,527	199,692
III.	FUNDS BORROWED	V-II-3	122,174	11,282,638	11,404,812	86,974	7,388,509	7,475,483
IV.	INTERBANK MONEY MARKET		8,014,659	6,462,422	14,477,081	2,105,612	6,384,324	8,489,936
4.1	Interbank money market takings		—	—	—	—	—	—
4.2	Istanbul Stock Exchange money market takings		—	—	—	—	—	—
4.3	Obligations under repurchase agreements		8,014,659	6,462,422	14,477,081	2,105,612	6,384,324	8,489,936
V.	SECURITIES ISSUED (Net)	V-II-3	2,355,180	4,529,646	6,884,826	1,539,176	891,137	2,430,313
5.1	Bills		2,355,180	—	2,355,180	1,436,871	—	1,436,871
5.2	Asset backed securities		—	—	—	—	—	—
5.3	Bonds		—	4,529,646	4,529,646	102,305	891,137	993,442
VI.	FUNDS		23,431	—	23,431	31,368	—	31,368
6.1	Funds against borrower’s note		—	—	—	—	—	—
6.2	Others		23,431	—	23,431	31,368	—	31,368
VII.	MISCELLANEOUS PAYABLES		2,506,535	189,570	2,696,105	2,156,038	67,564	2,223,602
VIII.	OTHER EXTERNAL RESOURCES PAYABLE	V-II-4	423,146	1,030,328	1,453,474	430,620	535,827	966,447
IX.	FACTORING PAYABLES		—	—	—	—	—	—
X.	LEASE PAYABLES	V-II-5	—	—	—	—	—	—
10.1	Finance lease payables		—	—	—	—	—	—
10.2	Operational lease payables		—	—	—	—	—	—
10.3	Others		—	—	—	—	—	—
10.4	Deferred finance leasing expenses (- )		—	—	—	—	—	—
XI.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR RISK MANAGEMENT PURPOSE	V-II-6	—	—	—	—	—	—
11.1	Fair value hedges		—	—	—	—	—	—
11.2	Cash flow hedges		—	—	—	—	—	—
11.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XII.	PROVISIONS	V-II-7	1,964,510	49,774	2,014,284	1,609,740	31,336	1,641,076
12.1	General provisions	V-II-7	1,179,012	11,727	1,190,739	953,052	3,007	956,059
12.2	Restructuring reserves		—	—	—	—	—	—
12.3	Reserve for employee benefits		543,347	—	543,347	457,513	—	457,513
12.4	Insurance technical provisions (Net)		—	—	—	—	—	—
12.5	Other provisions	V-II-7	242,151	38,047	280,198	199,175	28,329	227,504
XIII.	TAX LIABILITIES	V-II-8	216,864	1,111	217,975	321,043	1,310	322,353
13.1	Current tax liabilities		216,864	1,111	217,975	321,043	1,310	322,353
13.2	Deferred tax liabilities	V-I-15	—	—	—	—	—	—
XIV.	PAYABLES FOR ASSETS HELD FOR SALE AND ASSETS RELATED TO DISCONTINUED OPERATIONS (Net)	V-II-9	—	—	—	—	—	—
14.1	Payables related to the assets held for sale		—	—	—	—	—	—
14.2	Payables related to the discontinued operations		—	—	—	—	—	—
XV.	SUBORDINATED LOANS	V-II-10	—	1,974,142	1,974,142	—	1,639,549	1,639,549
XVI.	SHAREHOLDERS’ EQUITY		12,412,681	203,640	12,616,321	11,278,984	639,170	11,918,154
16.1	Paid-in capital	V-II-11	2,500,000	—	2,500,000	2,500,000	—	2,500,000
16.2	Capital reserves		1,317,561	203,640	1,521,201	1,643,100	639,170	2,282,270
16.2.1	Share premium		723,918	—	723,918	723,918	—	723,918
16.2.2	Share cancellation profits		—	—	—	—	—	—
16.2.3	Valuation differences of the marketable securities	V-II-11	477,686	203,640	681,326	810,803	639,170	1,449,973
16.2.4	Revaluation surplus on tangible assets		44,136	—	44,136	41,061	—	41,061
16.2.5	Revaluation surplus on intangible assets		—	—	—	—	—	—
16.2.6	Revaluation surplus on investment properties		—	—	—	—	—	—
16.2.7	Bonus shares of associates, subsidiaries and joint-ventures		71,821	—	71,821	67,318	—	67,318
16.2.8	Hedging reserves (effective portion)		—	—	—	—	—	—
16.2.9	Revaluation surplus on assets held for sale and assets related to the discontinued operations		—	—	—	—	—	—
16.2.10	Other capital reserves		—	—	—	—	—	—
16.3	Profit reserves		7,009,581	—	7,009,581	5,675,804	—	5,675,804
16.3.1	Legal reserves		854,240	—	854,240	710,624	—	710,624
16.3.2	Status reserves		—	—	—	—	—	—
16.3.3	Extraordinary reserves		5,889,226	—	5,889,226	4,699,751	—	4,699,751
16.3.4	Other profit reserves		266,115	—	266,115	265,429	—	265,429
16.4	Profit or loss		1,585,539	—	1,585,539	1,460,080	—	1,460,080
16.4.1	Prior years’ profit/loss		—	—	—	—	—	—
16.4.2	Current year’s profit/loss		1,585,539	—	1,585,539	1,460,080	—	1,460,080
	TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		87,591,982	47,904,061	135,496,043	69,132,959	35,447,304	104,580,263

The accompanying notes are an integral part of these unconsolidated financial statements.

6

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Off-Balance Sheet Items	Convenience Translation of Financial Statements
As at 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

			Audited Current Year 31 December 2013			Audited Prior Year 31 December 2012
		Notes	TL	FC	TOTAL	TL	FC	TOTAL

A.	OFF-BALANCE SHEET COMMITMENTS AND CONTINGENCIES (I+II+III)		65,514,791	55,746,467	121,261,258	47,920,728	34,015,287	81,936,015
I.	GUARANTEES AND SURETIES	V-III-2-4	14,288,042	9,053,337	23,341,379	10,540,702	6,676,045	17,216,747
1.1	Letters of guarantee		14,268,047	3,627,537	17,895,584	10,520,455	2,111,663	12,632,118
1.1.1	Guarantees subject to State Tender Law		1,905,899	1,952,543	3,858,442	1,556,195	1,172,213	2,728,408
1.1.2	Guarantees given for foreign trade operations		650,221	—	650,221	379,638	—	379,638
1.1.3	Other letters of guarantee		11,711,927	1,674,994	13,386,921	8,584,622	939,450	9,524,072
1.2	Bank acceptances		12,129	1,040,149	1,052,278	19,554	786,278	805,832
1.2.1	Import letter of acceptance		1,500	77,393	78,893	—	36,632	36,632
1.2.2	Other bank acceptances		10,629	962,756	973,385	19,554	749,646	769,200
1.3	Letters of credit		7,866	4,382,030	4,389,896	693	3,773,865	3,774,558
1.3.1	Documentary letters of credit		7,866	4,382,030	4,389,896	693	3,773,865	3,774,558
1.3.2	Other letters of credit		—	—	—	—	—	—
1.4	Guaranteed pre-financings		—	1,702	1,702	—	2,705	2,705
1.5	Endorsements		—	—	—	—	—	—
1.5.1	Endorsements to the Central Bank of Turkey		—	—	—	—	—	—
1.5.2	Other endorsements		—	—	—	—	—	—
1.6	Marketable securities underwriting commitments		—	—	—	—	—	—
1.7	Factoring related guarantees		—	—	—	—	—	—
1.8	Other guarantees		—	1,759	1,759	—	1,104	1,104
1.9	Other sureties		—	160	160	—	430	430
II.	COMMITMENTS		45,270,192	26,331,770	71,601,962	34,216,436	16,105,397	50,321,833
2.1	Irrevocable commitments		15,109,055	3,640,601	18,749,656	12,181,257	900,351	13,081,608
2.1.1	Asset purchase commitments	V-III-1	539,362	3,636,414	4,175,776	813,896	880,456	1,694,352
2.1.2	Deposit purchase and sales commitments		—	—	—	—	—	—
2.1.3	Share capital commitments to associates and subsidiaries	V-III-1	—	—	—	—	—	—
2.1.4	Loan granting commitments	V-III-1	6,730,503	—	6,730,503	4,950,300	—	4,950,300
2.1.5	Securities issuance brokerage commitments		—	—	—	—	—	—
2.1.6	Commitments for reserve deposit requirements		—	—	—	—	—	—
2.1.7	Commitments for cheque payments	V-III-1	1,320,438	—	1,320,438	1,154,273	—	1,154,273
2.1.8	Tax and fund obligations on export commitments		—	—	—	—	—	—
2.1.9	Commitments for credit card limits	V-III-1	6,261,117	—	6,261,117	4,938,035	—	4,938,035
2.1.10	Commitments for credit card and banking operations promotions		238,991	—	238,991	306,109	—	306,109
2.1.11	Receivables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.12	Payables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.13	Other irrevocable commitments		18,644	4,187	22,831	18,644	19,895	38,539
2.2	Revocable commitments		30,161,137	22,691,169	52,852,306	22,035,179	15,205,046	37,240,225
2.2.1	Revocable loan granting commitments		30,161,137	22,691,169	52,852,306	22,035,179	15,205,046	37,240,225
2.2.2	Other revocable commitments		—	—	—	—	—	—
III.	DERIVATIVE FINANCIAL INSTRUMENTS	V-III-5	5,956,557	20,361,360	26,317,917	3,163,590	11,233,845	14,397,435
3.1	Derivative financial instruments held for risk management		—	—	—	—	—	—
3.1.1	Fair value hedges		—	—	—	—	—	—
3.1.2	Cash flow hedges		—	—	—	—	—	—
3.1.3	Net foreign investment hedges		—	—	—	—	—	—
3.2	Trading derivatives		5,956,557	20,361,360	26,317,917	3,163,590	11,233,845	14,397,435
3.2.1	Forward foreign currency purchases/sales		602,810	731,325	1,334,135	335,127	580,218	915,345
3.2.1.1	Forward foreign currency purchases		301,607	365,671	667,278	167,612	290,134	457,746
3.2.2.2	Forward foreign currency sales		301,203	365,654	666,857	167,515	290,084	457,599
3.2.2	Currency and interest rate swaps		5,180,109	15,499,236	20,679,345	2,402,780	8,330,787	10,733,567
3.2.2.1	Currency swaps-purchases		3,148,532	7,243,811	10,392,343	923,381	3,864,357	4,787,738
3.2.2.2	Currency swaps-sales		2,031,577	4,110,277	6,141,854	1,479,399	1,539,568	3,018,967
3.2.2.3	Interest rate swaps-purchases		—	2,072,574	2,072,574	—	1,463,431	1,463,431
3.2.2.4	Interest rate swaps-sales		—	2,072,574	2,072,574	—	1,463,431	1,463,431
3.2.3	Currency, interest rate and security options		173,638	169,222	342,860	425,683	650,908	1,076,591
3.2.3.1	Currency call options		85,819	84,611	170,430	212,841	325,454	538,295
3.2.3.2	Currency put options		85,819	84,611	170,430	212,842	325,454	538,296
3.2.3.3	Interest rate call options		—	—	—	—	—	—
3.2.3.4	Interest rate put options		—	—	—	—	—	—
3.2.3.5	Security call options		1,000	—	1,000	—	—	—
3.2.3.6	Security put options		1,000	—	1,000	—	—	—
3.2.4	Currency futures		—	—	—	—	—	—
3.2.4.1	Currency futures-purchases		—	—	—	—	—	—
3.2.4.2	Currency futures-sales		—	—	—	—	—	—
3.2.5	Interest rate futures		—	—	—	—	—	—
3.2.5.1	Interest rate futures-purchases		—	—	—	—	—	—
3.2.5.2	Interest rate futures-sales		—	—	—	—	—	—
3.2.6	Others		—	3,961,577	3,961,577	—	1,671,932	1,671,932
B.	CUSTODY AND PLEDGED ITEMS (IV+V+VI)		839,788,953	225,942,092	1,065,731,045	519,993,665	149,770,720	669,764,385
IV.	ITEMS HELD IN CUSTODY		351,509,096	1,564,619	353,073,715	164,776,152	1,631,737	166,407,889
4.1	Customers’ securities held		—	20,816	20,816	—	17,314	17,314
4.2	Investment securities held in custody		343,290,604	—	343,290,604	157,929,261	373,569	158,302,830
4.3	Checks received for collection		6,699,221	895,708	7,594,929	5,300,718	605,686	5,906,404
4.4	Commercial notes received for collection		974,141	210,113	1,184,254	942,310	195,300	1,137,610
4.5	Other assets received for collection		2,152	86	2,238	2,152	71	2,223
4.6	Assets received through public offering		—	6,289	6,289	—	5,231	5,231
4.7	Other items under custody		6,749	138,169	144,918	309	202,904	203,213
4.8	Custodians		536,229	293,438	829,667	601,402	231,662	833,064
V.	PLEDGED ITEMS		174,883,810	50,574,396	225,458,206	117,685,823	38,351,806	156,037,629
5.1	Securities		334,952	27,434	362,386	333,097	26,537	359,634
5.2	Guarantee notes		701,927	239,873	941,800	667,934	98,231	766,165
5.3	Commodities		23,434,930	990,995	24,425,925	19,180,436	624,899	19,805,335
5.4	Warranties		—	—	—	—	—	—
5.5	Real estates		112,475,408	39,831,978	152,307,386	91,003,225	30,568,630	121,571,855
5.6	Other pledged items		8,342,047	9,350,018	17,692,065	5,721,800	6,887,220	12,609,020
5.7	Pledged items-depository		29,594,546	134,098	29,728,644	779,331	146,289	925,620
VI.	CONFIRMED BILLS OF EXCHANGE AND SURETIES		313,396,047	173,803,077	487,199,124	237,531,690	109,787,177	347,318,867

	TOTAL OFF-BALANCE SHEET ITEMS (A+B)		905,303,744	281,688,559	1,186,992,303	567,914,393	183,786,007	751,700,400

The accompanying notes are an integral part of these unconsolidated financial statements

7

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Statement of Income	Convenience Translation of Financial Statements
As at 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

		Notes	Audited Current Year 31 December 2013	Audited Prior Year 31 December 2012

I.	INTEREST INCOME		9,220,570	8,756,502
1.1	Interest income from loans	V-IV-1	7,563,941	6,966,135
1.2	Interest income from reserve deposits		—	—
1.3	Interest income from banks	V-IV-1	7,004	4,462
1.4	Interest income from money market transactions		625	2,928
1.5	Interest income from securities portfolio	V-IV-1	1,590,648	1,765,558
1.5.1	Trading financial assets		—	—
1.5.2	Financial assets at fair value through profit or loss		—	—
1.5.3	Available-for-sale financial assets		1,187,769	1,105,834
1.5.4	Held-to-maturity investments		402,879	659,724
1.6	Finance lease income		—	—
1.7	Other interest income		58,352	17,419
II.	INTEREST EXPENSE		4,430,953	4,671,908
2.1	Interest expense on deposits	V-IV-2	3,522,651	3,924,493
2.2	Interest expense on funds borrowed	V-IV-2	134,533	136,402
2.3	Interest expense on money market transactions		375,321	346,524
2.4	Interest expense on securities issued	V-IV-2	260,003	177,879
2.5	Other interest expenses		138,445	86,610
III.	NET INTEREST INCOME (I -II)		4,789,617	4,084,594
IV.	NET FEES AND COMMISSIONS INCOME		686,511	447,700
4.1	Fees and commissions received		1,005,406	709,741
4.1.1	Non-cash loans		134,964	104,763
4.1.2	Others		870,442	604,978
4.2	Fees and commissions paid		318,895	262,041
4.2.1	Non-cash loans		143	187
4.2.2	Others		318,752	261,854
V.	DIVIDEND INCOME	V-IV-3	54,001	57,078
VI.	TRADING INCOME/LOSSES (Net)	V-IV-4	231,657	336,542
6.1	Trading account income/losses	V-IV-4	172,623	249,189
6.2	Income/losses from derivative financial instruments	V-IV-4	86,442	(24,121)
6.3	Foreign exchange gains/losses	V-IV-4	(27,408)	111,474
VII.	OTHER OPERATING INCOME	V-IV-5	708,320	624,680
VIII.	TOTAL OPERATING PROFIT (III+IV+V+VI+VII)		6,470,106	5,550,594
IX.	PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	V-IV-6	1,857,239	1,404,058
X.	OTHER OPERATING EXPENSES (-)	V-IV-7	2,629,953	2,261,175
XI.	NET OPERATING PROFIT/LOSS (VIII-IX-X)		1,982,914	1,885,361
XII.	INCOME RESULTED FROM MERGERS		—	—
XIII.	INCOME/LOSS FROM INVESTMENTS UNDER EQUITY ACCOUNTING		—	—
XIV.	GAIN/LOSS ON NET MONETARY POSITION		—	—
XV.	INCOME/LOSS FROM CONTINUING OPERATIONS BEFORE TAXES (XI+XII+XIII+XIV)		1,982,914	1,885,361
XVI.	CONTINUING OPERATIONS PROVISION FOR TAXES	V-IV-11	(397,375)	(425,281)
16.1	Current tax charges		(341,481)	(449,196)
16.2	Deferred tax credits		(55,894)	23,915
XVII.	NET INCOME/LOSS AFTER TAXES FROM CONTINUING OPERATIONS (XV±XVI)	V-IV-12	1,585,539	1,460,080
XVIII.	INCOME FROM DISCONTINUED OPERATIONS		—	—
18.1	Income from investment properties		—	—
18.2	Income from sales of subsidiaries, affiliates and joint-ventures		—	—
18.3	Other income from discontinued activities		—	—
XIX.	EXPENSES FROM DISCONTINUED OPERATIONS (-)		—	—
19.1	Investment property expenses		—	—
19.2	Losses from sales of subsidiaries, affiliates and joint ventures		—	—
19.3	Other expenses from discontinued activities		—	—
XX.	INCOME/LOSS FROM DISCONTINUED OPERATIONS BEFORE TAXES (XVIII-XIX)		—	—
XXI.	DISCONTINUED OPERATIONS PROVISION FOR TAXES (±)		—	—
21.1	Current tax charge		—	—
21.2	Deferred tax charge		—	—
XXII.	NET INCOME/LOSS AFRET TAXES FROM DISCONTINUED OPERATIONS (XX±XXI)		—	—
XXIII.	NET PROFIT/LOSS (XVII+XXII)	V-IV-12	1,585,539	1,460,080
	Earnings per 100 shares (full TL)	III-XXII	0.6342	0.5840

The accompanying notes are an integral part of these unconsolidated financial statements.

8

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Statement of Gains and Losses	Convenience Translation of Financial Statements
Recognized in Shareholders’ Equity	and Related Disclosures and Footnotes
For the Year Ended 31 December 2013	Originally Issued in Turkish, See Section 3 Note I
(Currency: Thousands of Turkish Lira (“TL”))

	GAINS AND LOSSES RECOGNIZED IN SHAREHOLDERS’ EQUITY	Notes	Audited Current Year 31 December 2013	Audited Prior Year 31 December 2012

I.	VALUATION DIFFERRENCES OF AVAILABLE FOR SALE FINANCIAL ASSETS RECOGNIZED IN VALUATION DIFFERENCES OF MARKETABELSECURITIES	V-V-1	(1,018,829)	881,018
II.	REVALUATION SURPLUS ON TANGIBLE ASSETS		—	—
III.	REVALUATION SURPLUS ON INTANGIBLE ASSETS		—	—
IV.	CURRENCY TRANSLATION DIFFERENCES		—	—
V.	GAINS/(LOSSES) FROM CASH FLOW HEDGES (Effective Portion of Fair Value Changes)		—	—
VI.	GAINS/(LOSSES) FROM NET FOREIGN INVESTMENT HEDGES (Effective portion)		—	—
VII.	EFFECTS OF CHANGES IN ACCOUNTING POLICIES AND ERRORS		—	—
VIII.	OTHER GAINS AND LOSSES RECOGNIZED IN EQUITY IN ACCORDANCE WITH TAS		155,433	410,251
IX.	DEFERRED TAXES DUE TO VALUATION DIFFERENCES	V-V-1	76,024	(94,600)
X.	NET GAINS/LOSSES RECOGNIZED DIRECTLY IN EQUITY		(787,372)	1,196,669
XI.	CURRENT YEAR’S PROFIT/LOSS		1,585,539	1,460,080
11.1	Change in fair value of securities (transfers to the statement of income)	V-V-1	252,612	40,002
11.2	Gains/Losses recognized in the statement of income due to reclassification of cash flow hedges		—	—
11.3	Gains/Losses recognized in the statement of income due to reclassification of net foreign investment hedges		—	—
11.4	Others		1,332,927	1,420,078

XII.	TOTAL GAINS AND LOSSES RECOGNIZED DURING THE YEAR		798,167	2,656,749

The accompanying notes are an integral part of these unconsolidated financial statements.

9

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Statement of Changes in Shareholders’ Equity	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

	CHANGES IN SHAREHOLDERS’ EQUITY	Notes	Paid-in Capital	Capital Reserves from Inflation Adjustments to Paid- in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserves	Extraordinary Reserves	Other Reserves	Current Year Net Profit/ (Loss)	Prior Year Net Profit/ (Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s	Shareholders’ Equity before Minority Interest	Minority Interest	Total Shareholders’ Equity

Prior Year — 31 December 2012
I.	Balances at the beginning of the year		2,500,000	—	723,918	—	590,498	—	3,689,113	239,905	1,226,785	—	253,304	7,564	67,318	—	—	9,298,405	—	9,298,405
Changes during the year
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Associates, Subsidiaries and “Available-for-sale” securities		—	—	—	—	—	—	—	—	—	—	1,196,669	—	—	—	—	1,196,669	—	1,196,669
IV.	Hedges for risk management		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Net cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net foreign investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VIII.	Translation differences		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Bank’s equity		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVII.	Current year’s net profit/loss		—	—	—	—	—	—	—	—	1,460,080	—	—	—	—	—	—	1,460,080	—	1,460,080
XVIII.	Profit distribution		—	—	—	—	120,126	—	1,010,638	25,524	(1,226,785)	—	—	33,497	—	—	—	(37,000)	—	(37,000)
18.1	Dividends		—	—	—	—	—	—	—	—	(37,000)	—	—	—	—	—	—	(37,000)	—	(37,000)
18.2	Transferred to reserves		—	—	—	—	120,126	—	1,010,638	25,524	(1,189,785)	—	—	33,497	—	—	—	—	—	—
18.3	Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the year		2,500,000	—	723,918	—	710,624	—	4,699,751	265,429	1,460,080	—	1,449,973	41,061	67,318	—	—	11,918,154	—	11,918,154
Current Year — 31 December 2013
I.	Balances at the beginning of the year		2,500,000	—	723,918	—	710,624	—	4,699,751	265,429	1,460,080	—	1,449,973	41,061	67,318	—	—	11,918,154	—	11,918,154
Changes during the year
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Associates, Subsidiaries and “Available-for-sale” securities		—	—	—	—	—	—	—	—	—	—	(768,647)	—	—	—	—	(768,647)	—	(768,647)
IV.	Hedges for risk management		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Net cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net foreign investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	4,503	—	—	4,503	—	4,503
VIII.	Translation differences		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Bank’s equity		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Others		—	—	—	—	—	—	—	(23,228)	—	—	—	—	—	—	—	(23,228)	—	(23,228)
XVII.	Current year’s net profit/loss		—	—	—	—	—	—	—	—	1,585,539	—	—	—	—	—	—	1,585,539	—	1,585,539
XVIII.	Profit distribution		—	—	—	—	143,616	—	1,189,475	23,914	(1,460,080)	—	—	3,075	—	—	—	(100,000)	—	(100,000)
18.1	Dividends	V-V-5	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	—	(100,000)	—	(100,000)
18.2	Transferred to reserves	V-V-5	—	—	—	—	143,616	—	1,189,475	23,914	(1,360,080)	—	—	3,075	—	—	—	—	—	—
18.3	Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the year		2,500,000	—	723,918	—	854,240	—	5,889,226	266,115	1,585,539	—	681,326	44,136	71,821	—	—	12,616,321	—	12,616,321

The accompanying notes are an integral part of these unconsolidated financial statements.

10

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Statement of Cash Flows	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

		Notes	Audited Current Year 31 December 2013	Audited Prior Year 31 December 2012

A.	CASH FLOWS FROM BANKING OPERATIONS
1.1	Operating profit before changes in operating assets and liabilities		2,519,169	3,122,905
1.1.1	Interests received		8,177,914	8,762,501
1.1.2	Interests paid		(4,264,755)	(4,664,904)
1.1.3	Dividends received		29,737	22,793
1.1.4	Fee and commissions received		1,005,406	709,741
1.1.5	Other income		164,946	156,143
1.1.6	Collections from previously written-off loans and other receivables	V-I-5	546,553	426,555
1.1.7	Payments to personnel and service suppliers		(2,566,277)	(2,168,815)
1.1.8	Taxes paid		(363,768)	(358,258)
1.1.9	Others	V-VI-1	(210,587)	237,149

1.2	Changes in operating assets and liabilities		(2,991,443)	(7,809,875)
1.2.1	Net (increase) decrease in financial assets held for trading purpose		2,377	—
1.2.2	Net (increase) decrease in financial assets valued at fair value through profit or loss		—	—
1.2.3	Net (increase) decrease in due from banks and other financial institutions		(6,639,045)	(4,759,563)
1.2.4	Net (increase) decrease in loans		(19,867,391)	(11,848,243)
1.2.5	Net (increase) decrease in other assets		(959,553)	(68,859)
1.2.6	Net increase (decrease) in bank deposits		4,104	686,707
1.2.7	Net increase (decrease) in other deposits		14,194,666	5,652,617
1.2.8	Net increase (decrease) in funds borrowed		3,384,029	(768,102)
1.2.9	Net increase (decrease) in matured payables		—	—
1.2.10	Net increase (decrease) in other liabilities	V-VI-1	6,889,370	3,295,568

I.	Net cash flow from banking operations		(472,274)	(4,686,970)

B.	CASH FLOWS FROM INVESTING ACTIVITIES

II.	Net cash flow from investing activities		(3,149,350)	1,255,059

2.1	Cash paid for purchase of associates, subsidiaries and joint-ventures	V-VI-2	(90,972)	(1,211)
2.2	Proceeds from disposal of associates, subsidiaries and joint-ventures		—	—
2.3	Purchases of tangible assets		(176,278)	(89,365)
2.4	Proceeds from disposal of tangible assets		257,519	171,788
2.5	Cash paid for purchase of available-for-sale financial assets		(5,224,880)	(1,202,309)
2.6	Proceeds from disposal of available-for-sale financial assets		3,145,750	2,340,733
2.7	Cash paid for purchase of held-to-maturity investments		(2,530,205)	(210,825)
2.8	Proceeds from disposal of held-to-maturity investments	V-I-6	1,507,738	275,294
2.9	Others	V-VI-1	(38,022)	(29,046)

C.	CASH FLOWS FROM FINANCING ACTIVITIES

III.	Net cash flow from financing activities		4,307,941	3,499,543

3.1	Cash obtained from funds borrowed and securities issued		8,726,401	6,157,509
3.2	Cash used for repayment of funds borrowed and securities issued		(4,318,460)	(2,620,966)
3.3	Equity instruments issued		—	—
3.4	Dividends paid	V-V-5	(100,000)	(37,000)
3.5	Repayments for finance leases		—	—
3.6	Others		—	—

IV.	Effect of change in foreign exchange rates on cash and cash equivalents	V-VI-1	(8,205)	(1,666)

V.	Net increase in cash and cash equivalents		678,112	65,966

VI.	Cash and cash equivalents at the beginning of the year	V-VI-4	4,999,872	4,933,906

VII.	Cash and cash equivalents at the end of the year	V-VI-4	5,677,984	4,999,872

The accompanying notes are an integral part of these unconsolidated financial statements.

11

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Statement of Profit Distribution	C onvenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

		Note	Current Year 31 December 2013	Prior Year 31 December 2012
I.	DISTRIBUTION OF CURRENT YEAR PROFIT

1.1	CURRENT YEAR’S PROFIT		1,982,914	1,885,361
1.2	TAXES PAYABLE AND LEGAL DUTIES		(397,375)	(425,281)
1.2.1	Corporate tax (income tax)	V-IV-11	(341,481)	(449,196)
1.2.2	Withholding tax		—	—
1.2.3	Other taxes and duties	V-IV-11	(55,894)	23,915

A.	NET PROFIT FOR THE YEAR		1,585,539	1,460,080

1.3	DEFERED TAX INCOME TRANSFERRED TO OTHER RESERVES	V-IV-11	—	(23,914)

B.	NET PROFIT FOR THE YEAR AFTER DEFERRED TAX INCOME		1,585,539	1,436,166

1.4	ACCUMULATED LOSSES		—	—
1.5	FIRST LEGAL RESERVES	V-V-5	—	(71,808)
1.6	OTHER STATUTORY RESERVES	V-V-5	—	(71,808)

C.	NET PROFIT AVAILABLE FOR DISTRIBUTION (*)		—	1,292,550

1.7	FIRST DIVIDEND TO SHAREHOLDERS		—	100,000
1.7.1	To owners of ordinary shares		—	100,000
1.7.2	To owners of privileged shares		—	—
1.7.3	To owners of redeemed shares		—	—
1.7.4	To profit sharing bonds		—	—
1.7.5	To holders of profit and loss sharing certificates		—	—
1.8	DIVIDENDS TO PERSONNEL (*)		—	—
1.9	DIVIDENDS TO BOARD OF DIRECTORS		—	—
1.10	SECOND DIVIDEND TO SHAREHOLDERS		—	—
1.10.1	To owners of ordinary shares		—	—
1.10.2	To owners of privileged shares		—	—
1.10.3	To owners of redeemed shares		—	—
1.10.4	To profit sharing bonds		—	—
1.10.5	To holders of profit and loss sharing certificates		—	—
1.11	SECOND LEGAL RESERVES		—	—
1.12	STATUS RESERVES		—	—
1.13	EXTRAORDINARY RESERVES	V-V-5	—	1,189,475
1.14	OTHER RESERVES		—	—
1.15	SPECIAL FUNDS	V-V-5	—	3,075

II.	DISTRIBUTION FROM RESERVES

2.1	DISTRIBUTION OF RESERVES		—	—
2.2	SECOND LEGAL RESERVES		—	—
2.3	DIVIDENDS TO SHAREHOLDERS		—	—
2.3.1	To owners of ordinary shares		—	—
2.3.2	To owners of privileged shares		—	—
2.3.3	To owners of redeemed shares		—	—
2.3.4	To profit sharing bonds		—	—
2.3.5	To holders of profit and loss sharing certificates		—	—
2.4	DIVIDENDS TO PERSONNEL(**)		—	—
2.5	DIVIDENDS TO BOARD OF DIRECTORS		—	—

III.	EARNINGS PER SHARE

3.1	TO OWNERS OF ORDINARY SHARES (Per 100 shares)		0.6342	0.5840
3.2	TO OWNERS OF ORDINARY SHARES ( % )		63.42	58.40
3.3	TO OWNERS OF PRIVILEGED SHARES		—	—
3.4	TO OWNERS OF PRIVILEGED SHARES ( % )		—	—

IV.	DIVIDEND PER SHARE

4.1	TO OWNERS OF ORDINARY SHARES (Per 100 shares)		—	0.04
4.2	TO OWNERS OF ORDINARY SHARES ( % )		—	4.00
4.3	TO OWNERS OF PRIVILEGED SHARES		—	—
4.4	TO OWNERS OF PRIVILEGED SHARES ( % )		—	—

(*) As at report date, no resolution has been decided regarding about 2013 profit distribution. Accordingly,  net profit available for distribution has not been presented.

The accompanying notes are an integral part of these unconsolidated financial statements.

12

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

SECTION THREE

Accounting Policies

I.                                        Basis of presentation

As per the Article 37 of “Accounting and Recording Rules” of the Turkish Banking Law no. 5411 published on the Official Gazette no. 25983 dated 1 November 2005 and became effective, the Bank keeps its accounting records and prepares its unconsolidated financial statements and the related footnotes in accordance with accounting and valuation standards described in “Regulation on Accounting Applications for Banks and Safeguarding of Documents” published by the Banking Regulation and Supervision Agency (“BRSA”) and effective since 1 November 2006, Turkish Accounting Standards (“TAS”), Turkish Financial Reporting Standards (“TFRS”) and the related statements and guidance. (collectively “Reporting Standards”)

The accompanying consolidated financial statements are prepared in accordance with the historical cost basis except for the financial assets at fair value through profit or loss, derivative financial assets and liabilities held for trading purpose, available-for-sale financial assets and unconsolidated investments in associates and subsidiaries whose fair value can be reliably measured and assets available for sale, which are presented on a fair value basis.

Additional paragraph for convenience translation to English

The differences between accounting principles, as described in the preceding paragraphs, and the accounting principles generally accepted in countries, in which the accompanying unconsolidated financial statements are to be distributed, and International Financial Reporting Standards (“IFRS”), may have significant influence on the accompanying unconsolidated financial statements. Accordingly, the accompanying unconsolidated financial statements are not intended to present the financial position and results of operations in accordance with the accounting principles generally accepted in such countries and IFRS.

II.                                   Strategy for the use of financial instruments and foreign currency transactions

Strategy for the use of financial instruments

The Bank’s core operations are based on retail banking, corporate banking, private banking, foreign exchange operations, money market operations, investment security transactions, and international banking. As a result of the nature of its operations, the Bank intensively utilizes financial instruments. The Bank funds itself through deposits with different maturities as the main funding resources that are invested in assets earning higher returns.

The most important fund sources of the Bank other than the deposits are its equity and medium and long-term borrowings obtained from foreign financial institutions. The Bank pursues an effective asset-liability management strategy by securing balance between funding resources and investments so as to reduce risks and increase returns. Accordingly, the Bank attaches great significance to long-term placements bearing higher interest rates.

It is essential to consider the maturity structure of assets and liabilities in liquidity management. The essence of asset liability management is the keep the liquidity risk, interest rate risk, exchange rate risk, and credit risk within reasonable limits; while enhancing profitability and strengthening the shareholders’ equity.

13

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Investments in marketable securities and lending loans generate higher return than the average rate of return of the Bank’s operating activities on the basis of maturity structures and market conditions. When bank placements are considered, they have short term maturity in terms of liquidity management but earn lower return. The Bank takes position against short-term foreign exchange risk, interest rate risk and market risk in money and capital markets, by considering market conditions, within specified limits set by regulations. The Bank hedges itself and controls its position against the foreign exchange risk being exposed due to foreign currency available-for-sale investments, investments in other portfolios and other foreign currency transactions by various derivative transactions and setting the equilibrium between foreign currency denominated assets and liabilities.

Within the legal limitations and the regulations of the bank’s internal control, the foreign currency position is being followed, the foreign currency position is established according to the basket equilibrium that is determined by taking into account current market conditions.

In order to avoid interest rate risk, assets and liabilities having fixed and floating interest rates are kept in balance, taking the maturity structure into consideration.

Information on foreign currency transactions

Transactions are recorded in TL, the functional currency of the Bank. Foreign currency transactions are recorded using the foreign exchange rates effective at the transaction date. Non-monetary foreign currency items which are recorded at fair value are valued at historical foreign exchange rates. Foreign exchange gain/loss amounts due to conversion of monetary items or collection or payments foreign currency denominated transactions are recognized in income statement.

Foreign exchange differences resulting from amortized costs of foreign currency denominated available-for-sale financial assets are recognized in the statement of income whilst foreign exchange differences resulting from unrealized gains and losses are presented in “valuation differences of marketable securities” under equity.

If the net investments in associates and subsidiaries operating in foreign countries are measured at cost, they are reported as translated into TL by using the foreign exchange rate at the date of transaction. If related associates and subsidiaries are measured at fair value, net foreign operations are reported as translated into TL by the rates prevailing at the date of the determination of the fair value.

III.                              Information on forwards, options and other derivative transactions

The derivative transactions mainly consist of currency and interest rate swaps, foreign currency forward contracts and currency options. The Bank has classified its derivative transactions, mentioned above, as “trading purpose” in accordance with the TAS 39 — Financial Instruments: Recognition and Measurement.

Derivatives are initially recorded at their purchase costs including the transaction costs.

The notional amounts of derivative transactions are recorded in off-balance sheet accounts based on their contractual amounts.

Subsequently, the derivative transactions are measured at their fair values and the changes in fair values are recorded in the balance sheet under “derivative financial assets held for trading purpose” or “derivative financial liabilities held for trading purpose”. The subsequent fair value changes of derivative transactions are recognized in the statement of income.

IV.                               Information on interest income and expenses

Interest income and expense are recognized according to the effective interest method based on accrual basis. Effective interest rate is the rate that discounts the expected cash flows of financial assets or liabilities during their lifetimes to their carrying values. Effective interest rate is calculated when a financial asset or a liability is initially recorded and is not modified thereafter.

The computation of effective interest rate comprises discounts and premiums, fees and commissions paid or received and transaction costs. Transaction costs are additional costs that are directly related to the acquisition, issuance or disposal of financial assets or liabilities.

14

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

In accordance with the related regulation, the accrued interest income on non-performing loans are reversed and subsequently recognized as interest income only when collected.

V.                                    Information on fees and commissions

Fees and commission received and paid are recognized according to either accrual basis of accounting or effective interest method depending on nature of fees and commission; incomes derived from agreements and asset purchases for third parties are recognized as income when realized.

VI.                               Information on financial assets

A financial asset is any asset that is cash, an equity instrument of another entity, a contractual right to receive cash or another financial asset from another entity; or to exchange financial assets or financial liabilities with another entity under conditions that are potentially favorable to the entity.

Financial assets except for measured at fair value through profit or loss are recognized initially with their transaction costs that are directly attributable to the acquisition or issue of the financial asset. Purchase and sale transactions of securities are accounted at settlement dates.

Financial assets are classified in four categories; as financial assets at fair value through profit or loss, available-for-sale financial assets, held-to-maturity investments, and loans and receivables.

Financial assets at fair value through profit or loss

Such assets are measured at their fair values and gain/loss arising is recorded in the statement of income. Interest income earned on financial assets and the difference between their acquisition costs and fair values are recorded as interest income in the statement of income. The gains/losses in case of disposal of such securities before their maturities are recorded under trading income/losses in the statement of income.

Held to maturity investments, available-for-sale financial assets and loans and receivables

Held to maturity investments are the financial assets with fixed maturities and pre-determined payment schedules that the Bank has the intent and ability to hold until maturity, excluding loans and receivables. Held-to-maturity investments are measured at amortized cost using effective interest method after deducting impairments, if any.

There are no financial assets that are not allowed to be classified as held-to-maturity investments for two years due to the tainting rules applied for the breach of classification rules.

Held-to-maturity investments are measured at amortized cost using effective interest method after deducting impairments, if any. Interest earned on held-to-maturity investments is recognized as interest income.

Available-for-sale financial assets are the financial assets other than loans and receivables, held-to-maturity investments and assets held for trading purposes.

Available-for-sale financial assets are initially recorded at cost and subsequently measured at their fair values. However, assets that are not traded in an active market are measured by valuation techniques, including recent market transactions in similar financial instruments, adjusted for factors unique to the instrument being valued; or discounted cash flow techniques for the assets which do not have a fixed maturity. Unrecognized gains or losses derived from the difference between their fair values and the discounted values are recorded in “valuation differences of the marketable securities” under the shareholders’ equity. In case of disposal of such assets, the realized gain or losses are recognized directly in the statement of income.

Purchase and sales of investment securities are recognized at the date of delivery. The changes in fair value of assets during the period between trade date and settlement date are accounted for in financial assets at fair value through profit or loss, available-for-sale financial assets and financial assets held for trading in the settlement date-accounting policy.

Loans and receivables are the financial assets raised by the Bank providing money, commodity and services to debtors. Loans are financial assets with fixed or determinable payments and not quoted in an active market.

15

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Loans and receivables are recorded at cost and measured at amortized cost by using effective interest method. The duties paid, transaction expenditures and other similar expenses on assets received against such risks are considered as a part of transaction cost and charged to customers.

Associates and subsidiaries

Subsidiaries are the entities that the Bank has the power to govern the financial and operating policies of those so as to obtain benefits from its activities. Subsidiaries are accounted in accordance with TAS 39 — Financial Instruments: Recognition and Measurement in the unconsolidated financial statements. Subsidiaries, which are traded in an active market or whose fair value can be reliably measured, recorded at fair value. Subsidiaries which are not traded in an active market and whose fair value cannot be reliably set are reflected in financial statements with their costs after deducting impairment losses, if any.

Associates are accounted in accordance with TAS 39-Financial Instruments: Recognition and Measurement in the unconsolidated financial statements. Associates, which are traded in an active market or whose fair value can be reliably measured, are recorded at their fair values. Associates which are not traded in an active market and whose fair values cannot be reliably set are reflected in financial statements with their costs after deducting impairment losses, if any.

VII.                          Information on impairment of financial assets

Financial assets or group of financial assets are reviewed at each balance sheet date to determine whether there is objective evidence of impairment. If any such indication exists, the Bank estimates the amount of impairment.

Impairment loss incurs if, and only if, there is objective evidence that the expected future cash flows of financial asset or group of financial assets are adversely affected by an event(s) (“loss event(s)”) incurred subsequent to recognition. The losses expected to incur due to future events are not recognized even if the probability of loss is high.

If there is an objective evidence that certain loans will not be collected, for such loans; the Bank provides specific and general allowances for loan and other receivables classified in accordance with the Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables published on the Official Gazette no. 26333 dated 1 November 2006 and the amendments to this regulation. The allowances are recorded in the statement of income of the related period.

VIII.                     Information on offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the balance sheet if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

IX.                              Information on sales and repurchase agreements and securities lending

Securities sold under repurchase agreements (“repo”) are recorded on the balance sheet. Government bonds and treasury bills sold to customers under repurchase agreements are classified as “Securities Subject to Repurchase Agreements” and measured based on their original portfolio, either at fair value or at amortized cost using the effective interest rate method. Funds received through repurchase agreements are classified separately under liability accounts and the related interest expenses are accounted on an accrual basis.

Securities purchased under resale agreements (“reverse repo”) are classified under “Interbank Money Markets” separately. An income accrual is accounted for the positive difference between the purchase and resale prices earned during the period.

16

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

X.                                   Information on assets held for sale and discontinued operations

An asset that is classified as held for sale (or to be discarded fixed assets) is measured with its book value or cost deducted fair value, depending on the lower one. An asset to be classified asset held for sale, particular asset (or to be discarded fixed assets) should be similar to these types of assets and should be able to be sold immedeatly with commonly accepted terms and conditions.  Asset should be marketed in line with its fair value. For selling prorbability to be high, relevant management level should plan the the sale and should finalize the plan by determining the buyers.

A discontinued operation is classified as the Bank’s assets discarded or assets held for sales. Information on discontinued operations is presented seperately in consolidated income statement. As at reporting date, the Bank does not have any discontinued operations.

XI.                              Information on goodwill and other intangible assets

The Bank’s intangible assets consist of software.

Intangible assets are initially recorded at their costs in compliance with the TAS 38 — Intangible Assets.

The costs of the intangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortized based on straight line amortization.

If there is objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 — Impairment of Assets and if the recoverable amount is less then the carrying value of the related asset, a provision for impairment loss is made.

XII.                         Information on tangible assets

The costs of the tangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. In subsequent periods no inflation adjustment is made for tangible assets, and costs which are restated as of 31 December 2004 are considered as their historical costs. Tangible assets purchased after 1 January 2005 are recorded at their cost values.

Gains and losses arising from the disposal of the tangible assets are calculated as the difference between the net book value and the net sales price and recognized in the income statement of the period.

Maintenance and repair costs incurred for tangible assets are recorded as expense.

There are no restrictions such as pledges, mortgages or any other restriction on tangible assets.

Depreciation rates and estimated useful lives are:

Tangible assets	Estimated useful life (years)	Depreciation Rates (%)
Buildings	50	2
Office equipment, furniture and fixture, and motor vehicles	5-10	10-20
Assets obtained through finance leases	4-5	20-25

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods.

At each reporting date, the Bank evaluates whether there is objective evidence of impairment on its assets.If there is an objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 — Impairment of Assets and if the recoverable amount is less then the carrying value of the related asset, a provision for impairment loss is made.

17

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

XIII.                    Information on leasing activities

Finance leasing activities as the lessee

Tangible assets acquired by way of finance leasing are recognized in tangible assets and the obligations under finance leases arising from the lease contracts are presented under “Finance Lease Payables” account in the financial statements. In the determination of the related assets and liabilities, the lower of the fair value of the leased asset and the present value of leasing payments is considered. Financial costs of leasing agreements are expanded in lease periods at a fixed interest rate.

If there is impairment in the value of the assets obtained through financial lease and in the expected future benefits, the leased assets are valued with net realizable value. Depreciation for assets obtained through financial lease is calculated in the same manner as tangible assets.

Operational leases

Transactions regarding operational lease agreements are accounted on an accrual basis in accordance with the terms of the related contracts.

XIV.                     Information on provisions and contingent liabilities

In the financial statements, a provision is made for an existing commitment resulted from past events if it is probable that the commitment will be settled and a reliable estimate can be made of the amount of the obligation. Provisions are calculated based on the best estimates of management on the expenses to incur as at the balance sheet date and, if material, such expenses are discounted for their present values. If the amount is not reliably estimated and there is no probability of cash outflow from the Bank to settle the liability, the related liability is considered as “contingent” and disclosed in the notes to the financial statements.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the entity. Contingent assets are not recognized in financial statements since this may result in the recognition of income that may never be realized. Contingent assets are assessed continually to ensure that developments are appropriately reflected in the financial statements. If it has become virtually certain that an inflow of economic benefits will arise, the asset and the related income are recognized in the financial statements of the period in which the change occurs. If an inflow of economic benefits has become probable, the Bank discloses the contingent asset.

XV.                          Information on obligations of the Bank concerning employee rights

Reserve for employee termination benefits

In accordance with existing Turkish Labour Law, the Bank is required to make lump-sum termination indemnities to each employee who has completed one year of service with the Bank and whose employment is terminated due to retirement or for reasons other than resignation or misconduct. The computation of the liability is based upon the retirement pay ceiling announced by the Government. The applicable ceiling amount as at 31 December 2013 is TL 3,254 (full TL) (31 December 2012: TL 3,034 (full TL)).

The Bank calculated and reserved for employee severance indemnities using actuarial method in compliance with the TAS 19 — Employee Benefits.

18

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

As at 31 December 2013 and 2012, the major actuarial assumptions used in the calculation of the total liability are as follows:

	Current Year	Prior Year
Discount Rate	9.70%	7.01%
Inflation Rate	6.40%	5.00%
Increase in Real Wage Rate	7.40%	5.00%

Other benefits to employees

The Bank has provided provision for undiscounted short-term employee benefits earned during the financial period as per services rendered in compliance with TAS 19 in the accompanying unconsolidated financial statements.

Pension fund

The employees of the Bank are the members of “Türkiye Vakıflar Bankası Türk Anonim Ortaklığı Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı” (“the Fund”) established on 15 May 1957 as per the temporary article no. 20 of the Social Security Law no. 506.

The first paragraph of the temporary article no. 23 which states the Banks should transfer pension funds to the Social Security Institution within three years after the issue date of the Banking Law no.5411, issued in the 1 November 2005 dated and 25983 numbered Official Gazette, has been cancelled by the Constitutional Court’s 22 March 2007 dated and 2007/33 numbered decision. Reasoned ruling of the Constitutional Court has been issued on 15 December 2007 in the Official Gazette no. 26731. The reason for the cancellation decision by Constitutional Court was stated as possible future losses on acquired rights of Fund members.

Following the publication of the ruling, the Turkish Parliament started to work on new legal arrangements and the Social Security Law no. 5754 (“the Law”) has been approved on 17 April 2008. The Law is enacted by the approval of the President of Turkey and issued on the 8 May 2008 dated and 26870 numbered Official Gazette.

In accordance with the temporary article no. 20 of the Article no. 73 of the Law;

The discounted liability for each fund in terms of the persons transferred as at the transfer date, including the contributors left the fund, should be calculated by the assumptions below:

a) The technical interest rate to be used for the actuarial calculation is 9.80%

b) Income and expenditures in respect to fund’s insurance division are considered in the calculation of discounted liability.

Law requires the transfer to be completed in three years beginning from 1 January 2008. The three year period has expired on 8 May 2011; however, it has been extended to 8 May 2013 with the decision of Council of Ministers published in Official Gazette dated 9 April 2011. Before the expiration date, with the decision of Council of Ministers published in Official Gazette dated 3 May 2013, the period for transfering banks, insurance and reassurance firms, board of trade, exchanges or participants, monthly salary paid individuals and beneficiaries of the funds that are constructed for their personnel to Social Security Institution in the scope of the temporary article no. 20 of the Social Security Law no. 506 has extended for one year.

The employer of pension fund participants (the Banks) will continue to pay the non-transferable social rights, which are already disclosed in the article of association of the pension fund, to the pension participants and their right owners, even though the salary payment obligation has been transferred to the Social Security Foundation.

The technical financial statements of the Fund are audited by the certified actuary according to the the “Actuaries Regulation” which is issued as per the Article no. 21 of the 5684 numbered Insurance Law. As per the actuarial report dated February 2014 in compliance with the principles explained above, there is no technical or actual deficit determined which requires provision against.

19

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

XVI.                     Information on taxation

Corporate tax

Corporate tax rate is 20% in Turkey. This rate is applied to total income of the Bank adjusted for certain disallowable expenses, exempt income and any other allowances.

Dividends paid to the resident institutions and the institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to these institutions, the withholding tax rate on the dividend payments is 15%. In applying the withholding tax rates on dividend payments to the nonresident institutions and the individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of the retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

The prepaid taxes are calculated and paid at the rates valid for the earnings of the related years. The payments can be deducted from the annual corporate tax calculated for the whole year earnings.

In accordance with the tax legislation, tax losses can be carried forward to offset against future taxable income for up to five years. Tax losses cannot be carried back to offset profits from previous periods.

In Turkey, there is no procedure for a final and definite agreement on tax assessments. Companies file their tax returns with their tax offices by the end of 25th of the fourth month following the close of the accounting period to which they relate. Tax returns are open for five years from the beginning of the year that follows the date of filing during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue re-assessments based on their findings.

Deferred taxes

According to the TAS 12 — Income Taxes; deferred tax assets and liabilities are recognized, on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, except for the differences not deductible for tax purposes and initial recognition of assets and liabilities which affect neither accounting nor taxable profit.

The deferred tax assets and liabilities are reported as net in the financial statements only if the Bank has legal right to present the net value of current year tax assets and current year tax liabilities and the deferred tax assets and deferred tax liabilities are income taxes of the same taxable entity.

In case valuation differences resulting from the subsequent measurement of the items are recognized in the statement of income, then the related current and or deferred tax effects are also recognized in the statement of income. On the other hand, if valuation differences are recognized in shareholders’ equity, then the related current or deferred tax effects are also recognized directly in the shareholders’ equity.

Transfer Pricing

In Turkey, the transfer pricing provisions have been stated under the Article 13 of Corporate Tax Law with the heading of “disguised profit distribution via transfer pricing”. The General Communiqué on disguised profit distribution via Transfer Pricing, dated 18 November 2007 sets details about implementation.

Pursuant to the relevant Communiqué, if a taxpayer enters into transactions regarding sale or purchase of goods and services with related parties, where the prices are not set in accordance with arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

XVII.                Additional information on borrowings

The Bank provides funding resources such as syndication and securitization transactions in case of need. In the current period, the Bank has started to ontained funds through domestic and international bonds.

20

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

These transactions are initially recognized at acquisition costs at the transaction date and are subsequently measured at amortized cost using effective interest method.

XVIII.           Information on issuance of equity securities

The shares of the Bank having nominal value of TL 322,000,000 (full TL), representing the 25.18% of the Bank’s outstanding shares, was publicly offered at a price between TL 5.13-5.40 for each share having a nominal value of TL 1 on November 2005, and TL 1,172,347 was recorded as “Share Premiums” in shareholders’ equity. TL 448,429 of this amount has been utilized in capital increase on 19 December 2006.

XIX.                    Information on confirmed bills of exchange and acceptances

Confirmed bills of exchange and acceptances are realized simultaneously with the customer payments and recorded in off-balance sheet accounts as possible debt and commitment, if any. As at the balance sheet date, there are no acceptances recorded as liability in return for assets.

XX.                         Information on government incentives

As at 31 December 2013 and 2012, the Bank does not have any government incentives.

XXI.                    Information on segment reporting

Operational segments are determined based the structure of the Bank’s risks and benefits and presented in Section 4 Note X.

XXII.               Other disclosures

Earnings per shares

Earning per share has been calculated by dividing the net profit for the year to weighted average of outstanding shares. In Turkey, the companies may perform capital increase (“Bonus Shares”) from retained earnings. In earning per share computation bonus shares are treated as issued shares.

As at and for the year ended 31 December 2013, earnings per 100 share is TL 0.6342 (31 December 2012: TL 0.5840).

Related parties

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions. Shareholders, top executives and board members are accepted as related party personally, with their families and companies according to TAS 24 - Related Party Disclosures Standard. Transactions made with related parties are disclosed in Section 5 Note VII.

Cash and cash equivalents

Cash and cash equivalents which is a base for preparation of cash flow statement includes cash in TL, cash in FC, cheques, demand deposits for both Central Bank of Turkey (“CBT”) and other banks, money market placements and time deposits at banks and marketable securities whose original maturity is less than three months.

Changes in Accounting Policies

None.

21

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

SECTION FOUR

Information Related to Financial Position of the Bank

I.                                        Capital adequacy ratio

The Bank’s unconsolidated capital adequacy ratio is 13.70% (31 December 2012: 16.14%).

Risk measurement methods in calculation of capital adequacy ratio

Capital adequacy ratio is calculated within the scope of the “Regulation on the Measurement and Assessment of Capital Adequacy Ratios of Banks (Regulation)”, “Regulation on Credit Risk Mitigation Techniques” and “Communiqué on Risk Weighted Amounts for Securitization Exposures” published in Official Gazette no. 28337 dated 28 June 2012 and “Regulation on the Equity of Banks” published in Official Gazette no. 26333 dated 1 November 2006.

The data used in calculation of capital adequacy ratio is organized in accordance with the accounting records prepared in compliance with the current legislation. Besides, the Bank classifies these data as “Trading Book” and “Banking Book”; and takes into account in the calculation of market risk and credit risk accordingly. Operational risks are also included in the calculation of capital adequacy ratio.

In the calculation of risk-based amounts, the Bank classifies its receivables into risk groups described in 6th article of the Regulation and considers the ratings and risk mitigating elements. The amounts are evaluated in the related risk weight group, accordingly. The Bank applies “basic financial guarantee method” in the consideration of risk mitigating elements for banking book accounts.

Trading book accounts and the items deducted from the capital base are not included in the calculation of credit risk. In calculation of risk weighted assets, impairments, depreciation and amortization, and provisions are considered as deduction items.

In the calculation of their risk-based values, non-cash loans are weighted after netting with specific provisions that are classified under liabilities and calculated based on the “Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables”. The net amounts are multiplied by the rates stated in the Article 5 of “Regulation regarding Measurement and Assessment of Capital Adequacy Ratios of Banks”, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with the risk weigth of the group in accordance with the Appendix 1 of the Regulation.

In the calculation of their risk-based values, Derivative Financial Instruments and Credit Derivative Contracts which are accounted in banking book, the receivable amounts due to counter parties are  multiplied by the rates stated in the Appendix 2 of the Regulation, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation,  then multiplied with  the risk weigth of the group in accordance with the Appendix 1 of the same Regulation.  In compliance with Article 5 of the Regulation, repo transactions, investment securities and commodity lending transactions are accounted for “Counterparty Credit Risk”. The Bank applies “Fair Value Measurement” in the calculation of “Counterparty Credit Risk”.

22

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information on unconsolidated capital adequacy ratio

	31 December 2013 Risk Weights
Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	49,625,046	—	7,404,139	29,328,116	22,187,404	46,462,916	2,837,152	9,393,300	11,741	—
Risk classifications:
Claims on sovereigns and Central Banks	41,333,609	—	—	3,872,745	—	—	—	—	—	—
Claims on regional governments or local authorities	15,021	—	1,620,366	195,923	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	29,436	—	—	—	—	368,455	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	6,664,562	—	5,764,189	1,784,983	—	1,486	—	—	—	—
Claims on corporate	329,916	—	—	1,416,370	—	36,980,737	—	—	—	—
Claims included in the regulatory retail portfolios	97,240	—	—	—	22,187,404	1,490,513	—	—	—	—
Claims secured by residential property	—	—	—	22,058,095	—	3,132,085	—	—	—	—
Past due loans	—	—	—	—	—	255,994	—	—	—	—
Higher risk categories decided by the Agency	—	—	—	—	—	—	2,837,152	9,393,300	11,741	—
Marketable securities cecured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,155,262	—	19,584	—	—	4,233,646	—	—	—	—

23

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information on unconsolidated capital adequacy ratio

	31 December 2012 Risk Weights
Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	35,862,029	—	2,093,778	24,744,629	19,064,767	36,099,168	1,979,962	4,851,957	—	—
Risk classifications:
Claims on sovereigns and Central Banks	28,558,222	—	—	3,969,804	—	—	—	—	—	—
Claims on regional governments or local authorities	9,128	—	955,396	137,598	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	13,080	—	—	248	—	22,627	—	—	—	—
Claims on multilateral development banks	82,169	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	5,449,874	—	1,133,933	2,302,272	—	590,020	—	—	—	—
Claims on corporate	541,951	—	—	—	—	30,050,423	—	—	—	—
Claims included in the regulatory retail portfolios	87,961	—	—	—	19,064,767	—	—	—	—	—
Claims secured by residential property	—	—	—	18,334,707	—	1,849,410	—	—	—	—
Past due loans	—	—	—	—	—	265,394	—	—	—	—
Higher risk categories decided by the Agency	—	—	—	—	—	—	1,979,962	4,851,957	—	—
Marketable securities cecured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,119,644	—	4,449	—	—	3,321,294	—	—	—	—

Summary information related to unconsolidated capital adequacy ratio

	Current Period	Prior Period
Capital Obligation Required for credit risk (COCR)	8,185,603	6,069,014
Capital Obligation Required for market risk (COMR)	26,097	48,413
Capital Obligation Required for operational risk (COOR) (*)	655,046	587,602
Equity	15,179,536	13,527,730
Equity/ ((COCR+COMR+COOR)*12,5*100)	13.70%	16.14%

(*)In accordance with the BDDK.BYD.126.01 numbered and 7 February 2008 dated BRSA circular, capital adequacy ratio as at 2012 was measured by taking value at operational risk calculated based on gross incomes for the years ended 2011, 2010 and 2009 into consideration. For the year 2013, value at operational risk is being calculated based on gross incomes for the years ended 2012, 2011 and 2010.

24

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information on equity items

	Current Period	Prior Period
CORE CAPITAL
Paid-in Capital	2,500,000	2,500,000
Nominal Capital	2,500,000	2,500,000
Capital Commitments (-)	—	—
Adjustments to Paid-in Capital	—	—
Share Premium	723,918	723,918
Share Repeal	—	—
Legal Reserves	7,009,581	5,675,804
Adjustments to Legal Reserves	—	—
Profit	1,585,539	1,460,080
Net current period profit	1,585,539	1,460,080
Prior period profit	—	—
Provision for possible losses up to 25% of core capital	70,915	92,887
Profit on sale of associates, subsidiaries and buildings	44,136	41,061
Primary subordinated loans	—	—
Loss that is not covered with reserves (-)	—	—
Net current period loss	—	—
Prior period loss	—	—
Development cost of operating lease (-)	83,935	67,299
Intangible Assets (-)	108,608	81,747
Deferred-assets for tax which exceeds of 10% of core capital (-)	—	—
Excess amount expressed in the Law (Article 56, 3rd Paragraph) (-)	—	—
Total Core Capital	11,741,546	10,344,704
SUPPLEMENTARY CAPITAL
General Provisions	1,190,739	956,059
45% of increase in revaluation fund on movables	—	—
45% of increase in revaluation fund of fixed assets	—	—
Free shares from investment in associates, subsidiaries and joint-ventures that is not recognized in profit	71,821	67,318
Primary subordinated loans which are ignored in the calculation of core capital	—	—
Secondary subordinated loan	1,955,295	1,628,814
45% of value increase fund of financial assets available for sale and associates and subsidiaries	306,597	652,488
Adjustment to paid-in capital, profit reserves and previous years losses(except adjustment to legal reserves)	—	—
Total Supplementary Capital	3,524,452	3,304,679
TIER III CAPITAL
CAPITAL	15,265,998	13,649,383
DEDUCTIONS FROM CAPITAL	86,462	121,653
Partnership share on banks and financial institutions (domestic and abroad) that are not consolidated, with a shareholding of 10% and above	—	—
The sum of partnership share on banks and financial institutions (domestic and abroad), with shareholding of less than 10%, but exceeding 10% and more of the sum of core and suplimentary capital of the bank	—	—
Loans extended to banks, financial institutions (domestic and abroad) and qualified shareholders, like secondary subordinated loan and debt instruments purchased from these institutions issued, like primary and secondary subordinated loan	—	—
Loans extended being noncompliant with articles 50 and 51 of the Law	—	—
Net book values of properties owned, exceeding 50% of banks’ equity and properties, and trade goods overtaken in exchange for loans and receivables that should be disposed within five years in accordance with article 57 of the Law, but not yet disposed	85,083	121,435
Securitisation positions that is deducted -preferably- from the shareholders’ equity	—	—
Others	1,379	218
TOTAL EQUITY	15,179,536	13,527,730

25

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Approach adopted under internal capital adequacy assessment process for monitoring the adequacy of internal capital for current and future activities

In order to identify the internal capital adequacy assessment process and capital adequacy policy “Document on Internal Capital Adequacy Assessment Process” has been constituted and approved by Board of Directors on September 2012. The document includes planning of the capital, procedures and principles on emergency capital and risk reducing plans. The underlying objective of the internal capital adequacy assessment is continuous monitoring and maintaining of the varieties, components and distribution of capital required for eliminating actual and potential risks the Bank faces or might face.

In this process, the effect of market conditions and probable changes in economic environment on capital is evaluated, additionally loan expansion expectations, funding resources, liquidity opportunities issues and risk profile and risk appetite of the Bank are considered in accordance with the strategies and objectives of the Bank. Capital adequacy is evaluated in terms of strategic plan and growth expectations of the Bank for the year 2014 and accordingly capital increasing actions has taken in the year 2013.

In assessment process of internal capital requirement, credit risk, market risk, operational risk, interest rate risk arising from banking accounts, liquidity risk, reputation risk, residual risk, concentration risk, counterparty credit risk, sovereign risk and settlement risk are considered, and  policies and implementing procedures for assessing and managing these risks are defined and approved by Board of Directors. Assessment process of internal capital requirement is handled as a developing process, action plans according to aforementioned policies and implementing procedures are formed and studies are in progress.

II.                                   Credit risk

Credit risk is defined as the counterparty’s possibility of failing to fulfil its obligations on the terms set by the agreement. Credit risk means risks and losses that may occur if the counterparty fails to comply with the agreement’s requirements and cannot perform its obligations partially or completely on the terms set. It covers the possible risks arising from futures and option agreements and other agreements alike and the credit risks arising from credit transactions that have been defined by the Banking Law.

In compliance with the articles 51 and 54 set forth in Banking Law and ancillary regulation, credit limits are set by the Bank for the financial position and credit requirements of customers within the authorization limits assigned for branches, regional directorates, lending departments, assistant general manager responsible of lending, general manager, credit committee and board of directors and credits are given regarding these limits in order to limit credit risk in lending facilities.

Credit limits are determined separately for the individual customer, company, group of companies, risk groups on a product basis. In accordance with the related Lending Policy, several criteria are used in the course of determining these credit limits. Customers should have a long-standing and a successful business past, a high commercial morality, possess a good financial position and a high morality, the nature of their business should be appropriate to use the credit , possess their commercial operations in an affirmative and a balanced manner, have experience and specialization in their profession, be able to adopt themselves to the economic conditions, to be accredited on the market, have sufficient equity capital, possess the ability to create funds with their operations and finance their placement costs. Also the sector and the geographical position of customers, where they operate and other factors that may effect their operations are considered in the evaluation process of loans. Apart from ordinary intelligence operations, the financial position of the customer is mainly analysed based on the balance sheets and the income statements provided by the loan customer, the documents received in accordance with the related regulation for their state of accounts and other related documents. Credit limits are subject to revision regarding the overall economic developments and the changes in the financial information and operations of the customers.

26

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Collaterals for the credit limits are determined on a customer basis in order to ensure bank placements and their liquidity. The amount and type of the collateral are determined regarding the creditworthiness of the credit users. The Bank holds collateral against loans and advances to customers in the form of mortgage interests over property, other registered securities over assets, and guarantees.

The Bank has risk control limits for derivative transaction (futures, options, etc.) positions, which effects credit risk and market risk.

For credit risk management purposes, Risk Management Department operates in

•                                          the determination of credit risk policies in coordination with the Bank’s other units,

•                                          the determination and monitoring of the distribution of concentration limits with respect to sector, geography and credit type,

•                                          the contribution to the formation of rating and scoring systems,

•                                          the submiting to the Board of Directors and the senior management of not only credit risk management reports about credit portfolio’s distribution (borrower, sector, geographical region), credit quality (impaired loans, credit risk ratings) and credit concentration but also scenario analysis reports, stress tests and other analyses,

•                                          the studies regarding the formation of advanced credit risk measurement approaches.

Credit risk is defined and managed for all cash and non-cash agreements and transactions, which carry counterparty risk. Loans with renegotiated terms are followed in accordance with Bank’s credit risk management and follow-up principles. The financial position and trading operations of related customers are continuously analyzed and principal and interest payments, scheduled in renegotiation agreement, are strictly controlled by related departments. In the framework of Bank’s risk management concept, long term commitments are accepted more risky than short term commitments. Besides, risk limits defined for long term commitments and collaterals that should be taken against long term commitments are handled in a wider range compared to short term commitments.

Indemnified non-cash loans are regarded as the same risk weight with the loans that are pastdue and unpaid.

Banking operations and lending activities carried in foreign countries are not exposed to material credit risks, due to related countries’ financial conditions, customers and their operations.

The Bank classifies its past due and impaired receivables as shown below in accordance with the “Regulation on Procedures and Principles for Determination of Qualifications of Loans and Other Receivables and Provisions to be Set Aside”.

•                                          for which recovery of principal and interest or both delays from their terms or due dates are more than ninety days but not more than one hundred eighty days are classified as “Group Three- Loans and Other Receivables  With Limited Recovery”,

•                                          for which recovery of principal and interest or both delays from their terms or due dates are more than one hundred and eighty days but not more one year are classified as “Group Four- Loans and Other Receivables  With Suspicious Recovery”,

•                                          for which recovery of principal and interest or both delays from their terms or due dates are more than one year are classified as “Group Five - Loans and Other Receivables  Having the Nature of Loss”,

Regardless of the guarantees and pledges received, the Bank provides 20% provision for the Loans and Other Receivables classified in Group Three, and 100% provision for the Loans and Other Receivables classified in Group Four and Group Five. The provision amount is recognized in profit and loss statement of the period.

27

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

The Bank’s largest 100 cash loan customers compose 19.74% of the total cash loan portfolio (31 December 2012: 19.23%).

The Bank’s largest 100 non-cash loan customers compose 60.92% of the total non-cash loan portfolio (31 December 2012: 59.34%).

The Bank’s largest 100 cash loan customers compose 12.60% of total assets of the Bank and the Bank’s largest 100 non-cash loan customers compose 11.73% of total off-balance sheet items (31 December 2012: 12.48% and 12.47%).

The Bank’s largest 200 cash loan customers compose 25.43% of the total cash loan portfolio (31 December 2012: 24.69%).

The Bank’s largest 200 non-cash loan customers compose 71.10% of the total non-cash loan portfolio (31 December 2012: 69.80%).

The Bank’s largest 200 cash loan customers compose 16.23% of total assets of the Bank and the Bank’s largest 200 non-cash loan customers compose 13.69% of total off-balance sheet items (31 December 2012: 16.02% ve 14.67%).

The general provision for credit risk amounts to TL 1,190,739 (31 December 2012: TL 956,059).

Risk Classifications:	Current Period Risk Amount	Average Risk Amount(*)
Claims on sovereigns and Central Banks	45,206,354	38,223,559
Claims on regional governments or local authorities	1,831,310	1,350,015
Claims on administrative bodies and other non-commercial undertakings	397,891	306,869
Claims on multilateral development banks	—	26
Claims on international organizations	—	—
Claims on banks and intermediary institutions	14,215,220	12,825,302
Claims on corporate	38,727,023	33,310,254
Claims included in the regulatory retail portfolios	23,775,157	21,833,328
Claims secured by residential property	25,190,180	23,816,740
Past due loans	255,994	287,109
Higher risk categories decided by the Agency	12,242,193	9,751,510
Marketable securities cecured by mortgages	—	—
Securitization exposures	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—
Undertakings for collective investments in mutual funds	—	—
Other claims	5,408,492	4,577,994

(*)Average risk amount is calculated based on the arithmetic average of the monthly risk amounts after conversion for January-December 2013 period.

28

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Risk Classifications:	Prior Period Risk Amount	Average Risk Amount(*)
Claims on sovereigns and Central Banks	32,528,026	29,391,321
Claims on regional governments or local authorities	1,102,122	921,682
Claims on administrative bodies and other non-commercial undertakings	35,955	79,132
Claims on multilateral development banks	82,169	—
Claims on international organizations	—	—
Claims on banks and intermediary institutions	9,476,099	8,363,245
Claims on corporate	30,592,374	29,184,369
Claims included in the regulatory retail portfolios	19,152,728	17,102,294
Claims secured by residential property	20,184,117	21,508,251
Past due loans	265,394	239,245
Higher risk categories decided by the Agency	6,831,919	6,088,103
Marketable securities cecured by mortgages	—	—
Securitization exposures	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—
Undertakings for collective investments in mutual funds	—	127,106
Other claims	4,445,387	6,057,191

(*)Average risk amount is calculated based on the arithmetic average of the monthly risk amounts after conversion for January-December 2012 period.

29

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Risk profile according to the geographical concentration (***)

Current Period	Claims on sovereigns and Central Banks	Claims on regional governments or local authorities	Claims on administrative bodies and other non- commercial undertakings	Claims on multilateral development banks	Claims on international organizations	Claims on banks and intermediary institutions	Claims on corporates	Claims included in the regulatory retail portfolios	Claims secured by residential property	Past due loans	Higher risk categories decided by the Board	Secured by mortgages	Securitization positions	Short-term claims and short term corporate claims on banks and intermediary institutions	Undertakings for collective investments in mutual funds	Other receivables	Total

Domestic	43,363,341	1,831,310	397,891	—	—	4,153,679	38,152,311	23,775,157	25,190,180	255,994	11,931,127	—	—	—	—	5,397,742	154,448,732
EU countries (*)	—	—	—	—	—	9,616,489	—	—	—	—	—	—	—	—	—	—	9,616,489
OECD countries	—	—	—	—	—	54,993	—	—	—	—	—	—	—	—	—	—	54,993
Off-shore banking regions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
USA, Canada	1,843,013	—	—	—	—	296,916	574,712	—	—	—	—	—	—	—	—	10,750	2,725,391
Other countries	—	—	—	—	—	26,879	—	—	—	—	311,066	—	—	—	—	—	337,945
Investment and associates, subsidiaries and joint ventures	—	—	—	—	—	66,264	—	—	—	—	—	—	—	—	—	—	66,264
Undistributed Assets/ Liabilities(**)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total	45,206,354	1,831,310	397,891	—	—	14,215,220	38,727,023	23,775,157	25,190,180	255,994	12,242,193	—	—	—	—	5,408,492	167,249,814

(*)EU countries, OECD countries except USA and Canada.

(**) The assets and liabilities that can not be distributed according to a consistent base.

(***) Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

30

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Prior Period	Claims on sovereigns and Central Banks	Claims on regional governments or local authorities	Claims on administrative bodies and other non- commercial undertakings	Claims on multilateral development banks	Claims on international organizations	Claims on banks and intermediary institutions	Claims on corporates	Claims included in the regulatory retail portfolios	Claims secured by residential property	Past due loans	Higher risk categories decided by the Board	Secured by mortgages	Securitization positions	Short-term claims and short term corporate claims on banks and intermediary institutions	Undertakings for collective investments in mutual funds	Other receivables	Total

Domestic	32,474,530	1,101,497	35,955	—	—	2,031,360	30,402,125	19,225,542	20,183,039	265,390	6,610,588	—	—	—	—	4,445,387	116,775,413
EU countries (*)	—	625	—	—	—	5,592,047	19,030	76	276	—	—	—	—	—	—	—	5,612,054
OECD countries	—	—	—	—	—	89,341	41,773	816	416	—	—	—	—	—	—	—	132,346
Off-shore banking regions	—	—	—	—	—	100	—	—	—	—	—	—	—	—	—	—	100
USA, Canada	53,495	—	—	—	—	1,540,337	110,574	—	—	4	—	—	—	—	—	—	1,704,410
Other countries	—	—	—	—	—	222,914	27,296	39	385	—	221,331	—	—	—	—	—	471,965
Investment and associates, subsidiaries and joint ventures	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Undistributed Assets/ Liabilities(**)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total	32,528,025	1,102,122	35,955	—	—	9,476,099	30,600,798	19,226,473	20,184,116	265,394	6,831,919	—	—	—	—	4,445,387	124,696,288

(*)EU countries, OECD countries except USA and Canada.

(**) The assets and liabilities that can not be distributed according to a consistent base.

(***) Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

31

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Risk profile according to sectors and counterparties (*)

Current Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	TL	FC	Total
Agricultural	44	27	15,451	—	—	—	967,691	318,992	285,059	—	—	—	—	—	—	—	1,166,654	420,610	1,587,264
Farming and raising livestock	44	27	15,451	—	—	—	637,910	268,394	245,858	—	—	—	—	—	—	—	1,041,004	126,680	1,167,684
Forestry	—	—	—	—	—	—	305,169	30,431	17,202	—	—	—	—	—	—	—	68,506	284,296	352,802
Fishing	—	—	—	—	—	—	24,612	20,167	21,999	—	—	—	—	—	—	—	57,144	9,634	66,778
Manifacturing	—	41	64,494	—	—	—	18,286,642	2,025,240	4,023,585	—	—	—	—	—	—	—	11,657,269	12,742,733	24,400,002
Mining	—	—	19	—	—	—	379,666	67,858	353,435	—	—	—	—	—	—	—	404,441	396,537	800,978
Production	—	21	64,473	—	—	—	12,365,662	1,911,607	3,576,549	—	—	—	—	—	—	—	9,482,613	8,435,699	17,918,312
Electric, Gas, Water	—	20	2	—	—	—	5,541,314	45,775	93,601	—	—	—	—	—	—	—	1,770,215	3,910,497	5,680,712
Construction	269	—	—	—	—	—	5,067,879	1,065,212	3,217,084	—	—	—	—	—	—	—	5,792,755	3,557,689	9,350,444
Services	19,832,981	1,771,202	207,709	—	—	14,211,959	11,837,505	7,890,421	8,033,589	—	311,066	—	—	—	—	—	27,406,058	36,690,374	64,096,432
Wholesale and retail trade	61	134	6,612	—	—	—	5,769,302	4,412,772	4,892,942	—	—	—	—	—	—	—	11,523,547	3,558,276	15,081,823
Hotel, Food and Beverage Services	5	7	5	—	—	—	469,492	221,191	1,300,888	—	—	—	—	—	—	—	840,318	1,151,270	1,991,588
Transportation and Telecommunication	13	—	14,781	—	—	—	3,247,662	2,975,620	981,639	—	—	—	—	—	—	—	4,717,078	2,502,637	7,219,715
Financial Institutions	19,687,863	—	20	—	—	14,211,959	1,549,141	24,861	379,064	—	311,066	—	—	—	—	—	7,271,963	28,892,011	36,163,974
Real Estate and renting services	—	—	—	—	—	—	204,782	57,917	87,625	—	—	—	—	—	—	—	322,441	27,883	350,324
Self-employment services	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Education services	52	6	3,870	—	—	—	141,505	37,174	148,115	—	—	—	—	—	—	—	264,690	66,032	330,722
Health and social services	144,987	1,771,055	182,421	—	—	—	455,621	160,886	243,316	—	—	—	—	—	—	—	2,466,021	492,265	2,958,286
Other	25,373,060	60,040	110,237	—	—	3,261	2,567,306	12,475,292	9,630,863	255,994	11,931,127	—	—	—	—	5,408,492	61,556,770	6,258,902	67,815,672
Total	45,206,354	1,831,310	397,891	—	—	14,215,220	38,727,023	23,775,157	25,190,180	255,994	12,242,193	—	—	—	—	5,408,492	107,579,506	59,670,308	167,249,814

(*)Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

1-	Claims on sovereigns and Central Banks
2-	Claims on regional governments or local authorities
3-	Claims on administrative bodies and other non-commercial undertakings
4-	Claims on multilateral development banks
5-	Claims on international organizations
6-	Claims on banks and intermediary institutions
7-	Claims on corporates
8-	Claims included in the regulatory retail portfolios
9-	Claims secured by residential property
10-	Past due loans
11-	Higher risk categories decided by the Board
12-	Secured by mortgages
13-	Securitization positions
14-	Short-term claims and short term corporate claims on banks and intermediary institutions
15-	Undertakings for collective investments in mutual funds
16-	Other receivables

32

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Risk profile according to sectors and counterparties (*)

Prior Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	TL	FC	Total
Agricultural	—	179	16	—	—	—	1,211,192	128,929	377,581	3,566	—	—	—	—	—	—	1,267,796	453,667	1,721,463
Farming and raising livestock	—	179	16	—	—	—	908,660	99,132	314,245	3,225	—	—	—	—	—	—	1,165,319	160,138	1,325,457
Forestry	—	—	—	—	—	—	284,913	8,675	42,518	340	—	—	—	—	—	—	64,543	271,903	336,446
Fishing	—	—	—	—	—	—	17,619	21,122	20,818	1	—	—	—	—	—	—	37,934	21,626	59,560
Manifacturing	—	164	3,219	—	—	—	9,470,642	930,560	1,640,496	17,801	—	—	—	—	—	—	3,825,219	8,237,663	12,062,882
Mining	—	—	—	—	—	—	416,446	83,046	77,539	1,099	—	—	—	—	—	—	307,224	270,906	578,130
Production	—	55	3,209	—	—	—	6,116,709	539,473	1,518,414	16,111	—	—	—	—	—	—	2,661,495	5,532,476	8,193,971
Electric, Gas, Water	—	109	10	—	—	—	2,937,487	308,041	44,543	591	—	—	—	—	—	—	856,500	2,434,281	3,290,781
Construction	430	—	—	—	—	—	4,465,823	591,669	1,591,794	35,883	—	—	—	—	—	—	4,037,431	2,648,168	6,685,599
Services	11,356,733	6,126	27,966	—	—	9,476,099	11,226,829	2,395,087	9,417,685	106,401	—	—	—	—	—	—	20,645,354	23,367,572	44,012,926
Wholesale and retail trade	—	270	43	—	—	—	4,970,667	1,272,803	5,096,205	66,544	—	—	—	—	—	—	8,591,535	2,814,997	11,406,532
Hotel, Food and Beverage Services	75	26	—	—	—	—	698,277	452,424	325,802	3,014	—	—	—	—	—	—	625,489	854,129	1,479,618
Transportation and Telecommunication	—	—	3,398	—	—	—	2,794,667	272,254	2,590,243	18,134	—	—	—	—	—	—	3,739,149	1,939,547	5,678,696
Financial Institutions	11,323,156	—	4	—	—	9,476,099	16,394	4,445	31,046	56	—	—	—	—	—	—	4,852,228	15,998,972	20,851,200
Real Estate and renting services	—	—	17	—	—	—	1,396,050	94,959	160,280	2,183	—	—	—	—	—	—	614,360	1,039,129	1,653,489
Self-employment services	7,465	5,417	9,863	—	—	—	951,231	208,056	935,394	13,461	—	—	—	—	—	—	1,530,225	600,662	2,130,887
Education services	121	38	539	—	—	—	136,735	43,304	54,943	905	—	—	—	—	—	—	179,332	57,253	236,585
Health and social services	25,916	375	14,102	—	—	—	262,808	46,842	223,772	2,104	—	—	—	—	—	—	513,036	62,883	575,919
Other	21,170,862	1,095,653	4,754	—	—	—	4,226,312	15,180,228	7,156,560	101,743	6,831,919	—	—	—	—	4,445,387	54,176,906	6,036,512	60,213,418
Total	32,528,025	1,102,122	35,955	—	—	9,476,099	30,600,798	19,226,473	20,184,116	265,394	6,831,919	—	—	—	—	4,445,387	83,952,706	40,743,582	124,696,288

(*)Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

1-	Claims on sovereigns and Central Banks
2-	Claims on regional governments or local authorities
3-	Claims on administrative bodies and other non-commercial undertakings
4-	Claims on multilateral development banks
5-	Claims on international organizations
6-	Claims on banks and intermediary institutions
7-	Claims on corporates
8-	Claims included in the regulatory retail portfolios
9-	Claims secured by residential property
10-	Past due loans
11-	Higher risk categories decided by the Board
12-	Secured by mortgages
13-	Securitization positions
14-	Short-term claims and short term corporate claims on banks and intermediary institutions
15-	Undertakings for collective investments in mutual funds
16-	Other receivables

33

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Distribution of maturity risk factors according to their outstanding maturities(*)

	According to their outstanding maturities
Risk Classifications-Current Period	1 month	1-3 month	3-6 month	6-12 month	1 year and over
Claims on sovereigns and Central Banks	25,028,822	1,066,798	1,573,671	1,190,052	16,347,011
Claims on regional governments or local authorities	3,985	10,989	11,665	38,725	1,765,946
Claims on administrative bodies and other non-commercial undertakings	8,905	36,099	33,520	59,274	260,093
Claims on multilateral development banks	—	—	—	—	—
Claims on international organizations	—	—	—	—	—
Claims on banks and intermediary institutions	10,191,742	2,167,472	21,015	169,763	1,665,228
Claims on corporate	2,034,009	2,726,245	4,437,032	6,262,877	23,266,860
Claims included in the regulatory retail portfolios	5,197,370	804,177	1,415,796	3,166,087	13,191,727
Claims secured by residential property	737,553	744,859	1,356,481	2,717,731	19,633,556
Past due loans	—	—	—	—	255,994
Higher risk categories decided by the Agency	311,066	—	—	—	11,931,127
Marketable securities cecured by mortgages	—	—	—	—	—
Securitization exposures	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—
Other claims	1,174,846	—	—	—	4,233,646
Total	44,688,298	7,556,639	8,849,180	13,604,509	92,551,186

(*)Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

34

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

	According to their outstanding maturities
Risk Classifications-Prior Period	1 month	1-3 month	3-6 month	6-12 month	1 year and over
Claims on sovereigns and Central Banks	24,027	3,978	3,708	1,621	32,494,691
Claims on regional governments or local authorities	95,536	8,684	11,845	60,612	925,445
Claims on administrative bodies and other non-commercial undertakings	11,207	1,093	1,711	4,392	17,552
Claims on multilateral development banks	—	—	—	—	—
Claims on international organizations	—	—	—	—	—
Claims on banks and intermediary institutions	1,283,931	152,434	213,780	199,970	7,625,984
Claims on corporate	7,287,253	2,595,895	2,974,509	5,633,044	12,110,097
Claims included in the regulatory retail portfolios	590,150	302,147	376,712	769,351	17,188,113
Claims secured by residential property	2,417,434	886,628	1,253,439	2,871,372	12,755,243
Past due loans	—	—	—	—	265,394
Higher risk categories decided by the Agency	—	—	—	—	6,831,919
Marketable securities cecured by mortgages	—	—	—	—	—
Securitization exposures	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—
Other claims	—	—	—	—	4,445,387
Total	11,709,538	3,950,859	4,835,704	9,540,362	94,659,825

(*)Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

Risk balances according to risk weights

Risk Weights

Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%	Deductions from the shareholders’ equity
Pre-Amount of Credit Risk Mitigation	42,488,871	—	12,281,012	31,132,458	22,284,644	46,820,636	2,837,152	9,393,300	11,741	—	279,005
Amount after Credit Risk Mitigation	49,625,046	—	7,404,139	29,328,116	22,187,404	46,462,916	2,837,152	9,393,300	11,741	—	279,005

Risk Weights

Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%	Deductions from the shareholders’ equity
Pre-Amount of Credit Risk Mitigation	65,547,259	—	7,964,246	51,175,826	38,291,240	72,750,169	3,959,924	9,703,914	—	—	270,699
Amount after Credit Risk Mitigation	35,862,029	—	2,093,778	24,744,629	19,064,767	36,099,168	1,979,962	4,851,957	—	—	270,699

35

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

In determination of counterparty credit risk of the receivables from Banks operated abroad, ratings given by International Credit Rating Agency Fitch Rating are considered. Rating of the same company is also used in the assessment of risks from foreign currency investment securities issued by Turkish Treasury and other foreign currency risks associated with Central Administration of Turkish Republic.

Ratings Matched	Credit Quality Rank	Fitch
Long Term Credit Ratings	1	AAA between AA-
	2	A+ between A-
	3	BBB+ between BBB-
	4	BB+ between BB-
	5	B+ between B-
	6	CCC+ and below
Short Term Credit Ratings	1	F1+ between F1
	2	F2
	3	F3
	4	F3 and below
	5	—
	6	—

Information According to Sectors and Counterparties

	Loans
Current Period	Impaired (*)	Past Due (**)	Value Adjustments	Provisions
Agricultural	75,172	51,378	1,497	70,726
Farming and raising livestock	62,099	48,035	1,400	58,484
Forestry	7,558	1,962	57	7,334
Fishing	5,515	1,381	40	4,908
Manifacturing	948,934	275,140	8,020	917,512
Mining	33,748	9,924	289	33,576
Production	910,917	260,254	7,586	879,785
Electric, Gas, Water	4,269	4,962	145	4,151
Construction	381,103	185,365	5,403	355,654
Services	1,070,391	1,216,644	35,465	961,611
Wholesale and retail trade	628,329	537,467	15,667	567,913
Hotel, Food and Beverage Services	49,015	103,370	3,013	33,599
Transportation and telecommunication	257,698	403,943	11,775	235,968
Financial Institutions	4,379	3,154	92	3,957
Real estate and renting services	8,987	8,945	261	8,280
Self-employment services	92,457	123,479	3,599	84,677
Education services	3,200	9,041	264	2,987
Health and social services	26,326	27,245	794	24,230
Other	1,055,827	1,874,849	54652	969,929
Total	3,531,427	3,603,376	105,037	3,275,432

(*) Impaired loans are composed of group three, four and five loans.

(**) Past due loans and other receivables consist of loans and other receivables that are past due up to ninety days.

36

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

	Loans
Prior Period	Impaired (*)	Past Due (**)	Value Adjustments	Provisions
Agricultural	43,308	23,675	551	39,742
Farming and raising livestock	33,926	19,647	457	30,701
Forestry	4,766	2,310	54	4,426
Fishing	4,616	1,718	40	4,615
Manifacturing	656,089	294,184	6,843	638,288
Mining	29,682	24,632	573	28,583
Production	623,085	269,552	6,270	606,974
Electric, Gas, Water	3,322	3,748	87	2,731
Construction	294,966	174,129	4,050	259,083
Services	864,562	1,243,677	28,929	758,161
Wholesale and retail trade	491,858	606,977	14,119	425,314
Hotel, Food and Beverage Services	22,857	67,734	1,576	19,843
Transportation and telecommunication	190,754	382,474	8,897	172,620
Financial Institutions	3,470	2,615	61	3,414
Real estate and renting services	36,507	11,825	275	34,324
Self-employment services	103,276	121,366	2,823	89,815
Education services	4,612	8,761	204	3,707
Health and social services	11,228	41,925	975	9,124
Other	866,038	3,108,598	72309	764,295
Total	2,724,963	4,848,011	112,769	2,459,569

(*) Impaired loans are composed of group three, four and five loans.

(**) Past due loans and other receivables consist of loans and other receivables that are past due up to ninety days.

Current Period	The opening Balance	Provisions amounts set aside during the period	The cancelation of the provisions	Other Adjustments (*)	Close out Balance
Specific Provisions	2,459,569	1,406,520	(590,657)	—	3,275,433
General Provisions	956,059	234,417	—	263	1,190,739

(*) Determined according to exchange rate differences, business combinations, acquisitions and disposals of subsidiaries.

Prior Period	The opening Balance	Provisions amounts set aside during the period	The cancelation of the provisions	Other Adjustments (*)	Close out Balance
Specific Provisions	2,048,257	735,227	(358,648)	34,733	2,459,569
General Provisions	671,180	284,755	—	124	956,059

(*) Determined according to exchange rate differences, business combinations, acquisitions and disposals of subsidiaries.

Fair value of collateral held against impaired loans

	31 December 2013	31 December 2012
Cash collateral (*)	—	—
Mortgage	908,623	731,741
Promissory note (*)	—	—
Others (**)	2,622,804	1,993,222
Total	3,531,427	2,724,963

(*) As a policy, it is aimed to utilize from cash collateral or liquidate promissory note for an impaired loan collateralized by cash collateral or promissory note to cover the credit risk. Hence, cash collateral and promissory note are shown as zero in the table above.

(**) Sureties obtained for impaired loans are presented in this raw to the extent that the amount does not not exceed the amount of impaired loans.

37

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

The detail of collateral held against performing cash and non-cash loans by the Bank

Cash loans	31 December 2013	31 December 2012

Secured Loans:	63,699,025	50,107,487
Secured by mortgages	18,093,124	19,467,443
Secured by cash collateral	384,250	579,192
Guarantees issued by financial institutions	178,628	220,545
Secured by government institutions or government securities	176,565	172,801
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	44,866,458	29,667,506
Unsecured Loans	22,797,198	17,760,158
Total performing loans	86,496,223	67,867,645

Non-cash loans	31 December 2013	31 December 2012

Secured Loans:	10,500,046	7,664,652
Secured by mortgages	678,781	666,081
Secured by cash collateral	85,525	122,716
Guarantees issued by financial institutions	5,408	7,901
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	9,730,332	6,867,954
Unsecured Loans	12,841,333	9,552,095
Total non-cash loans	23,341,379	17,216,747

III.                              Market risk

The Bank calculates market risk using standard method and allocates legal capital in compliance with “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” published in 28 June dated 2012 Official Gazette no. 28337.

The market risk is defined as the potential risk of loss due to changes in interest rates, foreign exchange rates and equity prices on balance sheet and off-balance sheet positions of the banks.

The capital needed for general market risk and specific risks is calculated using the standard method defined by the “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” and reported monthly.

In addition to the standard method, the Bank also uses internal models like Historical and Monte Carlo Simulations in measuring market risk. The Bank also performs daily back-testing in order to measure the reliability of the models. Besides, scenario analyses are implemented in order to support the Standard Method and internal models. In order to monitor the maturity structure of the asset and liability accounts, liquidity analysis are performed and the duration of the Bank’s assets and liabilities is calculated.

The market risk analysis of the Bank is reported monthly and sent to the related regulatory institutions.

38

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Value at market risk

	Current Period	Prior Period
(I) Capital Obligation against General Market Risk - Standard Method	9,862	10,696
(II) Capital Obligation against Specific Risks - Standard Method	22	1,593
Capital to be employed for specific risk in securitisation positions- Standard Method	—	—
(III) Capital Obligation against Currency Risk - Standard Method	9,399	33,711
(IV) Capital Obligation against Stocks Risks - Standard Method	—	—
(V) Capital Obligation against Exchange Risks - Standard Method	—	—
(VI) Capital Obligation against Market Risks of Options - Standard Method	—	—
(VII) Capital Obligation Calculated for Counterparty Credit Risk - Standard Method	6,814	2,413
(VIII) Capital Obligation against Market Risks of Banks applying Risk Measurement Models	—	—
(IX) Total Capital Obligations against Market Risk (I+II+III+IV+V+VI+VII)	26,097	48,413
(X) Value-At-Market Risk (12.5xVIII) or (12.5xIX)	326,213	605,163

Average values at market risk

	Current Year			Prior Year
	Average	Highest	Lowest	Average	Highest	Lowest
Interest Rate Risk	7,612	13,147	3,506	94,937	144,228	12,289
Common Share Risk	65	783	—	935	1,720	—
Currency Risk	62,345	159,223	9,399	45,041	120,350	13,664
Stock Risk	—	—	—	—	—	—
Exchange Risk	—	—	—	—	—	—
Option Risk	102	929	—	227	669	—
Counterparty Credit Risk	4,330	10,889	2,048	2,278	2,689	1,594
Total Value at Risk	930,669	2,188,882	326,218	1,778,488	2,272,350	605,163

Information on Counterparty Credit Risk

Counterparty credit risk is the probability of an economic loss that Bank could face because the counterparty to a transaction bringing liabilities to both parties could default before the final settlement of the transaction.

In calculation of the counterparty credit risk “Valuation Method on the Basis of Fair Value” is implemented in the scope of “Regulation on Calculation and Assessment of Capital Adequacy of the Banks”. The counterparty credit risk of the derivatives includes current replacement cost and potential future credit exposure.  Replacement cost is calculated on fair value of the contracts, whilst potential future credit risk exposure is calculated by multiplication of contract amounts with the credit conversion rates stated in the appendices of the regulation.

Information about counterparty risk

	Current Period(*)	Prior Period(*)
Contracts based on Interest rate	17,566	11,853
Contracts based on currency	102,978	34,636
Contracts based on commodity	—	—
Contracts based on stocks	10	—
Other	—	—
Gross Positive Fair Value	120,554	46,489
Benefits of clarification	—	—
Clarified current risk amount	—	—
The securities which are held	—	—
The net position of derivatives	120,554	46,489

(*)Counterparty risk related to purcahse/sale accounts is given.

39

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

IV.                               Operational risk

The Bank calculated the value at operational risk in accordance with the third section of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” that is “Computation of Value of Operational Risk” published in 28 June 2012 dated Official Gazette no. 28337. The operational risk which the Bank is exposed to is calculated according to the “Basic Indicator Method” hence by multipliying the average of the 15% of last three years’ actual gross income with 12.5, in line with the effective legislation practices in the country.

Current Period	31 December 2010	31 December 2011	31 December 2012	Total / Total number of years for which gross income is positive	Rate (%)	Total
Gross Income	3,704,421	4,205,182	5,191,308	3	15	655,046
Amount subject to operational risk (Total*12,5)						8,188,075

Prior Period	31 December 2009	31 December 2010	31 December 2011	Total / Total number of years for which gross income is positive	Rate (%)	Total
Gross Income	3,842,436	3,704,421	4,205,182	3	15	587,602
Amount subject to operational risk (Total*12,5)						7,345,025

40

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

V.                                    Foreign currency exchange risk

Foreign exchange risk that the Bank exposed to, estimation of effects of exposures, and the limits set by the Board of Directors of the Bank for the positions being monitored on a daily basis

The Standard Method which is also used in the legal reporting is used in measuring the currency risk of the Bank.

All of the foreign currency assets and liabilities and the forward foreign-currency transactions are taken into consideration in calculating the capital obligation for the currency risk. The net long and short positions are calculated in Turkish Lira equivalent of the each currency. The position with the biggest absolute value is determined as the base amount for the capital obligation. The capital obligation is calculated at that amount.

The magnitude of hedging foreign currency debt instruments and net investment in foreign operations by using derivatives

As at 31 December 2013 the Bank does not have derivate financial instruments held for risk management.

Foreign exchange risk management policy

Risk policy of the Bank is based on the transactions within the limits and keeping the currency position well-balanced.

In the light of the national legislations and international applications, the Bank has established a foreign currency risk management policy that enables the Bank to take position between lower and upper limits determined in respect of the current equity profile. Speculative position is not held by the Bank.

The Bank’s effective exchange rates at the date of balance sheet and for the last five working days of the year announced by the Bank in TL are as follows:

	US Dollar	Euro
The Bank’s foreign currency purchase rate at the balance sheet date	2.1400	2.9489
Foreign currency rates for the days before balance sheet date;
Day 1	2.0850	2.8644
Day 2	2.0800	2.8687
Day 3	2.0450	2.7980
Day 4	2.0250	2.7688
Day 5	2.0450	2.7982

	US Dollar	Euro
Last 30-days arithmetical average rate	2.0032	2.7356

41

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information on currency risk

Current Year	Euro	US Dollar	Other FCs	Total
Assets:
Cash and balances with the Central Bank of Turkey	5,785,132	7,616,111	3,764,000	17,165,243
Banks	103,305	2,437,131	58,524	2,598,960
Financial assets at fair value through profit or loss (1)	—	22,999	—	22,999
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	1,039,732	2,696,490	—	3,736,222
Loans and receivables (2)	7,413,360	16,746,692	58,133	24,218,185
Associates, subsidiaries and joint-ventures(business combinations)	270,577	—	—	270,577
Held-to-maturity investments	—	45,073	—	45,073
Derivative financial assets held for risk management purpose	—	—	—	—
Tangible assets	—	1,802	—	1,802
Intangible assets	—	128	—	128
Other assets (3)	65,392	683,342	113	748,847
Total assets	14,677,498	30,249,768	3,880,770	48,808,036

Liabilities:
Bank deposits	599,357	2,169,705	2,371	2,771,433
Foreign currency deposits	8,741,535	9,450,354	1,128,294	19,320,183
Interbank money market takings	580,039	5,882,383	—	6,462,422
Funds borrowed	4,959,813	6,308,683	14,142	11,282,638
Securities issued	29,720	4,471,861	28,065	4,529,646
Miscellaneous payables	156,179	20,837	12,554	189,570
Derivative financial liabilities held for risk management purpose	—	—	—	—
Other liabilities (1) (4)	73,478	2,998,134	4,128	3,075,740
Total liabilities	15,140,121	31,301,957	1,189,554	47,631,632

Net ‘On Balance Sheet’ Position	(462,623)	(1,052,189)	2,691,216	1,176,404
Net ‘Off-Balance Sheet’ Position	570,050	1,099,915	(2,701,033)	(1,031,068)
Derivative Financial Assets(6)	1,787,998	8,258,319	1,437,036	11,483,353
Derivative Financial Liabilities(6)	1,217,948	7,158,404	4,138,069	12,514,421
Non-Cash Loans (5)	1,526,332	7,179,775	347,230	9,053,337

Prior Year	Euro	US Dollar	Other FCs	Total
Total Assets	10,904,753	21,370,070	2,565,336	34,840,159
Total Liabilities	10,395,200	23,495,386	895,276	34,785,862
Net ‘On Balance Sheet’ Position	509,553	(2,125,316)	1,670,060	54,297
Net ‘Off-Balance Sheet’ Position	(420,937)	2,444,890	(1,676,440)	347,513
Derivative Financial Assets(6)	641,648	5,427,272	161,987	6,230,907
Derivative Financial Liabilities(6)	1,062,585	2,982,382	1,838,427	5,883,394
Non-Cash Loans (5)	1,338,987	5,040,329	296,729	6,676,045

(1) Derivative accruals stemming from foreign exchange rates presented under trading purpose derivative financial assets and liabilities are not included.

(2) Foreign currency indexed loans amounting to TL 2,548,480 (31 December 2012: TL 1,736,458) which are presented as TL in the financial statements have been included.

(3) Prepaid expenses amounting to TL 33,487 (31 December 2012: TL 24,885) have not been included.

(4) Unearned revenues amounting to TL 30,782 (31 December 2012: TL 14,924) have not been included.

(5) Non-cash loans have not been taken into consideration in the calculation of net ‘off-balance sheet’ position.

(6) Asset purchase commitments amounting to TL 1,716,686 (31 December 2012: TL 287,531) and asset sales commitments amounting to TL 1,919,728 (31 December 2012: TL 592,925) are included.

42

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Exposure to currency risk

10 percent devaluation of TL against the following currencies as at 31 December 2013 and 2012 would have effect on equity and profit or loss (without tax effects) by the amounts shown below.

This analysis has been prepared with the assumption that all other variables, in particular interest rates, remain constant.

	31 December 2013		31 December 2012
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	2,146	2,146	(15,951)	30,655
Euro	(14,941)	(14,941)	(19,325)	(11,676)
Other currencies	(986)	(986)	(638)	(638)
Total, net	(13,781)	(13,781)	(35,914)	18,341

(*) Equity effect also includes profit or loss effect of 10% depreciation of TL against related currencies.

10 percent revaluation of TL against the following currencies as at 31 December 2013 and 2012 would have effect on equity and profit or loss (without tax effects) by the amounts shown below.

	31 December 2013		31 December 2012
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	(510)	(510)	17,587	(29,019)
Euro	14,941	14,941	19,325	11,676
Other currencies	1,489	1,489	1,392	1,392
Total, net	15,920	15,920	38,304	(15,951)

(*) Equity effect also includes profit or loss effect of 10% appreciation of TL against related currencies.

43

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

VI.                               Interest rate risk

Interest sensitivity of assets, liabilities and off-balance sheet items is evaluated during the weekly Assets-Liabilities Committee meetings taking into account the developments in market conditions.

The Bank’s exposure to interest rate risk is measured by the standard method.

Measurements for standard method are carried out monthly using the maturity ladder table.

Interest rate sensitivity of assets, liabilities and off balance sheet items based on repricing dates

Current Year End	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non- Interest Bearing	Total
Assets:
Cash and balances with CBT	—	—	—	—	—	18,968,081	18,968,081
Banks	2,010,259	100,755	2,070	—	—	526,053	2,639,137
Financial assets at fair value through profit/loss	167,159	220,696	34,116	11,685	2,034	—	435,690
Interbank money market placements	—	—	—	—	—	—	—
Available-for-sale financial assets	5,314,189	2,386,603	2,692,024	3,207,601	2,677,005	10,765	16,288,187
Loans and receivables	26,066,086	18,855,961	16,370,316	15,638,026	9,565,834	255,994	86,752,217
Held-to-maturity investments	914,868	418,308	2,022,196	495,822	1,552,621	—	5,403,815
Other assets (*)	13,462	85	10,506	72,469	425	4,911,969	5,008,916
Total assets	34,486,023	21,982,408	21,131,228	19,425,603	13,797,919	24,672,862	135,496,043

Liabilities:
Bank deposits	3,170,922	869,432	103,153	—	—	18,821	4,162,328
Other deposits	39,030,456	19,270,048	5,371,683	40,261	—	13,658,038	77,370,486
Interbank money market takings	12,424,832	237,295	1,005,685	809,269	—	—	14,477,081
Miscellaneous payables	—	—	—	—	—	2,696,105	2,696,105
Securities issued	406,641	1,432,595	1,769,861	3,275,729	—	—	6,884,826
Funds borrowed	553,136	4,525,154	5,516,612	89,542	720,368	—	11,404,812
Other liabilities (**)	125,881	17,423	141,525	410,940	1,502,582	16,302,054	18,500,405
Total liabilities	55,711,868	26,351,947	13,908,519	4,625,741	2,222,950	32,675,018	135,496,043

On balance sheet long position	—	—	7,222,709	14,799,862	11,574,969	—	33,597,540
On balance sheet short position	(21,225,845)	(4,369,539)	—	—	—	(8,002,156)	(33,597,540)
Off-balance sheet long position	572,957	1,733,400	581,537	415,289	166,248	—	3,469,431
Off-balance sheet short position	(26,964)	(250,998)	(658,787)	(1,395,220)	(861,748)	—	(3,193,717)
Net Position	(20,679,852)	(2,887,137)	7,145,459	13,819,931	10,879,469	(8,002,156)	275,714

(*) Subsidiaries, associates and tangible and intangible assets have been included in non-interest bearing column.

(**) Shareholders’ equity has been included in non-interest bearing column of other liabilities line.

44

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Prior Year End	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBT	—	—	—	—	—	12,327,625	12,327,625
Banks	1,369,508	104,390	—	—	—	481,008	1,954,906
Financial assets at fair value through profit/loss	27,041	28,174	8,099	18,622	4,250	—	86,186
Interbank money market placements	—	—	—	—	—	—	—
Available-for-sale financial assets	4,758,247	2,066,686	1,888,016	3,012,037	2,391,787	10,750	14,127,523
Loans and receivables	21,844,798	14,692,645	11,378,419	12,902,312	7,049,471	265,394	68,133,039
Held-to-maturity investments	368,474	776,415	640,988	1,247,025	1,220,704	—	4,253,606
Other assets (*)	6,646	517	7,773	31,963	511	3,649,968	3,697,378
Total assets	28,374,714	17,668,827	13,923,295	17,211,959	10,666,723	16,734,745	104,580,263

Liabilities:
Bank deposits	2,899,905	880,011	364,596	—	—	13,100	4,157,612
Other deposits	33,944,857	15,005,143	3,229,754	7,702	—	10,897,222	63,084,678
Interbank money market takings	6,576,302	233,673	1,679,961	—	—	—	8,489,936
Miscellaneous payables	—	—	—	—	—	2,223,602	2,223,602
Securities issued	630,987	163,998	744,191	891,137	—	—	2,430,313
Funds borrowed	1,789,037	3,587,910	1,965,919	21,441	111,176	—	7,475,483
Other liabilities (**)	39,071	4,629	3,841	107,809	1,715,259	14,848,030	16,718,639
Total liabilities	45,880,159	19,875,364	7,988,262	1,028,089	1,826,435	27,981,954	104,580,263

On balance sheet long position	—	—	5,935,033	16,183,870	8,840,288	—	30,959,191
On balance sheet short position	(17,505,445)	(2,206,537)	—	—	—	(11,247,209)	(30,959,191)
Off-balance sheet long position	490,457	1,637,600	331,215	294,353	36,863	—	2,790,488
Off-balance sheet short position	(37,380)	(90,990)	(369,465)	(1,566,532)	(659,863)	—	(2,724,230)
Net Position	(17,052,368)	(659,927)	5,896,783	14,911,691	8,217,288	(11,247,209)	66,258

(*) Subsidiaries, associates and tangible and intangible assets have been included in non-interest bearing column.

(**) Shareholders’ equity has been included in non-interest bearing column of other liabilities line.

45

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Average interest rates applied to monetary financial instruments:

	Euro	US Dollar	Japanese Yen	TL
Current Year	%	%	%	%
Assets:
Cash and balances with CBT	—	—	—	—
Banks	0.01	0.35	—	10.35
Financial Assets at Fair Value through Profit/Loss	—	—	—	—
Interbank Money Market Placements	—	—	—	—
Available-for-Sale Financial Assets	5.63	7.11	—	7.58
Loans and Receivables	5.52	6.92	—	13.50
Held-to-Maturity Investment Securities	—	3.31	—	14.64

Liabilities:
Bank Deposits	1.00	0.71	—	8.21
Other Deposits	2.82	2.51	—	8.16
Interbank Money Market Takings	0.39	1.19	—	7.61
Miscellaneous Payables	—	—	—	—
Securities Issued	1.53	4.06	—	8.74
Funds Borrowed	1.03	1.55	—	5.57

	Euro	US Dollar	Japanese Yen	TL
Prior Year	%	%	%	%
Assets:
Cash and balances with CBT	—	—	—	—
Banks	0.87	0.54	—	8.24
Financial Assets at Fair Value through Profit/Loss	—	—	—	—
Interbank Money Market Placements	—	—	—	—
Available-for-Sale Financial Assets	5.68	7.14	—	7.53
Loans and Receivables	4.77	5.47	—	15.28
Held-to-Maturity Investment Securities	—	1.16	—	10.05

Liabilities:
Bank Deposits	1.80	1.40	—	6.68
Other Deposits	3.06	2.77	—	7.25
Interbank Money Market Takings	0.43	1.31	—	5.52
Miscellaneous Payables	—	—	—	—
Securities Issued	—	5.75	—	7.64
Funds Borrowed	1.19	1.85	—	7.73

The interest rate risk of the banking book items:

Measurement Frequency of Interest Rate Risk

Interest rate risk arising from banking book accounts is calculated in accordance with “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standart Shock Technique” published in the 23 August 2011 dated Official Gazette no. 28034. Legal limit is monthly monitored and reported accordingly.

The economic value changes arising from the interest rate fluctuations which are measured according to “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standart Shock Technique” are presented in the below table:

Currency Unit-Current Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity
1. TRY	500 / (400)	(2,412,990) / 2,441,246	(15.89%) / 16.08%
2. EURO	200 / (200)	34,736 / 10,115	0.23% / 0.07%
3. USD	200 / (200)	457,473 / (383,076)	3.01% / (2.52%)
Total (For Negative Shocks)	-	2,068,285	13.63%
Total (For Positive Shocks)	-	(1,920,781)	(12.65%)

46

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Currency Unit-Prior Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity
1. TRY	500 / (400)	(2,133,853) / 2,169,218	(15.8%) / 16.0%
2. EURO	200 / (200)	(28,821) / 22,552	(0.2%) / 0.2%
3. USD	200 / (200)	227,439 / (174,372)	1.7% / (1.3%)
Total (For Negative Shocks)	-	2,017,398	14.90%
Total (For Positive Shocks)	-	(1,935,335)	(14.30%)

Stock position risks arising from banking book items:

Information on separations of risks according to objebtives including their relation with gains presented in equity and strategical reasons, accounting accounting techniques and general information about valuation methods with the related assumptions and factors that affect the valuation and significant changes

If carrying value is substantially different from fair value and for publicly traded shares if market value is substantially different from fair value, the comparison with the market prices are shown in the table below:

Current Period	Comparison
Stock Investments	Carrying Value	Fair Value	Market Value
Stocks quoted in exchange(*)	675,754	675,754	675,754
1.Stocks Investments Group A	675,754	675,754	675,754
2.Stock Investments Group B	—	—	—
3.Stock Investment Group C	—	—	—

Stocks unquoted in exchange(**)	946,004	886,839	—

(*) The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Prior Period	Comparison
Stock Investments	Carrying Value	Fair Value	Market Value
Stocks quoted in exchange(*)	548,149	548,149	548,149
1.Stocks Investments Group A	548,149	548,149	548,149
2.Stock Investments Group B	—	—	—
3.Stock Investment Group C	—	—	—

Stocks unquoted in exchange(**)	772,873	731,211	—

(*) The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

47

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Total unrealized gain or loss, total revaluation surplus and values included to principal and supplementary capital

Total unrealized gain or loss, total appraisal surplus and values included to principal and supplementary capital are given in the below table:

	Realized	Revaluation Surplus			Unrealized Gain and Loss
Portfolio-Current Period	Gain/Loss in Current Period	Total (*)	Included in Supplementary Capital	Total (*)	Included in Core Capital	Included in Supplementary Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	419,600	—	188,820
3. Other Stocks	—	412,957	185,830	—	—	—
4. Total	—	412,957	185,830	419,600	—	188,820

(*)Amounts are presented including the effect of deferred tax.

Realized

		Revaluation Surplus			Unrealized Gain and Loss
Portfolio-Prior Period	Gain/Loss in Current Period	Total (*)	Included in Supplementary Capital	Total (*)	Included in Core Capital	Included in Supplementary Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	318,600	—	143,370
3. Other Stocks	—	373,129	167,908	—	—	—
4. Total	—	373,129	167,908	318,600	—	143,370

(*)Amounts are presented including the effect of deferred tax.

Equity price risk

Equity price risk is the risk that the fair values of equities decrease as the result of the changes in the levels of equity indices and the value of individual stocks.

The effect on equity (without tax effects) as a result of change in the fair value of equity instruments quoted to Borsa İstanbul (“BIST”) held as available for sale financial assets, associates and subsidiaries due to a reasonably possible change in equity indices, with all other variables held constant, is as follows:

		31 December 2013	31 December 2012
	Change in Index	Equity	Equity
BİST - 100	10%	45,412	20,786

48

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

VII.                          Liquidity risk

In order to avoid the liquidity risk, the Bank diverts funding resources as customer deposits and foreign borrowings, considers the maturity mismatch between assets and liabilities and maintains liquid assets to guarantee sufficient liquidity during market fluctuations.

While the Bank’s short term liquidity need is met mainly with deposits, its long term liquidity is provided through foreign funding sources such as syndication and securitisation transactions. There are no significant idle liquidity resources.

Maturity analysis of assets and liabilities according to remaining maturities:

Current Year End	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed (*)	Total
Assets:
Cash and Central Bank	18,968,081	—	—	—	—	—	—	18,968,081
Banks	2,368,926	167,386	100,755	2,070	—	—	—	2,639,137
Fin. Assets at Fair Value through Profit/Loss	—	81,980	96,807	55,986	189,603	11,314	—	435,690
Interbank Money Market Placements	—	—	—	—	—	—	—	—
Available-for-Sale Financial Assets	—	662,288	1,004,852	2,195,294	6,951,735	5,463,253	10,765	16,288,187
Loans and Receivables	—	8,968,674	3,241,577	14,968,943	39,881,311	19,435,718	255,994	86,752,217
Held-to-Maturity Investments	—	549,568	104,746	566,620	495,822	3,687,059	—	5,403,815
Other Assets	—	613,536	85	10,506	124,075	425	4,260,289	5,008,916
Total Assets	21,337,007	11,043,432	4,548,822	17,799,419	47,642,546	28,597,769	4,527,048	135,496,043

Liabilities:
Bank Deposits	18,821	3,170,922	869,432	103,153	—	—	—	4,162,328
Other Deposits	13,658,038	39,030,456	19,270,048	5,371,683	40,261	—	—	77,370,486
Funds Borrowed	—	219,217	738,380	6,176,552	1,877,284	2,393,379	—	11,404,812
Interbank Money Market Takings	—	12,424,832	237,295	1,005,685	809,269	—	—	14,477,081
Securities Issued	—	406,641	1,432,595	1,769,861	3,275,729	—	—	6,884,826
Miscellaneous Payables	—	2,402,513	50,570	—	—	—	243,022	2,696,105
Other Liabilities	—	447,835	84,225	144,583	422,627	1,520,935	15,880,200	18,500,405
Total Liabilities	13,676,859	58,102,416	22,682,545	14,571,517	6,425,170	3,914,314	16,123,222	135,496,043

Liquidity Gap	7,660,148	(47,058,984)	(18,133,723)	3,227,902	41,217,376	24,683,455	(11,596,174)	—

Prior Year End	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed (*)	Total

Total Assets	13,770,081	6,933,620	719,374	15,344,609	42,388,516	22,014,205	3,409,858	104,580,263
Total Liabilities	10,910,322	46,626,657	16,841,717	10,006,639	2,936,304	2,873,442	14,385,182	104,580,263

Liquidity Gap	2,859,759	(39,693,037)	(16,122,343)	5,337,970	39,452,212	19,140,763	(10,975,324)	—

(*) Certain assets on the balance sheet that are necessary for the banking operations but not convertible into cash in short period such as tangible assets, intangible assets, associates, subsidiaries, miscellaneous receivables and shareholder’s equity in the liabilities have been included in this column.

49

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Residual contractual maturities of the financial liabilities

31 December 2013	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	4,162,328	4,173,074	18,821	3,172,488	876,802	104,963	—	—
Other deposits	77,370,486	77,780,892	13,658,038	39,125,612	19,449,353	5,505,354	42,535	—
Funds borrowed	11,404,812	12,044,724	—	219,476	740,950	6,244,484	2,037,282	2,802,532
Money market takings	14,477,081	14,503,549	—	12,428,032	237,537	1,011,566	826,414	—
Issued Securities (Net)	6,884,826	7,626,518	—	406,116	1,441,546	1,818,518	3,960,338	—
Miscellaneous payables	2,696,105	2,696,105	243,022	2,402,513	50,570	—	—	—
Other liabilities	3,394,530	4,386,428	992,300	289,786	24,299	148,355	496,656	2,435,032
Total	120,390,168	123,211,290	14,912,181	58,044,023	22,821,057	14,833,240	7,363,225	5,237,564
Non-Cash Loans	23,341,379	23,341,379	264,268	370,339	13,664,337	5,657,505	2,729,612	655,318

31 December 2012	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	4,157,612	4,168,435	13,100	2,901,734	886,791	366,810	—	—
Other deposits	63,084,678	63,379,517	10,897,222	34,018,071	15,151,906	3,303,928	8,390	—
Funds borrowed	7,475,483	7,911,811	—	104,061	338,125	4,027,326	2,099,722	1,342,577
Money market takings	8,489,936	8,513,712	—	6,580,724	234,179	1,698,809	—	—
Securities Issued (Net)	2,430,313	2,682,393	—	633,496	166,395	762,214	1,120,288	—
Miscellaneous payables	2,223,602	2,223,602	116,563	2,064,207	42,832	—	—	—
Other liabilities	2,653,911	2,653,911	526,244	252,953	11,614	8,023	120,782	1,734,295
Total	90,515,535	91,533,381	11,553,129	46,555,246	16,831,842	10,167,110	3,349,182	3,076,872
Non-Cash Loans	17,216,747	17,216,747	7,631,920	1,136,877	1,567,553	4,183,700	2,013,049	683,648

This table shows the undiscounted cash flows on the Bank’s financial liabilities on the basis of their earliest possible contractual maturity. Therefore, the gross nominal outflows in the table above vary from the carrying amounts of the relevant financial liabilities reflected in the financial statements.

Securitisation Positions

None.

Credit risk mitigation techniques

“Basic Financial Guarantee” method is used for the financial guarantees in accordance with “Communique on Credit Risk Mitigation”. Besides, Cash or cash equivalent, treasury bill, government bond guarantees are used in credit risk mitigation.

Applications on guarantees’ valuation and method

Policies on the valuation of financial guarantees and their evaluation and valuation of immovables that are received as mortgage for loans have been formed. These policies and procedures are prepared in accordance with “Communique on Credit Risk Mitigation” and include minimum conditions regarding guarantee valuation and management.

Types of main guarantees recieved

Main types of the guarantees that Bank receieves for loans provided are mortgages, guarantees/sureties and financial guarantees.

Main guarantors, credit derivatives’ counterparties and their credit worthiness

Assessment of credit worthiness of main guarantors is determined and monitored in accordance with the lending and intelligence procedures of the Bank.

Information about market and credit risk concentration in credit risk mitigation

Market risk and credit risk concentrations are carefully avoided in credit risk mitigation.

50

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information about guarantees according to risk classifications

Information about guarantees according to risk classifications is shown in the table below:

Risk Classification-Current Period	Amount	Financial Guarantees	Other/Physical Guarantees	Guarantees and credit derivatives
Claims on sovereigns and Central Banks	45,206,354	4,179,918	—	—
Claims on regional governments or local authorities	1,831,310	18,209	—	—
Claims on administrative bodies and other non-commercial undertakings	397,891	48,355	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	14,215,220	6,664,579	—	—
Claims on corporate	38,727,023	376,873	—	—
Claims included in the regulatory retail portfolios	23,775,157	112,261	—	—
Claims secured by residential property	25,190,180	—	—	—
Past due loans	255,994	—	—	—
Higher risk categories decided by the Agency	12,242,193	—	—	—
Marketable securities cecured by mortgages	—	—	—	—
Securitization exposures	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other claims	5,408,492	—	—	—
Total	167,249,814	11,400,195	—	—

51

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Risk Classification-Prior Period	Amount	Financial Guarantees	Other/Physical Guarantees	Guarantees and credit derivatives
Claims on sovereigns and Central Banks	32,553,260	2,089,145	—	—
Claims on regional governments or local authorities	1,200,670	2,088	—	—
Claims on administrative bodies and other non-commercial undertakings	58,899	11,622	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	10,228,328	5,439,356	—	—
Claims on corporate	75,820,733	2,823	—	—
Claims included in the regulatory retail portfolios	26,288,465	43	—	—
Claims secured by residential property	20,738,887	—	—	—
Past due loans	265,394	—	—	—
Higher risk categories decided by the Agency	6,831,919	—	—	—
Marketable securities cecured by mortgages	—	—	—	—
Securitization exposures	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other claims	4,445,387	—	—	—
Total	178,431,942	7,545,077	—	—

Risk management strategies and policies

Risk management strategies are determined so as to support the Bank’s objectives and goals and maintain Bank’s presence by developing the present risk management strategies and corporate wide risk culture in parallel with the changing business and risk environment and by applying the well accepted national and international risk management practices.

The mission of Bank is to continuously increase the values added to the customers, employees, shareholders and society by managing the entrusted assets and values effectively and productively. In this scope, it is fundamental to adopt forward looking risk based approaches through forming high quality assets and good management of liabilities in all activities aiming high quality gains.

Bank’s risk management strategy is mainly based on avoiding high risks and legal risks with high impacts even if the probability of happening is low, taking measures for the risks that may occur due to ordinary banking activities, procuring protection, transferring risks to third parties through techniques like insurance or credit derivatives and accepting risks that have low impact and probability of occurance.

Risks are defined, measured, reported and managed in compliance with the policies and national and international standards. In this respect, not only legal limits but also in-bank limits are considered. Up-to-dateness and compliance of the limits are monitored regularly. Credit risk mitigation policies are determined and approved by the Board of Directors. Besides, possible risks are considered by following the changes in the market and economic conditions.

Risk management system and organization have been formed in compliance with the Regulation of Internal Systems.

52

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

VIII.                     Fair values of financial assets and liabilities

	Carrying Value	Fair Value
	Current Year	Prior Year	Current Year	Prior Year
Financial Assets:
Receivables from Interbank Money Markets	—	—	—	—
Banks	2,639,137	1,954,906	2,639,137	1,954,906
Available-for-Sale Financial Assets	16,288,187	14,127,523	16,288,187	14,127,523
Held-to-Maturity Investments	5,403,815	4,253,606	5,184,485	4,468,399
Loans	86,752,217	68,133,039	86,971,951	68,201,257
Financial Liabilities:
Bank Deposits	4,162,328	4,157,612	4,162,328	4,157,612
Other Deposits	77,370,486	63,084,678	77,370,486	63,084,678
Funds Borrowed	11,404,812	7,475,483	11,404,812	7,475,483
Securities Issued	6,884,826	2,430,313	6,884,826	2,430,313
Subordinated Loans	1,974,142	1,639,549	1,974,142	1,639,549
Miscellaneous Payables	2,696,105	2,223,602	2,696,105	2,223,602

Fair values of available-for-sale financial assets and held-to-maturity investments are derived from market prices or in case of absence of such prices they are derived from prices of other marketable securities, whose interest rate, maturity date and other conditions are similar to securities held.

Fair value of fixed-interest loans are calculated by discounting cash flows with current market interest rates. For the loans with floating interest rate carrying value also represents fair value.

Fair value of other assets and liabilities is calculated by adding accumulated acquisition costs and the sum of the interest accrual.

Classification of Fair Value Measurement

TFRS 7 — Financial Instruments requires the classification of fair value measurements into a fair value hierarchy by reference to the observability and significance of the inputs used in measuring fair value of financial instruments measured at fair value to be disclosed. This classification basicly relies on whether the relevant inputs are observable or not. Observable inputs refer to the use of market data obtained from independent sources, whereas unobservable inputs refer to the use of predictions and assumptions about the market made by the Company. This distinction brings about a fair value measurement classification generally as follows:

Level 1: Fair value measurements using quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2: Fair value measurements using inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (as prices)  or indirectly (derived from prices);

Level 3: Fair value measurements using inpus for the assets or liabilitity that are not based on observable market data (unobservable inputs).

Classification requires using observable market data if possible.

53

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

The classification of fair value measurements of financial assets and liabilities measured at fair value is as follows:

31 December 2013	Level 1	Level 2	Level 3		Total

Financial assets at fair value through profit/loss:
Financial assets held for trading purpose:	—	435,690	—		435,690
Derivative financial assets held for trading purpose	—	435,690	—		435,690

Available-for-sale financial assets	14,623,200	1,654,222	—		16,277,422
Debt securities	14,623,200	1,654,222	—		16,277,422

Investments in associates and subsidiaries	675,754	—	886,839	(*)	1,562,593
Total Financial Assets	15,298,954	2,089,912	886,839		18,275,705
Financial liabilities at fair value through profit/loss:
Derivative financial liabilities held for trading purpose	—	(200,778)	—		(200,778)
Total Financial Liabilities	—	(200,778)	—		(200,778)

31 December 2012	Level 1	Level 2	Level 3		Total

Financial assets at fair value through profit/loss:
Financial assets held for trading purpose:	—	86,186	—		86,186
Derivative financial assets held for trading purpose	—	86,186	—		86,186

Available-for-sale financial assets	14,116,670	103	—		14,116,773
Debt securities	14,116,670	103	—		14,116,773

Investments in associates and subsidiaries	548,148	—	731,211	(*)	1,279,359
Total Financial Assets	14,664,818	86,289	731,211		15,482,318
Financial liabilities at fair value through profit/loss:
Derivative financial liabilities held for trading purpose	—	(199,692)	—		(199,692)
Total Financial Liabilities	—	(199,692)	—		(199,692)

(*) This amount consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

The reconciliation from the beginning balances to the ending balances for fair value measurements in Level 3 of the fair value hierarchy as at and for the year ended 31 December 2013 is as follows:

	Level 3 Current Period	Level 3 Prior Period
Balance at the beginning of the year	731,211	492,194
Total gains or losses for the year recognised in profit or loss	—	—
Total gains or losses for the year recognised under equity	155,628	239,017
Balance at the end of the year	886,839	731,211

IX.                              Transactions carried out on behalf of customers, items held in trust

The Bank provides buying, selling and custody services and management and advisory services in financial matters for its customers. The Bank is not involved in trust activities.

54

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

X.                                   Segment reporting

The Bank operates in corporate, commercial, small business, retail and investment banking. Accordingly, the banking products served to customers are; time and demand deposit, accumulating account, repos, overdraft facilities, spot loans, foreign currency indexed loans, consumer loans, automobile and housing loans, working capital loans, discounted bills, gold loans, foreign currency loans, eximbank loans, pre-export loans, ECA covered financing, letters of guarantee, letters of credit, export factoring, acceptance credits, draft facilities, forfaiting, leasing, insurance, forward, futures, salary payments, investment account, cheques, safety boxes, bill payments, tax collections, payment orders.

The Bank provides service packages to its corporate, commercial and retail customers including deposit, loans, foreign trade transactions, investment products, cash management, leasing, factoring, insurance, credit cards, and other banking products. A customer-oriented branch network has been built in order to serve customers’ needs effectively and efficiently.

Additionally, the Bank provides “small business” banking service to enterprises in retail and service sectors. Products include overdraft accounts, POS machines, credit cards, cheque books, TL and foreign currency deposits, investment accounts, internet banking and call-center, debit card, and bill payment.

Retail banking customers form a wide-spread and sustainable deposit base for the Bank. Individual customers’ needs are met by diversified consumer banking products through branches and alternative delivery channels.

55

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Major financial statement items according to business lines:

Current Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,108,526	4,455,415	1,598,277	58,352	9,220,570
Interest income from loans	3,108,526	4,455,415	—	—	7,563,941
Interest income from securities portfolio	—	—	1,590,648	—	1,590,648
Interest income from banks	—	—	7,004	—	7,004
Interest income from money market transactions	—	—	625	—	625
Other interest income	—	—	—	58,352	58,352
Interest Expense	1,484,464	2,038,187	769,857	138,445	4,430,953
Interest expense on deposits	1,484,464	2,038,187	—	—	3,522,651
Interest expense on funds borrowed	—	—	134,533	—	134,533
Interest expense on money market transactions	—	—	375,321	—	375,321
Interest expense on securities issued	—	—	260,003	—	260,003
Other interest expenses	—	—	—	138,445	138,445
Net Interest Income	1,624,062	2,417,228	828,420	(80,093)	4,789,617
Net Fees and Commissions Income	357,640	328,871	—	—	686,511
Trading Income/ Losses (Net)	—	—	231,657	—	231,657
Dividend Income	—	—	54,001	—	54,001
Other Income	—	—	—	708,320	708,320
Provision For Losses on Loans and Other Receivables	332,842	1,007,409	145,732	371,256	1,857,239
Other Expenses	—	—	—	2,629,953	2,629,953
Profit Before Taxes	1,648,860	1,738,690	968,346	(2,372,982)	1,982,914
Provision for taxes	—	—	—	(397,375)	(397,375)
Net Profit/ Loss	1,648,860	1,738,690	968,346	(2,770,357)	1,585,539

SEGMENT ASSETS
Securities Portfolio	—	—	21,692,002	—	21,692,002
Derivative financial assets held for trading purpose	—	—	435,690	—	435,690
Banks and Receivables From Money Markets	—	—	2,639,137	—	2,639,137
Investments in Associates and Subsidiaries	—	—	1,610,993	—	1,610,993
Loans	30,419,715	56,332,502	—	—	86,752,217
Other Assets	—	—	17,951,402	4,414,602	22,366,004
TOTAL ASSETS	30,419,715	56,332,502	44,329,224	4,414,602	135,496,043

SEGMENT LIABILITIES
Deposits	31,318,886	50,213,928	—	—	81,532,814
Derivative Financial Liabilities Held for Trading Purpose	—	—	200,778	—	200,778
Interbank Money Market	—	—	14,477,081	—	14,477,081
Funds Borrowed	—	—	11,404,812	—	11,404,812
Securities Issued	—	—	6,884,826	—	6,884,826
Other Liabilites	—	—	2,158,084	3,989,068	6,147,152
Provisions and Tax Liabilities	—	—	—	2,232,259	2,232,259
Equity	—	—	—	12,616,321	12,616,321
TOTAL LIABILITIES AND EQUITY	31,318,886	50,213,928	35,125,581	18,837,648	135,496,043

56

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Prior Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	2,877,995	4,088,140	1,772,948	17,419	8,756,502
Interest income from loans	2,877,995	4,088,140	—	—	6,966,135
Interest income from securities portfolio	—	—	1,765,558	—	1,765,558
Interest income from banks	—	—	4,462	—	4,462
Interest income from money market transactions	—	—	2,928	—	2,928
Other interest income	—	—	—	17,419	17,419
Interest Expense	1,679,580	2,244,913	660,805	86,610	4,671,908
Interest expense on deposits	1,679,580	2,244,913	—	—	3,924,493
Interest expense on funds borrowed	—	—	136,402	—	136,402
Interest expense on money market transactions	—	—	346,524	—	346,524
Interest expense on securities issued	—	—	177,879	—	177,879
Other interest expenses	—	—	—	86,610	86,610
Net Interest Income	1,198,415	1,843,227	1,112,143	(69,191)	4,084,594
Net Fees and Commissions Income	294,468	153,232	—	—	447,700
Trading Income/ Losses (Net)	—	—	336,542	—	336,542
Dividend Income	—	—	57,078	—	57,078
Other Income	—	—	—	624,680	624,680
Provision For Losses on Loans and Other Receivables	222,533	565,085	180,018	436,422	1,404,058
Other Expenses	—	—	—	2,261,175	2,261,175
Profit Before Taxes	1,270,351	1,431,373	1,325,745	(2,142,108)	1,885,361
Provision for taxes	—	—	—	(425,281)	(425,281)
Net Profit/ Loss	1,270,351	1,431,373	1,325,745	(2,567,389)	1,460,080

SEGMENT ASSETS
Securities Portfolio	—	—	18,381,129	—	18,381,129
Derivative financial assets held for trading purpose	—	—	86,186	—	86,186
Banks and Receivables From Money Markets	—	—	1,954,906	—	1,954,906
Investments in Associates and Subsidiaries	—	—	1,310,272	—	1,310,272
Loans	24,351,073	43,781,966	—	—	68,133,039
Other Assets	—	—	11,505,087	3,209,644	14,714,731
TOTAL ASSETS	24,351,073	43,781,966	33,237,580	3,209,644	104,580,263

SEGMENT LIABILITIES
Deposits	25,005,641	42,236,649	—	—	67,242,290
Derivative Financial Liabilities Held for Trading Purpose	—	—	199,692	—	199,692
Interbank Money Market	—	—	8,489,936	—	8,489,936
Funds Borrowed	—	—	7,475,483	—	7,475,483
Securities Issued	—	—	2,430,313	—	2,430,313
Other Liabilites	—	—	52,347	4,808,619	4,860,966
Provisions and Tax Liabilities	—	—	—	1,963,429	1,963,429
Equity	—	—	—	11,918,154	11,918,154
TOTAL LIABILITIES AND EQUITY	25,005,641	42,236,649	18,647,771	18,690,202	104,580,263

57

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

SECTION FIVE

Disclosures and Footnotes on Unconsolidated Financial Statements

I.                                        Information and disclosures related to assets

1.                                      Cash and balances with Central Bank

	Current Year		Prior Year
	TL	FC	TL	FC
Cash	860,452	288,899	792,976	186,191
Central Bank of Turkey (*)	922,802	16,870,433	1,452,478	9,870,679
Others	19,584	5,911	4,448	20,853
Total	1,802,838	17,165,243	2,249,902	10,077,723

(*) TL 14,542,489 (31 December 2012: TL 8,108,813) of the foreign currency deposit at Central Bank of Turkey is comprised of foreign currency reserve deposits and related interest income accruals.

In accordance with “Announcement on Reserve Deposits” of CBT numbered 2005/1, all banks operating in Turkey shall provide a reserve rate of 11.5% for demand deposits, and the rates decrease to 5% as maturities get longer (31 December 2012: 11% for demand deposits, and the rates decrease to 5% as maturities get longer). For foreign currency liabilities, all banks shall provide a reserve rate of 13% in US Dollar or Euro for demand and up to 1 year maturity deposits and rates decrease to 6% as maturities get longer (31 December 2012: 11.5% for demand and up to 1 year maturity deposits and rates decrease to 6% as maturities get longer).

Balances at CBT

	Current Year		Prior Year
	TL	FC	TL	FC
Unrestricted Demand Deposits	922,799	1,043,944	1,449,530	693,866
Unrestricted Time Deposits	—	—	—	—
Restricted Time Deposits(*)	3	1,284,000	2,948	1,068,000
Reserve Deposits	—	14,542,489	—	8,108,813
Total	922,802	16,870,433	1,452,478	9,870,679

(*)The Bank and CBT had disagreement about the reserve requirements deposited at CBT regarding the syndication loans obtained by foreign branches of the Bank. Subsequent to the decision, CBT required the Bank to provide reserve requirement for loans obtained by foreign branches, the Bank filed a claim in Ankara 15th Administrative Court for the suspension of execution and cancellation of the decision. As at 15 June 2011, the court decided on refusal of the claim with the right to appeal on State Council. CBT requested the Bank to provide additional reserves amounting to USD 384 million in average for 3.5 years period with the 4 May 2011 dated communique. In this context, the Bank has begun to provide additional reserve requirements at 27 May 2011.

2.                                      Further information on financial assets at fair value through profit/loss

Trading securities blocked/provided as collateral

None.

Trading securities subject to repurchase agreements

None.

58

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Derivative financial assets related to positive differences table

	Current Year		Prior Year
	TL	FC	TL	FC
Forward Transactions	28,203	375	2,063	2,047
Swap Transactions	327,932	77,115	18,318	63,277
Futures	—	—	—	—
Options	15	2,050	208	273
Others	—	—	—	—
Total	356,150	79,540	20,589	65,597

3.                                      Information on banks

	Current Year		Prior Year
	TL	FC	TL	FC
Banks	40,177	2,598,960	29,360	1,925,546
Domestic	40,177	92,664	29,360	295,752
Foreign	—	2,506,296	—	1,629,794
Foreign Head Offices and Branches	—	—	—	—
Total	40,177	2,598,960	29,360	1,925,546

Due from foreign banks

	Unrestricted Balance		Restricted Balances(**)
	Current Year	Prior Year	Current Year	Prior Year
EU Countries	137,228	244,785	1,793	—
USA, Canada	1,935,066	1,045,663	92,891	102,389
OECD Countries (*)	27,089	13,943	—	—
Off-shore Banking Regions	229	100	—	—
Others	312,000	222,914	—	—
Total	2,411,612	1,527,405	94,684	102,389

(*) OECD countries other than European Union countries, USA and Canada

(**)Restricted balances that occur from securization loans and other common banking activities

4.                                      Information on available-for-sale financial assets

Available-for-sale financial assets given/ blocked as collateral

	Current Year		Prior Year
	TL	FC	TL	FC
Share Certificates	—	—	—	—
Bonds, Treasury Bills and Similar Marketable Securities	241,746	261,615	6,226	184,493
Others	—	—	—	—
Total	241,746	261,615	6,226	184,493

Available-for-sale financial assets subject to repurchase agreements

	Current Year		Prior Year
	TL	FC	TL	FC
Government Bonds	8,312,947	—	4,504,521	—
Treasury Bills	—	—	—	—
Other Debt Securities	—	2,988,480	—	3,292,531
Bonds Issued or Guaranteed by Banks	—	—	—	—
Asset Backed Securities	—	—	—	—
Total	8,312,947	2,988,480	4,504,521	3,292,531

59

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information related to available for sale financial assets

	Current Year	Prior Year
Debt instruments	16,626,284	14,213,040
Quoted	16,626,284	14,213,040
Unquoted	—	—
Equity instruments	10,765	10,750
Quoted	—	—
Unquoted	10,765	10,750
Impairment provision (-)	348,862	96,267
Total	16,288,187	14,127,523

5.                                      Information on loans

Information on all types of loans and advances given to shareholders and employees of the Bank

	Current Year		Prior Year
	Cash	Non-Cash	Cash	Non-Cash
Direct loans granted to the Bank’s shareholders	—	27,065	—	37,919
Legal entities	—	27,065	—	37,919
Real persons	—	—	—	—
Indirect loans granted to the Bank’s shareholders	—	—	—	—
Loans granted to the employees	79,430	—	68,559	—
Total	79,430	27,065	68,559	37,919

Information about, loans and other receivables classified in groups I and II and restructured or rescheduled loans and other receivables

	Standard loans and other receivables			Loans and other receivables under close monitoring
		Agreement conditions modified			Agreement conditions modified
Cash Loans	Loans and other receivables	Payment plan extensions	Other	Loans and other receivables	Payment plan extensions	Other
Non-specialized loans	82,872,358	258,558	—	2,740,522	617,028	—
Loans given to enterprises	22,061,967	79,711	—	981,490	320,501	—
Export loans	3,660,020	20,747	—	57,185	8,929	—
Import loans	—	—	—	—	—	—
Loans given to financial sector	1,941,319	—	—	8	—	—
Consumer loans	25,939,991	149,253	—	884,161	235,730	—
Credit cards	4,201,450	—	—	180,420	6,308	—
Other	25,067,611	8,847	—	637,258	45,560	—
Specialized lending	7,757	—	—	—	—	—
Other receivables	—	—	—	—	—	—
Total	82,880,115	258,558	—	2,740,522	617,028	—

60

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information related to the changes in the payment plans of loans and other recievables:

	Standard Loans and Other Recievables (*)	Loans and other receivables under close monitoring (*)
Number of modifications to extend payment plans
Extended for 1 or 2 times	258,558	405,924
Extended for 3,4 or 5 times	—	—
Extended for more than 5 times	—	—

Extended period of time	Standard Loans and Other Recievables (*)	Loans and other receivables under close monitoring (*)
0-6 Months	18,699	664
6 - 12 Months	3,093	1,280
1-2 Years	19,890	13,328
2-5 Years	212,305	349,660
5 Years and Over	4,571	40,992

(*) The above tables include the change in the payment plans of standard and under close monitoring loans and other recievables after 28 May 2011.

Maturity analysis of cash loans

	Performing Loans and Other Receivables		Loans under Follow-Up and Other Receivables
Cash loans	Loans and Other Receivables	Restructured or Rescheduled Loans and Other Receivables	Loans and Other Receivables	Restructured or Rescheduled Loans and Other Receivables
Short-term Loans and Other Receivables	23,782,604	21,852	755,501	73,076
Loans	23,782,604	21,852	755,501	73,076
Specialization loans	—	—	—	—
Other Receivables	—	—	—	—
Medium, Long-term Loans and Other Receivables	59,097,511	236,706	1,985,021	543,952
Loans	59,089,754	236,706	1,985,021	543,952
Specialization loans	7,757	—	—	—
Other Receivables	—	—	—	—

61

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Consumer loans, retail credit cards, personnel loans and personnel credit cards

	Short-Term	Medium and Long-Term	Total
Consumer Loans — TL	327,979	25,621,990	25,949,969
Housing Loans	3,722	13,297,230	13,300,952
Automobile Loans	5,018	581,114	586,132
General Purpose Loans	232,869	9,209,554	9,442,423
Others	86,370	2,534,092	2,620,462
Consumer Loans — FC-indexed	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Others	—	—	—
Consumer Loans — FC	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Others	—	—	—
Retail Credit Cards — TL	3,219,884	12,379	3,232,263
With Installment	1,798,326	11,675	1,810,001
Without Installment	1,421,558	704	1,422,262
Retail Credit Cards — FC	810	—	810
With Installment	—	—	—
Without Installment	810	—	810
Personnel Loans — TL	2,007	32,070	34,077
Housing Loan	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	1,986	32,070	34,056
Others	21	—	21
Personnel Loans — FC-indexed	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Others	—	—	—
Personnel Loans — FC	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Others	—	—	—
Personnel Credit Cards — TL	45,249	36	45,285
With Installment	21,506	35	21,541
Without Installment	23,743	1	23,744
Personnel Credit Cards — FC	68	—	68
With Instalment	—	—	—
Without Installment	68	—	68
Overdraft Checking Accounts — TL (Real persons)	1,225,000	—	1,225,000
Overdraft Checking Accounts — FC (Real persons)	89	—	89
Total	4,821,086	25,666,475	30,487,561

62

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Installment based commercial loans and corporate credit cards

	Short-Term	Medium and Long-Term	Total
Installment-based Commercial Loans — TL	799,041	16,102,317	16,901,358
Real Estate Loans	1,361	294,693	296,054
Automobile Loans	22,182	1,511,674	1,533,856
General Purpose Loans	775,498	14,295,950	15,071,448
Others	—	—	—
Installment-based Commercial Loans — FC-indexed	27,831	621,928	649,759
Real Estate Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	27,831	621,928	649,759
Others	—	—	—
Installment-based Commercial Loans — FC	503	2,593,156	2,593,659
Real Estate Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Others	503	2,593,156	2,593,659
Corporate Credit Cards — TL	1,109,721	31	1,109,752
With Installment	586,929	31	586,960
Without Installment	522,792	—	522,792
Corporate Credit Cards — FC	—	—	—
With Installment	—	—	—
Without Installment	—	—	—
Overdraft Checking Accounts — TL (Corporate)	402,000	—	402,000
Overdraft Checking Accounts — FC (Corporate)	—	—	—
Total	2,339,096	19,317,432	21,656,528

Allocation of loan customers

	Current Year	Prior Year
Public Sector	1,092,102	809,413
Private Sector	85,404,121	67,058,232
Total	86,496,223	67,867,645

Allocation of domestic and foreign loans

	Current Year	Prior Year
Domestic Loans	86,333,859	67,761,778
Foreign Loans	162,364	105,867
Total	86,496,223	67,867,645

Loans granted to associates and subsidiaries

	Current Year	Prior Year
Direct Loans Granted to Associates and Subsidiaries	68,800	111,074
Indirect Loans Granted to Associates and Subsidiaries	—	—
Total	68,800	111,074

63

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Specific provisions for loans

	Current Year	Prior Year
Provisions for Loans and Receivables with Limited Collectibility	63,999	66,348
Provisions for Loans and Receivables with Doubtful Collectibility	659,768	519,461
Provisions for Uncollectible Loans and Receivables	2,551,666	1,873,760
Total	3,275,433	2,459,569

Information on non-performing loans (Net)

Information on restructured or rescheduled non-performing loans and other receivables

	Group III	Group IV	Group V
	Loans and receivables with limited collectibility	Loans and receivables with doubtful colectibility	Uncollectible loans and receivables
Current Year	46,682	72,045	65,263
(Gross Amounts Before Specific Provisions)
Restructured Loans and Other Receivables	—	—	—
Rescheduled Loans and Other Receivables	46,682	72,045	65,263

Prior Year	37,448	55,374	67,590
(Gross Amounts Before Specific Provisions)
Restructured Loans and Other Receivables	—	—	—
Rescheduled Loans and Other Receivables	37,448	55,374	67,590

Movements in non-performing loans

	Group III	Group IV	Group V
	Loans and receivables with limited collectibility	Loans and receivables with doubtful collectibility	Uncollectible loans and receivables
Prior Year End Balance	331,742	519,461	1,873,760
Additions (+)	1,445,091	50,496	47,203
Transfers from other categories of loans under follow-up (+)(*)	—	1,267,949	955,626
Transfers to other categories of loans under follow-up (-)(*)	1,279,971	1,029,812	103,565
Collections (-)	176,869	148,326	221,358
Write-offs (-)	—	—	—
Corporate and commercial loans	—	—	—
Retail loans	—	—	—
Credit Cards	—	—	—
Others	—	—	—
Current Year End Balance	319,993	659,768	2,551,666
Specific Provision (-)	63,999	659,768	2,551,666
Net Balance on Balance Sheet	255,994	—	—

(*) Loans that are transferred from restructured loans to non-performing loans and from non-performing loans to restructured loans are presented in the Transfers from and to other categories of loans under follow-up lines.

Uncollectible loans and other receivables are collected through liquidation of collaterals and legal follow-up.

64

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information on non-performing loans granted in foreign currencies

	Group III	Group IV	Group V
	Loans and receivables with limited collectibility	Loans and receivables with doubtful collectibility	Uncollectible loans and receivables
Current Year
Period End Balance	33,864	1,980	301,479
Specific Provision (-)	6,773	1,980	301,479
Net Balance on Balance Sheet	27,091	—	—

Prior Year
Period End Balance	11,163	13,737	261,851
Specific Provision (-)	2,233	13,737	261,851
Net Balance on Balance Sheet	8,930	—	—

Non-performing loans granted in foreign currencies are followed in Turkish Lira accounts.

Write-off policy for uncollectible loans and receivables

None.

Loan customer concentration of non-performing loans

	Group III	Group IV	Group V
	Loans and receivables with limited collectibility	Loans and receivables with doubtful collectibility	Uncollectible loans and receivables
Current Year (Net)	255,994	—	—
Consumer and Commercial Loans (Gross)	317,165	653,115	2,499,959
Specific Provision (-)	63,433	653,115	2,499,959
Consumer and Commercial Loans (Net)	253,732	—	—
Banks (Gross)	—	—	1,551
Specific Provision (-)	—	—	1,551
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	2,828	6,653	50,156
Specific Provision (-)	566	6,653	50,156
Other Loans and Receivables (Net)	2,262	—	—
Prior Year (Net)	265,394	—	—
Consumer and Commercial Loans (Gross)	328,992	514,666	1,834,895
Specific Provision (-)	65,798	514,666	1,834,895
Consumer and Commercial Loans (Net)	263,194	—	—
Banks (Gross)	—	—	1,551
Specific Provision (-)	—	—	1,551
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	2,750	4,795	37,314
Specific Provision (-)	550	4,795	37,314
Other Loans and Receivables (Net)	2,200	—	—

65

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

6.                                      Information on held-to-maturity investments

Public sector debt securities classified as held-to-maturity investments

	Current Year		Prior Year
	TL	FC	TL	FC
Government Bonds	5,358,742	—	4,198,301	—
Treasury Bills	—	—	—	—
Other Government Securities	—	2,234	—	1,858
Total	5,358,742	2,234	4,198,301	1,858

Information on held-to-maturity investments

	Current Year	Prior Year
Debt Securities	5,461,175	4,324,945
Quoted at Stock Exchange	5,418,336	4,271,498
Unquoted at Stock Exchange	42,839	53,447
Impairment Losses (-)	57,360	71,339
Total	5,403,815	4,253,606

The movement of held-to-maturity investments

	Current Year	Prior Year
Balances at the Beginning of the Year	4,253,606	5,971,527
Foreign Currency Differences On Monetary Assets	52,537	(114,082)
Purchases During the Year	2,530,205	210,825
Transfers to available for sale portfolio(*)	—	(1,474,294)
Disposals Through Sales/Redemptions	(1,507,738)	(275,294)
Impairment Losses	13,979	(29,209)
Change in Amortized Costs(**)	61,226	(35,867)
Balances at the End of the Year	5,403,815	4,253,606

(*) In the scope of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” which is effective from 1 July 2012, the credit risk weight of foreign currency denominated debt securities has changed and therefore these securities have been reclassified according to the related standard. The Bank reclassified certain investment securities that were previously classified in held-to-maturity portfolio with total face value of USD 706,011,000 (full U.S.dollar) ve Euro 60,002,000 (full Euro) to its available-for-sale investment securities portfolio. The securities reclassified from held-to-maturity portfolio with amortized cost of TL 1,422,452 and fair value of TL 1,733,819 in total to available-for-sale investment securities portfolio as at the reclassification date.

(**) Differences in the amortized costs of the marketable securities are included in this column.

66

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information about held-to-maturity investments

	Cost		Carrying Value
Current Year	TL	FC	TL	FC
Collateralized/Blocked Investments	287,360	42,800	281,131	42,839
Investments subject to Repurchase Agreements	4,716,595	—	4,831,384	—
Held for structural position	—	—	—	—
Receivable from Security Borrowing Market	—	—	—	—
Collateral For Security Borrowing Market	—	—	—	—
Others (*)	247,800	2,140	246,227	2,234
Total	5,251,755	44,940	5,358,742	45,073

(*) The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Others” line.

	Cost		Carrying Value
Prior Year	TL	FC	TL	FC
Collateralized / Blocked Investments	730,596	53,400	733,880	53,447
Investments subject to Repurchase Agreements	2,148,261	—	2,184,752	—
Held for structural position	—	—	—	—
Receivable from Security Borrowing Market	—	—	—	—
Collateral For Security Borrowing Market	—	—	—	—
Others (*)	1,287,654	1,780	1,279,669	1,858
Total	4,166,511	55,180	4,198,301	55,305

(*) The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Others” line.

67

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

7.                                      Investments in associates

	Company	Address (City/ Country)	Bank’s Share — Voting Rights, If Different (%)	Bank’s Risk Group Share (%)
1	Kıbrıs Vakıflar Bankası Ltd. (*)	Lefkoşa/NCTR	15.00	15.00
2	Türkiye Sınai Kalkınma Bankası AŞ (**)	Istanbul/Turkey	8.38	8.38
3	Roketsan Roket Sanayi ve Ticaret AŞ (*)	Ankara/Turkey	9.93	9.93
4	Bankalararası Kart Merkezi AŞ(*)	Istanbul/Turkey	9.70	9.70
5	Kredi Kayıt Bürosu AŞ(*)	Istanbul/ Turkey	9.09	9.09
6	Güçbirliği Holding AŞ(*)	Izmir/Turkey	0.07	0.07
7	İzmir Enternasyonel Otelcilik AŞ(*)	Istanbul/Turkey	5.00	5.00
8	İstanbul Takas ve Saklama Bankası AŞ(*)	Istanbul/ Turkey	4.86	5.28
9	Kredi Garanti Fonu AŞ (*)	Ankara/Turkey	1.75	1.75
10	World Vakıf UBB Ltd. in Liquiditaion	Lefkoşa/NCTR	82.00	85.24

	Total Assets	Shareholders’ Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/Loss	Prior Years’ Profit/Loss	Fair Value
1	799,141	66,183	10,051	46,345	3,615	2,263	3,587	—
2	12,784,757	1,987,799	267,779	310,940	167,932	254,863	246,137	1,990,998
3	2,195,033	407,036	304,993	22,370	—	30,555	61,905	—
4	33,001	23,773	19,197	347	14	4,171	4,238	—
5	91,353	78,926	48,825	1,784	—	28,150	24,044	—
6	130,087	1,053	90,284	292	—	(7,114)	(1,649)	—
7	99,318	26,007	94,127	—	—	(10,855)	2,373	—
8	3,202	562,169	20,150	78,695	2,750	53,588	45,429	—
9	277,342	271,721	3,178	7,385	—	10,746	6,692	—
10	1,560	(46,400)	—	2	—	(4,369)	(3,639)	—

(*) Financial information as at and for the nine-month period ended 30 September 2013 has been presented for these associates.

(**)Figures are obtained from reviewed financial statements as at and for the nine-month period ended 30 September 2013 disclosed in Public Disclosure Platform.

68

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Movement table of investments in associates

	Current Year	Prior Year
Balance at the beginning of the year	398,063	219,527
Movements during the year	(152,540)	178,536
Transfers	(155,712)	—
Acquisitions	8,745	1,211
Bonus shares received	25,500	26,514
Income/Loss from investments under equity accounting	—	—
Sales and liquidations	—	—
Fair value changes	(31,073)	150,811
Impairment losses	—	—
Balance at the end of the year	245,523	398,063
Capital commitments	—	—
Share percentage at the end of the year (%)	—	—

The liquidation process of World Vakıf UBB Ltd, an associate of the Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed. Thus, the company’s name has been changed as “World Vakıf UBB Ltd in Liquidation”.

Vakıf Gayrimenkul Yatırım Ortaklığı AŞ and Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ that were accounted as investments in associates in 2012 have been classified as subsidiary beginning from 1 January 2013 and presented in the transfers in movement table of investments in associates.

Roketsan Roket Sanayi ve Ticaret AŞ, an associate of the Bank, has merged with its subsidiary Tapasan-Hassas Mekanik ve Elektronik Sanayi ve Ticaret AŞ, with dissolution of Tapasan-Hassas Mekanik ve Elektronik Sanayi ve Ticaret AŞ without liquidation. The merge has been registered in trade registry gazette on 29 June 2012. With the merger, the share of the Bank has increased by TL 4 from TL 14,600 to TL 14,604 and the ownership ratio of the Parent Bank has decreased from 10.00% to 9.93% due to two new shareholders from Tapasan-Hassas Mekanik ve Elektronik Sanayi ve Ticaret AŞ.

As per 5 April 2012 dated and 4686 numbered decision of the BRSA, Kredi Kayıt Bürosu AŞ and Bankalararası Kart Merkezi AŞ has been classified as non-financial associates. Based on this decision, Kredi Kayıt Bürosu AŞ ve Bankalararası Kart Merkezi have been transferred to “Other Business Enterprises” account from “Other financial investments” account.

The name of World Vakıf Off Shore Banking Ltd, a subsidiary of the Bank, was changed as World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd., operating in NCTR, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. According to 24 May 2010 dated decision of the Nicosia Local Court, World Vakıf UBB Ltd. will be liquidated and NCTR Company Registrar is appointed to carry out liquidation process. In year 2010, due to loss of control over Company, World Vakıf UBB Ltd. has been reclassifed “Investments in associates”.

69

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Sectoral distribution of investments and associates and related carrying values

	Current Year	Prior Year
Banks	229,912	226,740
Insurance Companies	—	—
Factoring Companies	—	—
Leasing Companies	—	—
Finance Companies	—	—
Other Financial Associates	4,211	159,923
Total	234,123	386,663

Quoted associates

	Current Year	Prior Year
Quoted to domestic stock exchanges	197,122	367,151
Quoted to international stock exchanges	—	—
Total	197,122	367,151

Investments in associates sold during the current year

There is no disposal in associates during the current year.

Investments in associates acquired during the current year

There is not any associate acquired in the current period.

In the current period, the capital of İstanbul Takas ve Saklama Bankası, an associate of the Bank, has been increased from TL 60,000 to TL 420,000, TL 180,000 is paid from its own resources and TL 180,000 is paid in cash amounting to TL 360,000 in total. The share of the Bank amounting to TL 8,745 is presented as bonus shares received and TL 8,745 is presented as acquisitions and capital increases in the movement table of investments in associates.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ, an associate of the Bank, from TL 1,100,000 to TL 1,300,000, by the General Assembly of the Company, the share of the Bank amounting to TL 16,755 is presented in the movement table of investments in associates as bonus shares received.

Per General Assembly of the Kredi Garanti Fonu an associate of the Bank held on 30 May 2012, the decision for merger of Türk Ekonomi Bankası AŞ and Fortisbank AŞ has taken. Due to this merger, the shares of the Fortisbank have been transferred to Türk Ekonomi Bankası AŞ hence the principle of equality in partnership between banks has been invalidated. In result, the shares are decided to be distributed equally between banks. The TL 211 which is the amount corresponding to Bank share has been paid in the current year and presented in “purchases during the period” line in the movement table of associates.  Accordingly with the addition of TL 211 the share of the Bank has increased to TL 4,211 and shareholder ratio increased to 1.75%.

In year 2012, the Bank has paid its capital commitment amounting to TL 1,000 to Kredi Garanti Fonu AŞ, related to funding requirement of the associate. The paid amount is presented as acquisitions in movement table of investments in associates.

In year 2012, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ, an associate of the Bank, from TL 800,000 to TL 1,100,000, by the General Assembly of the Company, the share of the Bank amounting to TL 25,132 is presented in the movement table of investments in associates as bonus shares received.

The capital of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ, considered as an associate of the Bank in year 2012, has been increased by TL 5,000 from TL 100,000 to TL 105,000. The share of the Bank amounting to TL 1,382 is presented in the movement table of investments in associates as bonus shares received.

70

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

8.                                      Investments in subsidiaries

Information on financial subsidiaries(*)

	Vakıfbank International AG	Vakıf Finansal Kiralama AŞ	Vakıf Gayrimenkul Yatırım Ortaklığı AŞ	Vakıf Yatırım Menkul Değerler AŞ	Vakıf Finans Factoring Hizm. AŞ	Güneş Sigorta AŞ	Vakıf Emeklilik AŞ	Vakıf B Tipi Menkul Kıymetler Yat. Ort. AŞ	Vakıf Portföy Yönetimi AŞ

Paid in Capital	114,483	65,000	106,200	35,000	22,400	150,000	26,500	15,000	3,000
Share Premium	—	—	9,759	—	—	—	—	19	—
Adjustment to paid-in capital	—	353	21,599	137	28,831	1,448	10,424	92	16
Valuation changes in marketable securities	(1,663)	2,553	—	18,451	—	122,640	755	—	—
Profit on sale of associates, subsidiaries and buildings	—	—	—	—	—	17,734	—	—	—
Free shares from investment and associates, subsidiaries and joint ventures (business partners)	—	—	—	—	—	59	191	—	—
Legal Reserves	5,958	3,814	3,440	4,814	4,988	17,178	13,013	395	770
Extraordinary Reserves	—	35,609	52,037	3,788	32,280	19,246	32,827	—	4,063
Other Profit Reserves	116,261	—	—	2,308	—	—	—	16	—
Profit/Loss	88,332	3,835	3,277	6,265	2,406	(121,156)	60,292	(2,264)	1,433
Prior Years’ Profit/Loss	83,548	—	—	698	—	(76,851)	34,639	(1,100)	—
Current Years’ Profit/Loss	4,784	3,835	3,277	5,567	2,406	(44,305)	25,653	(1,164)	1,433
Minority Rights	—	81	—	—	—	—	—		—
Total Core Capital	323,371	111,245	196,312	70,763	90,905	207,149	144,002	13,258	9,282
SUPPLEMENTARY CAPITAL	—	—	—	—	—	—	—	—	—
CAPITAL	323,371	111,245	196,312	70,763	90,905	207,149	144,002	13,258	9,282
NET AVAILABLE EQUITY	323,371	111,245	196,312	70,763	90,905	207,149	144,002	13,258	9,282

(*)BRSA financial statements as at and for the period ended 30 September 2013 are presented.

71

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Vakıf Yatırım Menkul Değerler AŞ, a subsidiary of the Bank, calculates capital adequacy in accordance with “Comminique on Capital and Capital Adequacy of Intermediary Firms” of CMB every six months. Güneş Sigorta AŞ ve Vakıf Emeklilik AŞ that operate in insurance business calculate capital adequacy in accordance with “Comminique on Capital Adequacy Measurement and Assessment for Insurance, Reinsurance and Pension Firms” published by Undersecretariat of Treasury every six month. According to the calculations at 31 December 2013, there is no capital requirement for the subsidiaries mentioned.

Investments in subsidiaries

	Company	Address (City / Country)	Bank’s Share — Voting Rights, If Different (%)	Bank’s Risk Group Share (%)
1	Güneş Sigorta AŞ(**)	Istanbul/Turkey	36.35	36.35
2	Vakıf Emeklilik AŞ(*)	Istanbul/Turkey	53.90	75.30
3	Vakıf Finans Factoring Hizmetleri AŞ(*)	Istanbul/Turkey	78.39	86.97
4	Vakıf Finansal Kiralama AŞ(**)	Istanbul/Turkey	58.71	64.40
5	Vakıf Yatırım Menkul Değerler AŞ(*)	Istanbul/Turkey	99.00	99.44
6	Vakıfbank International AG(*)	Wien/Austaria	90.00	90.00
7	Vakıf Portföy Yönetimi AŞ(*)	Istanbul/Turkey	99.99	99.99
8	Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ(**)	Istanbul/Turkey	11.75	21.77
9	Vakıf Gayrimenkul Yatırım Ortaklığı AŞ(**)	Istanbul/Turkey	27.63	29.47
10	Vakıf Enerji ve Madencilik AŞ(***)	Ankara/Turkey	65.50	84.92
11	Taksim Otelcilik AŞ(*)	Istanbul/Turkey	51.00	51.52
12	Vakıf Pazarlama Sanayi ve Ticaret AŞ(*)	Istanbul/Turkey	69.33	74.98
13	Vakıf Gayrimenkul Değerleme AŞ(*)	Ankara/Turkey	54.29	58.54

	Total Assets	Shareholder’s Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/(Loss)	Prior Years’ Profit/(Loss)	Fair Value
1	1,092,911	288,510	383,818	9,579	824	(65,402)	(13,369)	288,015
2	2,240,382	156,439	61,625	22,098	162	21,424	22,216	439,809
3	221,414	90,905	2,529	13,010	—	2,406	8,445	111,245
4	1,064,197	111,245	5,914	48,217	12	3,835	4,154	62,402
5	292,979	70,763	269	10,821	215	5,567	1,956	62,131
6	2,435,035	323,371	1,809	44,667	7,207	4,784	13,866	300,641
7	9,651	9,282	172	465	10	1,433	1,538	29,006
8	13,758	13,258	50	182	(260)	(1,164)	446	12,503
9	198,186	196,312	141,747	1,144	2,091	3,277	3,688	1,215,464
10	15,690	7,329	1,066	179	—	(548)	(130)	12,500
11	243,871	240,645	112,384	5,909	1	4,836	8,439	243,431
12	45,699	36,611	11,132	305	94	1,475	6,942	41,626
13	29,079	23,127	725	1,097	48	5,790	197	33,567

(*)Financial information as at and for the nine-month period ended 30 September 2013 has been presented for these subsidiaries.

(**)Figures are obtained from reviewed financial statements as at and for the nine-month period ended 30 September 2013 disclosed in Public Disclosure Platform.

(***)Financial information as at and for the six-month period ended 30 June 2013 has been presented for these subsidiaries.

72

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Movement of investments in subsidiaries

	Current Year	Prior Year
Balance at the beginning of the year	912,209	644,998
Movements during the year	453,261	267,211
Transfers	155,712	—
Acquisitions	82,227	—
Bonus shares received	60,443	7,771
Dividends from current year profit	(16,155)	(15,203)
Sales and liquidations	—	—
Fair value changes	217,617	274,643
Impairment losses	(46,583)	—
Balance at the end of year	1,365,470	912,209
Capital commitments	—	—
Share percentage at the end of the year (%)	—	—

Valuation methods of investments in subsidiaries

	Current Year	Prior Year
Valued at Cost	—	—
Valued at Fair Value	1,365,470	912,209
Valued by Equity Method of Accounting	—	—
Total	1,365,470	912,209

Sectoral distribution of financial investments in subsidiaries

	Current Year	Prior Year
Banks	270,577	205,380
Insurance Companies	341,750	311,390
Factoring Companies	87,205	76,750
Leasing Companies	36,636	57,773
Finance Companies	—	—
Other Financial Subsidiaries	427,815	105,219
Total	1,163,983	756,512

Quoted subsidiaries

	Current Year	Prior Year
Quoted at Domestic Stock Exchanges	478,632	180,998
Quoted at International Stock Exchanges	—	—
Total	478,632	180,998

Investments in subsidiaries disposed during the current year

There is no disposal in subsidiaries in the current period.

Investments in subsidiaries purchased during the current year

There is no subsidiary acquired in the current period.

In the current period, subsequent to the approval of the decision to increase the paid capital of Taksim Otelcilik AŞ, a subsidiary of the Bank, from TL 97,150 to TL 269,257, by the Extraordinary General Assembly of the company on 27 August 2013, the share of the Bank is increased from TL 49,547 to TL 137,324 (TL 57,176 from retained earnings and TL 30,601 from cash, in total TL 87,777) and the share portion of the Bank is remained the same. TL 7,650 is paid on 13 September 2013 and TL 22,950 is paid on 2 December 2013 from TL 30,601 which is Bank’s share of cash capital commitment. The share of the Bank amounting to TL 57,176 is presented in the bonus shares received and TL 30,601 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

73

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Finansal Kiralama AŞ, a subsidiary of the Bank, from TL 60,000 to TL 65,000, by the General Assembly of the company, the share of the Bank amounting to TL 2,936 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf International AG, a subsidiary of the Bank, from EUR 45,000 (in thousands) to EUR 70,000 (in thousands), by the General Assembly of the company, the share of the Bank amounting to TL 51,626 is presented in acquisitions and capital increases in the movement table of investments in subsidiaries.

In the current period, subsequent to approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ, a subsidiary of the Bank, from TL 105,000 to TL 106,200, by the General Assembly of the company, the share of the Bank amounting to TL 331 is presented as bonus shares received in movement table of investments in subsidiaries.

In year 2012, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Finansal Kiralama AŞ, a subsidiary of the Bank, from TL 50,000 to TL 60,000, by the General Assembly of the company, the share of the Bank amounting to TL 5,871 is presented as bonus shares received in the movement table of investments in subsidiaries.

Vakıf Gayrimenkul Yatırım Ortaklığı AŞ and Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ that were accounted as investments in associate in 2012 have been classified as subsidiary beginning from 1 January 2013 and presented in the transfers in movement table of investments in subsidiary.

In year 2012, subsequent to approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Değerleme AŞ, a subsidiary of the Bank, from TL 3,500 to TL 7,000 through bonus issuance, the share of the Bank amounting to TL 1,900 is presented in bonus shares received line in movement table of investments in subsidiaries.

9.                                      Investments in joint-ventures

None.

10.                               Information on finance lease receivables (net)

None

11.                               Information on hedging purpose derivatives

Positive differences on derivative financial instruments held for risk management

None.

74

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

12.                               Information on tangible assets

	Real Estates	Leased Tangible Assets	Vehicles	Other Tangible Assets	Total
Balance at the end of the prior year:
Cost	1,181,231	153,232	49,389	631,279	2,015,131
Accumulated depreciation(-)	274,234	137,171	30,236	418,976	860,617
Impairment	19,947	—	—	—	19,947
Net book value	887,050	16,061	19,153	212,303	1,134,567
Balance at the end of the current year:
Net book value at the beginning of the current year	887,050	16,061	19,153	212,303	1,134,567
Additions	258,116	—	—	151,956	410,072
Cost of the disposals	225,344	16,117	1,628	11,874	254,963
Depreciation of the disposals (-)	29,343	15,906	1,554	4,487	51,290
Depreciation of the current year (-)	32,666	4,849	6,470	69,446	113,431
Impairment (-)	4,000	—	—	—	4,000
Cost at the end of the current year	1,214,003	137,115	47,761	771,361	2,170,240
Accumulated depreciation at the end of the year (-)	277,557	126,114	35,152	483,935	922,758
Impairment (-) (*)	23,947	—	—	—	23,947
Net book value at the end of the current year	912,499	11,001	12,609	287,426	1,223,535

(*)  In conjunction with the 5th subclause of “Regulation on the procedures and principles for sales and purchase of precious metal and disposal of tangible assets that have been acquired due to receivables by Banks” of BRSA which has been published in the Official Gazette no. 26333 on 1 November 2006, in case assets that are not subject to amortization are not disposed within three years following the acquisition date, they shall be amortized through recording provisions at a rate of 5% for each year after the acquisition date. In this frame, the Bank has booked TL 23,947 provision as at 31 December 2013 (31 December 2012: TL 19,947) taking the temporary clause of the regulation defining the acquisition date into account.

13.                               Information on intangible assets

Bank’s intangible assets consist of computer softwares. The estimated useful life of intangible assets is five years. Intangible assets are amortized on a straight-line basis over the estimated useful lifes. The Bank divides the extinction share of intangible assets according to inflation adjusted values.

In the current year an intangible asset that presents severity for the financial statements does not exist.

The Bank does not have intangible assets, which are obtained by government incentives, recorded at fair value, have utulisation restrictions or have been pledged.

The Bank did not declared a commitment to purchase intangible assets.

14.                               Information on investment property

None.

15.                               Information on deferred tax asset

Items generating deferred tax assets or liabilities as at 31 December 2013 and 2012 are as follows:

	Current Year	Prior Year
Deferred tax assets:	161,089	180,592
Provision for employee termination benefits and unused vacations	69,685	58,516
Other provisions	42,708	39,137
Valuation differences of associates and subsidiaries	23,456	23,456
BRSA - Tax Code depreciation differences	8,789	12,997
Valuation differences of financial assets and liabilities	14,557	44,771
Others	1,894	1,715

Deferred tax liabilities:	(109,483)	(60,967)
Valuation differences of financial assets and liabilities	(63,656)	(25,130)
Valuation differences for associates and subsidiaries	(45,827)	(35,837)
Deferred tax assets, net	51,606	119,625

75

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

16.                               Assets held for sale and assets related to the discounted operations

None.

17.                               Information on other assets

Details of other assets as at 31 December 2013 and 2012 are as follows:

	Current Year	Prior Year
Receivables from credit cards	596,284	387,146
Prepaid expenses	516,014	408,984
Guarantees given for repurchase agreements	392,641	9,707
Receivables from term sale of assets	96,948	47,410
Receivables from derivative financial instruments	61,219	134,520
Others	351,068	63,400
Total	2,014,174	1,051,167

76

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

II.                                   Information and disclosures related to liabilities

1.                                      Information on maturity profile of deposits

Current Year	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving Deposits	2,981,927	—	303,254	15,576,713	1,449,324	403,340	180,434	—	20,894,992
Foreign Currency Deposits	1,992,924	—	2,002,090	9,024,414	1,264,688	1,363,669	2,613,593	—	18,261,378
Residents in Turkey	1,664,304	—	1,997,406	8,786,795	1,124,231	1,183,491	981,537	—	15,737,764
Residents in Abroad	328,620	—	4,684	237,619	140,457	180,178	1,632,056	—	2,523,614
Public Sector Deposits	3,132,866	—	1,811,779	5,896,887	595,073	330,113	173,382	—	11,940,100
Commercial Deposits	1,759,439	—	2,931,949	10,834,940	1,312,786	418,441	114,238	—	17,371,793
Others	2,732,077	—	908,535	2,707,201	526,608	949,011	19,986	—	7,843,418
Precious Metal Deposits	1,058,805	—	—	—	—	—	—	—	1,058,805
Bank Deposits	18,821	—	2,178,793	1,282,805	375,303	213,701	92,905	—	4,162,328
CBT	297	—	—	—	—	—	—	—	297
Domestic Banks	637	—	2,012,419	323,664	281,629	30,992	—	—	2,649,341
Foreign Banks	11,351	—	166,374	959,141	93,674	182,709	92,905	—	1,506,154
Participation Banks	6,536	—	—	—	—	—	—	—	6,536
Others	—	—	—	—	—	—	—	—	—
Total	13,676,859	—	10,136,400	45,322,960	5,523,782	3,678,275	3,194,538	—	81,532,814

Prior Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving Deposits	2,046,323	—	280,169	12,493,455	2,056,054	99,207	115,769	—	17,090,977
Foreign Currency Deposits	1,748,379	—	1,410,188	8,112,958	1,389,304	532,208	1,601,869	—	14,794,906
Residents in Turkey	1,528,353	—	1,406,846	8,019,490	1,295,488	408,496	714,272	—	13,372,945
Residents in Abroad	220,026	—	3,342	93,468	93,816	123,712	887,597	—	1,421,961
Public Sector Deposits	2,706,233	—	2,065,023	6,205,313	709,706	19,216	14,654	—	11,720,145
Commercial Deposits	1,300,349	—	2,739,050	4,236,959	2,504,010	463,272	4,181	—	11,247,821
Others	2,293,689	—	2,211,287	1,894,945	953,617	60,847	14,195	—	7,428,580
Precious Metal Deposits	802,249	—	—	—	—	—	—	—	802,249
Bank Deposits	13,100	—	2,715,702	676,552	385,456	356,339	10,463	—	4,157,612
Central Bank	402	—	—	—	—	—	—	—	402
Domestic Banks	689	—	2,459,111	491,591	149,017	—	10,463	—	3,110,871
Foreign Banks	5,384	—	256,591	184,961	236,439	356,339	—	—	1,039,714
Participation Banks	6,625	—	—	—	—	—	—	—	6,625
Others	—	—	—	—	—	—	—	—	—
Total	10,910,322	—	11,421,419	33,620,182	7,998,147	1,531,089	1,761,131	—	67,242,290

77

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information on saving deposits insured by Saving Deposit Insurance Fund and the total amounts of the deposits exceeding the insurance coverage limit

	Covered by		Exceeding the
	Deposit Insurance Fund		Deposit Insurance Limit
	Current Year	Prior Year	Current Year	Prior Year
Saving Deposits	10,798,600	7,156,786	10,096,392	9,934,191
Foreign Currency Saving Deposits	3,422,906	2,158,935	7,000,952	5,755,729
Other Saving Deposits	—	—	—	—
Foreign Branches’ Deposits Under Foreign Insurance Coverage	—	—	—	—
Off-Shore Deposits Under Foreign Insurance Coverage	—	—	—	—
Total	14,221,506	9,315,721	17,097,344	15,689,920

Saving deposits out of insurance coverage limits

	Current Year	Prior Year
Deposits and other accounts at foreign branches	16,584	14,724
Deposits and other accounts, which belong to controlling shareholders, their parents, wives/husbands, and children	—	—
Deposits and other accounts, which belong to Board of Director members, chairman, general manager, his/her assistants, their parents, wives/husbands, and children	2,354	2,352
Deposits and other accounts under scope of TCC law 5237 article no 282, dated 26.09.2004	—	—
Deposits in Deposit Banks of Turkey, which are solely established for off-shore banking	—	—

2.                                      Information on derivative financial liabilities held for trading purposes

Negative fair values of trading purpose derivatives

	Current Year		Prior Year
	TL	FC	TL	FC
Forwards	27,806	362	2,134	2,063
Swaps	83,783	86,762	4,853	190,187
Futures	—	—	—	—
Options	15	2,050	178	277
Others	—	—	—	—
Total	111,604	89,174	7,165	192,527

3.                                      Information on banks and other financial institutions

	Current Year		Prior Year
	TL	FC	TL	FC
Central Bank of Turkey	—	—	—	—
Domestic Bank and Institutions	122,174	160,072	86,974	201,248
Foreign Bank, Institutions and Funds	—	11,122,566	—	7,187,261
Total	122,174	11,282,638	86,974	7,388,509

Maturity information of funds borrowed

	Current period		Prior period
	TL	FC	TL	FC
Short-term (*)	82,786	6,746,799	68,245	4,257,409
Medium and Long term (*)	39,388	4,535,839	18,729	3,131,100
Total	122,174	11,282,638	86,974	7,388,509

(*)The maturity profile of funds borrowed has been presented taking the original maturities into account.

78

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Funds borrowed comprise syndication and securitization loans bearing various interest rates and maturities and account for 9.28% (31 December 2012: 8.10%) of the Bank’s liabilities. There is no risk concentration on funding sources of the Bank.

On 1 September 2010, the Bank obtained a syndication loan at the amount of US Dollar 135 million with interest rate of Libor + 1.30% and Euro 408 million with interest rate of Euribor + 1.30% at 1 year maturity; and syndication loan at the amount of US Dollar 10 million with interest rate of Libor + 1.75% and Euro 45 million with interest rates of Euribor + 1.75% at 2 years maturity with the participation of 32 banks under the coordination of West LB AG. The Bank has repaid the part of the loan with one year maturity on 6 September 2011. On 6 September 2011, repayment of loan’s one year maturity segments was realized. On 31 August 2012, two years maturity segments were paid off.

This loan has been renewed with a syndicated loan at the amount of US Dollar 145 million and Euro 433 million with interest rates of US Libor + 1.00 % and Euribor + 1.00 % at a maturity of one year, with the participation of  26 banks under the coordination of ING Bank NV on 7 September 2011. The syndicated loan’s repayment was realized on 10 September 2012. This loan has been renewed with a syndicated loan at the amount of US Dollar 151 million and Euro 444.5 million with the interest rate of US Libor + 1.35% and Euribor + 1.35% at a maturity of one year, with the participation of 24 banks with the coordination and agency of ING Bank N.V. on 18 September 2012. The loan’s payment was realized on 20 September 2013 and as at the same date the loan has been renewed with a syndicated loan at the amount of US Dollar 166 million and Euro 471 million with the interest rate of US Libor + 0.75% and Euribor + 0.75% at a maturity of one year, with the participation of 27 banks with the coordination and agency of ING Bank N.V. London.

On 28 March 2011, the Bank has obtained syndication loan of US Dollar 192.5 million and Euro 573.5 million with one year maturity at the cost Libor + 1.10% for US Dollar and Euribor + 1.10% for Euro, with the participation of 34 banks under the coordination of West LB AG, the loan was repaid on 29 March 2012. This loan has been renewed with a syndicated loan at the amount of US Dollar 152 million and Euro 586.7 million with interest rates of US Libor + 1.45 % and Euribor + 1.45 % at a maturity of one year, with the participation of  41 banks under the coordination of Wells Fargo Bank NA on 10 April 2012. Repayment of the loan obtained on 10 April 2012 was realized on 12 April 2013. This loan has been renewed with a syndicated loan amounting to US Dollar 251.5 million and Euro 555.17 million with interest rates of US Libor + 1.00 % and Euribor + 1.00 % at a maturity of one year, with the participation of 38 banks, Sumitomo Mitsui Banking Corporation and Brussels Branch acting as agent banks and under the coordination of Bank of America Merrill Lynch on 11 April 2013.

Information on securities issued

	Current period		Prior period
	TL	FC	TL	FC
Nominal	2,412,839	4,514,167	1,562,105	890,000
Cost	2,309,056	4,487,936	1,505,896	880,210
Net Book Value	2,355,180	4,529,646	1,539,176	891,137

79

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Current Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1,826	1,284,000	1,276,706	1,288,123
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	1,070,000	1,058,230	1,073,882
TRQVKFB51438	Discounted	—	TL	08.11.2013	02.05.2014	175	626,276	602,694	609,857
TRQVKFB61411	Discounted	—	TL	20.12.2013	06.06.2014	168	648,497	623,153	624,930
TRQVKFB21415	Discounted	—	TL	06.09.2013	28.02.2014	175	655,558	627,236	645,975
TRQVKFB21423	Discounted	—	TL	06.09.2013	28.02.2014	175	187,216	179,130	184,485
TRQVKFB11416	Discounted	—	TL	18.01.2013	17.01.2014	364	145,464	136,844	144,999
XS0957643801	Fixed	1.9	USD	06.08.2013	06.02.2014	184	154,508	154,462	155,705
XS0960939857	Fixed	1.97	USD	15.08.2013	13.02.2014	182	118,984	118,966	119,884
XS0963672950	Fixed	1.95	USD	20.08.2013	13.02.2014	177	117,700	117,688	118,550
XS0977254621	Fixed	1.66	USD	02.10.2013	09.01.2014	99	43,442	43,437	43,624
XS0976659234	Fixed	1.73	USD	03.10.2013	03.04.2014	182	64,200	64,161	64,458
XS0979045886	Fixed	1.67	USD	07.10.2013	06.01.2014	91	51,360	51,356	51,565
XS0982276528	Fixed	1.67	USD	11.10.2013	16.01.2014	97	64,200	64,192	64,443
XS0986042439	Fixed	1.62	USD	28.10.2013	21.01.2014	85	63,344	63,340	63,528
TRQVKFB51412	Discounted	—	TL	17.05.2013	16.05.2014	364	63,635	60,211	62,280
TRQVKFB51420	Discounted	—	TL	05.07.2013	16.05.2014	315	53,415	49,922	51,859
XS0987355939	Fixed	5	USD	31.10.2013	31.10.2018	1,826	1,070,000	1,063,045	1,072,420
XS0993260933	Fixed	1.25	USD	12.11.2013	10.02.2014	90	47,080	47,080	47,162
XS0973201444	Fixed	1.83	USD	20.09.2013	24.03.2014	185	41,516	41,512	41,731
XS0997543896	Fixed	1.49	USD	22.11.2013	28.05.2014	187	23,540	23,534	23,574
XS0974147695	Fixed	1.66	USD	23.09.2013	06.01.2014	105	38,306	38,302	38,482
TRQVKFB81419	Discounted	—	TL	06.09.2013	22.08.2014	350	32,778	29,866	30,795
XS0943035328	Floating	1.53	EUR	14.06.2013	16.06.2014	367	29,489	29,445	29,720
XS0942820803	Fixed	1	CHF	12.06.2013	13.06.2014	366	27,914	27,900	28,065
XS1000211968	Fixed	1.3	USD	04.12.2013	06.03.2014	92	118,984	118,984	119,104
XS1008673540	Fixed	1.59	USD	24.12.2013	23.06.2014	181	85,600	85,596	85,626
Total							6,927,006	6,796,992	6,884,826

Prior Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	890,000	880,210	891,137
TRSVKFB61318	Floating	—	TL	01.06.2012	10.06.2013	374	101,796	101,796	102,305
TRQVKFB11317	Discounted	—	TL	27.07.2012	18.01.2013	175	633,496	608,279	630,987
TRQVKFB31315	Discounted	—	TL	21.09.2012	15.03.2013	175	166,395	160,716	163,998
TRQVKFB51313	Discounted	—	TL	27.11.2012	17.05.2013	171	511,348	496,269	499,318
TRQVKFB61312	Discounted	—	TL	27.07.2012	10.06.2013	318	97,822	90,745	94,168
TRQVKFBK1314	Discounted	—	TL	27.11.2012	08.11.2013	346	51,248	48,091	48,400
Total							2,452,105	2,386,106	2,430,313

4.                                      Components of “other external resources payable” in the financials that comprise at least 20% of the account, if the account exceeds 10% of total liabilities and equity excluding off-balance sheet commitments

Other external resources payable in the financials does not exceed 10% of total liabilities and equity.

80

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

5.                                      Information on lease payables (net)

Obligations under financial leases

None.

6.                                      Information on derivative financial liabilites held for risk management purposes

Negative fair values of hedging purpose derivatives

None.

7.                                      Information on provisions

Information on general provisions

	Current Period	Prior period
Provisions for loans and receivables in Group I	1,004,336	786,341
-Additional provision for loans with extended payment plans	13,327	7,033
Provisions for loans and receivables in Group II	105,037	112,769
-Additional provision for loans with extended payment plans	3,297	9,331
Provisions for non-cash loans	76,647	53,713
Others	4,719	3,236
Total	1,190,739	956,059

Provision for currency exchange loss on foreign currency indexed loans

	Current Year	Prior Year
Provision for currency exchange gain/loss on foreign currency indexed loans	90	16,623

The Bank has recorded provision for foreign exchange losses on principal amounts of foreign currency indexed loans amounting to TL 90 (31 December 2012: TL 16,623) and has reflected the related foreign exchange loss amount in the financial statements by offsetting from related loans.

Provisions for non-cash loans that are not indemnified or converted into cash

As of 31 December 2013, Bank has recorded TL 54,771 (31 December 2012: TL 36,173) as provisions for non-cash loans that are not indemnified or converted into cash.

Information on other provisions

As of 31 December 2013 the Bank has recorded  5% (31 December 2012: 5%) provision for possible loan losses. Certain amount of this provision has been recognized under general provisions, and remaining TL 70,915 (31 December 2012: TL 92,887) has been recorded as provisions for miscellaneous risks under other provisions in the accompanying financial statements.

Information on other provisions exceeding 10% of total provisions

	Current Year	Prior Year
Provision for loans under follow-up	70,915	92,887
Specific provisions for non-cash loans	54,771	36,173
Provisions for World Vakıf UBB Ltd with regard to its negative equity	38,047	28,329
Provisions for cheques	26,363	7,021
Provisions for lawsuits against the Bank	14,673	14,673
Provisions for credit card promotions	9,469	8,571
Others	65,960	39,850
Total	280,198	227,504

81

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

8.                                      Taxation

Current Taxes

Tax provision

As at and for the year ended 31 December 2013, the tax provision was amounted to TL 254,525 (31 December 2012: TL 509,000). As at 31 December 2013, corporate tax liabilities of the Bank was amounted to TL 59,926 (31 December 2012: TL 168,792), after deducting prepaid taxes paid during temporary tax periods amounted to TL 194,599 (31 December 2012: TL 340,208).

Information on taxes payable

	Current Year	Prior Year
Corporate taxes payable	59,926	168,792
Taxation on securities	89,264	94,433
Capital gains tax on property	1,891	1,568
Taxes on foreign exchange transactions	—	—
Banking and Insurance Transaction Tax (BITT)	44,809	39,325
Value added tax payable	2,198	2,103
Others	18,151	14,648
Total	216,239	320,869

Information on premiums payable

	Current Year	Prior Year
Social security premiums- employee share	—	—
Social security premiums- employer share	—	—
Bank pension fund premium- employee share	—	—
Bank pension fund premium- employer share	—	—
Pension fund membership fees and provisions- employee share	—	—
Pension fund membership fees and provisions- employer share	—	—
Unemployment insurance- employee share	579	495
Unemployment insurance- employer share	1,157	989
Others	—	—
Total	1,736	1,484

Information on deferred tax liability

Disclosed in Note 15 of information and disclosures for assets.

9.                                      Information on payables for assets held for resale and tangible assets related to discounted activities

None.

10.                               Information on subordinated loans

The Bank has issued bond having the secondary subordinated loan quality to be sold non-resident natural and legal persons. The bond has been issued at the nominal value of USD 500 million, with maturity of 10 years and 6.0% coupon rate.

In addition to the issuance of the bond having the secondary subordinated debt realized on 1 November 2012, the Bank, has realized second trance in issuance of the bond having the secondary subordinated debt quality to be sold in foreign bond markets. The bond has been issued at nominal value of USD 400 million, has the same maturity with previous bond and 5.5% coupon rate.

The Bank has obtained written permission of the BRSA  for accounting these bonds as secondary subordinated debt and accordingly considering in the calculation of supplementary capital in compliance with the “Regulation on Capitals of the Banks” published on “ November 2006 dated and 26333 numbered Official Gazette.

82

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

11.                               Information on shareholders’ equity

Paid-in capital

	Current Year	Prior Year
Common Stock	2,500,000	2,500,000
Preferred Stock	—	—

Paid-in capital of the Bank amounted to TL 2,500,000 is divided into groups comprised of 43.0% Group (A), 15.6 % Group (B), 16.2% Group (C) and 25.2% Group (D).

Board of Directors’ members; one member appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members representing Group (A), one member representing Group (B), and two members representing Group (C); among the nominees shown by the majority of each group, and one member among the nominees offered by the shareholders at the General Assembly are selected. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

Paid-in capital amount, explanation as to whether the registered share capital system is applicable at bank; if so the amount of registered share capital

Capital System	Paid-in Capital	Ceiling per Registered Share Capital
Basic capital system	2,500,000	5,000,000

The registered capital ceiling was increased from TL 1,300,000 to TL 5,000,000 as per the resolution no. 74202 dated 16 February 2006 of the Board of Directors.

Information on share capital increases and their sources; other information on any increase in capital shares during the current year

There is no share capital increase in the current and previous year.

Information on share capital increases from revaluation funds

None.

Capital commitments for current financial year and following year

None.

Prior year indicators of the Bank’s income, profitability and liquidity; and possible effects of the predictions on equity, considering the ambiguity of the indicators

None.

Information on the privileges given to stocks representing the capital

None.

Valuation differences of marketable securities

	Current Year		Prior Year
	TL	FC	TL	FC
Associates, subsidiaries and joint ventures	753,211	79,346	595,111	96,618
Fair value differences of available-for-sale securities	(324,958)	124,294	196,422	542,552
Foreign exchange differences	49,433	—	19,270	—
Total	477,686	203,640	810,803	639,170

83

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

III.                              Information and disclosures related to off-balance sheet items

1.                                      Disclosures related to other contingent liabilities

Type and amount of irrevocable commitments

	Current Year	Prior Year
Commitments for credit card limits	6,261,117	4,938,035
Loan granting commitments	6,730,503	4,950,300
Commitments for cheque payments	1,320,438	1,154,273
Asset purchase commitments	4,175,776	1,694,352
Other	261,822	344,648
Total	18,749,656	13,081,608

Type and amount of possible losses from off-balance sheet items including those referred to below

Guarantees, bills of exchange and acceptances and other letters of credit which can be counted as financial collateral

The Bank has provided specific provision amounting to TL 54,771 (31 December 2012: TL 36,173) for unliquidated non-cash loans recorded under off-balance sheet items, amounting to TL 114,834 (31 December 2012: TL 82,825).

Final guarantees, provisional guarantees, sureties and similar transactions

	Current Year	Prior Year
Provisional Letters of Guarantee	780,782	563,770
Final Letters of Guarantee	6,262,616	4,468,018
Letters of Guarantee for advances	2,617,441	2,269,159
Letters of Guarantee given to Customs Offices	650,221	379,638
Other Letters of Guarantee	7,584,524	4,951,533
Total	17,895,584	12,632,118

2.                                      Non-cash Loans

	Current Year	Prior Year
Non-Cash Loans Given for Cash Loan Risks	1,424,617	1,061,650
With Original Maturity of 1 Year or Less	915,858	582,779
With Original Maturity of More Than 1 Year	508,759	478,871
Other Non-Cash Loans	21,916,762	16,155,097
Total	23,341,379	17,216,747

84

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

3.                                      Sectoral risk concentrations of non-cash loans

	Current Year				Prior Year
	TL	%	FC	%	TL	%	FC	%

Agricultural	82,111	0.58	102,147	1.13	92,687	0.88	84,945	1.27
Farming and Stockbreeding	73,609	0.52	88,829	0.98	81,708	0.78	82,840	1.24
Forestry	6,919	0.05	11,003	0.12	9,635	0.09	72	0.00
Fishing	1,583	0.01	2,315	0.03	1,344	0.01	2,033	0.03
Manufacturing	6,294,048	44.05	4,055,439	44.79	4,280,981	40.62	3,512,758	52.62
Mining	157,070	1.10	65,192	0.72	77,796	0.74	36,845	0.55
Production	3,598,968	25.19	3,836,908	42.38	2,844,747	26.99	3,313,737	49.64
Electric, gas and water	2,538,010	17.76	153,339	1.69	1,358,438	12.89	162,176	2.43
Construction	2,676,835	18.73	2,194,165	24.24	1,723,297	16.35	1,180,504	17.68
Services	4,954,666	34.68	2,661,023	29.39	4,039,704	38.32	1,568,703	23.50
Wholesale and retail trade	1,995,623	13.97	1,149,683	12.70	1,683,751	15.97	616,199	9.23
Hotel, food and beverage services	100,888	0.71	19,908	0.22	60,022	0.57	10,776	0.16
Transportation and telecommunication	833,163	5.83	1,405,343	15.52	506,082	4.80	666,350	9.98
Financial institutions	1,344,214	9.41	33,321	0.37	1,219,537	11.57	43,323	0.65
Real estate and renting services	185,000	1.29	14,871	0.16	106,847	1.01	154,104	2.31
“Self-employment” type services	373,920	2.62	24,229	0.27	326,272	3.10	65,459	0.98
Education services	15,556	0.11	1,644	0.02	11,853	0.11	—	—
Health and social services	106,302	0.74	12,024	0.13	125,340	1.19	12,492	0.19
Others	280,382	1.96	40,563	0.45	404,033	3.83	329,135	4.93
Total	14,288,042	100.00	9,053,337	100.00	10,540,702	100.00	6,676,045	100.00

4.                                      Information on non-cash loans classified as Group I and II

	Group I		Group II
Current Year	TL	FC	TL	FC
Letters of Guarantee	14,118,035	3,573,362	85,579	5,476
Confirmed Bills of Exchange and Acceptances	12,129	1,039,635	—	514
Letters of Credit	7,866	4,381,798	—	232
Endorsements	—	—	—	—
Purchase Guarantees for Securities Issued	—	—	—	—
Factoring Guarantees	—	—	—	—
Other Guarantees and Sureties	—	1,919	—	—
Non-cash Loans	14,138,030	8,996,714	85,579	6,222

	Group I		Group II
Prior Year	TL	FC	TL	FC
Letters of Guarantee	10,339,576	2,070,841	129,963	10,329
Confirmed Bills of Exchangeand Acceptances	19,554	784,313	—	1,965
Letters of Credit	693	3,771,762	—	2,103
Endorsements	—	—	—	—
Purchase Guarantees for Securities Issued	—	—	—	—
Factoring Guarantees	—	—	—	—
Other Guarantees and Sureties	—	2,823	—	—
Non-cash Loans	10,359,823	6,629,739	129,963	14,397

85

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

5.                                      Information on derivative transactions

	Current Year	Prior Year
Trading Derivatives
Foreign Currency Related Derivative Transactions (I)	18,209,192	9,798,641
Currency Forwards	1,334,135	915,345
Currency Swaps	16,534,197	7,806,705
Currency Futures	—	—
Currency Options	340,860	1,076,591
Interest Rate Derivative Transactions (II)	4,145,148	2,926,862
Interest Rate Forwards	—	—
Interest Rate Swaps	4,145,148	2,926,862
Interest Rate Futures	—	—
Interest Rate Options	—	—
Other Trading Derivatives (III)	3,963,577	1,671,932
A. Total Trading Derivatives (I+II+III)	26,317,917	14,397,435
Hedging Derivatives	—	—
Fair Value Hedges air Value Hedges	—	—
Cash Flow Hedges	—	—
Hedges for Foreign Currency Investments	—	—
B. Total Hedging Derivatives	—	—
Derivative Transactions (A+B)	26,317,917	14,397,435

	31 December 2013
	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Total
Currency swaps:
Purchase	6,237,606	2,221,184	536,697	—	—	8,995,487
Sale	3,505,768	979,438	535,505	—	—	5,020,711

Currency forwards:
Purchase	224,713	147,847	294,718	—	—	667,278
Sale	224,586	147,772	294,499	—	—	666,857

Cross currency interest rate swaps:
Purchase	—	353,100	107,000	936,756	—	1,396,856
Sale	—	250,998	77,250	792,895	—	1,121,143

Interest rate swaps:
Purchase	—	—	—	1,044,578	1,027,996	2,072,574
Sale	—	—	—	1,044,578	1,027,996	2,072,574

Options:
Purchase	32,224	14,002	124,204	—	—	170,430
Sale	32,224	14,002	124,204	—	—	170,430

Other trading derivatives:
Purchase	1,000	—	—	—	—	1,000
Sale	2,724,841	1,237,736	—	—	—	3,962,577

Total purchases	6,495,543	2,736,133	1,062,619	1,981,334	1,027,996	13,303,625
Total sales	6,487,419	2,629,946	1,031,458	1,837,473	1,027,996	13,014,292
Total	12,982,962	5,366,079	2,094,077	3,818,807	2,055,992	26,317,917

86

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

	31 December 2012
	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Total
Currency swaps:
Purchase	2,811,915	166,135	381,334	101,297	—	3,460,681
Sale	1,115,655	166,111	375,288	101,114	—	1,758,168

Currency forwards:
Purchase	188,955	144,204	124,587	—	—	457,746
Sale	188,895	144,156	124,548	—	—	457,599

Cross currency interest rate swaps:
Purchase	—	106,800	44,500	1,175,757	—	1,327,057
Sale	—	90,990	38,250	1,131,559	—	1,260,799

Interest rate swaps:
Purchase	—	—	—	766,705	696,726	1,463,431
Sale	—	—	—	766,705	696,726	1,463,431

Options:
Purchase	444,751	61,477	32,067	—	—	538,295
Sale	444,746	61,483	32,067	—	—	538,296

Other trading derivatives:
Purchase	—	—	—	—	—	—
Sale	1,671,932	—	—	—	—	1,671,932

Total purchases	3,445,621	478,616	582,488	2,043,759	696,726	7,247,210
Total sales	3,421,228	462,740	570,153	1,999,378	696,726	7,150,225
Total	6,866,849	941,356	1,152,641	4,043,137	1,393,452	14,397,435

6.                                      Contingent assets and liabilities

Bank allocates TL 14,673 as provision for lawsuits against Bank (31 December 2012: TL 14,673).

7.                                      Services rendered on behalf of third parties

The Bank acts as an investment agent for banking transactions on behalf of its customers and provides custody services. Such transactions are followed under off-balance sheet accounts.

The Bank’s custody services and banking transactions on behalf of individuals and corporate customers does not present a material portion.

87

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

IV.                               Information and disclosures related to the income statement

1.                                      Interest income

Information on interest income received from loans

	Current Year		Prior Year
	TL	FC	TL	FC
Short-term Loans	2,020,502	148,584	2,025,777	185,032
Medium and Long-term Loans	4,473,542	769,916	3,928,578	702,588
Loans under follow-up	151,397	—	124,160	—
Premiums received from Resource Utilization Support Fund	—	—	—	—
Total	6,645,441	918,500	6,078,515	887,620

Information on interest income received from banks

	Current Year		Prior Year
	TL	FC	TL	FC
Central Bank of Turkey	—	—	—	—
Domestic Banks	3,220	894	1,187	1,269
Foreign Banks	78	2,812	32	1,974
Foreign Head Office and Branches	—	—	—	—
Total	3,298	3,706	1,219	3,243

Information on interest income received from securities portfolio

	Current Year		Prior Year
	TL	FC	TL	FC
Trading Financial Assets	—	—	—	—
Financial Assets at Fair Value through Profit or Loss	—	—	—	—
Available-for-Sale Financial Assets	995,976	191,793	909,313	196,521
Held-to-Maturity Investments	402,262	617	595,970	63,754
Total	1,398,238	192,410	1,505,283	260,275

Information on interest income received from associates and subsidiaries

	Current Year	Prior Year
Interest Received from Associates and Subsidiaries	3,987	13,084

88

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

2.                                      Interest Expense

Interest expenses on funds borrowed

	Current Year		Prior Year
	TL	FC	TL	FC
Banks	6,547	117,720	6,895	120,507
Central Bank of Turkey	—	—	—	—
Domestic Banks	6,547	3,269	6,895	4,550
Foreign Banks	—	114,451	—	115,957
Foreign Head Offices and Branches	—	—	—	—
Other Institutions	—	10,266	—	9,000
Total	6,547	127,986	6,895	129,507

Interest expenses paid to associates and subsidiaries

	Current Year	Prior Year
Interest Paid to Associates and Subsidiaries	32,881	39,039

Interest expense on securities issued

	Current Year		Prior Year
	TL	FC	TL	FC
Interest expense on securities issued	149,608	110,395	141,509	36,370

Maturity structure of interest expense on deposits

		Time Deposit
Account Description	Demand Deposits	Up to 1 Month	Up to 3 Month	Up to 6 Month	Up to 1 Year	1 Year and Over	Accumulating Deposit Accounts	Total

Turkish Lira:
Bank Deposits	—	60,848	—	—	—	—	—	60,848
Saving Deposits	16	14,008	1,068,716	143,107	33,770	10,949	—	1,270,566
Public Sector Deposits	336	99,774	419,263	51,417	23,920	1,892	—	596,602
Commercial Deposits	63	140,738	544,528	127,197	48,747	4,846	—	866,119
Other Deposits	3	31,115	162,324	58,773	54,161	1,206	—	307,582
7 Days Notice Deposits	—	—	—	—	—	—	—	—
Total	418	346,483	2,194,831	380,494	160,598	18,893	—	3,101,717

Foreign Currency:
Foreign Currency Deposits	94	16,343	228,408	49,240	27,918	70,981	—	392,984
Bank Deposits	—	27,950	—	—	—	—	—	27,950
7 Days Notice Deposits	—	—	—	—	—	—	—	—
Precious Metals Deposits	—	—	—	—	—	—	—	—
Total	94	44,293	228,408	49,240	27,918	70,981	—	420,934
Grand Total	512	390,776	2,423,239	429,734	188,516	89,874	—	3,522,651

89

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

		Time Deposit
Prior Period	Demand Deposits	Up to 1 Month	Up to 3 Month	Up to 6 Month	Up to 1 Year	1 Year and Over	Accumulating Deposit Accounts	Total

Turkish Lira:
Bank Deposits	—	70,907	—	—	—	—	—	70,907
Saving Deposits	39	23,879	1,215,201	161,458	12,914	9,484	—	1,422,975
Public Sector Deposits	380	86,230	451,591	83,202	4,794	2,243	—	628,440
Commercial Deposits	177	150,806	519,112	212,134	39,254	290	—	921,773
Other Deposits	3	41,089	188,838	101,340	7,807	997	—	340,074
7 Days Notice Deposits	—	—	—	—		—	—	—
Total	599	372,911	2,374,742	558,134	64,769	13,014	—	3,384,169

Foreign Currency:
Foreign Currency Deposits	221	30,641	338,505	62,398	19,121	53,870	—	504,756
Bank Deposits	—	35,568	—	—	—	—	—	35,568
7 Days Notice Deposits	—	—	—	—	—	—	—	—
Precious Metals Deposits	—	—	—	—	—	—	—	—
Total	221	66,209	338,505	62,398	19,121	53,870	—	540,324
Grand Total	820	439,120	2,713,247	620,532	83,890	66,884	—	3,924,493

3.                                      Dividend Income

	Current Year	Prior Year
Trading Purpose Financial Assets	—	—
Financial Assets at Fair Value through Profit or Loss	—	—
Available-for-Sale Financial Assets	134	322
Others	53,867	56,756
Total	54,001	57,078

90

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

4.                                      Trading income/losses

	Current Year	Prior Year
Income	5,557,829	1,748,628
Income from capital market transactions	180,350	254,411
Income from derivative financial instruments	995,528	367,347
Foreign exchange gains	4,381,951	1,126,870
Losses	(5,326,172)	(1,412,086)
Losses from capital market transactions	(7,727)	(5,222)
Losses from derivative financial instruments	(909,086)	(391,468)
Foreign exchange losses	(4,409,359)	(1,015,396)
Trading income/losses, net	231,657	336,542

Net gains arising from changes in foreign exchange rate that relate to the Bank’s derivative financial instruments based on foreign exchange rate is TL 50,138 for the year ended 31 December 2013 (31 December 2012: net gain amounting to TL 12,869).

5.                                      Other operating income

	Current Year	Prior Year
Income from reversal of specific provisions for loans	455,693	419,267
Communication income	85,215	81,146
Gain on sale of assets	53,540	26,122
Rent income	956	8,412
Other income	112,916	89,733
Total	708,320	624,680

6.                                      Provision expenses for losses on loans and other receivables

	Current Year	Prior Year
Specific Provisions on Loans and Other Receivables	1,260,000	735,227
Loans and Receivables in Group III	256,705	177,105
Loans and Receivables in Group IV	963,028	535,664
Loans and Receivables in Group V	40,267	22,458
Non-performing Commissions and Other Receivables	—	—
General Provision Expenses	234,417	284,755
Provision for Possible Losses	8,871	43,006
Impairment Losses on Financial Assets	88,459	112,920
Financial Assets at Fair Value through Profit or Loss	—	—
Available-for-Sale Financial Assets	88,459	112,920
Other Impairment Losses:	53,581	64,111
Associates	—	—
Subsidiaries	—	—
Joint Ventures	—	—
Held-to-Maturity Investments	53,581	64,111
Others(*)	211,911	164,039
Total	1,857,239	1,404,058

(*) Other provision expenses amounting to TL 211,911 (31 December 2012: TL 164,039) is comprised of provision expenses for dividends to the personnel amounting to TL 118,800 (31 December 2012: TL 105,300), provision for non-cash loans that are not indemnified or converted into cash and provision for cheques amounting to TL 37,941 (31 December 2012: TL 52,391), free provision expenses amounting to TL 30,750 and other provision expenses amounting to TL 24,420 (31 December 2012: TL 6,348).

91

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

7.                                      Other operating expenses

	Current Year	Prior Year
Personnel Costs	1,111,975	917,233
Reserve for Employee Termination Benefits	17,644	53,041
Deficit Provision for Pension Funds	—	—
Impairment Losses on Tangible Assets	—	—
Depreciation Expenses on Tangible Assets	102,658	104,015
Impairment Losses on Intangible Assets	—	—
Amortization Expenses on Intangible Assets	10,886	9,465
Impairment Losses on Assets to be Disposed	4,000	5,341
Depreciation Expenses on Assets to be Disposed	10,773	12,799
Impairment Losses on Assets Held for Sale	—	—
Other Operating Expenses	1,064,835	945,540
Operational lease related expenses	158,880	136,043
Repair and maintenance expenses	23,016	17,200
Advertisement expenses	88,009	68,629
Other expenses	794,930	723,668
Loss on sale of assets	1,057	389
Others	306,125	213,352
Total	2,629,953	2,261,175

(*) Other operating expenses amounting to TL 306,125 (31 December 2012: TL 213,352) is comprised of tax, fees and funds expenses amounting to TL 87,311 (31 December 2012: TL 75,532), “Saving Deposits Insurance Fund” expenses amounting to TL 91,780 (31 December 2012: TL 60,450), “Competition Authority” penalty amounting to TL 61,630 and other operating expenses amounting to TL 65,404 (31 December 2012: TL 77,370).

8.                                      Information on income/loss from discontinued and continuing  operations

The Bank has no discontinued operations. Information and detailed tables on profit before tax from continuing operations are presented in disclosures 1-7 in this section.

9.                                      Information on tax provision from discontinued and continuing operations

The Bank has no discontinued operations. Information on provision for taxes on income from continuing operations is presented in disclosure 11 in this section.

10.                               Information on net profit/loss from discontinued and continuing operations

The Bank has no discontinued operations. Information on net profit/loss from continuing operations is presented in disclosures 1-13 in this section.

11.                               Provision for taxes on income

Current year taxation benefit or charge and deferred tax benefit or charge

In the current year, the Bank recorded current tax provision of TL 341,481 (31 December 2012: TL 449,196) from the net taxable profit calculated in accordance the loss and regulations in effects.

Deferred tax charge arising from temporary differences, tax losses and unused tax credits

Sources of deferred tax benefit/charge	Current Year	Prior Year
Arising from Origination/(Reversal) of Deductible Temporary Differences	(37,040)	5,327
Arising from (Origination)/Reversal of Taxable Temporary Differences	(18,854)	18,588
Arising from Origination/(Reversal) of Tax Losses	—	—
Arising from Change in Tax Rate	—	—
Total	(55,894)	23,915

92

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

12.                               Information on net profit and loss

Any further explanation on operating results needed for a proper understanding of the Bank’s performance

The Bank has earned TL 9,220,570 interest income, TL 686,511 net fees and commissions income and incurred TL 4,430,953 interest expenses, from ordinary banking transactions (31 December 2012: TL 8,756,502 interest income, TL 447,700 net fees and commissions income TL 4,671,908 interest expenses).

Any changes in estimations that might have a material effect on current and subsequent year results

None.

13.                               Information related to the components of other items in the income statement exceeding 10% of the group total, or 20% of the sub-accounts belonging to this group

Banks’ other commissions income mainly consists of credit card fee and commissions, transfer commissions and intelligence commissions.

Banks’ other commissions expense mainly consists of credit card fee and commissions and commissions given for foreign banks credits.

93

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

V.                                    Information and disclosures related to statement of changes in shareholders’ equity

1.                                      Information on increases of revaluation of available-for-sale investments

Movement tables related to revaluation differences of available-for-sale investments where valuation differences arising from the fair value measurement of available-for-sale assets, subsidiaries and affiliates are recorded are as follows:

Valuation Differences of Marketable Securities	Current Year	Prior Year
Valuation differences at the beginning of the year	738,974	(67,933)
Fair value changes in the current year	(772,630)	914,839
Effect of deferred and corporate taxes	85,605	(67,930)
Valuation differences transferred to the statement of income	(246,196)	(33,821)
Effect of deferred and corporate taxes	(6,417)	(6,181)
Valuation differences at the end of the year	(200,664)	738,974

Valuation Difference of the Subsidiaries and Affiliates	Current Year	Prior Year
Valuation differences at the beginning of the year	710,999	321,237
Fair value changes in the current year	179,963	410,251
Effect of deferred and corporate taxes	(8,972)	(20,489)
Valuation differences transferred to the statement of income	—	—
Effect of deferred and corporate taxes	—	—
Valuation differences at the end of the year	881,990	710,999

2.                                      Information on increases in cash flow hedges

None.

3.                                      Reconciliation of the beginning and end of the year balances of foreign exchange differences

None.

4.                                      Information on differences in shareholders’ equity accounts due to inflation accounting

In compliance with BRSA’s Circular on 28 April 2005 on ceasing the inflation accounting application, the balances resulted from the inflation accounting application as at 31 December 2004 and booked according to the Uniform Chart of Accounts and the related Articles, are transferred to the main accounts that were subject to the inflation accounting adjustments except for “capital reserves from inflation adjustments”. The balance of “capital reserves from inflation adjustments” account is transferred to “other capital reserves” account. In 2006, the Bank has increased its paid in capital through “other capital reserves” by TL 605,763.

5.                                      Information on profit distribution

As per the resolution of 59th Annual General Assembly held on 29 March 2013, the net profit of the year 2012 which amounts to TL 1,436,165 after deferred tax income deducted is decided to be distributed as legal reserves amounting to TL 143,616, extraordinary reserves amounting to TL 1,189,475, special funds amounting to TL 3,075 and dividends to equity holders of the Bank  amouting to TL 100,000.

6.                                      Information on decreases of revaluation of available-for-sale investments

Revaluation differences of available-for-sale investments has resulted with decrease  in the current year. Detailed information about the decreases is explained above in Note 1.

94

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

VI.                               Information and disclosures on statement of cash flows

1.                                      Disclosures for “other” items in statement of cash flows and effect of change in foreign currency rates cash and cash equivalents

“Other” balance under the “operating profit before changes in operating assets and liabilities” amounting to TL (210,587) (31 December 2012: TL 237,149) is comprised of income from capital market transactions and derivative financial instruments and foreign exchange gains for the year ended.

“Net increase/decrease in other liabilities” amounting to TL 6,889,370 (31 December 2012: TL 3,295,568) under “changes in operating assets and liabilities” is mainly comprised of cash inflows from repurchase agreements.

“Other” balance under “net cash flow from investing activities” amounting to TL 38,022 (31 December 2012: TL 29,046) is comprised of purchases of intangible assets.

Since unrealized gains and losses arising from foreign exchange rate changes are not regarded as cash flows, the effect of changes in foreign exchange rate on cash and cash equivalents in foreign currency has been calculated as TL (8,205) (31 December 2012: TL 1,666) and presented in the statement of cash flows in order to reconcile cash and cash equivalents balances at the beginning and end of the year.

2.                                      Cash outflows from acquisition of associates, subsidiaries and joint-ventures

In the current period, subsequent to the approval of the decision to increase the paid capital of Taksim Otelcilik AŞ, a subsidiary of the Bank, from TL 97,150 to TL 269,257, by the Extraordinary General Assembly of the company on 27 August 2013, the share of the Bank is increased from TL 49,547 to TL 137,324 (TL 57,176 from retained earnings and TL 30,601 from cash, in total TL 87,777) and the share portion of the Bank is remained the same. TL 7,650 is paid on 13 September 2013 and TL 22,950 is paid on 2 December 2013 from TL 30,601 which is Bank’s share of cash capital commitment. The share of the Bank amounting to TL 57,176 is presented in the bonus shares received and TL 30,601 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf International AG, a subsidiary of the Bank, from EUR 45,000 (in thousands) to EUR 70,000 (in thousands), by the General Assembly of the company, the share of the Bank amounting to TL 51,626 is presented in acquisitions and capital increases in the movement table of investments in subsidiaries.

In the current period, the capital of İstanbul Takas ve Saklama Bankası, an associate of the Bank, has been increased from TL 60,000 to TL 420,000, TL 180,000 is paid from its own resources and TL 180,000 is paid in cash amounting to TL 360,000 in total. The share of the Bank amounting to TL 8,745 is presented as bonus shares received and TL 8,745 is presented as acquisitions and capital increases in the movement table of investments in associates.

The Bank has paid TL 1,000 of amount capital commitment to its associate Kredi Garanti Fonu AŞ with respect to funding requirement of the associate in the current year. Per General Assembly of the Kredi Garanti Fonu a subsidiary of the Bank held on 30 May 2012, the decision for merger of Türk Ekonomi Bankası AŞ and Fortisbank AŞ has taken. Due to this merger, the shares of the Fortisbank have been transferred to Türk Ekonomi Bankası AŞ hence the principle of equality in partnership between banks has been invalidated.  In result, the shares are decided to be distributed equally between banks. The TL 211 which is the amount corresponding to Bank share has been paid in the current year.  The related amount has been presented in “Cash paid for purchase of associates, subsidiaries and joint-ventures” line of “Net cash flow from investing activities” section of the Cash flow statement.

3.                                      Cash flows from the disposal of associates, subsidiaries and joint-ventures

There is no disposal in associates, subsidiaries and joint-ventures in the current year.

95

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

4.                                      Information on cash and cash equivalents

Information on cash and cash equivalents at the beginning of the year

	Current Year 31 December 2012	Prior Year 31 December 2011
Cash on hand	979,167	711,295
Cash in TL	792,976	604,222
Cash in foreign currency	186,191	107,073
Cash equivalents	4,020,705	4,222,611
CBT	11,323,157	6,424,827
Banks	1,954,906	2,129,590
Receivables from money markets	—	190,127
Other	25,301	998
Loans and advances to banks having maturity of more than 3 months	—	(4,000)
Restricted cash and cash equivalents	(9,282,127)	(4,518,564)
Unrealised foreign exchange rate differences on cash equivalents	(532)	(367)
Total	4,999,872	4,933,906

Information on cash and cash equivalents at the end of the year

	Current Year 31 December 2013	Prior Year 31 December 2012
Cash on hand	1,149,351	979,167
Cash in TL	860,452	792,976
Cash in foreign currency	288,899	186,191
Cash equivalents	4,528,633	4,020,705
CBT — Unrestricted demand deposit	17,793,235	11,323,157
Banks	2,639,137	1,954,906
Receivables from money markets	—	—
Other	25,495	25,301
Loans and advances to banks having maturity of more than 3 months	(8,000)	—
Restricted cash and cash equivalents	(15,921,172)	(9,282,127)
Unrealized foreign exchange rate differences on cash equivalents	(62)	(532)
Total	5,677,984	4,999,872

5.                                      Management comment on restricted cash and cash equivalents due to legal requirements or other reasons taking materiality principle into account

Reserve requirements at CBT amounting to TL 15,826,492 as at 31 December 2013 (31 December 2012: TL 9,179,761) has not been included in cash and cash equivalents.

Foreign currency bank deposits amounting to TL 94,680 (31 December 2012: TL 102,366) is blocked due to securitization loans and other ordinary banking operations of the Bank.

96

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

VII.                          Information and disclosures related to the Bank’s risk group

1.                                      Information on the volume of transactions with the Bank’s risk group, lending and deposits outstanding at year end and income and expenses in the current year

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Current Year	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and Other Receivables
Balance at the Beginning of the Year	111,074	579,546	—	37,919	9,372	16,538
Balance at the End of the Year	68,800	692,352	—	27,065	26,101	24,502
Interest and Commission Income Received	3,987	1,053	—	24	679	43

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Prior Year	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and Other Receivables
Balance at the Beginning of the Year	293,552	614,114	—	6,572	4,443	1,540
Balance at the End of the Year	111,074	579,546	—	37,919	9,372	16,538
Interest and Commission Income Received	13,084	720	—	37	570	41

Information on deposits held by the Bank’s risk group

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Bank’s Risk Group	Current Year	Prior Year	Current Year	Prior Year	Current Year	Prior Year
Deposits
Balance at the Beginning of the Year	1,033,752	1,085,232	443,105	728,474	84,276	92,454
Balance at the End of the Year	1,014,201	1,033,752	968,601	443,105	46,810	84,276
Interest on Deposits	32,881	39,039	39,882	47,919	691	729

Information on forward and option agreements and similar agreements made with the Bank’s risk group

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Bank’s Risk Group	Current Period	Prior Period	Current Period	Prior Period	Current Period	Prior Period
Transactions held for trading purpose:
Purchase balance at the beginning of the period	—	—	—	—	—	—
Sales balance at the beginning of the period	—	—	—	—	—	—
Purchase balance at the end of the period	43,792	—	—	—	—	—
Sales balance at the end of the period	42,800	—	—	—	—	—
Total Profit/ (Loss)	5	—	—	—	—	—

97

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

2.                                      Disclosures of transactions with the Bank’s risk group

Relations with entities in the risk group of / or controlled by the Bank regardless of the nature of relationship among the parties

Transactions with the risk group are made on an arms-length basis; terms are set according to the market conditions and in compliance with the Banking Law.

The branches of the Bank engage with insurance agency activities in relation with the operations of Güneş Sigorta AŞ and Vakıf Emeklilik AŞ, subsidiaries operating in the insurance sector. Vakıf Yatırım Menkul Değerler engages with the management of the funds established by the Bank.

In addition to the structure of the relationship, type of transaction, amount, and share in total transaction volume, amount of significant items, and share in all items, pricing policy and other

Pricing policy and other conditions of transactions with the risk group of the Bank, are determined and applied on arm’s length basis. The ratio of cash and non-cash loans extended to the the risk group to the overall cash and non-cash loans are 0.11% (31 December 2012: 0.18%) and  3.19% (31 December 2012: 3.68%)

Current Year	Amount	Compared with the Financial Statement Amount %

Cash Loans	94,901	0.11
Non-Cash Loans	743,919	3.19
Deposits	2,029,612	2.49
Forward and Option Agreements	86,592	0.33

Prior Year	Amount	Compared with the Financial Statement Amount %

Cash Loans	120,446	0.18
Non-Cash Loans	634,003	3.68
Deposits	1,561,133	2.32
Forward and Option Agreements	—	—

98

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

VIII.                     Information on domestic, foreign and off-shore branches or investments and foreign representative offices

Domestic and foreign branches and representative offices

	Number of Branches	Number of Employees	Country	Total Assets	Capital
Domestic Branches(*)	856	14,900
Foreign Representative Offices	—	—	—
Foreign Branches	1	23	USA	2,938,068	35,310
	1	16	Iraq	336,628	14,980
Off-shore Branches	1	4	Bahrain	16,070,869	—

(*) Free zone branches in Turkey is included to domestic branches.

Opening or closing of domestic and foreign branches and representative offices and significant changes in organizational structure

During 2013, 115 new domestic branches (2012: 65 domestic branches) have been opened and no branches haven’t been closed (2012: none).

99

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

SECTION SIX

Other Disclosures

I.                                        Other explanations on the Bank’s operations

None.

II.                                   Information on the Bank’s ratings given by international institutions

February 2014 (*)	Standard & Poors
Foreign Currency Credit Rating	BB+ / Negative / B
Foreign Currency Deposit Rating	BB+ / Negative / B
National	trAA+ / — / trA-1
Continuance Rating	NR

May 2013 (*)	Moody’s Investors’ Service
Financial Strength Rating	D+(ba1)
Local Currency Deposit Rating	Baa2 / P-2
Local Currency Outlook	Stable
Foreign Currency Deposit Rating	Baa3 / P-3
Foreign Currency Outlook	Stable

November 2012 (*)	Fitch Ratings
Long Term Foreign Currency	BBB-
Short Term Foreign Currency	F3
Foreign Currency Outlook	Stable
Long Term Local Currency	BBB
Short Term Local Currency	F3
Local Currency Outlook	Stable
National Long Term	AAA (tur)
National Outlook	Stable
Support	2
Base Support Rating	BBB-

March 2013 (*)	Capital Intelligence
Financial Strength Rate	BBB-
Short Term Foreign Currency	B
Long Term Foreign Currency	BB+
Support Rating	2
Outlook	Stable

(*) Dates represent the last change dates of credit ratings and outlook.

100

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

III.                              Significant events and matters subsequent to balance sheet date that are not resulted

In the scope of issuing TL 4,300,000,000 bond and/or bill, Bank has carried out book-building process to issue bond on 13-14-15 January 2014, TL 300 million nominal with 154 days of maturity at 20 June 2014. As a result, Bank has confirmed to issue bond with TRQVKFB61429 ISIN code, TL 450,000,000 nominal, 154 days maturity, 20 June 2014 maturity date, annual compound interest rate 9,5677%, simple interest rate 9,3156% and issue price 96,218.

IV.                               Significant foreign currency exchange rate fluctuations that are subsequent to reporting date

None.

101

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı
Unconsolidated Financial Report as at and	Convenience Translation of Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

SECTION SEVEN

I.                                        Independent Auditors’ Report

1.                                      Information on the independent auditors’ report

The Bank’s unconsolidated financial statements and footnotes as at 31 December 2013 , have been audited by Akis Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik AŞ (the member firm of KPMG International) and positive opinion has been declared in their independent auditors’ report dated 13 February 2014.

2.                                      Disclosures and footnotes prepared by the independent auditor

None.

102

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

PUBLICLY ANNOUNCED UNCONSOLIDATED

FINANCIAL STATEMENTS

TOGETHER WITH INDEPENDENT AUDITOR’S REPORT

AT 31 DECEMBER 2014

(Convenience Translation of Publicly Announced Unconsolidated

Financial Statements and Independent Auditor’s Report

Originally Issued in Turkish,

See in Note I. of Section Three)

CONVENIENCE TRANSLATION OF THE INDEPENDENT AUDITOR’S

REPORT ORIGINALLY PREPARED AND ISSUED IN TURKISH

To the Board of Directors of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı:

We have audited the accompanying unconsolidated balance sheet of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) at 31 December 2014 and the related unconsolidated statements of income, cash flows and changes in shareholders’ equity for the period then ended and a summary of significant accounting policies and other explanatory notes to the financial statements.

Disclosure for the responsibility of the Bank’s Board of Directors:

The Bank’s Board of Directors is responsible for establishing and maintaining effective internal control over financial reporting to prevent the misstatements caused by error or fraud, that are material to the financial statements; and for selecting and applying appropriate accounting policies in compliance with the “Regulation on Accounting Applications for Banks and Safeguarding of Document” published on the Official Gazette No.26333 dated 1 November 2006, Turkish Accounting Standards (“TAS”), Turkish Financial Reporting Standards (“TFRS”) and other regulations, interpretations and circulars published or declared by the Banking Regulation and Supervision Agency (the “BRSA”) on accounting and financial reporting principles.

Disclosure for the Responsibility of the Authorized Audit Firm:

Our responsibility, as independent auditors, is to express an opinion on these financial statements based on our audit. Our independent audit has been implemented in accordance with “Regulation on Authorisation and Activities of Institutions to Conduct Independent Audit in Banks” published on the Official Gazette No.26333 dated 1 November 2006 and Independent Auditing Standards that are part of Turkish Standards on Auditing issued by the Public Oversight Accounting and Auditing Standards Authority (“POA”). We planned and conducted our audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. Our audit includes using the audit techniques for the purpose of obtaining evidence supporting the amounts and disclosures in the financial statements; the selection of these audit techniques is made in accordance with our professional judgment by taking the effectiveness of the controls over financial reporting process into consideration and assessing the appropriateness of the applied accounting policies. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion stated below.

Başaran Nas Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik A.Ş. a member of  PricewaterhouseCoopers Turkey

BJK Plaza, Süleyman Seba Caddesi No:48 B Blok Kat 9 Akaretler Beşiktaş 34357 İstanbul-Turkey

www.pwc.com/tr Telephone: +90 (212) 326 6060 Facsimile: +90 (212) 326 6050

Independent Auditor’s Opinion:

In our opinion, the accompanying unconsolidated financial statements present fairly, in all material respects, the financial position of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı at 31 December 2014 and the results of its operations and its cash flows for the period then ended in accordance with accounting principles and standards set out by regulations in conformity with article 37 of the Banking Act No. 5411 and other regulations, communiques, interpretations and circulars published by the BRSA on accounting and financial reporting principles.

Other matters:

The unconsolidated financial statements of the Bank as at and for the year ended 31 December 2013 were audited by another auditor whose report dated 13 February 2014 expressed an unqualified opinion.

Report on independent auditor’s other responsibilities arising from regulatory requirements:

1.                          In accordance with Article 402 paragraph 4 of the Turkish Commercial Code (“TCC”) No. 6102; no significant matter has come to our attention that causes us to believe that the Bank’s bookkeeping activities for the period 1 January - 31 December 2014 are not in compliance with the TCC and provisions of the Bank’s articles of association in relation to financial reporting.

2.                          In accordance with Article 402 paragraph 4 of TCC; the Board of Directors submitted to us the necessary explanations and provided required documents within the context of audit.

Additional paragraph for convenience translation:

As explained in Note I. of Section Three, the effects of differences between accounting principles and standards set out by regulations in conformity with Article 37 of Banking Law No. 5411, accounting principles generally accepted in countries in which the accompanying unconsolidated financial statements are to be distributed and International Financial Reporting Standards (“IFRS”) have not been quantified in the accompanying unconsolidated financial statements. Accordingly, the accompanying unconsolidated financial statements are not intended to present the financial position, results of operations and changes in financial position and cash flows in accordance with the accounting principles generally accepted in such countries and IFRS.

Başaran Nas Bağımsız Denetim ve

Serbest Muhasebeci Mali Müşavirlik A.Ş.

a member of PricewaterhouseCoopers

Zeynep Uras, SMMM

Partner

Istanbul,16 February 2015

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

THE UNCONSOLIDATED FINANCIAL REPORT OF

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AS OF 31 DECEMBER 2014

Address                                                                                                     :   Sanayi Mahallesi, Eski Büyükdere Caddesi

Güler Sokak No:51, Kağıthane/ İstanbul

Telephone                                                                                                   :  0212 398 15 15- 0212 398 10 00

Fax                                                                                                                                       :  0212 398 11 55

Electronic web site                                                      : www.vakifbank.com.tr

Electronic mail address                               :  posta@vakifbank.com.tr

The unconsolidated financial report includes the following sections in accordance with the “Communiqué on the Financial Statements and Related Explanation and Notes that will be Publicly Announced” as sanctioned by the Banking Regulation and Supervision Agency.

•                                GENERAL INFORMATION ABOUT THE BANK

•                                UNCONSOLIDATED FINANCIAL STATEMENTS

•                                EXPLANATIONS ON ACCOUNTING POLICIES

•                                EXPLANATIONS ON THE FINANCIAL POSITION OF THE BANK

•                                DISCLOSURES AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS

•                                OTHER DISCLOSURES AND FOOTNOTES

•                                EXPLANATIONS ON INDEPENDENT AUDITORS’ REPORT

The accompanying unconsolidated financial statements and notes to these financial statements which are expressed, unless otherwise stated, in thousands of Turkish Lira have been prepared and presented based on the accounting books of the Bank in accordance with the Regulation on the Principles and Procedures Regarding Banks’ Accounting and Keeping of Documents, Turkish Accounting Standards, Turkish Financial Reporting Standards, and related appendices and interpretations of these, and have been independently audited.

16 February 2015

Ramazan GÜNDÜZ	Mehmet Emin ÖZCAN	Sabahattin BİRDAL
Chairman of the Board of	Board member and	Board member and
Directors	Audit Committee Member	Audit Committee Member

Halil AYDOĞAN	Metin Recep ZAFER	Murat KOYGUN
General Manager and	Assistant General Manager	Director of Accounting and
Board Member		Financial Affairs

The authorized contact person for questions on this financial report:

Name-Surname/Title: S. Buğra SÜRÜEL / Manager

Phone no                                                         :        0 312 591 11 48

Fax no                                                                      :        0 312 591 20 01

		Page:
SECTION ONE
General Information
I.	History of the Bank including its incorporation date, initial legal status, amendments to legal status	1
II.	The Bank’s shareholder structure, management and internal audit, direct and indirect shareholders, change in shareholder structure during the period and information on Bank’s risk group	1
III.	Information on the chairman and members of the board of directors, audit committee members, general manager, assistant general managers and their shares in the Bank	2-3
IV.	Information on the Bank’s qualified shareholders	3
V.	Information about the services and nature of activities of the Bank	4
VI.	Current or likely actual or legal barriers to immediate transfer of equity or repayment of debts between parent bank and its subsidiaries	4
SECTION TWO
Unconsolidated Financial Statements

	Unconsolidated Interim Financial Statements
I.	Balance sheet – Assets	5
II.	Balance sheet - Liabilities and equity	6
III.	Off-balance sheet items	7
VI.	Statement of income	8
V.	Statement of gains and losses recognized in equity	9
VI.	Statement of changes in equity	10
VII.	Statement of cash flows	11
VIII.	Statement of profit distribution	12
SECTION THREE
Accounting Policies
I.	Basis of presentation	13
II.	Strategy for the use of financial instruments and information on foreign currency transactions	13-14
III.	Information on forwards, options and other derivative transactions	14
IV.	Information on interest income and expenses	15
V.	Information on fees and commissions	15
VI.	Information on financial assets	15-16
VII.	Information on impairment of financial assets	16
VIII.	Information on offsetting of financial instruments	17
IX.	Information on sales and repurchase agreements and securities lending	17
X.	Information on assets held for sale and discontinued operations	17
XI.	Information on goodwill and other intangible assets	17
XII.	Information on tangible assets	18
XIII.	Information on leasing activities	18
XIV.	Information on provisions and contingent liabilities	19
XV.	Information on obligations of the Bank concerning employee rights	19-20
XVI.	Information on taxation	21
XVII.	Additional information on borrowings	22
XVIII.	Information on issuance of equity securities	22
XIX.	Information on confirmed bills of exchange and acceptances	22
XX.	Information on government incentives	22
XXI.	Information on segment reporting	22
XXII.	Other disclosures	22
SECTION FOUR
Information Related To Financial Position of the Bank
I.	Capital adequacy ratio	23-31
II.	Credit risk	31-43
III.	Market risk	44-45
IV.	Operational risk	45
V.	Foreign currency exchange risk	46-48
VI.	Interest rate risk	49-53
VII.	Liquidity risk	53-56
VIII.	Fair values of financial assets and liabilities	56-58
IX.	Transactions carried out on behalf of customers, items held in trust	58
X.	Segment reporting	58-60
SECTION FIVE
Disclosures and Footnotes on Unconsolidated Financial Statements
I.	Information and disclosures related to assets	61-79
II.	Information and disclosures related to liabilities	80-89
III.	Information and disclosures related to off-balance sheet items	90-94
IV.	Information and disclosures related to statement of income	95-101
V.	Information and disclosures related to statement of changes in shareholders’ equity	102-103
VI.	Information and disclosures on statement of cash flows	103-105
VII.	Information and disclosures related to the Bank’s risk group	106-107
VIII.	Information on domestic, foreign and off-shore branches or investments and foreign representative offices	108
SECTION SIX
Other Disclosures and Footnotes
I.	Other disclosures on the Bank’s activity	109
II.	Information on the Bank’s ratings given by international credit rating institutions	109
III.	Significant events and matters subsequent to balance sheet date that are not resulted	110
IV.	Significant foreign currency exchange rate fluctuations that are subsequent to reporting date	110
SECTION SEVEN
Independent Auditors’ Audit Report
I.	Information on Independent Auditors’ Audit Report	110
II.	Disclosures and footnotes prepared by the independent auditor	110

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION ONE

GENERAL INFORMATION

I.                                                 HISTORY OF THE BANK INCLUDING ITS INCORPORATION DATE, INITIAL LEGAL STATUS, AMENDMENTS TO LEGAL STATUS

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) was established to operate as stated in the disclosure V of this section, under the authorization of a special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations of Turkish Republic Prime Ministry (“The General Directorate of the Foundations”). The Bank’s statute has not been changed since its establishment.

II.                                            THE BANK’S SHAREHOLDERS STRUCTURE, MANAGEMENT AND INTERNAL AUDIT, DIRECT AND INDIRECT SHAREHOLDERS, CHANGE IN SHAREHOLDER STRUCTURE DURING THE PERIOD AND INFORMATION ON BANK’S RISK GROUP

The shareholder having control over the shares of the Bank is the General Directorate of the Foundations.

As at 31 December 2014 and 31 December 2013, the Bank’s paid-in capital is TL 2,500,000 divided into 250.000.000.000 shares with each has a nominal value of Kr 1.

The Bank’s shareholders structure as at 31 December 2014 is stated below:

Shareholders	Number of Shares (100 unit)	Nominal Value of the Shares – Thousands of TL	Share Percentage (%)
Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058,640	1,075,058	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,552,666	402,553	16.10
Appendant foundations represented by the General Directorate of the Foundations (Group B)	386,224,784	386,225	15.45
Other appendant foundations (Group B)	3,096,742	3,097	0.13
Other registered foundations (Group B)	1,453,085	1,453	0.06
Other real persons and legal entities (Group C)	1,533,786	1,534	0.06
Publicly traded (Group D)	630,080,297	630,080	25.20

Total	2,500,000,000	2,500,000	100.00

1

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                                       INFORMATION ON THE CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS AND THEIR SHARES IN THE BANK

Name and Surname	Responsibility	Date of Appointment	Education	Experience in Banking and Management
Board of Directors
Ramazan GÜNDÜZ	Chairman	29 March 2013	University	36 years
Mehmet Emin ÖZCAN	Deputy Chairman	29 March 2013	University	31 years
Halil AYDOĞAN	Member – General Manager	29 March 2013	University	37 years
İsmail ALPTEKİN	Member	6 April 2009	University	16 years
Halim KANATCI	Member	28 April 2009	University	41 years
Dr. Adnan ERTEM	Member	28 October 2010	PHD	26 years
Sabahattin BİRDAL	Member	31 March 2014	University	37 years
Öztürk ORAN	Member	30 April 2014	University	39 years
Şeref AKSAÇ	Member	30 April 2014	University	32 years
Audit Committee
Mehmet Emin ÖZCAN	Member	4 April 2014	University	31 years
Sabahattin BİRDAL	Member	4 April 2014	University	37 years
Auditors
Mehmet HALTAŞ	Auditor	19 March 2010	University	37 years
Yunus ARINCI	Auditor	19 March 2010	Master	17 years
Assistant Managers
Metin Recep ZAFER	Accounting and Financial Affairs, Treasury and Foreign Operations, Banking Operations, Consumer Coordination Attendant	13 June 2006	PHD	19 years
Hasan ECESOY	Treasury, International Relations and Investor Relations, Coordination of Foreign Branches	18 June 2010	PHD	21 years
Serdar SATOĞLU	Private Banking, Subsidiaries	2 July 2010	PHD	19 years
Ali Engin EROĞLU

Application Development Departments, System Management, IT Operations and Support, IT Services Planning Department, IT Process Management and Compliance Directorate, Project Management Directorate, Information Security Directorate

		18 August 2010	Master	18 years
Osman DEMREN	Commercial and Corporate Loans, Consumer and SME Loans, Intelligence	6 April 2011	University	24 years
Muhammet Lütfü ÇELEBİ	Commercial and Corporate Banking, SME Banking, Cash Management Affairs, Insurance Banking	23 October 2013	University	19 years
Mustafa SAYDAM	Human Resources, Support Services, Distribution Channels, Retail Banking, Payment Systems, Payment System Operations	28 October 2013	University	21 years
Mehmet Emin KARAAĞAÇ	Loans and Risk Follow-up, Legal Affairs	8 November 2013	University	25 years

2

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                                       INFORMATION ON THE CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS AND THEIR SHARES IN THE BANK (Continued)

As at 7 February 2014, Ali Fuat Taşkesenlioğlu has resigned from his duty as a member of Board of Directors.

At the resolution of the first Board of Directors after Ordinary Meeting of the General Assembly dated 28 March 2014, the distribution of roles has been realized. Ramazan Gündüz has been assigned as Chairman of Board of Directors and Mehmet Emin Özcan has been assigned as Deputy Chairman of Board of Directors.

As at 31 March 2014, Sadık Tıltak has resigned from his duty as Group C independent member of Board of Directors. Sabahattin Birdal has been elected unanimously for the duty of Sadık Tıltak by Board of Directors in accordance with the clause 363 of Turkish Commercial Code and the clause
51 of Bank’s Articles of Association.

As per 4 April 2014 dated resolution of the Board of Directors, in accordance with the clause 73 of Bank’s Articles of Association, Sabahattin Birdal and Mehmet Emin Özcan has been elected unanimously for Audit Committee.

As per 30 April 2014 dated resolution of Ordinary Meeting of the General Assembly, in accordance with the clause 48 of Bank’s Articles of Association, Öztürk Oran has been elected as a member of Board of Directors representing Group A shares. Şeref Aksaç has been elected as a member of Board of Directors representing Group B shares.

As per 4 September 2014 dated resolution of the Board of Directors, Yıldırım Eroğlu has resigned his duty regarding to his retirement status.

As per 5 February 2015 dated resolution of the Board of Directors, Assistant Manager Numan Bek has been assigned to headquarters’ order of service.

İsmail Alptekin, Member of the Board, holds non-publicly traded Group C share of the Bank amounting to TL 59. The remaining members of the top management listed above do not hold any unquoted shares of the Bank.

IV.                                        INFORMATION ON THE BANK’S QUALIFIED SHAREHOLDERS

The shareholder holding control over the Bank is the General Directorate of the Foundations and Appendant foundations represented by the General Directorate of the Foundations having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank.

3

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

V.                                             INFORMATION ABOUT THE SERVICES AND NATURE OF ACTIVITIES OF THE BANK

The Bank was established under the authorization of special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•                      Lending loans by granting securities and real estates as collateral,

•                      Establishing or participating in all kinds of insurance corporations already established,

•                      Trading real estates,

•                      Servicing all banking operations and services,

•                      Operating real estates and participating in industrial sectors for corporations handed over by foundations and General Directorate of the Foundations in line with conditions stipulated by agreements if signed.

•                      The Bank is established to render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by General Directorate of the Foundations.

As at 31 December 2014, the Bank has 890 domestic, 3 foreign, in total 893 branches (31 December 2013: 856 domestic, 3 foreign, in total 859 branches). As at 31 December 2014, the Bank has 14,920  employees (31 December 2013: 14,943 employees).

VI.                                        CURRENT OR LIKELY ACTUAL OR LEGAL BARRIERS TO IMMEDIATE TRANSFER OF EQUITY OR REPAYMENT OF DEBTS BETWEEN BANK AND ITS SUBSIDIARIES

None.

4

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED BALANCE SHEET(STATEMENT OF FINANCIAL POSITION) AS OF 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Audited Current Period 31 December 2014			Audited Prior Period 31 December 2013
	ASSETS	Notes	TL	FC	Total	TL	FC	Total

I.	CASH AND BALANCES WITH THE CENTRAL BANK	V-I-1	4,126,328	17,758,651	21,884,979	1,802,838	17,165,243	18,968,081
II.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Net)	V-I-2	343,094	37,101	380,195	356,150	79,540	435,690
2.1	Financial assets held for trading purpose		343,094	37,101	380,195	356,150	79,540	435,690
2.1.1	Debt securities issued by the governments		—	—	—	—	—	—
2.1.2	Equity securities		—	—	—	—	—	—
2.1.3	Derivative financial assets held for trading purpose	V-I-2	342,475	37,101	379,576	356,150	79,540	435,690
2.1.4	Other securities		619	—	619	—	—	—
2.2	Financial assets designated at fair value through profit or loss		—	—	—	—	—	—
2.2.1	Debt securities issued by the governments		—	—	—	—	—	—
2.2.2	Equity securities		—	—	—	—	—	—
2.2.3	Loans		—	—	—	—	—	—
2.2.4	Other securities		—	—	—	—	—	—
III.	BANKS	V-I-3	14,733	2,555,887	2,570,620	40,177	2,598,960	2,639,137
IV.	RECEIVABLES FROM INTERBANK MONEY MARKETS		—	—	—	—	—	—
4.1	Interbank money market placements		—	—	—	—	—	—
4.2	Istanbul Stock Exchange money market placements		—	—	—	—	—	—
4.3	Receivables from reverse repurchase agreements		—	—	—	—	—	—
V.	AVAILABLE-FOR-SALE FINANCIAL ASSETS (Net)	V-I-4	12,629,821	3,693,476	16,323,297	12,551,965	3,736,222	16,288,187
5.1	Equity securities		15	—	15	15	10,750	10,765
5.2	Debt securities issued by the governments		12,629,806	3,693,476	16,323,282	12,551,950	3,725,472	16,277,422
5.3	Other securities		—	—	—	—	—	—
VI.	LOANS AND RECEIVABLES	V-I-5	76,682,669	27,900,848	104,583,517	65,082,512	21,669,705	86,752,217
6.1	Performing loans and receivables		76,442,594	27,900,848	104,343,442	64,826,518	21,669,705	86,496,223
6.1.1	Loans provided to risk group	V-VII-1	57,996	22,347	80,343	11,233	83,668	94,901
6.1.2	Debt securities issued by the governments		—	—	—	—	—	—
6.1.3	Others		76,384,598	27,878,501	104,263,099	64,815,285	21,586,037	86,401,322
6.2	Loans under follow-up		3,974,372	—	3,974,372	3,531,427	—	3,531,427
6.3	Specific provisions (-)		3,734,297	—	3,734,297	3,275,433	—	3,275,433
VII.	FACTORING RECEIVABLES		—	—	—	—	—	—
VIII.	HELD-TO-MATURITY INVESTMENT SECURITIES (Net)	V-I-6	6,761,749	92,844	6,854,593	5,358,742	45,073	5,403,815
8.1	Debt securities issued by the governments		6,761,749	—	6,761,749	5,358,742	2,234	5,360,976
8.2	Other securities		—	92,844	92,844	—	42,839	42,839
IX.	INVESTMENTS IN ASSOCIATES (Net)	V-I-7	305,469	—	305,469	245,523	—	245,523
9.1	Associates, consolidated per equity method		—	—	—	—	—	—
9.2	Unconsolidated associates		305,469	—	305,469	245,523	—	245,523
9.2.1	Financial associates		294,069	—	294,069	234,123	—	234,123
9.2.2	Non-Financial associates		11,400	—	11,400	11,400	—	11,400
X.	INVESTMENTS IN SUBSIDIARIES (Net)	V-I-8	1,110,389	321,124	1,431,513	1,094,893	270,577	1,365,470
10.1	Unconsolidated financial subsidiaries		866,473	321,124	1,187,597	893,406	270,577	1,163,983
10.2	Unconsolidated non-financial subsidiaries		243,916	—	243,916	201,487	—	201,487
XI.	INVESTMENTS IN JOINT-VENTURES (Net)	V-I-9	—	—	—	—	—	—
11.1	Joint-ventures, consolidated per equity method		—	—	—	—	—	—
11.2	Unconsolidated joint-ventures		—	—	—	—	—	—
11.2.1	Financial joint-ventures		—	—	—	—	—	—
11.2.2	Non-Financial joint-ventures		—	—	—	—	—	—
XII.	LEASE RECEIVABLES	V-I-10	—	—	—	—	—	—
12.1	Finance lease receivables		—	—	—	—	—	—
12.2	Operational lease receivables		—	—	—	—	—	—
12.3	Others		—	—	—	—	—	—
12.4	Unearned income (-)		—	—	—	—	—	—
XIII.	DERIVATIVE FINANCIAL ASSETS HELD FOR RISK MANAGEMENT PURPOSE	V-I-11	—	—	—	—	—	—
13.1	Fair value hedges		—	—	—	—	—	—
13.2	Cash flow hedges		—	—	—	—	—	—
13.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XIV.	TANGIBLE ASSETS (Net)	V-I-12	707,628	1,372	709,000	656,989	1,802	658,791
XV.	INTANGIBLE ASSETS (Net)	V-I-13	140,639	111	140,750	108,480	128	108,608
15.1	Goodwill		—	—	—	—	—	—
15.2	Other intangibles		140,639	111	140,750	108,480	128	108,608
XVI.	INVESTMENT PROPERTIES (Net)	V-I-14	—	—	—	—	—	—
XVII.	TAX ASSETS		72,437	—	72,437	51,606	—	51,606
17.1	Current tax assets		—	—	—	—	—	—
17.2	Deferred tax assets	V-I-15	72,437	—	72,437	51,606	—	51,606
XVIII.	ASSETS HELD FOR SALE AND ASSETS RELATED TO THE DISCONTINUED OPERATIONS (Net)	V-I-16	745,883	—	745,883	564,744	—	564,744
18.1	Assets held for sale		745,883	—	745,883	564,744	—	564,744
18.2	Assets related to the discontinued operations		—	—	—	—	—	—
XIX.	OTHER ASSETS	V-I-17	1,556,242	659,231	2,215,473	1,231,840	782,334	2,014,174

	TOTAL ASSETS		105,197,081	53,020,645	158,217,726	89,146,459	46,349,584	135,496,043

The accompanying explanations and notes form an integral part of these financial statements.

5

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION) AS OF 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Audited Current Period 30September 2014			Audited Prior Period 31 December 2013
	LIABILITIES AND EQUITY	Notes	TL	FC	Total	TL	FC	Total

I.	DEPOSITS	V-II-1	65,703,337	26,053,631	91,756,968	59,441,198	22,091,616	81,532,814
1.1	Deposits of the risk group	V-VII-1	1,511,586	216,777	1,728,363	1,790,723	238,889	2,029,612
1.2	Other deposits		64,191,751	25,836,854	90,028,605	57,650,475	21,852,727	79,503,202
II.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR TRADING PURPOSE	V-II-2	54,233	196,019	250,252	111,604	89,174	200,778
III.	FUNDS BORROWED	V-II-3	887,938	14,039,110	14,927,048	122,174	11,282,638	11,404,812
IV.	INTERBANK MONEY MARKET		9,793,634	6,591,668	16,385,302	8,014,659	6,462,422	14,477,081
4.1	Interbank money market takings		200,000	—	200,000	—	—	—
4.2	Istanbul Stock Exchange money market takings		—	—	—	—	—	—
4.3	Obligations under repurchase agreements		9,593,634	6,591,668	16,185,302	8,014,659	6,462,422	14,477,081
V.	SECURITIES ISSUED (Net)	V-II-3	2,913,190	7,544,567	10,457,757	2,355,180	4,529,646	6,884,826
5.1	Bills		2,913,190	—	2,913,190	2,355,180	—	2,355,180
5.2	Asset backed securities		—	—	—	—	—	—
5.3	Bonds		—	7,544,567	7,544,567	—	4,529,646	4,529,646
VI.	FUNDS		20,089	—	20,089	23,431	—	23,431
6.1	Funds against borrower’s note		—	—	—	—	—	—
6.2	Others		20,089	—	20,089	23,431	—	23,431
VII.	MISCELLANEOUS PAYABLES		2,937,216	223,199	3,160,415	2,506,535	189,570	2,696,105
VIII.	OTHER EXTERNAL RESOURCES PAYABLE	V-II-4	517,101	938,558	1,455,659	423,146	1,030,328	1,453,474
IX.	FACTORING PAYABLES		—	—	—	—	—	—
X.	LEASE PAYABLES	V-II-5	—	—	—	—	—	—
10.1	Finance lease payables		—	—	—	—	—	—
10.2	Operational lease payables		—	—	—	—	—	—
10.3	Others		—	—	—	—	—	—
10.4	Deferred finance leasing expenses (- )		—	—	—	—	—	—
XI.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR RISK MANAGEMENT PURPOSE	V-II-6	—	—	—	—	—	—
11.1	Fair value hedges		—	—	—	—	—	—
11.2	Cash flow hedges		—	—	—	—	—	—
11.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XII.	PROVISIONS	V-II-7	2,424,177	12,962	2,437,139	1,964,510	49,774	2,014,284
12.1	General provisions	V-II-7	1,591,002	12,240	1,603,242	1,179,012	11,727	1,190,739
12.2	Restructuring reserves		—	—	—	—	—	—
12.3	Reserve for employee benefits		603,083	—	603,083	543,347	—	543,347
12.4	Insurance technical provisions (Net)		—	—	—	—	—	—
12.5	Other provisions	V-II-7	230,092	722	230,814	242,151	38,047	280,198
XIII.	TAX LIABILITIES	V-II-8	456,288	1,029	457,317	216,864	1,111	217,975
13.1	Current tax liabilities		456,288	1,029	457,317	216,864	1,111	217,975
13.2	Deferred tax liabilities	V-I-15	—	—	—	—	—	—
XIV.	PAYABLES FOR ASSETS HELD FOR SALE AND ASSETS RELATED TO DISCONTINUED OPERATIONS	V-II-9	—	—	—	—	—	—
14.1	Payables related to the assets held for sale		—	—	—	—	—	—
14.2	Payables related to the discontinued operations		—	—	—	—	—	—
XV.	SUBORDINATED LOANS	V-II-10	—	2,138,030	2,138,030	—	1,974,142	1,974,142
XVI.	EQUITY		14,396,856	374,894	14,771,750	12,412,681	203,640	12,616,321
16.1	Paid-in capital	V-II-11	2,500,000	—	2,500,000	2,500,000	—	2,500,000
16.2	Capital reserves		1,680,852	374,894	2,055,746	1,317,561	203,640	1,521,201
16.2.1	Share premium		723,918	—	723,918	723,918	—	723,918
16.2.2	Share cancellation profits		—	—	—	—	—	—
16.2.3	Valuation differences of the marketable securities	V-II-11	842,075	374,894	1,216,969	477,686	203,640	681,326
16.2.4	Revaluation surplus on tangible assets		45,637	—	45,637	44,136	—	44,136
16.2.5	Revaluation surplus on intangible assets		—	—	—	—	—	—
16.2.6	Revaluation surplus on investment properties		—	—	—	—	—	—
16.2.7	Bonus shares of associates, subsidiaries and joint-ventures		69,222	—	69,222	71,821	—	71,821
16.2.8	Hedging reserves (effective portion)		—	—	—	—	—	—
16.2.9	Revaluation surplus on assets held for sale and assets related to the discontinued operations		—	—	—	—	—	—
16.2.10	Other capital reserves		—	—	—	—	—	—
16.3	Profit reserves		8,462,731	—	8,462,731	7,009,581	—	7,009,581
16.3.1	Legal reserves		1,012,796	—	1,012,796	854,240	—	854,240
16.3.2	Status reserves		—	—	—	—	—	—
16.3.3.	Extraordinary reserves		7,214,708	—	7,214,708	5,889,226	—	5,889,226
16.3.4.	Other profit reserves		235,227	—	235,227	266,115	—	266,115
16.4	Profit or loss		1,753,273	—	1,753,273	1,585,539	—	1,585,539
16.4.1	Prior years’ profit/loss		—	—	—	—	—	—
16.4.2	Current period’s profit/loss		1,753,273	—	1,753,273	1,585,539	—	1,585,539

	TOTAL LIABILITIES AND EQUITY		100,104,059	58,113,667	158,217,726	87,591,982	47,904,061	135,496,043

The accompanying explanations and notes form an integral part of these financial statements.

6

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED OFF-BALANCE SHEET COMMITMENTS AS OF 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Audited Current Period 31 December 2014			Audited Prior Period 31 December 2013
		Notes	TL	FC	Total	TL	FC	Total

A.	OFF-BALANCE SHEET COMMITMENTS AND CONTINGENCIES (I+II+III)		42,543,635	48,918,083	91,461,718	65,514,791	55,746,467	121,261,258
I.	GUARANTEES AND SURETIES	V-III-2-4	16,863,185	11,770,738	28,633,923	14,288,042	9,053,337	23,341,379
1.1	Letters of guarantee		16,842,349	4,610,122	21,452,471	14,268,047	3,627,537	17,895,584
1.1.1	Guarantees subject to State Tender Law		1,869,107	2,266,261	4,135,368	1,905,899	1,952,543	3,858,442
1.1.2	Guarantees given for foreign trade operations		913,389	—	913,389	650,221	—	650,221
1.1.3	Other letters of guarantee		14,059,853	2,343,861	16,403,714	11,711,927	1,674,994	13,386,921
1.2	Bank acceptances		20,836	1,943,257	1,964,093	12,129	1,040,149	1,052,278
1.2.1	Import letter of acceptance		2,190	78,990	81,180	1,500	77,393	78,893
1.2.2	Other bank acceptances		18,646	1,864,267	1,882,913	10,629	962,756	973,385
1.3	Letters of credit		—	5,212,911	5,212,911	7,866	4,382,030	4,389,896
1.3.1	Documentary letters of credit		—	5,212,911	5,212,911	7,866	4,382,030	4,389,896
1.3.2	Other letters of credit		—	—	—	—	—	—
1.4	Guaranteed pre-financings		—	1,845	1,845	—	1,702	1,702
1.5	Endorsements		—	—	—	—	—	—
1.5.1	Endorsements to the Central Bank of Turkey		—	—	—	—	—	—
1.5.2	Other endorsements		—	—	—	—	—	—
1.6	Marketable securities underwriting commitments		—	—	—	—	—	—
1.7	Factoring related guarantees		—	—	—	—	—	—
1.8	Other guarantees		—	2,603	2,603	—	1,759	1,759
1.9	Other sureties		—	—	—	—	160	160
II.	COMMITMENTS		19,162,556	7,458,391	26,620,947	45,270,192	26,331,770	71,601,962
2.1	Irrevocable commitments		17,652,664	2,640,634	20,293,298	15,109,055	3,640,601	18,749,656
2.1.1	Asset purchase commitments	V-III-1	46,228	2,640,634	2,686,862	539,362	3,636,414	4,175,776
2.1.2	Deposit purchase and sales commitments		—	—	—	—	—	—
2.1.3	Share capital commitments to associates and subsidiaries	V-III-1	—	—	—	—	—	—
2.1.4	Loan granting commitments	V-III-1	8,053,342	—	8,053,342	6,730,503	—	6,730,503
2.1.5	Securities issuance brokerage commitments		—	—	—	—	—	—
2.1.6	Commitments for reserve deposit requirements		—	—	—	—	—	—
2.1.7	Commitments for cheque payments	V-III-1	1,638,976	—	1,638,976	1,320,438	—	1,320,438
2.1.8	Tax and fund obligations on export commitments		—	—	—	—	—	—
2.1.9	Commitments for credit card limits	V-III-1	7,641,987	—	7,641,987	6,261,117	—	6,261,117
2.1.10	Commitments for credit card and banking operations promotions		247,938	—	247,938	238,991	—	238,991
2.1.11	Receivables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.12	Payables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.13	Other irrevocable commitments		24,193	—	24,193	18,644	4,187	22,831
2.2	Revocable commitments		1,509,892	4,817,757	6,327,649	30,161,137	22,691,169	52,852,306
2.2.1	Revocable loan granting commitments		1,509,892	4,817,757	6,327,649	30,161,137	22,691,169	52,852,306
2.2.2	Other revocable commitments		—	—	—	—	—	—
III.	DERIVATIVE FINANCIAL INSTRUMENTS	V-III-5	6,517,894	29,688,954	36,206,848	5,956,557	20,361,360	26,317,917
3.1	Derivative financial instruments held for risk management		—	—	—	—	—	—
3.1.1	Fair value hedges		—	—	—	—	—	—
3.1.2	Cash flow hedges		—	—	—	—	—	—
3.1.3	Net foreign investment hedges		—	—	—	—	—	—
3.2	Trading derivatives		6,517,894	29,688,954	36,206,848	5,956,557	20,361,360	26,317,917
3.2.1	Forward foreign currency purchases/sales		242,929	312,275	555,204	602,810	731,325	1,334,135
3.2.1.1	Forward foreign currency purchases		121,619	156,202	277,821	301,607	365,671	667,278
3.2.2.2	Forward foreign currency sales		121,310	156,073	277,383	301,203	365,654	666,857
3.2.2	Currency and interest rate swaps		5,631,655	22,183,274	27,814,929	5,180,109	15,499,236	20,679,345
3.2.2.1	Currency swaps-purchases		1,659,308	10,977,077	12,636,385	3,148,532	7,243,811	10,392,343
3.2.2.2	Currency swaps-sales		3,772,347	3,927,959	7,700,306	2,031,577	4,110,277	6,141,854
3.2.2.3	Interest rate swaps-purchases		100,000	3,639,119	3,739,119	—	2,072,574	2,072,574
3.2.2.4	Interest rate swaps-sales		100,000	3,639,119	3,739,119	—	2,072,574	2,072,574
3.2.3	Currency, interest rate and security options		385,290	671,258	1,056,548	173,638	169,222	342,860
3.2.3.1	Currency call options		192,645	335,629	528,274	85,819	84,611	170,430
3.2.3.2	Currency put options		192,645	335,629	528,274	85,819	84,611	170,430
3.2.3.3	Interest rate call options		—	—	—	—	—	—
3.2.3.4	Interest rate put options		—	—	—	—	—	—
3.2.3.5	Security call options		—	—	—	1,000	—	1,000
3.2.3.6	Security put options		—	—	—	1,000	—	1,000
3.2.4	Currency futures		—	—	—	—	—	—
3.2.4.1	Currency futures-purchases		—	—	—	—	—	—
3.2.4.2	Currency futures-sales		—	—	—	—	—	—
3.2.5	Interest rate futures		—	—	—	—	—	—
3.2.5.1	Interest rate futures-purchases		—	—	—	—	—	—
3.2.5.2	Interest rate futures-sales		—	—	—	—	—	—
3.2.6	Others		258,020	6,522,147	6,780,167	—	3,961,577	3,961,577
B.	CUSTODY AND PLEDGED ITEMS (IV+V+VI)		706,821,902	298,845,575	1,005,667,477	839,788,953	225,942,092	1,065,731,045
IV.	ITEMS HELD IN CUSTODY		58,297,898	2,105,489	60,403,387	351,509,096	1,564,619	353,073,715
4.1	Customers’ securities held		—	22,567	22,567	—	20,816	20,816
4.2	Investment securities held in custody		48,295,375	94,082	48,389,457	343,290,604	—	343,290,604
4.3	Checks received for collection		8,300,087	1,452,398	9,752,485	6,699,221	895,708	7,594,929
4.4	Commercial notes received for collection		1,129,279	182,687	1,311,966	974,141	210,113	1,184,254
4.5	Other assets received for collection		2,152	93	2,245	2,152	86	2,238
4.6	Assets received through public offering		—	6,818	6,818	—	6,289	6,289
4.7	Other items under custody		309	77,724	78,033	6,749	138,169	144,918
4.8	Custodians		570,696	269,120	839,816	536,229	293,438	829,667
V.	PLEDGED ITEMS		180,351,054	59,408,743	239,759,797	174,883,810	50,574,396	225,458,206
5.1	Securities		241,614	18,614	260,228	334,952	27,434	362,386
5.2	Guarantee notes		943,912	232,965	1,176,877	701,927	239,873	941,800
5.3	Commodities		25,696,626	590,812	26,287,438	23,434,930	990,995	24,425,925
5.4	Warranties		—	—	—	—	—	—
5.5	Real estates		142,283,678	47,319,679	189,603,357	112,475,408	39,831,978	152,307,386
5.6	Other pledged items		10,332,202	11,114,594	21,446,796	8,342,047	9,350,018	17,692,065
5.7	Pledged items-depository		853,022	132,079	985,101	29,594,546	134,098	29,728,644
VI.	CONFIRMED BILLS OF EXCHANGE AND SURETIES		468,172,950	237,331,343	705,504,293	313,396,047	173,803,077	487,199,124

	TOTAL OFF-BALANCE SHEET ITEMS (A+B)		749,365,537	347,763,658	1,097,129,195	905,303,744	281,688,559	1,186,992,303

The accompanying explanations and notes form an integral part of these financial statements.

7

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Audited Current Period 1 January 2014- 31 December 2014	Audited Prior Period 1 January 2013- 31 December 2013

I.	INTEREST INCOME		11,373,587	9,220,570
1.1	Interest income from loans	V-IV-1	9,326,415	7,563,941
1.2	Interest income from reserve deposits		2,015	—
1.3	Interest income from banks	V-IV-1	7,006	7,004
1.4	Interest income from money market transactions		380	625
1.5	Interest income from securities portfolio	V-IV-1	2,035,273	1,590,648
1.5.1	Trading financial assets		—	—
1.5.2	Financial assets designated at fair value through profit or loss		—	—
1.5.3	Available-for-sale financial assets		1,475,012	1,187,769
1.5.4	Held-to-maturity investments		560,261	402,879
1.6	Finance lease income		—	—
1.7	Other interest income		2,498	58,352
II.	INTEREST EXPENSE		6,722,109	4,430,953
2.1	Interest expense on deposits	V-IV-2	5,044,633	3,522,651
2.2	Interest expense on funds borrowed	V-IV-2	167,476	134,533
2.3	Interest expense on money market transactions		912,931	375,321
2.4	Interest expense on securities issued	V-IV-2	450,732	260,003
2.5	Other interest expenses		146,337	138,445
III.	NET INTEREST INCOME (I — II)		4,651,478	4,789,617
IV.	NET FEES AND COMMISSIONS INCOME		709,334	686,511
4.1	Fees and commissions received		1,145,329	1,005,406
4.1.1	Non-cash loans		162,814	134,964
4.1.2	Others		982,515	870,442
4.2	Fees and commissions paid		435,995	318,895
4.2.1	Non-cash loans		206	143
4.2.2	Others		435,789	318,752
V.	DIVIDEND INCOME	V-IV-3	66,288	54,001
VI.	TRADING INCOME/LOSSES (Net)	V-IV-4	223,119	231,657
6.1	Trading account income/losses	V-IV-4	174,760	172,623
6.2	Income/losses from derivative financial instruments	V-IV-4	(51,247)	86,442
6.3	Foreign exchange gains/losses	V-IV-4	99,606	(27,408)
VII.	OTHER OPERATING INCOME	V-IV-5	1,345,534	708,320
VIII.	TOTAL OPERATING PROFIT (III+IV+V+VI+VII)		6,995,753	6,470,106
IX.	PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	V-IV-6	1,671,867	1,729,271
X.	OTHER OPERATING EXPENSES (-)	V-IV-7	3,110,210	2,757,921
XI.	NET OPERATING PROFIT/LOSS (VIII-IX-X)		2,213,676	1,982,914
XII.	INCOME RESULTED FROM MERGERS		—	—
XIII.	INCOME/LOSS FROM INVESTMENTS UNDER EQUITY ACCOUNTING		—	—
XIV.	GAIN/LOSS ON NET MONETARY POSITION		—	—
XV.	INCOME/LOSS FROM CONTINUING OPERATIONS BEFORE TAXES (XI+XII+XIII+XIV)		2,213,676	1,982,914
XVI.	CONTINUING OPERATIONS PROVISION FOR TAXES	V-IV-11	(460,403)	(397,375)
16.1	Current tax charges		(601,519)	(341,481)
16.2	Deferred tax credits		141,116	(55,894)
XVII.	NET INCOME/LOSS AFTER TAXES FROM CONTINUING OPERATIONS (XV-XVI)	V-IV-12	1,753,273	1,585,539
XVIII.	INCOME FROM DISCONTINUED OPERATIONS		—	—
18.1	Income from investment properties		—	—
18.2	Income from sales of subsidiaries, affiliates and joint-ventures		—	—
18.3	Other income from discontinued activities		—	—
XIX.	EXPENSES FROM DISCONTINUED OPERATIONS		—	—
19.1	Investment property expenses		—	—
19.2	Losses from sales of subsidiaries, affiliates and joint ventures		—	—
19.3	Other expenses from discontinued activities		—	—
XX.	INCOME/LOSS FROM DISCONTINUED OPERATIONS BEFORE TAXES		—	—
XXI.	DISCONTINUED OPERATIONS PROVISION FOR TAXES		—	—
21.1	Current tax charge		—	—
21.2	Deferred tax charge		—	—
XXII.	NET INCOME/LOSS AFRET TAXES FROM DISCONTINUED OPERATIONS		—	—

XXIII.	NET PROFIT/LOSS (XVII+XXII)	V-IV-12	1,753,273	1,585,539

	Profit/Loss per 100 shares (full TL)	III-XXII	0.7013	0.6342

The accompanying explanations and notes form an integral part of these financial statements.

8

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED STATEMENT OF GAINS AND LOSSES RECOGNIZED IN EQUITY

FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	GAINS AND LOSSES RECOGNIZED IN EQUITY	Notes	Audited Current Period 1 January 2014- 31 December 2014	Audited Prior Period 1 January 2013- 31 December 2013

I.	VALUATION DIFFERRENCES OF AVAILABLE FOR SALE FINANCIAL ASSETS RECOGNIZED IN VALUATION DIFFERENCES OF MARKETABEL SECURITIES	V-V-1	786,981	(1,018,829)
II.	REVALUATION SURPLUS ON TANGIBLE ASSETS		—	—
III.	REVALUATION SURPLUS ON INTANGIBLE ASSETS		—	—
IV.	CURRENCY TRANSLATION DIFFERENCES		—	—
V.	GAINS/(LOSSES) FROM CASH FLOW HEDGES (Effective Portion of Fair Value Changes)		—	—
VI.	GAINS/(LOSSES) FROM NET FOREIGN INVESTMENT HEDGES (Effective portion)		—	—
VII.	EFFECTS OF CHANGES IN ACCOUNTING POLICIES AND ERRORS		—	—
VIII	OTHER GAINS AND LOSSES RECOGNIZED IN EQUITY IN ACCORDANCE WITH TAS		(140,919)	155,433
IX.	DEFERRED TAXES DUE TO VALUATION DIFFERENCES	V-V-1	(143,906)	76,024
X.	NET GAINS/LOSSES RECOGNIZED DIRECTLY IN EQUITY (I+II+...+IX)		502,156	(787,372)
XI.	CURRENT PERIOD’S PROFIT/(LOSS)		1,753,273	1,585,539
11.1	Change in fair value of securities (transfers to the statement of income)	V-V-1	168,110	252,612
11.2	Gains/Losses recognized in the statement of income due to reclassification of cash flow hedges		—	—
11.3	Gains/Losses recognized in the statement of income due to reclassification of net foreign investment hedges		—	—
11.4	Others		1,585,163	1,332,927

XII.	TOTAL GAINS AND LOSSES RECOGNIZED DURING THE PERIOD (X+XI)		2,255,429	798,167

The accompanying explanations and notes form an integral part of these financial statements.

9

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	CHANGES IN EQUITY	Notes	Paid-in Capital	Capital Reserves from Inflation Adjustments to Paid-in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserves	Extraordinary Reserves	Other Reserves	Current Period Net Profit/ (Loss)	Prior Period Net Profit/ (Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s	Shareholders’ Equity before Minority Interest	Minority Interest	Total Shareholders’ Equity

	PRIOR PERIOD — 31 December 2013
I.	Balances at the beginning of the period		2,500,000	—	723,918	—	710,624	—	4,699,751	265,429	1,460,080	—	1,449,973	41,061	67,318	—	—	11,918,154	—	11,918,154
	Changes during the period
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Associates, Subsidiaries and “Available-for-sale” securities		—	—	—	—	—	—	—	—	—	—	(768,647)	—	—	—	—	(768,647)	—	(768,647)
IV.	Hedges for risk management		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Net cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net foreign investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	4,503	—	—	4,503	—	4,503
VIII.	Translation differences		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Bank’s equity		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Others		—	—	—	—	—	—	—	(23,228)	—	—	—	—	—	—	—	(23,228)	—	(23,228)
XVII.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,585,539	—	—	—	—	—	—	1,585,539	—	1,585,539
XVIII.	Profit distribution		—	—	—	—	143,616	—	1,189,475	23,914	(1,460,080)	—	—	3,075	—	—	—	(100,000)	—	(100,000)
18.1	Dividends		—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	—	(100,000)	—	(100,000)
18.2	Transferred to reserves		—	—	—	—	143,616	—	1,189,475	23,914	(1,360,080)	—	—	3,075	—	—	—	—	—	—
18.3	Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	723,918	—	854,240	—	5,889,226	266,115	1,585,539	—	681,326	44,136	71,821	—	—	12,616,321	—	12,616,321

	CURRENT PERIOD — 31 December 2014
I.	Balances at the beginning of the period		2,500,000	—	723,918	—	854,240	—	5,889,226	266,115	1,585,539	—	681,326	44,136	71,821	—	—	12,616,321	—	12,616,321
	Changes during the period
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Associates, Subsidiaries and “Available-for-sale” securities		—	—	—	—	—	—	—	—	—	—	535,643	—	—	—	—	535,643	—	535,643
IV.	Hedges for risk management		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Net cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net foreign investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	(2,599)	—	—	(2,599)	—	(2,599)
VIII.	Translation differences		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Bank’s equity		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Others		—	—	—	—	—	—	—	(30,888)	—	—	—	—	—	—	—	(30,888)	—	(30,888)
XVII.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,753,273	—	—	—	—	—	—	1,753,273	—	1,753,273
XVIII.	Profit distribution		—	—	—	—	158,556	—	1,325,482	—	(1,585,539)	—	—	1,501	—	—	—	(100,000)	—	(100,000)
18.1	Dividends	V-V-5	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	—	(100,000)	—	(100,000)
18.2	Transferred to reserves	V-V-5	—	—	—	—	158,556	—	1,325,482	—	(1,485,539)	—	—	1,501	—	—	—	—	—	—
18.3	Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	723,918	—	1,012,796	—	7,214,708	235,227	1,753,273	—	1,216,969	45,637	69,222	—	—	14,771,750	—	14,771,750

The accompanying explanations and notes form an integral part of these financial statements.

10

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Audited Current Period 31 December 2014	Audited Prior Period 31 December 2013
A.	CASH FLOWS FROM BANKING OPERATIONS
1.1	Operating profit before changes in operating assets and liabilities		2,632,569	2,519,169
1.1.1	Interests received		10,469,845	8,177,914
1.1.2	Interests paid		(6,661,702)	(4,264,755)
1.1.3	Dividends received		43,703	29,737
1.1.4	Fee and commissions received		1,145,329	1,005,406
1.1.5	Other income		438,067	164,946
1.1.6	Collections from previously written-off loans and other receivables	V-I-5	705,404	546,553
1.1.7	Payments to personnel and service suppliers		(1,277,830)	(2,566,277)
1.1.8	Taxes paid		(540,885)	(363,768)
1.1.9	Others	V-VI-1	(1,689,362)	(210,587)

1.2	Changes in operating assets and liabilities		(3,133,355)	(2,991,443)
1.2.1	Net (increase) decrease in financial assets held for trading purpose		(619)	2,377
1.2.2	Net (increase) decrease in financial assets valued at fair value through profit or loss		—	—
1.2.3	Net (increase) decrease in due from banks and other financial institutions		(2,000)	(6,639,045)
1.2.4	Net (increase) decrease in loans		(18,811,158)	(19,867,391)
1.2.5	Net (increase) decrease in other assets		109,081	(959,553)
1.2.6	Net increase (decrease) in bank deposits		716,239	4,104
1.2.7	Net increase (decrease) in other deposits		9,494,361	14,194,666
1.2.8	Net increase (decrease) in funds borrowed		3,517,964	3,384,029
1.2.9	Net increase (decrease) in matured payables		—	—
1.2.10	Net increase (decrease) in other liabilities	V-VI-1	1,842,777	6,889,370

I.	Net cash flow from banking operations		(500,786)	(472,274)

B.	CASH FLOWS FROM INVESTING ACTIVITIES

II.	Net cash flow from investing activities		(424,173)	(3,149,350)

2.1	Cash paid for purchase of associates, subsidiaries and joint-ventures	V-VI-2	(205,714)	(90,972)
2.2	Proceeds from disposal of associates, subsidiaries and joint-ventures		—	—
2.3	Purchases of tangible assets		(175,892)	(176,278)
2.4	Proceeds from disposal of tangible assets		83,419	257,519
2.5	Cash paid for purchase of available-for-sale financial assets		(5,677,045)	(5,224,880)
2.6	Proceeds from disposal of available-for-sale financial assets		6,819,996	3,145,750
2.7	Cash paid for purchase of held-to-maturity investments		(2,698,603)	(2,530,205)
2.8	Proceeds from disposal of held-to-maturity investments	V-I-6	1,475,540	1,507,738
2.9	Others	V-VI-1	(45,874)	(38,022)

C.	CASH FLOWS FROM FINANCING ACTIVITIES

III.	Net cash flow from financing activities		3,423,195	4,307,941

3.1	Cash obtained from funds borrowed and securities issued		8,649,309	8,726,401
3.2	Cash used for repayment of funds borrowed and securities issued		(5,126,114)	(4,318,460)
3.3	Equity instruments issued		—	—
3.4	Dividends paid	V-V-5	(100,000)	(100,000)
3.5	Repayments for finance leases		—	—
3.6	Others		—	—

IV.	Effect of change in foreign exchange rates on cash and cash equivalents	V-VI-1	6,249	(8,205)

V.	Net increase in cash and cash equivalents		2,504,485	678,112

VI.	Cash and cash equivalents at the beginning of the period	V-VI-4	5,677,984	4,999,872

VII.	Cash and cash equivalents at the end of the period	V-VI-4	8,182,469	5,677,984

The accompanying notes are an integral part of these unconsolidated financial statements.

11

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED STATEMENT OF PROFIT DISTRIBUTION FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Current Period 31 December 2014	Prior Period 31 December 2013
I.	DISTRIBUTION OF CURRENT YEAR PROFIT

1.1	CURRENT YEAR’S PROFIT		2,213,676	1,982,914
1.2	TAXES PAYABLE AND LEGAL DUTIES		(460,403)	(397,375)
1.2.1	Corporate tax (income tax)	V-IV-11	(601,519)	(341,481)
1.2.2	Withholding tax		—	—
1.2.3	Other taxes and duties(**)	V-IV-11	141,116	(55,894)

A.	NET PROFIT FOR THE YEAR		1,753,273	1,585,539

1.3	DEFERED TAX INCOME TRANSFERRED TO OTHER RESERVES	V-IV-11	—	—

B.	NET PROFIT FOR THE YEAR AFTER DEFERRED TAX INCOME		1,753,273	1,585,539

1.4	ACCUMULATED LOSSES		—	—
1.5	FIRST LEGAL RESERVES	V-V-5	—	(79,278)
1.6	OTHER STATUTORY RESERVES	V-V-5	—	(79,278)

C.	NET PROFIT AVAILABLE FOR DISTRIBUTION (*)		—	1,426,983

1.7	FIRST DIVIDEND TO SHAREHOLDERS		—	100,000
1.7.1	To owners of ordinary shares		—	100,000
1.7.2	To owners of privileged shares		—	—
1.7.3	To owners of redeemed shares		—	—
1.7.4	To profit sharing bonds		—	—
1.7.5	To holders of profit and loss sharing certificates		—	—
1.8	DIVIDENDS TO PERSONNEL (*)		—	—
1.9	DIVIDENDS TO BOARD OF DIRECTORS		—	—
1.10	SECOND DIVIDEND TO SHAREHOLDERS		—	—
1.10.1	To owners of ordinary shares		—	—
1.10.2	To owners of privileged shares		—	—
1.10.3	To owners of redeemed shares		—	—
1.10.4	To profit sharing bonds		—	—
1.10.5	To holders of profit and loss sharing certificates		—	—
1.11	SECOND LEGAL RESERVES		—	—
1.12	STATUS RESERVES		—	—
1.13	EXTRAORDINARY RESERVES	V-V-5	—	1,325,482
1.14	OTHER RESERVES		—	—
1.15	SPECIAL FUNDS	V-V-5	—	1,501

II.	DISTRIBUTION FROM RESERVES

2.1	DISTRIBUTION OF RESERVES		—	—
2.2	SECOND LEGAL RESERVES		—	—
2.3	DIVIDENDS TO SHAREHOLDERS		—	—
2.3.1	To owners of ordinary shares		—	—
2.3.2	To owners of privileged shares		—	—
2.3.3	To owners of redeemed shares		—	—
2.3.4	To profit sharing bonds		—	—
2.3.5	To holders of profit and loss sharing certificates		—	—
2.4	DIVIDENDS TO PERSONNEL(**)		—	—
2.5	DIVIDENDS TO BOARD OF DIRECTORS		—	—

III.	EARNINGS PER SHARE

3.1	TO OWNERS OF ORDINARY SHARES (Per 100 shares)		0.7013	0.6342
3.2	TO OWNERS OF ORDINARY SHARES (% )		70.13	63.42
3.3	TO OWNERS OF PRIVILEGED SHARES		—	—
3.4	TO OWNERS OF PRIVILEGED SHARES (% )		—	—

IV.	DIVIDEND PER SHARE

4.1	TO OWNERS OF ORDINARY SHARES (Per 100 shares)		—	0.04
4.2	TO OWNERS OF ORDINARY SHARES (% )		—	4.00
4.3	TO OWNERS OF PRIVILEGED SHARES		—	—
4.4	TO OWNERS OF PRIVILEGED SHARES (% )		—	—

(*)	As at report date, no resolution has been decided regarding about 2014 profit distribution. Accordingly, net profit available for distribution has not been presented.
(**)	The amount shown in the other taxes and duties is the deferred tax income/loss which is not subject to profit distribution

The accompanying notes are an integral part of these unconsolidated financial statements.

12

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION THREE

ACCOUNTING POLICIES

I.                                                 BASIS OF PRESENTATION

The Bank maintains its books of accounts in Turkish Lira in accordance with the Banking Act No. 5411 (“Banking Act”), which are effective from 1 November 2005, the Turkish Commercial Code (“TCC”) and Turkish tax legislation.

The unconsolidated financial statements are prepared in accordance with the “Regulation on the Principles and Procedures Regarding Banks’ Accounting Application and Keeping Documents” published in the Official Gazette No. 26333 dated 1 November 2006 by the BRSA (“Banking Regulation and Supervision Agency”) which refers to “Turkish Accounting Standards” (“TAS”) and “Turkish Financial Reporting Standards”(“TFRS”) issued by the Public Oversight Accounting and Auditing Standards Authority, and other decrees, notes and explanations related to the accounting and financial reporting principles published by the BRSA (all defined as “BRSA Principles”). The format and the details of the publicly announced financial statements and related disclosures to these statements have been prepared in accordance with the “Communiqués Related to Publicly Announced Financial Statements of Banks and Explanations and Notes Related to these Financial Statements” published in the Official Gazette No. 28337 dated 28 June 2012.

The accompanying consolidated financial statements are prepared in accordance with the historical cost basis as modified in accordance with inflation adjustments applied until 31 December 2004, except for the financial assets at fair value through profit or loss, derivative financial assets and liabilities held for trading purpose, available-for-sale financial assets and unconsolidated investments in associates and subsidiaries whose fair value can be reliably measured and assets available for sale, which are presented on a fair value basis.

The preparation of financial statements requires the use of certain critical estimates on assets and liabilities reported as of balance sheet date or amount of contingent assets and liabilities explained and amount of income and expenses occurred in related period. Although these estimates rely on the management’s best judgment, actual results can vary from these estimates. Judgments and estimates are explained in related notes.

The accounting policies and valuation principles applied in the preparation of these financial statements are defined and applied in accordance with TAS. Those accounting policies and valuation principles are explained in Notes II. to XXII. Below.

Additional paragraph for convenience translation to English

The differences between accounting principles, as described in the preceding paragraphs, and the accounting principles generally accepted in countries, in which the accompanying unconsolidated financial statements are to be distributed, and International Financial Reporting Standards (“IFRS”), may have significant influence on the accompanying unconsolidated financial statements. Accordingly, the accompanying unconsolidated financial statements are not intended to present the financial position and results of operations in accordance with the accounting principles generally accepted in such countries and IFRS.

II.                                            STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS

Strategy for the use of financial instruments

The Bank’s core operations are based on retail banking, corporate banking, private banking, foreign exchange operations, money market operations, investment security transactions, and international banking. As a result of the nature of its operations, the Bank intensively utilizes financial instruments. The Bank funds itself through deposits with different maturities as the main funding resources that are invested in assets earning higher returns.

The most important fund sources of the Bank other than the deposits are its equity and medium and long-term borrowings obtained from foreign financial institutions. The Bank pursues an effective asset-liability management strategy by securing balance between funding resources and investments so as to reduce risks and increase returns. Accordingly, the Bank attaches great significance to long-term placements bearing higher interest rates.

It is essential to consider the maturity structure of assets and liabilities in liquidity management. The essence of asset liability management is the keep the liquidity risk, interest rate risk, exchange rate risk, and credit risk within reasonable limits; while enhancing profitability and strengthening the shareholders’ equity.

13

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

II.                                            STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS (Continued)

Investments in marketable securities and lending loans generate higher return than the average rate of return of the Bank’s operating activities on the basis of maturity structures and market conditions. When bank placements are considered, they have short term maturity in terms of liquidity management but earn lower return. The Bank takes position against short-term foreign exchange risk, interest rate risk and market risk in money and capital markets, by considering market conditions, within specified limits set by regulations. The Bank hedges itself and controls its position against the foreign exchange risk being exposed due to foreign currency available-for-sale investments, investments in other portfolios and other foreign currency transactions by various derivative transactions and setting the equilibrium between foreign currency denominated assets and liabilities.

Within the legal limitations and the regulations of the bank’s internal control, the foreign currency position is being followed, the foreign currency position is established according to the basket equilibrium that is determined by taking into account current market conditions.

In order to avoid interest rate risk, assets and liabilities having fixed and floating interest rates are kept in balance, taking the maturity structure into consideration.

Information on foreign currency transactions

Foreign currency transactions are recorded in TL, the functional currency of the Bank. Foreign currency transactions are recorded using the foreign exchange rates effective at the transaction date. Non-monetary foreign currency items which are recorded at fair value are valued at historical foreign exchange rates. Foreign exchange gain/loss amounts due to conversion of monetary items or collection or payments foreign currency denominated transactions are recognized in income statement.

Foreign exchange differences resulting from amortized costs of foreign currency denominated available-for-sale financial assets are recognized in the statement of income whilst foreign exchange differences resulting from unrealized gains and losses are presented in “valuation differences of marketable securities” under equity.

If the net investments in associates and subsidiaries operating in foreign countries are measured at cost, they are reported as translated into TL by using the foreign exchange rate at the date of transaction. If related associates and subsidiaries are measured at fair value, net foreign operations are reported as translated into TL by the rates prevailing at the date of the determination of the fair value.

III.                                       INFORMATION ON FORWARDS, OPTIONS AND OTHER DERIVATIVE TRANSACTIONS

The derivative transactions mainly consist of currency and interest rate swaps, precious metals swaps, foreign currency forward contracts and currency options. The Bank has classified its derivative transactions, mentioned above, as “trading purpose” in accordance with the TAS 39 — Financial Instruments: Recognition and Measurement.

Derivatives are initially recorded at their purchase costs.

The notional amounts of derivative transactions are recorded in off-balance sheet accounts based on their contractual amounts.

Subsequently, the derivative transactions are measured at their fair values and the changes in fair values are recorded in the balance sheet under “derivative financial assets held for trading purpose” or “derivative financial liabilities held for trading purpose”. The subsequent fair value changes of derivative transactions are recognized in the statement of income.

14

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

IV.                                        INFORMATION ON INTEREST INCOME AND EXPENSES

Interest income and expense are recognized according to the effective interest method based on accrual basis. Effective interest rate is the rate that discounts the expected cash flows of financial assets or liabilities during their lifetimes to their carrying values. Effective interest rate is calculated when a financial asset or a liability is initially recorded and is not modified thereafter.

The computation of effective interest rate comprises discounts and premiums, fees and commissions paid or received and transaction costs. Transaction costs are additional costs that are directly related to the acquisition, issuance or disposal of financial assets or liabilities.

In accordance with the related regulation, the accrued interest income on non-performing loans are reversed and subsequently recognized as interest income only when collected.

V.                                             INFORMATION ON FEES AND COMMISSIONS

Fees and commission received and paid are recognized according to either accrual basis of accounting or effective interest method depending on nature of fees and commission; incomes derived from agreements and asset purchases for third parties are recognized as income when realized.

VI.                                        INFORMATION ON FINANCIAL ASSETS

A financial asset is any asset that is cash, an equity instrument of another entity, a contractual right to receive cash or another financial asset from another entity; or to exchange financial assets or financial liabilities with another entity under conditions that are potentially favorable to the entity.

Financial assets except for measured at fair value through profit or loss are recognized initially with their transaction costs that are directly attributable to the acquisition or issue of the financial asset. Purchase and sale transactions of securities are accounted at settlement dates.

Financial assets are classified in four categories; as financial assets at fair value through profit or loss, available-for-sale financial assets, held-to-maturity investments, and loans and receivables.

Financial assets at fair value through profit or loss

Financial assets, which are classified as “financial assets at fair value through profit or loss”, are trading financial assets and are either acquired for generating profit from short-term fluctuations in the price or dealer’s margin, or are the financial assets included in a portfolio in which a pattern of short-term profit making exists independent from the acquisition purpose.

Such assets are measured at their fair values and gain/loss arising is recorded in the statement of income. Interest income earned on financial assets and the difference between their acquisition costs and fair values are recorded as interest income in the statement of income. The gains/losses in case of disposal of such securities before their maturities are recorded under trading income/losses in the statement of income.

Held to maturity investments, available-for-sale financial assets and loans and receivables

Held to maturity investments are the financial assets with fixed maturities and pre-determined payment schedules that the Bank has the intent and ability to hold until maturity, excluding loans and receivables. Held-to-maturity investments are measured at amortized cost using effective interest method after deducting impairments, if any.

There are no financial assets that are not allowed to be classified as held-to-maturity investments for two years due to the tainting rules applied for the breach of classification rules.

Held-to-maturity investments are measured at amortized cost using effective interest method after deducting impairments, if any. Interest earned on held-to-maturity investments is recognized as interest income.

Available-for-sale financial assets are the financial assets other than loans and receivables, held-to-maturity investments and assets held for trading purposes.

15

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VI.                                        INFORMATION ON FINANCIAL ASSETS (Continued)

Available-for-sale financial assets are initially recorded at cost and subsequently measured at their fair values. However, assets that are not traded in an active market are measured by valuation techniques, including recent market transactions in similar financial instruments, adjusted for factors unique to the instrument being valued; or discounted cash flow techniques for the assets which do not have a fixed maturity. Unrecognized gains or losses derived from the difference between their fair values and the discounted values are recorded in “valuation differences of the marketable securities” under the shareholders’ equity. In case of disposal of such assets, the realized gain or losses are recognized directly in the statement of income.

Purchase and sales of investment securities are recognized at the date of delivery. The changes in fair value of assets during the period between trade date and settlement date are accounted for in financial assets at fair value through profit or loss, available-for-sale financial assets and financial assets held for trading in the settlement date-accounting policy.

Loans and receivables are the financial assets raised by the Bank providing money, commodity and services to debtors. Loans are financial assets with fixed or determinable payments and not quoted in an active market.

Loans and receivables are recorded at cost and measured at amortized cost by using effective interest method. The duties paid, transaction expenditures and other similar expenses on assets received against such risks are considered as a part of transaction cost and charged to customers.

Associates and subsidiaries

Subsidiaries are the entities that the Bank has the power to govern the financial and operating policies of those so as to obtain benefits from its activities. Subsidiaries are accounted in accordance with TAS 39 — Financial Instruments: Recognition and Measurement in the unconsolidated financial statements. Subsidiaries, which are traded in an active market or whose fair value can be reliably measured, recorded at fair value. Subsidiaries which are not traded in an active market and whose fair value cannot be reliably set are reflected in financial statements with their costs after deducting impairment losses, if any.

Associates are accounted in accordance with TAS 39-Financial Instruments: Recognition and Measurement in the unconsolidated financial statements. Associates, which are traded in an active market or whose fair value can be reliably measured, are recorded at their fair values. Associates which are not traded in an active market and whose fair values cannot be reliably set are reflected in financial statements with their costs after deducting impairment losses, if any.

VII.                                   INFORMATION ON IMPAIRMENT OF FINANCIAL ASSETS

Financial assets or group of financial assets are reviewed at each balance sheet date to determine whether there is objective evidence of impairment. If any such indication exists, the Bank estimates the amount of impairment.

Impairment loss incurs if, and only if, there is objective evidence that the expected future cash flows of financial asset or group of financial assets are adversely affected by an event(s) (“loss event(s)”) incurred subsequent to recognition. The losses expected to incur due to future events are not recognized even if the probability of loss is high.

If there is an objective evidence that certain loans will not be collected, for such loans; the Bank provides specific and general allowances for loan and other receivables classified in accordance with the Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables published on the Official Gazette no. 26333 dated 1 November 2006 and the amendments to this regulation. The allowances are recorded in the statement of income of the related period.

16

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VIII.                              INFORMATION ON OFFSETTING OF FINANCIAL INSTRUMENTS

Financial assets and financial liabilities are offset and the net amount is reported in the balance sheet if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

IX.                                       INFORMATION ON SALES AND REPURCHASE AGREEMENTS AND SECURITIES LENDING

Securities sold under repurchase agreements (“repo”) are recorded on the balance sheet. Government bonds and treasury bills sold to customers under repurchase agreements are classified as “Securities Subject to Repurchase Agreements” and classified under “held for trading”, “available for sale” and/or “held-to-maturity” portfolios and they are valued based on the revaluation principles of the related portfolios. Funds received through repurchase agreements are classified separately under liability accounts and the related interest expenses are accounted on an accrual basis.

Securities purchased under resale agreements (“reverse repo”) are classified under “Interbank Money Markets” separately. An income accrual is accounted for the positive difference between the purchase and resale prices earned during the period.

X.                                            INFORMATION ON ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

Tangible assets acquired in consideration of receivables are accounted for in accordance with the requirements of the Communiqué on “Methods, Principles for Purchase and Sale of Precious Metal and Sale of Goods and Immovables obtained in Return of Receivables” published in the Official Gazette numbered 26333 and dated 1 November 2006 and these assets are subject to revaluation by no means.

A discontinued operation is a part of the Bank’s business classified as sold or held-for-sale. The operating results of the discontinued operations are disclosed separately in the income statement.

The Bank has no discontiuned operations.

XI.                                       INFORMATION ON GOODWILL AND OTHER INTANGIBLE ASSETS

As at the balance sheet date, the Bank has no goodwill.

The Bank’s intangible assets consist of software. Intangible assets are initially recorded at their costs in compliance with the TAS 38 — Intangible Assets.

The costs of the intangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortized based on straight line amortization.

If there is objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

17

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XII.                                  INFORMATION ON TANGIBLE ASSETS

The costs of the tangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. In subsequent periods no inflation adjustment is made for tangible assets, and costs which are restated as of 31 December 2004 are considered as their historical costs. Tangible assets purchased after
1 January 2005 are recorded at their historical costs after foreign exchange differences and financial expenses are deducted if any.

Gains and losses arising from the disposal of the tangible assets are calculated as the difference between the net book value and the net sales price and regonized in the income statement of the period.

Maintenance and repair costs incurred for tangible assets are recorded as expense.

There are no restrictions such as pledges, mortgages or any other restriction on tangible assets.

Depreciation rates and estimated useful lives are:

Tangible assets	Estimated useful life (Years)	Depreciation Rate (%)
Buildings	50	2
Office equipment, furniture and fixture, and motor vehicles	5-10	10-20
Assets obtained through finance leases	4-5	20-25

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods.

At each reporting date, the Bank evaluates whether there is objective evidence of impairment on its assets. If there is an objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

XIII.                             INFORMATION ON LEASING ACTIVITIES

Finance leasing activities as the lessee

Tangible assets acquired by way of finance leasing are recognized in tangible assets and the obligations under finance leases arising from the lease contracts are presented under “Finance Lease Payables” account in the financial statements. In the determination of the related assets and liabilities, the lower of the fair value of the leased asset and the present value of leasing payments is considered. Financial costs of leasing agreements are expanded in lease periods at a fixed interest rate.

If there is impairment in the value of the assets obtained through financial lease and in the expected future benefits, the leased assets are valued with net realizable value. Depreciation for assets obtained through financial lease is calculated in the same manner as tangible assets.

Operational leases

Transactions regarding operational lease agreements are accounted on an accrual basis in accordance with the terms of the related contracts.

18

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XIV.                              INFORMATION ON PROVISIONS AND CONTINGENT LIABILITIES

Provisions other than the specific and general provisions set for loans and other receivables and provisory liabilities are accounted in accordance with TAS 37 “Turkish Accounting Standard on Provisions, Contingent Liabilities and Contingent Assets Corresponding”.

In the financial statements, a provision is made for an existing commitment resulted from past events if it is probable that the commitment will be settled and a reliable estimate can be made of the amount of the obligation. Provisions are calculated based on the best estimates of management on the expenses to incur as at the balance sheet date and, if material, such expenses are discounted for their present values. If the amount is not reliably estimated and there is no probability of cash outflow from the Bank to settle the liability, the related liability is considered as “contingent” and disclosed in the notes to the financial statements.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the entity. Contingent assets are not recognized in financial statements since this may result in the recognition of income that may never be realized. Contingent assets are assessed continually to ensure that developments are appropriately reflected in the financial statements. If it has become virtually certain that an inflow of economic benefits will arise, the asset and the related income are recognized in the financial statements of the period in which the change occurs. If an inflow of economic benefits has become probable, the Bank discloses the contingent asset.

XV.                                   INFORMATION ON OBLIGATIONS OF THE BANK CONCERNING EMPLOYEE RIGHTS

Reserve for employee termination benefits

In accordance with existing Turkish Labour Law, the Bank is required to make lump-sum termination indemnities to each employee who has completed one year of service with the Bank and whose employment is terminated due to retirement or for reasons other than resignation or misconduct. The computation of the liability is based upon the retirement pay ceiling announced by the Government. The applicable ceiling amount as at 31 December 2014 is TL 3,438 (full TL) (31 December 2013: TL 3,254 (full TL)).

The Bank reserved for employee severance indemnities in the accompanying unconsolidated financial statements using actuarial method in compliance with the TAS 19 — Employee Benefits.

As at 31 December 2014 and 31 December 2013, the major actuarial assumptions used in the calculation of the total liability are as follows:

	Current Period	Prior Period
Discount Rate	8.60%	9.70%
Estimated Inflation Rate	6.50%	6.40%

Other benefits to employees

The Bank has provided provision for undiscounted short-term employee benefits earned during the financial period as per services rendered in compliance with TAS 19 in the accompanying unconsolidated financial statements.

The accounting of actuarial gains and losses due to the changes in actuarial assumptions or the differences between assumption and realized has been changed to be applied after the account periods starting from 1 January 2013 by “The communique (No: 9) about Employee Benefits (“TAS 19”)” published by the Official Gazette No. 28585 dated 12 March 2013 issued by Public Oversight Accounting and Auditing Standards Authority. “Transition and Validity Date” in the standard permits retrospective application. Thus, actuarial gains and losses have been accounted in “Other Profit Reserves” shown under “Equity” associated with “The Statement of Gains and Losses Recognized in Equity” for the respective reporting periods.

19

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XV.                                   INFORMATION ON OBLIGATIONS OF THE BANK CONCERNING EMPLOYEE RIGHTS (Continued)

Pension fund

The employees of the Bank are the members of “Türkiye Vakıflar Bankası Türk Anonim Ortaklığı Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı” (“the Fund”) established on 15 May 1957 as per the temporary article no. 20 of the Social Security Law no. 506.

The first paragraph of the temporary article no. 23 which states the Banks should transfer pension funds to the Social Security Institution within three years after the issue date of the Banking Law no.5411, issued in the 1 November 2005 dated and 25983 numbered Official Gazette, has been cancelled by the Constitutional Court’s 22 March 2007 dated and 2007/33 numbered decision. Reasoned ruling of the Constitutional Court has been issued on 15 December 2007 in the Official Gazette no. 26731. The reason for the cancellation decision by Constitutional Court was stated as possible future losses on acquired rights of Fund members.

Following the publication of the ruling, the Turkish Parliament started to work on new legal arrangements and the Social Security Law no. 5754 (“the Law”) has been approved on 17 April 2008. The Law is enacted by the approval of the President of Turkey and issued on the 8 May 2008 dated and 26870 numbered Official Gazette.

In accordance with the temporary article no. 20 of the Article no. 73 of the Law;

The discounted liability for each fund in terms of the persons transferred as at the transfer date, including the contributors left the fund, should be calculated by the assumptions below:

a)                 The technical interest rate to be used for the actuarial calculation is 9.80%

b)                 Income and expenditures in respect to fund’s insurance division are considered in the calculation of discounted liability.

Law requires the transfer to be completed in three years beginning from 1 January 2008. The three year period has expired on 8 May 2011; however, it has been extended to 8 May 2013 with the decision of Council of Ministers published in Official Gazette dated 9 April 2011. Before the expiration date, with the decision of Council of Ministers published in Official Gazette dated 3 May 2013, the period for transferring banks, insurance and reassurance firms, board of trade, exchanges or participants, monthly salary paid individuals and beneficiaries of the funds that are constructed for their personnel to Social Security Institution in the scope of the temporary article no. 20 of the Social Security Law no. 506 published in Official Gazette dated 30 April 2014 has extended for one year.

The employer of pension fund participants (the Banks) will continue to pay the non-transferable social rights, which are already disclosed in the article of association of the pension fund, to the pension participants and their right owners, even though the salary payment obligation has been transferred to the Social Security Foundation.

The technical financial statements of the Fund are audited by the certified actuary according to the “Actuaries Regulation” which is issued as per the Article no. 21 of the 5684 numbered Insurance Law. As per the actuarial report dated February 2015 in compliance with the principles explained above, there is no technical or actual deficit determined which requires provision against.

20

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVI.                              INFORMATION ON TAXATION

Corporate tax

Corporate tax rate is 20% in Turkey. This rate is applied to total income of the Bank adjusted for certain disallowable expenses, exempt income and any other allowances.

Dividends paid to the resident institutions and the institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to these institutions, the withholding tax rate on the dividend payments is 15%. In applying the withholding tax rates on dividend payments to the nonresident institutions and the individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of the retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

The prepaid taxes are calculated and paid at the rates valid for the earnings of the related years. The payments can be deducted from the annual corporate tax calculated for the whole year earnings.

In accordance with the tax legislation, tax losses can be carried forward to offset against future taxable income for up to five years. Tax losses cannot be carried back to offset profits from previous periods.

In Turkey, there is no procedure for a final and definite agreement on tax assessments. Companies file their tax returns with their tax offices by the end of 25th of the fourth month following the close of the accounting period to which they relate. Tax returns are open for five years from the beginning of the year that follows the date of filing during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue re-assessments based on their findings.

Deferred taxes

According to the TAS 12 - Income Taxes; deferred tax assets and liabilities are recognized, on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, except for the differences not deductible for tax purposes and initial recognition of assets and liabilities which affect neither accounting nor taxable profit.

The deferred tax assets and liabilities are reported as net in the financial statements only if the Bank has legal right to present the net value of current year tax assets and current year tax liabilities and the deferred tax assets and deferred tax liabilities are income taxes of the same taxable entity.

In case valuation differences resulting from the subsequent measurement of the items are recognized in the statement of income, then the related current and or deferred tax effects are also recognized in the statement of income. On the other hand, if valuation differences are recognized in shareholders’ equity, then the related current or deferred tax effects are also recognized directly in the shareholders’ equity.

Transfer Pricing

In Turkey, the transfer pricing provisions have been stated under the Article 13 of Corporate Tax Law with the heading of “disguised profit distribution via transfer pricing”. The General Communiqué on disguised profit distribution via Transfer Pricing, dated 18 November 2007 sets details about implementation.

Pursuant to the relevant Communiqué, if a taxpayer enters into transactions regarding sale or purchase of goods and services with related parties, where the prices are not set in accordance with arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

21

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVII.                         ADDITIONAL INFORMATION ON BORROWINGS

The Bank provides funding resources such as syndication and securitization transactions in case of need. In the current period, the Bank has started to obtain funds through domestic and international bonds.

These transactions are initially recognized at acquisition costs at the transaction date and are subsequently measured at amortized cost using effective interest method.

XVIII.                    INFORMATION ON ISSUANCE OF EQUITY SECURITIES

The shares of the Bank having nominal value of TL 322,000,000 (full TL), representing the 25.18% of the Bank’s outstanding shares, was publicly offered at a price between TL 5.13-5.40 for each share having a nominal value of TL 1 on November 2005, and TL 1,172,347 was recorded as “Share Premiums” in shareholders’ equity. TL 448,429 of this amount has been utilized in capital increase on 19 December 2006.

XIX.                             INFORMATION ON CONFIRMED BILLS OF EXCHANGE AND ACCEPTANCES

Confirmed bills of exchange and acceptances are realized simultaneously with the customer payments and recorded in off-balance sheet accounts as possible debt and commitment, if any. As at the balance sheet date, there are no acceptances recorded as liability in return for assets.

XX.                                  INFORMATION ON GOVERNMENT INCENTIVES

As at 31 December 2014 and 31 December 2013, the Bank does not have any government incentives.

XXI.                             INFORMATION ON SEGMENT REPORTING

Operational segments are determined based the structure of the Bank’s risks and benefits and presented in Section 4 Note X.

XXII.                        OTHER DISCLOSURES

Earnings per shares

Earnings per share has been calculated by dividing the net profit for the year to weighted average of outstanding shares. In Turkey, the companies may perform capital increase (“Bonus Shares”) from retained earnings. In earning per share computation bonus shares are treated as issued shares.

As at and for the year ended 31 December 2014, earnings per 100 shares are full TL 0.7013
(31 December 2013: full TL 0.6342).

Related parties

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions. Shareholders, top executives and board members are accepted as related party personally, with their families and companies according to TAS 24 - Related Party Disclosures Standard. Transactions made with related parties are disclosed in Section 5 Note VII.

Cash and cash equivalents

Cash and cash equivalents which is a base for preparation of cash flow statement includes cash in TL, cash in FC, cheques, demand deposits for both Central Bank of Turkey (“CBT”) and other banks, money market placements and time deposits at banks and marketable securities whose original maturity is less than three months.

Classifications

There might be certain reclassifications in the financial statements as of 31 December 2013 in order to maintain consistency with the financial statement presentation as of 31 December 2014 audit report. Accordingly the assets to be disposed classified under “Fixed Assets” which has an amount of TL 564,744 has been reclassified to “Assets Held for Sale and “Provision for Short-Term Employee Benefits” classified under the “Provision for Losses on Loans and Other Receivables” in statement of Income which has an amount of TL 127,968 has been reclassified to “Other Operating Expense”.

22

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT FOR THE YEAR ENDED AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FOUR

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK

I.                                                 CAPITAL ADEQUACY RATIO

The Bank’s unconsolidated capital adequacy ratio is 13.96% (31 December 2013: 13.70%).

Risk measurement methods in calculation of capital adequacy ratio

Capital adequacy ratio is calculated within the scope of the “Regulation on the Measurement and Assessment of Capital Adequacy Ratios of Banks (Regulation)”, “Regulation on Credit Risk Mitigation Techniques” and “Communiqué on Risk Weighted Amounts for Securitization Exposures” published in Official Gazette no. 28337 dated 28 June 2012 and “Regulation on the Equity of Banks” published in Official Gazette no. 26333 dated 1 November 2006.

The data used in calculation of capital adequacy ratio is organized in accordance with the accounting records prepared in compliance with the current legislation. Besides, the Bank classifies these data as “Trading Book” and “Banking Book”; and takes into account in the calculation of market risk and credit risk accordingly. Operational risks are also included in the calculation of capital adequacy ratio.

In the calculation of risk-based amounts, the Bank classifies its receivables into risk groups described in 6th article of the Regulation and considers the ratings and risk mitigating elements. The amounts are evaluated in the related risk weight group, accordingly. The Bank applies “basic financial guarantee method” in the consideration of risk mitigating elements for banking book accounts.

Trading book accounts and the items deducted from the capital base are not included in the calculation of credit risk. In calculation of risk weighted assets, impairments, depreciation and amortization, and provisions are considered as deduction items.

In the calculation of their risk-based values, non-cash loans are weighted after netting with specific provisions that are classified under liabilities and calculated based on the “Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables”. The net amounts are multiplied by the rates stated in the Article 5 of “Regulation regarding Measurement and Assessment of Capital Adequacy Ratios of Banks”, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with the risk weight of the group in accordance with the Appendix 1 of the Regulation.

In the calculation of their risk-based values, Derivative Financial Instruments and Credit Derivative Contracts which are accounted in banking book, the receivable amounts due to counter parties are multiplied by the rates stated in the Appendix 2 of the Regulation, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with the risk weight of the group in accordance with the Appendix 1 of the same Regulation. In compliance with Article 5 of the Regulation, repo transactions, investment securities and commodity lending transactions are accounted for “Counterparty Credit Risk”. The Bank applies “Fair Value Measurement” in the calculation of “Counterparty Credit Risk”.

23

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Information on unconsolidated capital adequacy ratio

	31 December 2014 Risk Weights
Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	54,978,227	—	10,597,030	37,813,961	23,371,738	56,480,407	2,986,884	9,434,959	97,738	—
Risk classifications:
Claims on sovereigns and Central Banks	46,173,249	—	—	5,454,530	—	—	—	—	—	—
Claims on regional governments or local authorities	16,257	—	2,439,440	507,007	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	34,810	—	979	—	—	1,017,536	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	7,031,344	—	6,911,054	1,475,539	—	2,127	—	—	—	—
Claims on corporate	207,239	—	1,137,923	910,484	—	45,989,999	—	—	—	—
Claims included in the regulatory retail portfolios	121,740	—	41,820	—	23,371,738	1,185,664	—	—	—	—
Claims secured by residential property	—	—	—	29,466,401	—	3,401,067	—	—	—	—
Past due loans	—	—	—	—	—	240,075	—	—	—	—
Higher risk categories decided by the Agency	11,949	—	3,166	—	—	—	2,986,884	9,434,959	97,738	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,381,639	—	62,648	—	—	4,643,939	—	—	—	—

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Information on unconsolidated capital adequacy ratio

	31 December 2013 Risk Weights
Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	49,625,046	—	7,404,139	29,328,116	22,187,404	46,462,916	2,837,152	9,393,300	11,741	—
Risk classifications:
Claims on sovereigns and Central Banks	41,333,609	—	—	3,872,745	—	—	—	—	—	—
Claims on regional governments or local authorities	15,021	—	1,620,366	195,923	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	29,436	—	—	—	—	368,455	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	6,664,562	—	5,764,189	1,784,983	—	1,486	—	—	—	—
Claims on corporate	329,916	—	—	1,416,370	—	36,980,737	—	—	—	—
Claims included in the regulatory retail portfolios	97,240	—	—	—	22,187,404	1,490,513	—	—	—	—
Claims secured by residential property	—	—	—	22,058,095	—	3,132,085	—	—	—	—
Past due loans	—	—	—	—	—	255,994	—	—	—	—
Higher risk categories decided by the Agency	—	—	—	—	—	—	2,837,152	9,393,300	11,741	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,155,262	—	19,584	—	—	4,233,646	—	—	—	—

25

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Summary information related to capital adequacy ratio

Bank
Current Period
Capital Requirement for Credit Risk (Value at Credit Risk*0,08) (CRCR)	9,490,415
Capital Requirement for Market Risk (MRCR)	55,940
Capital Requirement for Operational Risk (ORCR)	777,799
Shareholders’ Equity(*)	18,013,163
Shareholders’ Equity/((CRCR+MRCR+ORCR) *12,5*100)	13.96
Tier 1 Capital/((CRCR+MRCR+ORCR) *12,5*100)	11.26
Common Equity Tier 1 Capital/((CRCR+MRCR+ORCR) *12,5*100)	11.35

Prior Period
Capital Requirement for Credit Risk (Value at Credit Risk*0,08) (CRCR)	8,185,603
Capital Requirement for Market Risk (MRCR)	26,097
Capital Requirement for Operational Risk (ORCR)(*)	655,046
Shareholders’ Equity	15,179,536
Shareholders’ Equity/((CRCR+MRCR+ORCR) *12,5*100)	%13.70

(*)             In accordance with the BDDK.BYD.126.01 numbered and 7 February 2008 dated BRSA circular, capital adequacy ratio as at 2013 was measured by taking value at operational risk calculated based on gross incomes for the years ended 2012, 2011 and 2010 into consideration. For the year 2014, value at operational risk is being calculated based on gross incomes for the years ended 2013, 2012 and 2011.

26

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Information on equity items

Current Period
COMMON EQUITY TIER 1 CAPITAL
Paid-in Capital to be Entitled for Compensation after all Creditors	2,500,000
Share Premium	723,918
Share Cancellation Profits	—
Reserves	8,462,731
Other Comprehensive Income according to TAS	1,262,606
Profit	1,753,273
Current Period Profit	1,753,273
Previous Period Profit	—
General Reserves for Possible Losses	—
Bonus shares from Associates, Subsidiaries, and Joint-Ventures not Accounted in Current Period’s Profit	69,222
Common Equity Tier 1 Capital Before Deductions	14,771,750
Deductions from Common Equity Tier 1 Capital
Current and Prior Periods’ Losses not Covered by Reserves, and Losses Accounted under Equity according to TAS(-)	—
Leasehold Improvements on Operational Leases(-)	97,140
Goodwill and Other Intangible Assets and Related Deferred Taxes(-)	28,153
Net Deferred Tax Asset/Liability (-)	—
Shares Obtained against Article 56, Paragraph 4 of the Banking Law(-)	—
Direct and Indirect Investments of the Bank on its own Tier I Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
Mortgage Servicing Rights Exceeding the 10% Threshold of Tier I Capital (-)	—
Net Deferred Tax Assets arising from Temporary Differences Exceeding the 10% Threshold of Tier I Capital (-)	—
Amount Exceeding the 15% Threshold of Tier I Capital as per the Article 2, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
The Portion of Net Long Position of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital not deducted from Tier I Capital(-)	—
Mortgage Servicing Rights not deducted (-)	—
Excess Amount arising from Deferred Tax Assets from Temporary Differences (-)	—
Other items to be Defined by the BRSA (-)	—
Deductions from Tier I Capital in cases where there are no adequate Additional Tier I or Tier II Capitals (-)	—
Total Deductions from Common Equity Tier 1 Capital	125,293
Total Common Equity Tier 1 Capital	14,646,457
ADDITIONAL TIER 1 CAPITAL
Preferred Stock not Included in Tier I Capital and the Related Share Premiums	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained after 1.1.2014)	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	—
Additional Tier 1 Capital before Deductions	—
Deductions from Additional Tier 1 Capital	—
Direct and Indirect Investments of the Bank on its own Additional Tier 1 Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
The Total of Net Long Position of the Direct or Indirect Investments in Additional Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more of 10% of the Issued Share Capital (-)	—
Other items to be Defined by the BRSA (-)	—
The amount to be deducted from Additional Tier 1 Capital (-)	—
Total Deductions from Additional Tier 1 Capital	—
Total Additional Tier 1 Capital	—

27

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Deductions from Tier 1 Capital	112,613
Goodwill and Other Intangible Assets and Related Deferred Taxes not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	112,613
Net Deferred Tax Asset/Liability not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
Total Tier I Capital	14,533,844
TIER II CAPITAL
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained after 1.1.2014)	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	2,117,650
Pledged Assets of the Shareholders to be used for the Bank’s Capital Increases	—
General Provisions	1,482,877
Tier II Capital before Deductions	3,600,527
Deductions from Tier II Capital
Direct and Indirect Investments of the Bank on its own Tier II Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—
The Total of Net Long Positions of the Direct or Indirect Investments in Additional Core Capital and Tier II Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—
Other items to be Defined by the BRSA (-)	—
Total Deductions from Tier II Capital	—
Total Tier II Capital	3,600,527
TOTAL CAPITAL BEFORE REGULATORY DEDUCTIONS	18,134,371
Loans Granted against the Articles 50 and 51 of the Banking Law (-)	—
Net Book Values of Movables and Immovable Exceeding the Limit Defined in the Article 57, Clause 1 of the Banking Law and the Assets Acquired against Overdue Receivables and Held for Sale but Retained more than Five Years (-)	120,737
Loans to Banks, Financial Institutions (domestic/foreign) or Qualified Shareholders in the form of Subordinated Debts or Debt Instruments Purchased from Such Parties and Qualified as Subordinated Debts (-)	—
Deductions as per the Article 20, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
Other items to be Defined by the BRSA (-)	471
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—
The Portion of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Capital, of the Net Deferred Tax Assets arising from Temporary Differences and of the Mortgage Servicing Rights not deducted from Tier I Capital as per the Temporary Article 2, Clause 2, Paragraph (1) and (2) and Temporary Article 2, Clause 1 of the Regulation (-)	—
TOTAL CAPITAL	18,013,163
Amounts below deduction thresholds	—
Remaining Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital	—
Remaining Total of Net Long Positions of the Investments in Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more than 10% or less of the Tier I Capital	—
Remaining Mortgage Servicing Rights	—
Net Deferred Tax Assets arising from Temporary Differences	72,437

28

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Prior Period
CORE CAPITAL
Paid-in Capital	2,500,000
Nominal Capital	2,500,000
Capital Commitments (-)	—
Adjustments to Paid-in Capital	—
Share Premium	723,918
Share repeal	—
Legal Reserves	7,009,581
Adjustments to Legal Reserves	—
Profit	1,585,539
Net current period profit	1,585,539
Prior period profit	—
Provision for possible losses up to 25% of core capital	70,915
Profit on sale of associates, subsidiaries and buildings	44,136
Primary subordinated loans (up to 15% of Core Capital)	—
Loss that is not covered with reserves (-)	—
Net current period loss	—
Prior period loss	—
Development cost of operating lease (-)	83,935
Intangible Assets (-)	108,608
Deferred-assets for tax which exceeds of 10% of core capital (-)	—
Excess amount expressed in the Law (Article 56, 3rd Paragraph) (-)	—
Total Core Capital	11,741,546
SUPPLEMENTARY CAPITAL
General Provisions	1,190,739
45% of increase in revaluation fund on movables	—
45% of increase in revaluation fund of fixed assets	—
Free shares from investment in associates, subsidiaries and joint-ventures that is not recognized in profit	71,821
Primary subordinated loans which are ignored in the calculation of core capital	—
Secondary subordinated loan	1,955,295
45% of value increase fund of financial assets available for sale and associates and subsidiaries	306,597
Adjustment to paid-in capital, profit reserves and previous years losses(except adjustment to legal reserves)	—
Total Supplementary Capital	3,524,452
CAPITAL	15,265,998
DEDUCTIONS FROM CAPITAL	86,462
Partnership share on banks and financial institutions (domestic and abroad) that are not consolidated, with a shareholding of 10% and above	—
The sum of partnership share on banks and financial institutions (domestic and abroad), with shareholding of less than 10%, but exceeding 10% and more of the sum of core and supplementary capital of the bank	—
Loans extended to banks, financial institutions (domestic and abroad) and qualified shareholders, like secondary subordinated loan and debt instruments purchased from these institutions issued, like primary and secondary subordinated loan	—
Loans extended being noncompliant with articles 50 and 51 of the Law	—
Net book values of properties owned, exceeding 50% of banks’ equity and properties, and trade goods overtaken in exchange for loans and receivables that should be disposed within five years in accordance with article 57 of the Law, but not yet disposed	85,083
Securitisation positions that is deducted -preferably- from the shareholders’ equity	—
Others	1,379

TOTAL EQUITY	15,179,536

Components of items of shareholders’ equity subject to temporary applications

Bank Only
	Amount Included in Equity Calculation	Total Amount
Minorities’ share in Tier I capital	—	—
Third Parties’ share in additional core capital	—	—
Third Parties’ share in supplementary capital	—	—
Debt Instruments and Related Issuance Premiums Defined by the BRSA (Issued before 01.01.2014)	2,117,650	2,117,650

29

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Issuer	T.Vakıflar Bankası T.A.O.
Unique identifier (eg CUSIP, ISIN or Bloomberg identifier for private placement)	XS0849728190/ US90015NAB91
Governing law(s) of the instrument	TURKEY

Regulatory treatment

Subject to 10% deduction as of 1/1/2015	Yes
Eligible at solo/group/group&solo	Available
Instrument type	Borrowing Instrument
Amount recognised in regulatory capital (Currency in million, as of most recent reporting date)	2,118
Par value of instrument (in million)	2,088
Accounting classification	347011
Original date of issuance	1-Nov-12
Perpetual or dated	Dated (10 years) Maturity Date: 1 November 2022
Issue date	1-Nov-12
Issuer call subject to prior supervisory approval	Available
Optional call date, contingent call dates and redemption amount	—
Subsequent call dates, if applicable	—

Coupons / dividends

Fixed or floating dividend/coupon	Fixed/Interest payment once in six month, principal payment at the maturity date
Coupon rate and any related index	6.00% Fixed/Interest payment
Existence of a dividend stopper	—
Fully discretionary, partially discretionary or mandatory	—
Existence of step up or other incentive to redeem	—
Noncumulative or cumulative	—
Convertible or non-convertible
If convertible, conversion trigger (s)	—
If convertible, fully or partially	—
If convertible, conversion rate	—
If convertible, mandatory or optional conversion	—
If convertible, specify instrument type convertible into	—
If convertible, specify issuer of instrument it converts into	—
Write-down feature
If write-down, write-down trigger(s)	—
If write-down, full or partial	—
If write-down, permanent or temporary	—
If temporary write-down, description of write-up mechanism	—
Position in subordination hierarchy in liquidation (specify instrument type immediately senior to instrument)	Deposit and other receivables
Whether conditions which stands in article of 7 and 8 of Banks’ shareholder equity law are possessed or not	Possess Article 8
According to article 7 and 8 of Banks’ shareholders equity law that are not possessed	Not Possess Article 7

30

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Approach adopted under internal capital adequacy assessment process for monitoring the adequacy of internal capital for current and future activities

In order to identify the internal capital adequacy assessment process and capital adequacy policy “Document on Internal Capital Adequacy Assessment Process” has been constituted and approved by Board of Directors on September 2012. The document includes planning of the capital, procedures and principles on emergency capital and risk reducing plans. The underlying objective of the internal capital adequacy assessment is continuous monitoring and maintaining of the varieties, components and distribution of capital required for eliminating actual and potential risks the Bank faces or might face.

In this process, the effect of market conditions and probable changes in economic environment on capital is evaluated, additionally loan expansion expectations, funding resources, liquidity opportunities issues and risk profile and risk appetite of the Bank are considered in accordance with the strategies and objectives of the Bank. Capital adequacy is evaluated in terms of strategic plan and growth expectations of the Bank for the year 2015 and accordingly capital increasing actions has taken in the year 2014.

In assessment process of internal capital requirement, credit risk, market risk, operational risk, interest rate risk arising from banking accounts, liquidity risk, reputation risk, residual risk, concentration risk, counterparty credit risk, sovereign risk and settlement risk are considered, and policies and implementing procedures for assessing and managing these risks are defined and approved by Board of Directors. Assessment process of internal capital requirement is handled as a developing process, action plans according to aforementioned policies and implementing procedures are formed and studies are in progress.

II.                                            CREDIT RISK

Credit risk is defined as the counterparty’s possibility of failing to fulfil its obligations on the terms set by the agreement. Credit risk means risks and losses that may occur if the counterparty fails to comply with the agreement’s requirements and cannot perform its obligations partially or completely on the terms set. It covers the possible risks arising from futures and option agreements and other agreements alike and the credit risks arising from credit transactions that have been defined by the Banking Law.

In compliance with the articles 51 and 54 set forth in Banking Law and ancillary regulation, credit limits are set by the Bank for the financial position and credit requirements of customers within the authorization limits assigned for branches, regional directorates, lending departments, assistant general manager responsible of lending, general manager, credit committee and board of directors and credits are given regarding these limits in order to limit credit risk in lending facilities.

Credit limits are determined separately for the individual customer, company, group of companies, risk groups on a product basis. In accordance with the related Lending Policy, several criteria are used in the course of determining these credit limits. Customers should have a long-standing and a successful business past, a high commercial morality, possess a good financial position and a high morality, the nature of their business should be appropriate to use the credit , possess their commercial operations in an affirmative and a balanced manner, have experience and specialization in their profession, be able to adopt themselves to the economic conditions, to be accredited on the market, have sufficient equity capital, possess the ability to create funds with their operations and finance their placement costs. Also the sector and the geographical position of customers, where they operate and other factors that may effect their operations are considered in the evaluation process of loans. Apart from ordinary intelligence operations, the financial position of the customer is mainly analysed based on the balance sheets and the income statements provided by the loan customer, the documents received in accordance with the related regulation for their state of accounts and other related documents. Credit limits are subject to revision regarding the overall economic developments and the changes in the financial information and operations of the customers.

Collaterals for the credit limits are determined on a customer basis in order to ensure bank placements and their liquidity. The amount and type of the collateral are determined regarding the creditworthiness of the credit users. The Bank holds collateral against loans and advances to customers in the form of mortgage interests over property, other registered securities over assets, and guarantees.

31

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

The Bank has risk control limits for derivative transaction (futures, options, etc.) positions, which effects credit risk and market risk.

For credit risk management purposes, Risk Management Department operates in

•                      the determination of credit risk policies in coordination with the Bank’s other units,

•                      the determination and monitoring of the distribution of concentration limits with respect to sector, geography and credit type,

•                      the contribution to the formation of rating and scoring systems,

•                      the submiting to the Board of Directors and the senior management of not only credit risk management reports about credit portfolio’s distribution (borrower, sector, geographical region), credit quality (impaired loans, credit risk ratings) and credit concentration but also scenario analysis reports, stress tests and other analyses,

•                      the studies regarding the formation of advanced credit risk measurement approaches.

Credit risk is defined and managed for all cash and non-cash agreements and transactions, which carry counterparty risk. Loans with renegotiated terms are followed in accordance with Bank’s credit risk management and follow-up principles. The financial position and trading operations of related customers are continuously analyzed and principal and interest payments, scheduled in renegotiation agreement, are strictly controlled by related departments. In the framework of Bank’s risk management concept, long term commitments are accepted more risky than short term commitments. Besides, risk limits defined for long term commitments and collaterals that should be taken against long term commitments are handled in a wider range compared to short term commitments.

Indemnified non-cash loans are regarded as the same risk weight with the loans that are pastdue and unpaid.

Banking operations and lending activities carried in foreign countries are not exposed to material credit risks, due to related countries’ financial conditions, customers and their operations.

The Bank classifies its past due and impaired receivables as shown below in accordance with the “Regulation on Procedures and Principles for Determination of Qualifications of Loans and Other Receivables and Provisions to be Set Aside”.

•                      for which recovery of principal and interest or both delays from their terms or due dates are more than ninety days but not more than one hundred eighty days are classified as “Group Three- Loans and Other Receivables With Limited Recovery”,

•                      for which recovery of principal and interest or both delays from their terms or due dates are more than one hundred and eighty days but not more one year are classified as “Group Four- Loans and Other Receivables With Suspicious Recovery”,

•                      for which recovery of principal and interest or both delays from their terms or due dates are more than one year are classified as “Group Five - Loans and Other Receivables Having the Nature of Loss”,

Regardless of the guarantees and pledges received, the Bank provides 20% provision for the Loans and Other Receivables classified in Group Three, and 100% provision for the Loans and Other Receivables classified in Group Four and Group Five. The provision amount is recognized in profit and loss statement of the period.

The Bank’s largest 100 cash loan customers compose 22.08% of the total cash loan portfolio (31 December 2013: 19.74%).

The Bank’s largest 100 non-cash loan customers compose 56.67% of the total non-cash loan portfolio (31 December 2013: 60.92%).

32

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

The Bank’s largest 100 cash loan customers compose 14.56% of total assets of the Bank and the Bank’s largest 100 non-cash loan customers compose 17.74% of total off-balance sheet items
 (31 December 2013: 12.60% and 11.73%).

The Bank’s largest 200 cash loan customers compose 27.73% of the total cash loan portfolio (31 December 2013: 25.43%).

The Bank’s largest 200 non-cash loan customers compose 68.35% of the total non-cash loan portfolio (31 December 2013: 71.10%).

The Bank’s largest 200 cash loan customers compose 18.29% of total assets of the Bank and the Bank’s largest 200 non-cash loan customers compose 21.40% of total off-balance sheet items (31 December 2013: 16.23% ve 13.69%).

The general provision for credit risk amounts to TL 1,603,242 (31 December 2013: TL 1,190,739).

Risk Classifications:	Current Period Risk Amount	Average Risk Amount(*)
Claims on sovereigns and Central Banks	51,627,779	46,770,220
Claims on regional governments or local authorities	2,962,704	2,375,575
Claims on administrative bodies and other non-commercial undertakings	1,053,325	761,467
Claims on multilateral development banks	—	—
Claims on international organizations	—	—
Claims on banks and intermediary institutions	15,420,064	14,658,166
Claims on corporate	48,245,645	43,603,994
Claims included in the regulatory retail portfolios	24,720,962	23,300,626
Claims secured by residential property	32,867,468	29,860,458
Past due loans	240,075	249,719
Higher risk categories decided by the Agency	12,534,696	11,615,182
Marketable securities secured by mortgages	—	—
Securitization exposures	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—
Undertakings for collective investments in mutual funds	—	—
Other claims	6,088,226	5,380,484

(*)             Average risk amount is calculated based on the arithmetic average of the monthly risk amounts after conversion for January-December 2014 period.

33

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Risk Classifications:	Prior Period Risk Amount	Average Risk Amount(*)
Claims on sovereigns and Central Banks	45,206,354	38,223,559
Claims on regional governments or local authorities	1,831,310	1,350,015
Claims on administrative bodies and other non-commercial undertakings	397,891	306,869
Claims on multilateral development banks	—	26
Claims on international organizations	—	—
Claims on banks and intermediary institutions	14,215,220	12,825,302
Claims on corporate	38,727,023	33,310,254
Claims included in the regulatory retail portfolios	23,775,157	21,833,328
Claims secured by residential property	25,190,180	23,816,740
Past due loans	255,994	287,109
Higher risk categories decided by the Agency	12,242,193	9,751,510
Marketable securities secured by mortgages	—	—
Securitization exposures	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—
Undertakings for collective investments in mutual funds	—	—
Other claims	5,408,492	4,577,994

(*)             Average risk amount is calculated based on the arithmetic average of the monthly risk amounts after conversion for January-December 2013 period.

34

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Risk profile according to the geographical concentration (***)

Current Period	Claims on sovereigns and Central Banks	Claims on regional governments or local authorities	Claims on administrative bodies and other non-commercial undertakings	Claims on multilateral development banks	Claims on international organizations	Claims on banks and intermediary institutions	Claims on corporates	Claims included in the regulatory retail portfolios	Claims secured by residential property	Past due loans	Higher risk categories decided by the Board	Secured by mortgages	Securitization positions	Short-term claims and short term corporate claims on banks and intermediary institutions	Undertakings for collective investments in mutual funds	Other receivables	Total

Domestic	49,821,796	2,948,965	1,053,324	—	—	5,238,277	47,051,039	24,691,264	32,833,278	240,075	12,447,769	—	—	—	—	4,351,230	180,677,017
EU countries (*)	—	—	—	—	—	9,407,111	—	—	—	—	—	—	—	—	—	—	9,407,111
OECD countries	—	—	—	—	—	1,478	—	—	—	—	—	—	—	—	—	—	1,478
Off-shore banking regions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
USA, Canada	1,805,983	13,739	—	—	—	676,493	1,049,656	29,698	34,190	—	—	—	—	—	—	—	3,609,759
Other countries	—	—	—	—	—	96,705	144,950	—	—	—	86,927	—	—	—	—	15	328,597
Investment and associates, subsidiaries and joint ventures	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,736,982	1,736,982
Undistributed Assets/ Liabilities(**)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total	51,627,779	2,962,704	1,053,324	—	—	15,420,064	48,245,645	24,720,962	32,867,468	240,075	12,534,696	—	—	—	—	6,088,227	195,760,944

(*)                  EU countries, OECD countries except USA and Canada.

(**)              The assets and liabilities that can not be distributed according to a consistent base.

(***)          Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

35

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Risk profile according to the geographical concentration (***)

Prior Period	Claims on sovereigns and Central Banks	Claims on regional governments or local authorities	Claims on administrative bodies and other non- commercial undertakings	Claims on multilateral development banks	Claims on international organizations	Claims on banks and intermediary institutions	Claims on corporates	Claims included in the regulatory retail portfolios	Claims secured by residential property	Past due loans	Higher risk categories decided by the Board	Secured by mortgages	Securitization positions	Short-term claims and short term corporate claims on banks and intermediary institutions	Undertakings for collective investments in mutual funds	Other receivables	Total

Domestic	43,363,341	1,831,310	397,891	—	—	4,153,679	38,152,311	23,775,157	25,190,180	255,994	11,931,127	—	—	—	—	5,397,742	154,448,732
EU countries (*)	—	—	—	—	—	9,616,489	—	,	—	—	—	—	—	—	—	—	9,616,489
OECD countries	—	—	—	—	—	54,993	—	—	—	—	—	—	—	—	—	—	54,993
Off-shore banking regions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
USA, Canada	1,843,013	—	—	—	—	296,916	574,712	—	—	—	—	—	—	—	—	10,750	2,725,391
Other countries	—	—	—	—	—	26,879	—	—	—	—	311,066	—	—	—	—	—	337,945
Investment and associates, subsidiaries and joint ventures	—	—	—	—	—	66,264	—	—	—	—	—	—	—	—	—	—	66,264
Undistributed Assets/ Liabilities(**)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total	45,206,354	1,831,310	397,891	—	—	14,215,220	38,727,023	23,775,157	25,190,180	255,994	12,242,193	—	—	—	—	5,408,492	167,249,814

(*)                  EU countries, OECD countries except USA and Canada.

(**)              The assets and liabilities that can not be distributed according to a consistent base.

(***)          Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

36

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Risk profile according to sectors and counterparties (*)

Current Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	TL	FC	Total
Agricultural	91	38	189,639	—	—	—	900,028	383,981	403,997	—	4,692	—	—	—	—	—	1,346,383	536,083	1,882,466
Farming and raising livestock	91	38	189,639	—	—	—	588,334	333,616	351,702	—	4,261	—	—	—	—	—	1,211,280	256,401	1,467,681
Forestry	—	—	—	—	—	—	280,965	31,160	24,346	—	185	—	—	—	—	—	77,753	258,903	336,656
Fishing	—	—	—	—	—	—	30,729	19,205	27,949	—	246	—	—	—	—	—	57,350	20,779	78,129
Manifacturing	1,004,291	39	160,377	—	—	—	19,899,003	2,485,075	4,843,193	—	7,121	—	—	—	—	—	11,480,951	16,918,148	28,399,099
Mining	—	—	4,644	—	—	—	384,726	94,155	323,949	—	68	—	—	—	—	—	417,284	390,258	807,542
Production	1,004,291	11	153,725	—	—	—	13,505,225	2,351,669	4,361,948	—	6,925	—	—	—	—	—	9,847,425	11,536,369	21,383,794
Electric, Gas, Water	—	28	2,008	—	—	—	6,009,052	39,251	157,296	—	128	—	—	—	—	—	1,216,242	4,991,521	6,207,763
Construction	280	6	1	—	—	—	6,266,898	1,427,900	4,336,534	—	4,491	—	—	—	—	—	6,908,667	5,127,443	12,036,110
Services	30,181,431	2,896,367	608,280	—	—	15,418,766	15,752,768	9,436,412	10,612,815	—	131,531	—	—	—	—	15	55,794,049	29,244,336	85,038,385
Wholesale and retail trade	279	125	286	—	—	—	6,687,238	5,387,275	6,508,686	—	29,082	—	—	—	—	—	13,904,175	4,708,796	18,612,971
Hotel, Food and Beverage Services	9	6	78	—	—	—	1,331,135	296,071	1,545,078	—	2,885	—	—	—	—	—	1,000,853	2,174,409	3,175,262
Transportation and Telecommunication	11	—	240,027	—	—	—	4,255,744	3,392,287	1,353,077	—	9,016	—	—	—	—	—	5,309,017	3,941,145	9,250,162
Financial Institutions	30,054,333	—	69	—	—	15,418,766	2,500,834	34,796	457,626	—	87,390	—	—	—	—	15	31,086,536	17,467,293	48,553,829
Real Estate and renting services	—	—	3	—	—	—	299,465	73,037	138,421	—	1,138	—	—	—	—	—	396,997	115,067	512,064
Self-employment services	—	—	3,786	—	—	—	643	—	—	—	—	—	—	—	—	—	4,429	—	4,429
Education services	74	4	5,067	—	—	—	121,788	49,412	237,724	—	522	—	—	—	—	—	355,770	58,821	414,591
Health and social services	126,725	2,896,232	358,964	—	—	—	555,921	203,534	372,203	—	1,498	—	—	—	—	—	3,736,272	778,805	4,515,077
Other	20,441,686	66,254	95,027	—	—	1,298	5,426,948	10,987,594	12,670,929	240,075	12,386,861	—	—	—	—	6,088,212	46,766,457	21,638,427	68,404,884

Total	51,627,779	2,962,704	1,053,324	—	—	15,420,064	48,245,645	24,720,962	32,867,468	240,075	12,534,696	—	—	—	—	6,088,227	122,296,507	73,464,437	195,760,944

(*)         Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

1-         Claims on sovereigns and Central Banks

2-         Claims on regional governments or local authorities

3-         Claims on administrative bodies and other non-commercial undertakings

4-         Claims on multilateral development banks

5-         Claims on international organizations

6-         Claims on banks and intermediary institutions

7-         Claims on corporates

8-         Claims included in the regulatory retail portfolios

9-         Claims secured by residential property

10-       Past due loans

11-       Higher risk categories decided by the Board

12-       Secured by mortgages

13-       Securitization positions

14-       Short-term claims and short term corporate claims on banks and intermediary institutions

15-       Undertakings for collective investments in mutual funds

16-       Other receivables

37

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Risk profile according to sectors and counterparties (*)

Prior Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	TL	FC	Total
Agricultural	44	27	15,451	—	—	—	967,691	318,992	285,059	—	—	—	—	—	—	—	1,166,654	420,610	1,587,264
Farming and raising livestock	44	27	15,451	—	—	—	637,910	268,394	245,858	—	—	—	—	—	—	—	1,041,004	126,680	1,167,684
Forestry	—	—	—	—	—	—	305,169	30,431	17,202	—	—	—	—	—	—	—	68,506	284,296	352,802
Fishing	—	—	—	—	—	—	24,612	20,167	21,999	—	—	—	—	—	—	—	57,144	9,634	66,778
Manifacturing	—	41	64,494	—	—	—	18,286,642	2,025,240	4,023,585	—	—	—	—	—	—	—	11,657,269	12,742,733	24,400,002
Mining	—	—	19	—	—	—	379,666	67,858	353,435	—	—	—	—	—	—	—	404,441	396,537	800,978
Production	—	21	64,473	—	—	—	12,365,662	1,911,607	3,576,549	—	—	—	—	—	—	—	9,482,613	8,435,699	17,918,312
Electric, Gas, Water	—	20	2	—	—	—	5,541,314	45,775	93,601	—	—	—	—	—	—	—	1,770,215	3,910,497	5,680,712
Construction	269	—	—	—	—	—	5,067,879	1,065,212	3,217,084	—	—	—	—	—	—	—	5,792,755	3,557,689	9,350,444
Services	19,832,981	1,771,202	207,709	—	—	14,211,959	11,837,505	7,890,421	8,033,589	—	311,066	—	—	—	—	—	27,406,058	36,690,374	64,096,432
Wholesale and retail trade	61	134	6,612	—	—	—	5,769,302	4,412,772	4,892,942	—	—	—	—	—	—	—	11,523,547	3,558,276	15,081,823
Hotel, Food and Beverage Services	5	7	5	—	—	—	469,492	221,191	1,300,888	—	—	—	—	—	—	—	840,318	1,151,270	1,991,588
Transportation and Telecommunication	13	—	14,781	—	—	—	3,247,662	2,975,620	981,639	—	—	—	—	—	—	—	4,717,078	2,502,637	7,219,715
Financial Institutions	19,687,863	—	20	—	—	14,211,959	1,549,141	24,861	379,064	—	311,066	—	—	—	—	—	7,271,963	28,892,011	36,163,974
Real Estate and renting services	—	—	—	—	—	—	204,782	57,917	87,625	—	—	—	—	—	—	—	322,441	27,883	350,324
Self-employment services	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Education services	52	6	3,870	—	—	—	141,505	37,174	148,115	—	—	—	—	—	—	—	264,690	66,032	330,722
Health and social services	144,987	1,771,055	182,421	—	—	—	455,621	160,886	243,316	—	—	—	—	—	—	—	2,466,021	492,265	2,958,286
Other	25,373,060	60,040	110,237	—	—	3,261	2,567,306	12,475,292	9,630,863	255,994	11,931,127	—	—	—	—	5,408,492	61,556,770	6,258,902	67,815,672

Total	45,206,354	1,831,310	397,891	—	—	14,215,220	38,727,023	23,775,157	25,190,180	255,994	12,242,193	—	—	—	—	5,408,492	107,579,506	59,670,308	167,249,814

(*)                  Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

1-         Claims on sovereigns and Central Banks

2-         Claims on regional governments or local authorities

3-         Claims on administrative bodies and other non-commercial undertakings

4-         Claims on multilateral development banks

5-         Claims on international organizations

6-         Claims on banks and intermediary institutions

7-         Claims on corporates

8-         Claims included in the regulatory retail portfolios

9-         Claims secured by residential property

10-       Past due loans

11-       Higher risk categories decided by the Board

12-       Secured by mortgages

13-       Securitization positions

14-       Short-term claims and short term corporate claims on banks and intermediary institutions

15-       Undertakings for collective investments in mutual funds

16-       Other receivables

38

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Distribution of maturity risk factors according to their outstanding maturities (*)

	According to their outstanding maturities
Risk Classifications-Current Period	1 month	1-3 month	3-6 month	6-12 month	1 year and over
Claims on sovereigns and Central Banks	4,837,977	644,411	1,150,586	818,234	44,176,571
Claims on regional governments or local authorities	9,500	4,726	23,639	55,293	2,869,546
Claims on administrative bodies and other non-commercial undertakings	22,754	32,027	62,030	222,500	714,014
Claims on multilateral development banks	—	—	—	—	—
Claims on international organizations	—	—	—	—	—
Claims on banks and intermediary institutions	11,995,597	810,595	482,369	76,307	2,055,196
Claims on corporate	2,811,153	3,317,094	3,952,856	8,790,375	29,374,167
Claims included in the regulatory retail portfolios	491,774	960,663	1,649,647	4,177,825	17,441,053
Claims secured by residential property	573,828	1,048,581	1,696,829	4,030,103	25,518,127
Past due loans	—	—	—	—	240,075
Higher risk categories decided by the Agency	—	—	—	14,320	12,520,376
Marketable securities cecured by mortgages	—	—	—	—	—
Securitization exposures	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—
Other claims	—	—	—	—	6,088,226
Total	20,742,583	6,818,097	9,017,956	18,184,957	140,997,351

(*)             Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

39

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Distribution of maturity risk factors according to their outstanding maturities (*)

	According to their outstanding maturities
Risk Classifications-Prior Period	1 month	1-3 month	3-6 month	6-12 month	1 year and over
Claims on sovereigns and Central Banks	25,028,822	1,066,798	1,573,671	1,190,052	16,347,011
Claims on regional governments or local authorities	3,985	10,989	11,665	38,725	1,765,946
Claims on administrative bodies and other non-commercial undertakings	8,905	36,099	33,520	59,274	260,093
Claims on multilateral development banks	—	—	—	—	—
Claims on international organizations	—	—	—	—	—
Claims on banks and intermediary institutions	10,191,742	2,167,472	21,015	169,763	1,665,228
Claims on corporate	2,034,009	2,726,245	4,437,032	6,262,877	23,266,860
Claims included in the regulatory retail portfolios	5,197,370	804,177	1,415,796	3,166,087	13,191,727
Claims secured by residential property	737,553	744,859	1,356,481	2,717,731	19,633,556
Past due loans	—	—	—	—	255,994
Higher risk categories decided by the Agency	311,066	—	—	—	11,931,127
Marketable securities cecured by mortgages	—	—	—	—	—
Securitization exposures	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—
Other claims	1,174,846	—	—	—	4,233,646
Total	44,688,298	7,556,639	8,849,180	13,604,509	92,551,188

(*)             Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

Risk balances according to risk weights

Risk Weights Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%	Deductions from the shareholders’ equity
Pre-Amount of Credit Risk Mitigation	47,554,085	—	16,779,325	37,737,598	23,535,298	57,619,942	2,990,704	9,446,254	97,738	—	359,114
Amount after Credit Risk Mitigation	54,978,227	—	10,597,030	37,813,961	23,371,738	56,480,407	2,986,884	9,434,959	97,738	—	359,114

Risk Weights Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%	Deductions from the shareholders’ equity
Pre-Amount of Credit Risk Mitigation	42,488,871	—	12,281,012	31,132,458	22,284,644	46,820,636	2,837,152	9,393,300	11,741	—	279,005
Amount after Credit Risk Mitigation	49,625,046	—	7,404,139	29,328,116	22,187,404	46,462,916	2,837,152	9,393,300	11,741	—	279,005

40

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

In determination of counterparty credit risk of the receivables from Banks operated abroad, ratings given by International Credit Rating Agency Fitch Rating are considered. Rating of the same company is also used in the assessment of risks from foreign currency investment securities issued by Turkish Treasury and other foreign currency risks associated with Central Administration of Turkish Republic.

Ratings Matched	Credit Quality Rank	Fitch
Long Term Credit Ratings	1	AAA between AA-
	2	A+ between A-
	3	BBB+ between BBB-
	4	BB+ between BB-
	5	B+ between B-
	6	CCC+ and below

Short Term Credit Ratings	1	F1+ between F1
	2	F2
	3	F3
	4	F3 and below
	5	—
	6	—

Information According to Sectors and Counterparties

	Loans		Value
Current Period	Impaired (*)	Past Due (**)	Adjustments	Provisions
Agricultural	83,397	33,519	806	81,560
Farming and raising livestock	72,134	29,466	632	70,661
Forestry	7,255	1,271	90	6,917
Fishing	4,008	2,782	84	3,982
Manifacturing	836,017	281,898	11,181	807,279
Mining	29,054	7,706	3,240	28,379
Production	801,801	269,229	7,900	774,085
Electric, Gas, Water	5,162	4,963	41	4,815
Construction	443,816	179,450	5,530	421,708
Services	1,282,999	1,286,706	29,871	1,199,082
Wholesale and retail trade	801,397	599,838	15,099	751,491
Hotel, Food and Beverage Services	46,878	78,793	1,445	44,130
Transportation and telecommunication	279,587	433,429	9,073	260,933
Financial Institutions	4,889	2,999	78	4,160
Real estate and renting services	9,901	8,672	234	8,788
Self-employment services	109,544	121,114	3,041	101,835
Education services	6,055	9,717	170	4,031
Health and social services	24,748	32,144	731	23,714
Other	1,328,143	1,983,048	79,209	1,224,668
Total	3,974,372	3,764,621	126,597	3,734,297

(*)             Impaired loans are composed of group three, four and five loans.

(**)      Past due loans and other receivables consist of loans and other receivables that are past due up to ninety days.

41

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

	Loans		Value
Prior Period	Impaired (*)	Past Due (**)	Adjustments	Provisions
Agricultural	75,172	51,378	1,497	70,726
Farming and raising livestock	62,099	48,035	1,400	58,484
Forestry	7,558	1,962	57	7,334
Fishing	5,515	1,381	40	4,908
Manifacturing	948,934	275,140	8,020	917,512
Mining	33,748	9,924	289	33,576
Production	910,917	260,254	7,586	879,785
Electric, Gas, Water	4,269	4,962	145	4,151
Construction	381,103	185,365	5,403	355,654
Services	1,070,391	1,216,644	35,465	961,611
Wholesale and retail trade	628,329	537,467	15,667	567,913
Hotel, Food and Beverage Services	49,015	103,370	3,013	33,599
Transportation and telecommunication	257,698	403,943	11,775	235,968
Financial Institutions	4,379	3,154	92	3,957
Real estate and renting services	8,987	8,945	261	8,280
Self-employment services	92,457	123,479	3,599	84,677
Education services	3,200	9,041	264	2,987
Health and social services	26,326	27,245	794	24,230
Other	1,055,827	1,874,849	54,652	969,929
Total	3,531,427	3,603,376	105,037	3,275,432

(*)             Impaired loans are composed of group three, four and five loans.

(**)      Past due loans and other receivables consist of loans and other receivables that are past due up to ninety days.

Current Period	The opening Balance	Provisions amounts set aside during the period	The cancelation of the provisions	Other Adjustments (*)	Close out Balance
Specific Provisions	3,275,433	1,145,464	(686,600)	—	3,734,297
General Provisions	1,190,739	412,503	—	—	1,603,242

(*)             Determined according to exchange rate differences, business combinations, acquisitions and disposals of subsidiaries.

Prior Period	The opening Balance	Provisions amounts set aside during the period	The cancelation of the provisions	Other Adjustments (*)	Close out Balance
Specific Provisions	2,459,569	1,406,520	(590,657)	—	3,275,433
General Provisions	956,059	234,417	—	263	1,190,739

(*)             Determined according to exchange rate differences, business combinations, acquisitions and disposals of subsidiaries.

42

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Fair value of collateral held against impaired loans

	31 December 2014	31 December 2013
Cash collateral (*)	—	—
Mortgage	1,131,152	908,623
Promissory note (*)	—	—
Others (**)	2,843,220	2,622,804

Total	3,974,372	3,531,427

(*)             As a policy, it is aimed to utilize from cash collateral or liquidate promissory note for an impaired loan collateralized by cash collateral or promissory note to cover the credit risk. Hence, cash collateral and promissory note are shown as zero in the table above.

(**)      Sureties obtained for impaired loans are presented in this raw to the extent that the amount does not exceed the amount of impaired loans.

The detail of collateral held against performing cash and non-cash loans by the Bank

Cash loans	31 December 2014	31 December 2013

Secured Loans:	78,861,414	63,699,025
Secured by mortgages	32,330,313	18,093,124
Secured by cash collateral	666,941	384,250
Guarantees issued by financial institutions	3,586	178,628
Secured by government institutions or government securities	930,621	176,565
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	44,929,953	44,866,458
Unsecured Loans	25,482,028	22,797,198

Total performing loans	104,343,442	86,496,223

Non-cash loans	31 December 2014	31 December 2013

Secured Loans:	12,533,762	10,500,046
Secured by mortgages	1,092,107	678,781
Secured by cash collateral	383,395	85,525
Guarantees issued by financial institutions	—	5,408
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	11,058,260	9,730,332
Unsecured Loans	16,100,161	12,841,333

Total non-cash loans	28,633,923	23,341,379

43

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

III.                                       MARKET RISK

The Bank calculates market risk using standard method and allocates legal capital in compliance with “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” published in 28 June dated 2012 Official Gazette no. 28337.

The market risk is defined as the potential risk of loss due to changes in interest rates, foreign exchange rates and equity prices on balance sheet and off-balance sheet positions of the banks.

The capital needed for general market risk and specific risks is calculated using the standard method defined by the “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” and reported monthly.

In addition to the standard method, the Bank also uses internal models like Historical and Monte Carlo Simulations in measuring market risk. The Bank also performs daily back-testing in order to measure the reliability of the models. Besides, scenario analyses are implemented in order to support the Standard Method and internal models. In order to monitor the maturity structure of the asset and liability accounts, liquidity analysis are performed and the duration of the Bank’s assets and liabilities is calculated.

The market risk analysis of the Bank is reported “monthly” and sent to the related regulatory institutions.

Value at market risk

	Current Period	Prior Period
(I) Capital Obligation against General Market Risk - Standard Method	13,128	9,862
(II) Capital Obligation against Specific Risks - Standard Method	99	22
Capital to be employed for specific risk in securitisation positions- Standard Method	—	—
(III) Capital Obligation against Currency Risk - Standard Method	34,268	9,399
(IV) Capital Obligation against Stocks Risks - Standard Method	—	—
(V) Capital Obligation against Exchange Risks - Standard Method	—	—
(VI) Capital Obligation against Market Risks of Options - Standard Method	234	—
(VII) Capital Obligation Calculated for Counterparty Credit Risk — Standard Method	8,211	6,814
(VIII) Capital Obligation against Market Risks of Banks applying Risk Measurement Models	—	—
(IX) Total Capital Obligations against Market Risk (I+II+III+IV+V+VI+VII)	55,940	26,097
(X) Value-At-Market Risk (12.5xVIII) or (12.5xIX)	699,250	326,213

Average values at market risk

	Current Year			Prior Year
	Average	Highest	Lowest	Average	Highest	Lowest
Interest Rate Risk	8,972	13,029	6,069	7,612	13,147	3,506
Common Share Risk	227	2,523	—	65	783	—
Currency Risk	22,858	35,156	8,046	62,345	159,223	9,399
Stock Risk	—	—	—	—	—	—
Exchange Risk	—	—	—	—	—	—
Option Risk	1,677	3,804	42	102	929	—
Counterparty Credit Risk	9,451	11,383	8,020	4,330	10,889	2,048

Total Value at Risk	539,814	703,345	359,499	930,669	2,188,882	326,218

44

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

III.                                       MARKET RISK (Continued)

Information on Counterparty Credit Risk

Counterparty credit risk is the probability of an economic loss that Bank could face because the counterparty to a transaction bringing liabilities to both parties could default before the final settlement of the transaction.

In calculation of the counterparty credit risk “Valuation Method on the Basis of Fair Value” is implemented in the scope of “Regulation on Calculation and Assessment of Capital Adequacy of the Banks”. The counterparty credit risk of the derivatives includes current replacement cost and potential future credit exposure.  Replacement cost is calculated on fair value of the contracts, whilst potential future credit risk exposure is calculated by multiplication of contract amounts with the credit conversion rates stated in the appendices of the regulation.

Information about counterparty risk

	Current Period(*)	Prior Period(*)
Contracts based on interest rate	60,885	17,566
Contracts based on currency	100,177	102,978
Contracts based on commodity	—	—
Contracts based on stocks	—	10
Other	—	—
Gross Positive Fair Value	161,062	120,554
Benefits of clarification	—	—
Clarified current risk amount	—	—
The securities which are held	—	—
The net position of derivatives	161,062	120,554

(*)             Counterparty risk related to purcha se/sale accounts is given.

IV.                                        OPERATIONAL RISK

The Bank calculated the value at operational risk in accordance with the third section of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” that is “Computation of Value of Operational Risk” published in 28 June 2012 dated Official Gazette no. 28337. The operational risk which the Bank is exposed to is calculated according to the “Basic Indicator Method” hence by multiplying the average of the last three years’ actual gross income with 12.5, in line with the effective legislation practices in the country.

Current Period	31 December 2011	31 December 2012	31 December 2013	Total / Total number of years for which gross income is positive	Rate (%)	Total
Gross Income	6,159,500	5,191,308	4,205,182	3	15	777,799
Amount subject to operational risk Total*12.5)						9,722,488

Prior Period	31 December 2010	31 December 2011	31 December 2012	Total / Total number of years for which gross income is positive	Rate (%)	Total
Gross Income	3,704,421	4,205,182	5,191,308	3	15	655,046
Amount subject to operational risk (Total*12.5)						8,188,075

45

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

V.                                             FOREIGN CURRENCY EXCHANGE RISK

Foreign exchange risk that the Bank exposed to, estimation of effects of exposures, and the limits set by the Board of Directors of the Bank for the positions being monitored on a daily basis

The Standard Method which is also used in the legal reporting is used in measuring the currency risk of the Bank.

All of the foreign currency assets and liabilities and the forward foreign-currency transactions are taken into consideration in calculating the capital obligation for the currency risk. The net long and short positions are calculated in Turkish Lira equivalent of the each currency. The position with the biggest absolute value is determined as the base amount for the capital obligation. The capital obligation is calculated at that amount.

The magnitude of hedging foreign currency debt instruments and net investment in foreign operations by using derivatives

As at 31 December 2014 and 31 December 2013 the Bank does not have derivate financial instruments held for risk management.

Foreign exchange risk management policy

Risk policy of the Bank is based on the transactions within the limits and keeping the currency position well-balanced.

In the light of the national legislations and international applications, the Bank has established a foreign currency risk management policy that enables the Bank to take position between lower and upper limits determined in respect of the current equity profile. Speculative position is not held by the Bank.

The Bank’s effective exchange rates at the date of balance sheet and for the last five working days of the period announced by the Bank in TL are as follows:

	US Dollar	Euro
The Bank’s foreign currency purchase rate at the balance sheet date	2.3200	2.8223
Foreign currency purchase rates for the days before balance sheet date;
Day 1	2.2700	2.7542
Day 2	2.2900	2.7922
Day 3	2.2700	2.7721
Day 4	2.2700	2.7735
Day 5	2.2700	2.7635

	US Dollar	Euro
Last 30-days arithmetical average rate	2.2265	2.7516

46

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

V.                                             FOREIGN CURRENCY EXCHANGE RISK(Continued)

Information on currency risk

Current Period	Euro	US Dollar	Other FCs	Total
Assets:
Cash and balances with the Central Bank of Turkey	1,950,899	11,525,455	4,282,297	17,758,651
Banks	92,726	2,392,720	70,441	2,555,887
Financial assets at fair value through profit or loss (1)	—	30,633	—	30,633
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	819,967	2,873,509	—	3,693,476
Loans and receivables (2)	8,602,119	22,034,004	28,331	30,664,454
Associates, subsidiaries and joint-ventures	321,124	—	—	321,124
Held-to-maturity investments	—	92,844	—	92,844
Derivative financial assets held for risk management purpose	—	—	—	—
Tangible assets	—	1,372	—	1,372
Intangible assets	—	111	—	111
Other assets (3)	8,022	532,607	62,163	602,792
Total assests	11,794,857	39,483,255	4,443,232	55,721,344
Liabilities:
Bank deposits	640,393	2,770,161	16,518	3,427,072
Foreign currency deposits	9,231,732	12,446,226	948,601	22,626,559
Interbank money market takings	—	6,591,668	—	6,591,668
Other funding	5,311,583	8,724,893	2,634	14,039,110
Securities issued	1,459,110	6,085,457	—	7,544,567
Miscellaneous payables	164,619	22,719	35,861	223,199
Derivative financial liabilities held for risk	—	—	—	—
Other liabilities (1) (3) (4)	38,011	3,087,450	1,561	3,127,022
Total liabilities	16,845,448	39,728,574	1,005,175	57,579,197
Net ‘on balance sheet’ position	(5,050,591)	(245,319)	3,438,057	(1,857,853)
Net ‘off-balance sheet’ position	5,259,448	701,095	(3,430,091)	2,530,452
Derivative assets (6)	7,286,590	8,766,209	1,377,221	17,430,020
Derivative liabilities (6)	2,027,142	8,065,114	4,807,312	14,899,568
Non-cash loans (5)	2,206,271	9,304,139	260,328	11,770,738

Prior Period	Euro	US Dollar	Other FCs	Total
Total assets	14,677,498	30,249,768	3,880,770	48,808,036
Total liabilities	15,140,121	31,301,957	1,189,554	47,631,632
Net ‘on balance sheet’ position	(462,623)	(1,052,189)	2,691,216	1,176,404
Net ‘off-balance sheet’ position	570,050	1,099,915	(2,701,033)	(1,031,068)
Derivative assets (6)	1,787,998	8,258,319	1,437,036	11,483,353
Derivative liabilities (6)	1,217,948	7,158,404	4,138,069	12,514,421
Non-cash loans (5)	1,526,332	7,179,775	347,230	9,053,337

(1)             Derivative financial assets amounting to TL 6,468 (31 December 2013: TL 56,541) and liabilities amounting to TL 113,526 (31 December 2013: TL 38,006) resulting from changes in foreign exchange rates are not included.

(2)             Foreign currency indexed loans amounting to TL 2,763,606 (31 December 2013: TL 2,548,480) which are presented in TL column in the balance sheet are included in the table above.

(3)             Prepaid expenses amounting to TL 56,439 (31 December 2013: TL 33,487) and equities amounting to TL 374,894
 (31 December 2013: TL 203,640) are not included.

(4)             Unearned revenues amounting to TL 46,050 (31 December 2013: TL 30,782) are not included.

(5)             Non-cash loans are not taken into consideration in the calculation of the net ‘off-balance sheet’ position.

(6)             Asset purchase commitments amounting to TL 1,327,706 (31 December 2013: TL 1,716,686) and asset sales commitments amounting to TL 1,312,928 (31 December 2013: TL 1,919,728) are included.

47

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

V.                                             FOREIGN CURRENCY EXCHANGE RISK (Continued)

Exposure to currency risk

10 percent depreciation of the TL against the following currencies as at and for the year ended
31 December 2014 and 2013 would have effect on equity and profit or loss (without tax effects) by the amounts shown below.

This analysis assumes that all other variables, in particular interest rates, remain constant.

	31 December 2014		31 December 2013
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	(43,934)	(43,934)	2,146	2,146
EUR	11,227	11,227	(14,941)	(14,941)
Other currencies	(571)	(571)	(986)	(986)

Total, net	(33,278)	(33,278)	(13,781)	(13,781)

(*)             Equity effect also includes profit or loss effect of 10% devaluation of TL against related currencies.

10 percent appreciation of the TL against the following currencies as at and for the year ended
31 December 2014 and 2013 would have effect on equity and profit or loss (without tax effects) by the amounts shown below.

	31 December 2014		31 December 2013
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	45,429	45,429	(510)	(510)
Euro	(11,227)	(11,227)	14,941	14,941
Other currencies	797	797	1,489	1,489

Total, net	34,999	34,999	15,920	15,920

(*)             Equity effect also includes profit or loss effect of 10% revaluation of TL against related currencies.

48

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        INTEREST RATE RISK

Interest sensitivity of assets, liabilities and off-balance sheet items is evaluated during the weekly Assets-Liabilities Committee meetings taking into account the developments in market conditions.

Bank’s interest rate risk is measured by the standard method.

Measurements for standard method are carried out monthly using the maturity ladder table.

Interest rate sensitivity of assets, liabilities and off balance sheet items based on repricing dates

Current Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBT	3,055,551	—	—	—	—	18,829,428	21,884,979
Banks	2,158,787	114,574	6,245	—	—	291,014	2,570,620
Financial assets at fair value through profit/loss	158,375	164,087	6,250	28,995	21,869	619	380,195
Interbank money market placements	—	—	—	—	—	—	—
Available-for-sale financial assets	2,629,343	2,018,908	5,222,280	4,234,901	2,217,850	15	16,323,297
Loans and receivables	33,327,775	22,020,835	21,643,728	16,994,647	10,356,457	240,075	104,583,517
Held-to-maturity investments	281,186	1,559,200	3,180,566	290,780	1,542,861	—	6,854,593
Other assets (*)	15,993	110	4,868	47,165	528	5,551,861	5,620,525

Total assets	41,627,010	25,877,714	30,063,937	21,596,488	14,139,565	24,913,012	158,217,726

Liabilities:
Bank deposits	4,340,899	452,338	22,912	—	—	59,910	4,876,059
Other deposits	44,970,026	19,229,378	5,909,177	19,415	—	16,752,913	86,880,909
Interbank money market takings	15,596,871	233,330	349,241	—	205,860	—	16,385,302
Miscellaneous payables	—	—	—	—	—	3,160,415	3,160,415
Securities issued	718,111	2,188,178	2,584,786	4,966,682	—	—	10,457,757
Funds borrowed	3,795,555	6,750,842	3,566,606	70,562	743,483	—	14,927,048
Other liabilities (**)	142,908	19,277	127,000	458,380	1,660,806	19,121,865	21,530,236

Total liabilities	69,564,370	28,873,343	12,559,722	5,515,039	2,610,149	39,095,103	158,217,726

On balance sheet long position	—	—	17,504,215	16,081,449	11,529,416	—	45,115,080
On balance sheet short position	(27,937,360)	(2,995,629)	—	—	—	(14,182,091)	(45,115,080)
Off-balance sheet long position	705,056	1,698,093	1,201,132	548,903	879,885	—	5,033,069
Off-balance sheet short position	(46,669)	(37,825)	(1,201,132)	(1,853,104)	(1,657,085)	—	(4,795,815)

Position, Net	(27,278,973)	(1,335,361)	17,504,215	14,777,248	10,752,216	(14,182,091)	237,254

(*)              Subsidiaries, associates and tangible and intangible assets, and deferred tax are included in non-interest bearing column.

(**)        Equity is included in non-interest bearing column in other liabilities line.

49

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        INTEREST RATE RISK (Continued)

Prior Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBT	—	—	—	—	—	18,968,081	18,968,081
Banks	2,010,259	100,755	2,070	—	—	526,053	2,639,137
Financial assets at fair value through profit/loss	167,159	220,696	34,116	11,685	2,034	—	435,690
Interbank money market placements	—	—	—	—	—	—	—
Available-for-sale financial assets	5,314,189	2,386,603	2,692,024	3,207,601	2,677,005	10,765	16,288,187
Loans and receivables	26,066,086	18,855,961	16,370,316	15,638,026	9,565,834	255,994	86,752,217
Held-to-maturity investments	914,868	418,308	2,022,196	495,822	1,552,621	—	5,403,815
Other assets (*)	13,462	85	10,506	72,469	425	4,911,969	5,008,916

Total assets	34,486,023	21,982,408	21,131,228	19,425,603	13,797,919	24,672,862	135,496,043

Liabilities:
Bank deposits	3,170,922	869,432	103,153	—	—	18,821	4,162,328
Other deposits	39,030,456	19,270,048	5,371,683	40,261	—	13,658,038	77,370,486
Interbank money market takings	12,424,832	237,295	1,005,685	809,269	—	—	14,477,081
Miscellaneous payables	—	—	—	—	—	2,696,105	2,696,105
Securities issued	406,641	1,432,595	1,769,861	3,275,729	—	—	6,884,826
Fund borrowed	553,136	4,525,154	5,516,612	89,542	720,368	—	11,404,812
Other liabilities (**)	125,881	17,423	141,525	410,940	1,502,582	16,302,054	18,500,405

Total liabilities	55,711,868	26,351,947	13,908,519	4,625,741	2,222,950	32,675,018	135,496,043

On balance sheet long position	—	—	7,222,709	14,799,862	11,574,969	—	33,597,540
On balance sheet short position	(21,225,845)	(4,369,539)	—	—	—	(8,002,156)	(33,597,540)
Off-balance sheet long position	545,993	1,482,402	—	—	—	—	2,028,395
Off-balance sheet short position	—	—	(77,250)	(979,931)	(695,500)	—	(1,752,681)

Position, Net	(20,679,852)	(2,887,137)	7,145,459	13,819,931	10,879,469	(8,002,156)	275,714

(*)              Subsidiaries, associates and tangible and intangible assets are stated in non-interest bearing column.

(**)        Equity is included in non-interest bearing column in other liabilities line.

Average interest rates applied to monetary financial instruments:

	Euro	US Dollar	Japanese Yen	TL
Current Period	%	%	%	%
Assets:
Cash and balance with CBT	—	—	—	1.51
Banks	0.01	0.28	—	10.47
Financial assets at fair value through profit/loss	—	—	—	—
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	5.25	6.96	—	7.19
Loans and receivables	4.36	5.40	—	12.70
Held-to-maturity investments	—	1.58	—	5.56

Liabilities:
Bank deposits	0.66	0.42	—	8.59
Other deposits	1.99	2.13	—	9.22
Interbank money market takings	—	0.95	—	9.82
Miscellaneous payables	—	—	—	—
Securities issued	3.47	3.45	—	9.06
Funds borrowed	0.96	1.58	—	7.04

50

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        INTEREST RATE RISK (Continued)

	Euro	US Dollar	Japanese Yen	TL
Prior Period	%	%	%	%
Assets:
Cash and balance with CBT	—	—	—	—
Banks	0.01	0.35	—	10.35
Financial assets at fair value through profit/loss	—	—	—	—
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	5.63	7.11	—	7.58
Loans and receivables	5.52	6.92	—	13.50
Held-to-maturity investments	—	3.31	—	6.83

Liabilities:
Bank deposits	1.00	0.71	—	8.21
Other deposits	2.82	2.51	—	8.16
Interbank money market takings	0.39	1.19	—	7.61
Miscellaneous payables	—	—	—	—
Securities issued	1.53	4.06	—	8.74
Funds borrowed	1.03	1.55	—	5.57

The interest rate risk of the banking book items:

Measurement Rate of Interest Rate Risk

Interest rate risk arising from banking book accounts is calculated in accordance with “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” published in the 23 August 2011 dated Official Gazette no. 28034. Legal limit is monthly monitored and reported accordingly.

The economic value changes arising from the interest rate fluctuations which are measured according to “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” are presented in the below table:

Currency Unit-Current Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity
1. TRY	500 / (400)	(2,440,546) / 2,452,172	(13.54%) / 13.61%
2. EURO	200 / (200)	178,773 / (9,440)	0.99% / (0.05%)
3. USD	200 / (200)	441,639 / (383,071)	2.45% / (2.13%)
Total (For Negative Shocks)	—	2,059,661	11.43%

Total (For Positive Shocks)	—	(1,820,134)	(10.10%)

Currency Unit-Prior Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity
1. TRY	500 / (400)	(2,412,990) / 2,441,246	(15.89%) / 16.08%
2. EURO	200 / (200)	34,736 / 10,115	0.23% / 0.07%
3. USD	200 / (200)	457,473 / (383,076)	3.01% / (2.52%)
Total (For Negative Shocks)	—	2,068,285	13.63%

Total (For Positive Shocks)	—	(1,920,781)	(12.65%)

51

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        INTEREST RATE RISK (Continued)

Stock position risks arising from banking book items:

Information on separations of risks according to objectives including their relation with gains presented in equity and strategically reasons, accounting accounting techniques and general information about valuation methods with the related assumptions and factors that affect the valuation and significant changes

If carrying value is substantially different from fair value and for publicly traded shares if market value is substantially different from fair value, the comparison with the market prices are shown in the table below:

Current Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)
Stocks quoted in exchange(*)	631,875	631,875	631,875
1.Stocks Investments Group A	631,875	631,875	631,875
2.Stock Investments Group B	—	—	—
3.Stock Investment Group C	—	—	—

Stocks unquoted in exchange(**)	1,105,121	1,053,476	—

(*)             The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)      The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Prior Period	Comparison
Stock Investments	Carrying Value	Fair Value	Market Value
Stocks quoted in exchange(*)	675,754	675,754	675,754
1.Stocks Investments Group A	675,754	675,754	675,754
2.Stock Investments Group B	—	—	—
3.Stock Investment Group C	—	—	—

Stocks unquoted in exchange(**)	946,004	886,839	—

(*)             The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)      The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Total unrealized gain or loss, total revaluation surplus and values included to principal and supplementary capital

Total unrealized gain or loss, total appraisal surplus and values included to principal and supplementary capital are given in the below table:

	Realized Gain/Loss	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Current Period	in Current Period	Total (*)	Included in Supplementary Capital	Total (*)	Included in Core Capital
1. Private Capital Investments	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	204,847	204,847
3. Other Stocks	—	524,807	524,807	—	—

4. Total	—	524,807	524,807	204,847	204,847

(*)             Amounts are presented including the effect of deferred tax.

52

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        INTEREST RATE RISK (Continued)

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Prior Period	Gain/Loss in Current Period	Total (*)	Included in Supplementary Capital	Total (*)	Included in Core Capital	Included in Supplementary Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	419,600	—	188,820
3. Other Stocks	—	412,957	185,830	—	—	—
4. Total	—	412,957	185,830	419,600	—	188,820

(*)             Amounts are presented including the effect of deferred tax.

VII.                                   LIQUIDITY RISK

In order to avoid the liquidity risk, the Bank diverts funding resources as customer deposits and foreign borrowings, considers the maturity mismatch between assets and liabilities and maintains liquid assets to guarantee sufficient liquidity during market fluctuations.

While the Bank’s short term liquidity need is met mainly with deposits, its long term liquidity is provided through foreign funding sources such as syndication and securitization transactions and international bond issues. There are no significant idle liquidity resources.

Maturity analysis of assets and liabilities according to remaining maturities

Current Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total
Assets:
Cash and balance with CBT	18,829,428	3,055,551	—	—	—	—	—	21,884,979
Banks	2,096,480	353,321	114,574	6,245	—	—	—	2,570,620
Financial assets at fair value through profit/loss	619	59,800	45,503	6,250	246,154	21,869	—	380,195
Interbank money market placements	—	—	—	—	—	—	—	—
Available-for-sale financial assets	—	29,371	643,394	1,755,689	7,319,164	6,575,664	15	16,323,297
Loans and receivables	—	9,760,026	3,780,425	19,103,092	46,736,824	24,963,075	240,075	104,583,517
Held-to-maturity investments	—	—	92,844	202,211	1,509,417	5,050,121	—	6,854,593
Other assets	—	881,126	110	4,868	119,602	528	4,614,291	5,620,525
Total assets	20,926,527	14,139,195	4,676,850	21,078,355	55,931,161	36,611,257	4,854,381	158,217,726
Liabilities:
Bank deposits	59,910	4,340,899	452,338	22,912	—	—	—	4,876,059
Other deposits	16,752,913	44,970,026	19,229,378	5,909,177	19,415	—	—	86,880,909
Funds borrowed	—	1,237,218	850,182	6,529,162	2,560,240	3,750,246	—	14,927,048
Interbank money market takings	—	15,596,871	233,330	349,241	—	205,860	—	16,385,302
Securities issued	—	717,590	2,188,013	2,364,232	5,187,922	—	—	10,457,757
Miscellaneous payables	—	2,781,158	56,601	—	—	—	322,656	3,160,415
Other liabilities	—	602,206	283,189	9,687	37,883	2,221,605	18,375,666	21,530,236
Total liabilities	16,812,823	70,245,968	23,293,031	15,184,411	7,805,460	6,177,711	18,698,322	158,217,726

Liquidity gap	4,113,704	(56,106,773)	(18,616,181)	5,893,944	48,125,701	30,433,546	(13,843,941)	—

Prior Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total
Total assets	21,337,007	11,043,432	4,548,822	17,799,419	47,642,546	28,597,769	4,527,048	135,496,043
Total liabilities	13,676,859	58,102,416	22,682,545	14,571,517	6,425,170	3,914,314	16,123,222	135,496,043

Liquidity gap	7,660,148	(47,058,984)	(18,133,723)	3,227,902	41,217,376	24,683,455	(11,596,174)	—

(*)                 Certain assets on the balance sheet that are necessary for the banking operations but not convertible into cash in short period such as tangible assets, intangible assets, associates, subsidiaries, miscellaneous receivables and shareholder’s equity in the liabilities have been included in this column.

53

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   LIQUIDITY RISK (Continued)

Residual contractual maturities of the financial liabilities

Current Period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	4,876,059	4,879,012	59,910	4,341,671	453,419	24,012	—	—
Other deposits	86,880,909	87,345,379	16,752,913	45,091,487	19,424,640	6,056,284	20,055	—
Funds borrowed	14,927,048	15,845,654	—	1,240,618	854,153	6,607,235	2,794,190	4,349,458
Money market takings	16,385,302	16,396,538	—	15,604,502	233,628	351,133	—	207,275
Issued Securities (Net)	10,457,757	11,312,237	—	713,864	2,208,287	2,407,908	5,982,178	—
Miscellaneous payables	3,160,415	3,160,415	322,656	2,781,158	56,601	—	—	—
Other liabilities	3,601,609	4,553,819	904,356	393,062	35,016	9,687	37,883	3,173,815
Total	140,289,099	143,493,054	18,039,835	70,166,362	23,265,744	15,456,259	8,834,306	7,730,548

Non-Cash Loans	28,633,923	28,633,923	243,079	835,912	16,437,467	6,930,286	3,503,638	683,541

Prior Period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	4,162,328	4,173,074	18,821	3,172,488	876,802	104,963	—	—
Other deposits	77,370,486	77,780,892	13,658,038	39,125,612	19,449,353	5,505,354	42,535	—
Funds borrowed	11,404,812	12,044,724	—	219,476	740,950	6,244,484	2,037,282	2,802,532
Money market takings	14,477,081	14,503,549	—	12,428,032	237,537	1,011,566	826,414	—
Issued Securities (Net)	6,884,826	7,626,518	—	406,116	1,441,546	1,818,518	3,960,338	—
Miscellaneous payables	2,696,105	2,696,105	243,022	2,402,513	50,570	—	—	—
Other liabilities	3,394,530	4,386,428	992,300	289,786	24,299	148,355	496,656	2,435,032
Total	120,390,168	123,211,290	14,912,181	58,044,023	22,821,057	14,833,240	7,363,225	5,237,564

Non-Cash Loans	23,341,379	23,341,379	264,268	370,339	13,664,337	5,657,505	2,729,612	655,318

This table shows the undiscounted cash flows on the Bank’s financial liabilities on the basis of their earliest possible contractual maturity. Therefore, the gross nominal outflows in the table above vary from the carrying amounts of the relevant financial liabilities reflected in the financial statements.

Securitisation Positions

None.

Credit risk mitigation techniques

“Basic Financial Guarantee” method is used for the financial guarantees in accordance with “Communique on Credit Risk Mitigation”. Cash or cash equivalent, treasury bill, government bond and guarantees are used in credit risk mitigation.

Applications on guarantees’ valuation and method

Policies on the valuation of financial guarantees and their evaluation and valuation of immovables that are received as mortgage for loans have been formed. These policies and procedures are prepared in accordance with “Communique on Credit Risk Mitigation” and include minimum conditions regarding guarantee valuation and management.

Types of main guarantees recieved

Main types of the guarantees that Bank receieves for loans provided are mortgages, guarantees/sureties and financial guarantees.

Main guarantors, credit derivatives’ counterparties and their credit worthiness

Assessment of credit worthiness of main guarantors is determined and monitored in accordance with the lending and intelligence procedures of the Bank.

54

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   LIQUIDITY RISK (Continued)

Information about market and credit risk concentration in credit risk mitigation

Market risk and credit risk concentrations are carefully avoided.

Information about guarantees according to risk classifications

Information about guarantees according to risk classifications is shown in the table below:

Risk Classification - Current Period	Amount	Financial Guarantees	Other /Physical Guarantees	Guarantees and credit derivatives
Claims on sovereigns and Central Banks	51,627,779	4,810,208	—	—
Claims on regional governments or local authorities	2,962,704	19,276	—	—
Claims on administrative bodies and other non-commercial undertakings	1,053,325	63,400	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	15,420,064	7,032,378	—	—
Claims on corporate	48,245,645	514,692	—	634,888
Claims included in the regulatory retail portfolios	24,720,962	199,482	—	—
Claims secured by residential property	32,867,468	—	—	—
Past due loans	240,075	—	—	—
Higher risk categories decided by the Agency	12,534,696	15,115	—	—
Marketable securities secured by mortgages	—	—	—	—
Securitization exposures	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other claims	6,088,226	—	—	—
Total	195,760,944	12,654,551	—	634,888

Risk Classification-Prior Period	Amount	Financial Guarantees	Other/ Physical Guarantees	Guarantes and credit derivatives
Claims on sovereigns and Central Banks	45,206,354	4,179,918	—	—
Claims on regional governments or local authorities	1,831,310	18,209	—	—
Claims on administrative bodies and other non-commercial undertakings	397,891	48,355	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	14,215,220	6,664,579	—	—
Claims on corporate	38,727,023	376,873	—	—
Claims included in the regulatory retail portfolios	23,775,157	112,261	—	—
Claims secured by residential property	25,190,180	—	—	—
Past due loans	255,994	—	—	—
Higher risk categories decided by the Agency	12,242,193	—	—	—
Marketable securities secured by mortgages	—	—	—	—
Securitization exposures	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other claims	5,408,492	—	—	—
Total	167,249,814	11,400,195	—	—

55

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   LIQUIDITY RISK (Continued)

Risk management strategies and policies

Risk management strategies are determined so as to support the Bank’s objectives and goals and maintain Bank’s presence by developing the present risk management strategies and corporate wide risk culture in parallel with the changing business and risk environment and by applying the well accepted national and international risk management practices.

The mission of Bank is to continuously increase the values added to the customers, employees, shareholders and society by managing the entrusted assets and values effectively and productively. In this scope, it is fundamental to adopt forward looking risk based approaches through forming high quality assets and good management of liabilities in all activities aiming high quality gains.

Bank’s risk management strategy is mainly based on avoiding high risks and legal risks with high impacts even if the probability of happening is low, taking measures for the risks that may occur due to ordinary banking activities, procuring protection, transferring risks to third parties through techniques like insurance or credit derivatives and accepting risks that have low impact and probability of occurance.

Risks are defined, measured, reported and managed in compliance with the policies and national and international standards. In this respect, not only legal limits but also in-bank limits are considered. Up-to-dateness and compliance of the limits are monitored regularly. Credit risk mitigation policies are determined and approved by the Board of Directors. Besides, possible risks are considered by following the changes in the market and economic conditions.

Risk management system and organization have been formed in compliance with the Regulation of Internal Systems.

VIII.                              FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES

	Carrying Value		Fair Value
	Current Year	Prior Year	Current Year	Prior Year
Financial Assets:
Receivables from Interbank Money Markets	—	—	—	—
Banks	2,570,620	2,639,137	2,570,620	2,639,137
Available-for-Sale Financial Assets	16,323,297	16,288,187	16,323,297	16,288,187
Held-to-Maturity Investments	6,854,593	5,403,815	6,983,593	5,184,485
Loans	104,583,517	86,752,217	105,477,073	86,971,951
Financial Liabilities:
Bank Deposits	4,876,059	4,162,328	4,876,059	4,162,328
Other Deposits	86,880,909	77,370,486	86,925,247	77,370,486
Funds Borrowed	14,927,048	11,404,812	14,926,784	11,404,812
Securities Issued	10,457,757	6,884,826	10,388,073	6,884,826
Subordinated Loans	2,138,030	1,974,142	2,138,030	1,974,142
Miscellaneous Payables	3,160,415	2,696,105	3,160,415	2,696,105

Fair values of available-for-sale financial assets and held-to-maturity investments are derived from market prices or in case of absence of such prices they are derived from prices of other marketable securities, whose interest rate, maturity date and other conditions are similar to securities held.

Fair value of fixed-interest loans are calculated by discounting cash flows with current market interest rates. For the loans with floating interest rate carrying value also represents fair value.

Fair value of other assets and liabilities is calculated by adding accumulated acquisition costs and the sum of the interest accrual.

56

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VIII.                              FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES (Continued)

Classification of Fair Value Measurement

TFRS 7 - Financial Instruments requires the classification of fair value measurements into a fair value hierarchy by reference to the observability and significance of the inputs used in measuring fair value of financial instruments measured at fair value to be disclosed. This classification basicly relies on whether the relevant inputs are observable or not. Observable inputs refer to the use of market data obtained from independent sources, whereas unobservable inputs refer to the use of predictions and assumptions about the market made by the Company. This distinction brings about a fair value measurement classification generally as follows:

Level 1: Fair value measurements using quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2: Fair value measurements using inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (as prices)  or indirectly (derived from prices);

Level 3: Fair value measurements using inpus for the assets or liabilitity that are not based on observable market data (unobservable inputs).

Classification requires using observable market data if possible.

The classification of fair value measurements of financial assets and liabilities measured at fair value is as follows:

31 December 2014	Level 1	Level 2	Level 3		Total

Financial assets at fair value through profit/loss:
Financial assets held for trading purpose:	619	379,576	—		380,195
Derivative financial assets held for trading purpose	619	379,576	—		380,195

Available-for-sale financial assets	14,832,268	1,491,014	—		16,323,282
Debt securities	14,832,268	1,491,014	—		16,323,282

Investments in associates and subsidiaries	631,875	—	1,053,475	(*)	1,685,350
Total Financial Assets	15,464,762	1,870,590	1,053,475		18,388,827
Financial liabilities at fair value through profit/loss:
Derivative financial liabilities held for trading purpose	—	(250,252)	—		(250,252)
Total Financial Liabilities	—	(250,252)	—		(250,252)

31 December 2013	Level 1	Level 2	Level 3		Total

Financial assets at fair value through profit/loss:
Financial assets held for trading purpose:	—	435,690	—		435,690
Derivative financial assets held for trading purpose	—	435,690	—		435,690

Available-for-sale financial assets	14,623,200	1,654,222	—		16,277,422
Debt securities	14,623,200	1,654,222	—		16,277,422

Investments in associates and subsidiaries	675,754	—	886,839	(*)	1,562,593
Total Financial Assets	15,298,954	2,089,912	886,839		18,275,705
Financial liabilities at fair value through profit/loss:
Derivative financial liabilities held for trading purpose	—	(200,778)	—		(200,778)
Total Financial Liabilities	—	(200,778)	—		(200,778)

(*)             This amount consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

57

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VIII.                              FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES (Continued)

The reconciliation from the beginning balances to the ending balances for fair value measurements in Level 3 of the fair value hierarchy as at and for the year ended 31 December 2014 is as follows:

	Level 3 Current Period	Level 3 Prior Period
Balance at the beginning of the year	886,839	731,211
Total gains or losses for the year recognised in profit or loss	—	—
Total gains or losses for the year recognised under equity	166,636	155,628

Balance at the end of the year	1,053,475	886,839

IX.                                       TRANSACTIONS CARRIED OUT ON BEHALF OF CUSTOMERS, ITEMS HELD IN TRUST

The Bank provides buying, selling and custody services and management and advisory services in financial matters for its customers. The Bank is not involved in trust activities.

X.                                            SEGMENT REPORTING

The Bank operates in corporate, commercial, small business, retail and investment banking. Accordingly, the banking products served to customers are; time and demand deposit, accumulating account, repos, overdraft facilities, spot loans, foreign currency indexed loans, consumer loans, automobile and housing loans, working capital loans, discounted bills, gold loans, foreign currency loans, eximbank loans, pre-export loans, ECA covered financing, letters of guarantee, letters of credit, export factoring, acceptance credits, draft facilities, forfaiting, leasing, insurance, forward, futures, salary payments, investment account, cheques, safety boxes, bill payments, tax collections, payment orders.

The Bank provides service packages to its corporate, commercial and retail customers including deposit, loans, foreign trade transactions, investment products, cash management, leasing, factoring, insurance, credit cards, and other banking products. A customer-oriented branch network was built in order to serve customers’ needs effectively and efficiently.

Additionally, the Bank provides “small business” banking service to enterprises in retail and service sectors. Products include overdraft accounts, POS machines, credit cards, cheque books, TL and foreign currency deposits, investment accounts, internet banking and call-center, debit card, and bill payment.

Retail banking customers form a wide-spread and sustainable deposit base for the Bank. Individual customers’ needs are met by diversified consumer banking products through branches and alternative delivery channels.

58

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

X.                                            SEGMENT REPORTING (Continued)

Major financial statement items according to business lines:

Current Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,573,807	5,752,608	2,044,674	2,498	11,373,587
Interest income from loans	3,573,807	5,752,608	—	—	9,326,415
Interest income from reserve deposits	—	—	2,015	—	2,015
Interest income from securities portfolio	—	—	2,035,273	—	2,035,273
Interest income from banks	—	—	7,006	—	7,006
Interest income from money market transactions	—	—	380	—	380
Other interest income	—	—	—	2,498	2,498
Interest Expense	2,047,479	2,835,590	1,812,619	26,421	6,722,109
Interest expense on deposits	2,047,479	2,835,590	161,564	—	5,044,633
Interest expense on funds borrowed	—	—	167,476	—	167,476
Interest expense on money market transactions	—	—	912,931	—	912,931
Interest expense on securities issued	—	—	450,732	—	450,732
Other interest expenses	—	—	119,916	26,421	146,337
Net Interest Income	1,526,328	2,917,018	232,055	(23,923)	4,651,478
Net Fees and Commissions Income	489,121	220,213	—	—	709,334
Trading Income/ Losses (Net)	—	—	223,119	—	223,119
Dividend Income	—	—	66,288	—	66,288
Other Income	—	—	—	1,345,534	1,345,534
Provision For Losses on Loans and Other Receivables	541,083	681,603	35,680	413,501	1,671,867
Other Expenses	—	—	—	3,110,210	3,110,210
Profit Before Taxes	1,474,366	2,455,628	485,782	(2,202,100)	2,213,676
Provision for taxes	—	—	—	(460,403)	(460,403)
Net Profit/ Loss	1,474,366	2,455,628	485,782	(2,662,503)	1,753,273

SEGMENT ASSETS
Securities Portfolio	—	—	23,177,890	—	23,177,890
Derivative financial assets held for trading purpose	—	—	380,195	—	380,195
Banks and Receivables From Money Markets	—	—	2,570,620	—	2,570,620
Investments in Associates and Subsidiaries	—	—	1,736,982	—	1,736,982
Loans	32,952,925	71,630,592	—	—	104,583,517
Other Assets	—	—	20,860,935	4,907,587	25,768,522

TOTAL ASSETS	32,952,925	71,630,592	48,726,622	4,907,587	158,217,726

SEGMENT LIABILITIES
Deposits	36,352,846	50,532,382	4,871,740	—	91,756,968
Derivative Financial Liabilities Held for Trading Purpose	—	—	250,252	—	250,252
Interbank Money Market	—	—	16,385,302	—	16,385,302
Funds Borrowed	—	—	14,927,048	—	14,927,048
Securities Issued	—	—	10,457,757	—	10,457,757
Other Liabilities	—	—	2,341,732	4,432,461	6,774,193
Provisions and Tax Liabilities	—	—	—	2,894,456	2,894,456
Equity	—	—	—	14,771,750	14,771,750

TOTAL LIABILITIES AND EQUITY	36,352,846	50,532,382	49,233,831	22,098,667	158,217,726

59

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

X.                                            SEGMENT REPORTING (Continued)

Prior Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,237,622	4,326,319	1,598,277	58,352	9,220,570
Interest income from loans	3,237,622	4,326,319	—	—	7,563,941
Interest income from securities portfolio	—	—	1,590,648	—	1,590,648
Interest income from banks	—	—	7,004	—	7,004
Interest income from money market transactions	—	—	625	—	625
Other interest income	—	—	—	58,352	58,352
Interest Expense	1,484,464	1,949,389	962,712	34,388	4,430,953
Interest expense on deposits	1,484,464	1,949,389	88,798	—	3,522,651
Interest expense on funds borrowed	—	—	134,533	—	134,533
Interest expense on money market transactions	—	—	375,321	—	375,321
Interest expense on securities issued	—	—	260,003	—	260,003
Other interest expenses	—	—	104,057	34,388	138,445
Net Interest Income	1,753,158	2,376,930	635,565	23,964	4,789,617
Net Fees and Commissions Income	416,792	269,719	—	—	686,511
Trading Income/ Losses (Net)	—	—	231,657	—	231,657
Dividend Income	—	—	54,001	—	54,001
Other Income	—	—	—	708,320	708,320
Provision For Losses on Loans and Other Receivables	332,842	1,007,409	145,732	243,288	1,729,271
Other Expenses	—	—	—	2,757,921	2,757,921
Profit Before Taxes	1,837,108	1,639,240	775,491	(2,268,925)	1,982,914
Provision for taxes	—	—	—	(397,375)	(397,375)
Net Profit/ Loss	1,837,108	1,639,240	775,491	(2,666,300)	1,585,539

SEGMENT ASSETS
Securities Portfolio	—	—	21,692,002	—	21,692,002
Derivative financial assets held for trading purpose	—	—	435,690	—	435,690
Banks and Receivables From Money Markets	—	—	2,639,137	—	2,639,137
Investments in Associates and Subsidiaries	—	—	1,610,993	—	1,610,993
Loans	30,567,397	56,184,820	—	—	86,752,217
Other Assets	—	—	17,951,402	4,414,602	22,366,004
TOTAL ASSETS	30,567,397	56,184,820	44,329,224	4,414,602	135,496,043

SEGMENT LIABILITIES
Deposits	31,318,850	46,058,463	4,155,501	—	81,532,814
Derivative Financial Liabilities Held for Trading Purpose	—	—	200,778	—	200,778
Interbank Money Market	—	—	14,477,081	—	14,477,081
Funds Borrowed	—	—	11,404,812	—	11,404,812
Securities Issued	—	—	6,884,826	—	6,884,826
Other Liabilities	—	—	2,158,084	3,989,068	6,147,152
Provisions and Tax Liabilities	—	—	—	2,232,259	2,232,259
Equity	—	—	—	12,616,321	12,616,321
TOTAL LIABILITIES AND EQUITY	31,318,850	46,058,463	39,281,082	18,837,648	135,496,043

60

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FIVE

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS

1.                  Cash and balances with Central Bank

	Current Period		Prior Period
	TL	FC	TL	FC
Cash	1,008,203	362,556	860,452	288,899
Central Bank of Turkey (*)	3,055,674	17,385,018	922,802	16,870,433
Others	62,451	11,077	19,584	5,911
Total	4,126,328	17,758,651	1,802,838	17,165,243

(*)             TL 16,156,471 (31 December 2013: TL 14,542,489) of the foreign currency deposit at Central Bank of Turkey consists of foreign currency reserve deposits and TL 1,255 from total amount of TL consists of  (31 December 2013: None) reserve deposit interest accrual.

In accordance with “Announcement on Reserve Deposits” of CBT numbered 2013/15, all banks operating in Turkey shall provide a reserve rate of 11.5% for demand deposits, and the rates decrease to 5% as maturities get longer (31 December 2013: 11.5% for demand deposits, and the rates decrease to 5%  as maturities get longer). For foreign currency liabilities, all banks shall provide a reserve rate of  13% in US Dollar or Euro for demand and up to 1 year maturity deposits and rates decrease to 6% as maturities get longer (31 December 2013: 13% for demand and up to 1 year maturity deposits and rates decrease to 6% as maturities get longer).

Balances with the Central Bank of Turkey

	Current Period		Prior Period
	TL	FC	TL	FC
Unrestricted Demand Deposits	3,054,416	1,228,547	922,799	1,043,944
Unrestricted Time Deposits	—	—	—	—
Restricted Time Deposits	3	—	3	1,284,000
Reserve Deposits	1,255	16,156,471	—	14,542,489
Total	3,055,674	17,385,018	922,802	16,870,433

2.                  Further information on financial assets at fair value through profit/loss

Financial assets at fair value through profit/loss given as collateral or blocked

None.

Trading securities subject to repurchase agreements

None.

61

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Positive differences on derivative financial assets held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forward Transactions	3,616	474	28,203	375
Swap Transactions	338,329	31,410	327,932	77,115
Futures	—	—	—	—
Options	530	5,217	15	2,050
Others	—	—	—	—
Total	342,475	37,101	356,150	79,540

3.                  Information on banks

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	14,733	2,555,887	40,177	2,598,960
Domestic	14,733	348,007	40,177	92,664
Foreign	—	2,207,880	—	2,506,296
Foreign Head Offices and Branches	—	—	—	—
Total	14,733	2,555,887	40,177	2,598,960

Due from foreign banks

	Unrestricted Balance		Restricted Balances(**)
	Current Period	Prior Period	Current Period	Prior Period
EU Countries	116,487	137,228	97,060	1,793
USA, Canada	1,884,681	1,935,066	13,108	92,891
OECD Countries (*)	7,629	27,089	—	—
Off-shore Banking Regions	210	229	—	—
Others	88,705	312,000	—	—
Total	2,097,712	2,411,612	110,168	94,684

(*)             OECD countries other than European Union countries, USA and Canada

(**)      Restricted balances that occur from securization loans and other common banking activities

4.                  Information on available-for-sale financial assets

Available-for-sale financial assets given as collateral or blocked

	Current Period		Prior Period
	TL	FC	TL	FC
Share Certificates	—	—	—	—
Bonds, Treasury Bills and Similar Marketable Securities	1,624,464	354,106	241,746	261,615
Others	—	—	—	—
Total	1,624,464	354,106	241,746	261,615

62

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Available-for-sale financial assets subject to repurchase agreements

	Current Period		Prior Period
	TL	FC	TL	FC
Government Bonds	8,668,579	—	8,312,947	—
Treasury Bills	—	—	—	—
Other Debt Securities	—	3,132,480	—	2,988,480
Bonds Issued or Guaranteed by Banks	—	—	—	—
Asset Backed Securities	—	—	—	—
Total	8,668,579	3,132,480	8,312,947	2,988,480

Information on available-for-sale financial assets

	Current Period	Prior Period
Debt securities	16,351,196	16,626,284
Quoted	16,351,196	16,626,284
Unquoted	—	—
Equity securities	15	10,765
Quoted	—	—
Unquoted	15	10,765
Provision for impairment on available-for-sale financial assets (-)	27,914	348,862
Total	16,323,297	16,288,187

5.                  Information on loans

Information on all types of loans and advances given to shareholders and employees of the Bank

	Current Period		Prior Period
	Cash	Non-Cash	Cash	Non-Cash
Direct loans provided to the shareholders	—	10,174	—	27,065
Legal entities	—	10,174	—	27,065
Real persons	—	—	—	—
Indirect loans provided to the shareholders	—	—	—	—
Loans provided to the employees	86,082	—	79,430	—
Total	86,082	10,174	79,430	27,065

63

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Information about loans classified in groups I and II and other receivables and loans that have been restructured or rescheduled

	Standard loans and other receivables			Loans and other receivables under close monitoring
	Loans and other receivables		Agreement conditions modified	Loans and other receivables		Agreement conditions modified
Cash Loans		Payment plan extensions	Other		Payment plan extensions	Other
Non-specialialized loans	99,300,909	386,885	—	3,853,837	798,209	—
Loans given to enterprises	28,428,948	249,232	—	1,190,196	497,520	—
Export loans	4,153,291	—	—	86,524	6,014	—
Import loans	—	—	—	—	—	—
Loans given to financial sector	3,003,513	—	—	—	—	—
Consumer loans	27,888,673	137,570	—	1,448,244	243,627	—
Credit cards	4,079,933	—	—	294,593	8,212	—
Other	31,746,551	83	—	834,280	42,836	—
Specialized lending	3,602	—	—	—	—	—
Other receivables	—	—	—	—	—	—

Total	99,304,511	386,885	—	3,853,837	798,209	—

Information related to the changes in the payment plans of loans and other receivables:

	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
Number of modifications to extend payment plans
Extended for 1 or 2 times	386,885	528,800
Extended for 3,4 or 5 times	—	—
Extended for more than 5 times	—	—

Extended period of time	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
0-6 Months	1,875	3,813
6 - 12 Months	6,623	10,647
1-2 Years	36,262	29,307
2-5 Years	267,320	430,957
5 Years and Over	74,805	54,076

(*)             The above tables include the change in the payment plans of standard and under close monitoring loans and other receivables after 28 May 2011.

64

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Maturity analysis of cash loans

	Performing Loans and Other Receivables		Loans under Follow-Up and Other Receivables
Cash loans	Loans and Other Receivables	Restructured or Rescheduled Loans and Other Receivables	Loans and Other Receivables	Restructured or Rescheduled Loans and Other Receivables
Short-term Loans and Other Receivables	27,203,859	279,719	1,149,012	72,131
Loans	27,203,859	279,719	1,149,012	72,131
Specialization loans	—	—	—	—
Other Receivables	—	—	—	—
Medium, Long-term Loans and Other Receivables	72,100,651	107,166	2,704,826	726,078
Loans	72,097,049	107,166	2,704,826	726,078
Specialization loans	3,602	—	—	—
Other Receivables	—	—	—	—

65

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Consumer loans, retail credit cards, personnel loans and personnel credit cards

	Short-Term	Medium and Long-Term	Total
Consumer Loans — TL	367,436	27,841,867	28,209,303
Housing Loans	6,184	14,309,704	14,315,888
Automobile Loans	4,180	431,240	435,420
General Purpose Loans	296,214	11,152,980	11,449,194
Other	60,858	1,947,943	2,008,801
Consumer Loans — FC indexed	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Consumer Loans — FC	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Retail Credit Cards — TL	3,010,894	72,025	3,082,919
With Installment	1,337,216	53,246	1,390,462
Without Installment	1,673,678	18,779	1,692,457
Retail Credit Cards — FC	1,433	—	1,433
With Installment	—	—	—
Without Installment	1,433	—	1,433
Personnel Loans — TL	2,783	35,212	37,995
Housing Loan	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	2,680	34,776	37,456
Other	103	436	539
Personnel Loans — FC indexed	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Personnel Loans — FC	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Personnel Credit Cards — TL	47,872	123	47,995
With Installment	18,454	104	18,558
Without Installment	29,418	19	29,437
Personnel Credit Cards — FC	92	—	92
With Installment	—	—	—
Without Installment	92	—	92
Overdraft Checking Accounts — TL (Real persons)	1,470,746	—	1,470,746
Overdraft Checking Accounts — FC (Real persons)	70	—	70
Total	4,901,326	27,949,227	32,850,553

66

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Installment based commercial loans and corporate credit cards

	Short-Term	Medium and Long-Term	Total
Installment-based Commercial Loans - TL	928,103	20,568,682	21,496,785
Real Estate Loans	191	588,076	588,267
Automobile Loans	38,552	1,635,894	1,674,446
General Purpose Loans	889,360	18,344,712	19,234,072
Other	—	—	—
Installment-based Commercial Loans - FC indexed	28,821	822,166	850,987
Real Estate Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	28,821	822,166	850,987
Other	—	—	—
Installment-based Commercial Loans - FC	—	4,089,784	4,089,784
Real Estate Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	4,089,784	4,089,784
Corporate Credit Cards - TL	1,250,035	155	1,250,190
With Installment	520,658	155	520,813
Without Installment	729,377	—	729,377
Corporate Credit Cards - FC	109	—	109
With Installment	—	—	—
Without Installment	109	—	109
Overdraft Checking Accounts - TL (Corporate)	701,874	—	701,874
Overdraft Checking Accounts - FC (Corporate)	—	—	—
Total	2,908,942	25,480,787	28,389,729

Allocation of loan customers

	Current Period	Prior Period
Public Sector	1,299,532	1,092,102
Private Sector	103,043,910	85,404,121
Total	104,343,442	86,496,223

Allocation of domestic and overseas loans

	Current Period	Prior Period
Domestic Loans	104,145,709	86,333,859
Overseas Loans	197,733	162,364
Total	104,343,442	86,496,223

Loans to associates and subsidiaries

	Current Period	Prior Period
Direct Loans Provided to the Subsidiaries and Associates	74,105	68,800
Indirect Loans Provided to the Subsidiaries and Associates	—	—
Total	74,105	68,800

67

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Specific provisions for loans

	Current Period	Prior Period
Loans and Receivables with Limited Collectability	60,286	63,999
Loans and Receivables with Doubtful Collectability	546,295	659,768
Uncollectible Loans and Receivables	3,127,716	2,551,666
Total	3,734,297	3,275,433

Information on non-performing loans (Net)

Information on non-performing loans and other receivables restructured or rescheduled

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current period	34,563	92,576	82,945
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	34,563	92,576	82,945

Prior period	46,682	72,045	65,263
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	46,682	72,045	65,263

Movements in non-performing loan groups

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Balance at the beginning of the period	319,993	659,768	2,551,666
Additions (+)	1,270,292	41,474	30,345
Transfers from other categories of loans under follow-up (+)(*)	—	1,162,570	1,120,247
Transfers to other categories of loans under follow-up (-)(*)	1,153,697	1,169,911	92,312
Collections (-)	136,227	147,606	482,230
Write-offs (-)	—	—	—
Corporate and commercial loans	—	—	—
Retail loans	—	—	—
Credit cards	—	—	—
Others	—	—	—
Balance at the end of the period	300,361	546,295	3,127,716
Specific provision (-)	60,286	546,295	3,127,716
Balance, net	240,075	—	—

(*)             Loans that are transferred from restructured loans to non-performing loans and from non-performing loans to restructured loans are presented in the Transfers from and to other categories of loans under follow-up lines.

Uncollectible loans and receivables are collected by liquidation of collaterals and legal follow-up.

68

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Information on non-performing loans and other receivables in foreign currencies

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables

Current Period
Balance at the end of the period	7,681	2,907	244,100
Specific provision (-)	1,536	2,907	244,100
Net balance on balance sheet	6,145	—	—

Prior Period
Balance at the end of the period	33,864	1,980	301,479
Specific provision (-)	6,773	1,980	301,479
Net balance on balance sheet	27,091	—	—

Non-performing foreign currency denominated loans are followed in TL accounts.

Loan customer concentration of non-performing loans

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period (Net)	240,075	—	—
Consumer and Commercial Loans (Gross)	297,145	539,926	3,067,758
Specific Provision (-)	59,643	539,926	3,067,758
Consumer and Commercial Loans (Net)	237,502	—	—
Banks (Gross)	—	—	1,551
Specific Provision (-)	—	—	1,551
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	3,216	6,369	58,407
Specific Provision (-)	643	6,369	58,407
Other Loans and Receivables (Net)	2,573	—	—

Prior Period (Net)	255,994	—	—
Consumer and Commercial Loans (Gross)	317,165	653,115	2,499,959
Specific Provision (-)	63,433	653,115	2,499,959
Consumer and Commercial Loans (Net)	253,732	—	—
Banks (Gross)	—	—	1,551
Specific Provision (-)	—	—	1,551
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	2,828	6,653	50,156
Specific Provision (-)	566	6,653	50,156
Other Loans and Receivables (Net)	2,262	—	—

69

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

6.                  Information on held-to-maturity investments

Held-to-maturity debt securities issued by the governments

	Current Period		Prior Period
	TL	FC	TL	FC
Government Bonds	6,761,749	—	5,358,742	—
Treasury Bills	—	—	—	—
Other Securities Issued by the Governments	—	—	—	2,234
Total	6,761,749	—	5,358,742	2,234

Information on held-to-maturity investment securities

	Current Period	Prior Period
Debt Securities	6,860,448	5,461,175
Quoted at Stock Exchanges	6,767,604	5,418,336
Unquoted at Stock Exchanges	92,844	42,839
Impairment Losses (-)	5,855	57,360
Total	6,854,593	5,403,815

The movement table of the held-to-maturity investments

	Current Period	Prior Period
Balances at the beginning of the period	5,403,815	4,253,606
Foreign currency differences on monetary assets	7,990	52,537
Purchases during the period	2,924,991	2,530,205
Transfers to available for sale portfolio	—	—
Disposals through sales/redemptions	(1,764,546)	(1,507,738)
Impairment losses	51,505	13,979
Change in amortized costs of the securities (*)	230,838	61,226
Balances at the end of the period	6,854,593	5,403,815

(*)             Differences in the amortized costs of the marketable securities are included in this column.

Information on held-to-maturity investments

	Cost		Carrying Value
Current Period	TL	FC	TL	FC
Collateralized/blocked investment securities	931,961	92,800	972,002	92,844
Investments subject to repurchase agreements	5,289,597	—	5,629,267	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Others (*)	150,772	—	160,480	—
Total	6,372,330	92,800	6,761,749	92,844

(*)             The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Others” line.

70

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

	Cost		Carrying Value
Prior Period	TL	FC	TL	FC
Collateralized/blocked investment securities	287,360	42,800	281,131	42,839
Investments subject to repurchase agreements	4,716,595	—	4,831,384	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Others (*)	247,800	2,140	246,227	2,234
Total	5,251,755	44,940	5,358,742	45,073

(*)             The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Others” line.

7.                  Information on investments in associates

Information on investments in associates

	Associate	Address (City/ Country)	Bank’s Share - If Different, Voting Rights (%)	Bank’s Risk Group Share (%)
1	Kıbrıs Vakıflar Bankası Ltd. (*)	Lefkosa/NCTR	15.00	15.00
2	Türkiye Sınai Kalkınma Bankası AŞ (**)	İstanbul/Turkey	8.38	8.38
3	Roketsan Roket Sanayi ve Ticaret AŞ (*)	Ankara/Turkey	9.93	9.93
4	Bankalararası Kart Merkezi AŞ (*)	İstanbul/Turkey	9.70	9.70
5	Kredi Kayıt Bürosu AŞ (*)	İstanbul/Turkey	9.09	9.09
6	Güçbirliği Holding AŞ (*)	İzmir/Turkey	0.07	0.07
7	İzmir Enternasyonel Otelcilik AŞ (*)	İstanbul/Turkey	5.00	5.00
8	İstanbul Takas ve Saklama Bankası AŞ (*)	İstanbul/Turkey	4.37	4.37
9	Kredi Garanti Fonu AŞ (*)	Ankara/Turkey	1.75	1.75
10	Tasfiye Halinde World Vakıf UBB Ltd.	Lefkosa/NCTR	82.00	85.24

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Period Profit/Loss	Prior Period Profit/Loss	Company’s Fair Value
1	816,668	66,183	9,763	47,380	6,077	1,459	2,263	—
2	16,225,701	2,424,251	292,546	535,988	283,216	374,111	295,154	3,029,090
3	2,483,266	497,045	436,151	12,471	—	96,304	30,555	—
4	52,777	30,264	32,405	681	—	7,882	4,171	—
5	105,453	88,452	47,272	3,178	—	18,547	28,150	—
6	131,180	(11,594)	88,005	334	—	(5,556)	(7,114)	—
7	96,808	15,581	92,347	4	—	(8,536)	(10,855)	—
8	5,265,146	776,726	20,740	116,803	18,797	96,179	53,588	—
9	287,208	282,357	2,731	9,979	—	10,212	10,729	—
10	1,323	(53,453)	—	—	—	(4,039)	(3,145)	—

(*)             The financial statements for these associates as at and for the period ended 30 September 2014 are presented.

(**)      Figures are obtained from audited financial statements as at and for the period ended 31 December 2014 disclosed in Public Disclosure Platform.

71

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Movement table of investments in associates

	Current Period	Prior Period
Balance at the beginning of the period	245,523	398,063
Movements during the period	59,946	(152,540)
Transfers	—	(155,712)
Acquisitions and capital increases	—	8,745
Bonus shares received	19,985	25,500
Income/loss from investments under equity accounting	—	—
Sales and liquidations	—	—
Fair value changes	39,961	(31,073)
Impairment losses	—	—
Balance at the end of the period	305,469	245,523
Capital commitments	—	—
Share percentage at the end of the period (%)	—	—

In the current period, subsequent to the approval of the decision of the capital of İstanbul Takas ve Saklama Bankası in the Ordinary Meeting of General Assembly of the Company dated 28 March 2014, an associate of the Bank, has been increased from TL 420,000 to TL 600,000, TL 120,000 is paid from bonus shares and TL 60,000 is paid in cash amounting to TL 180,000 in total. The share of the Bank amounting to TL 3,230 is presented as bonus shares received in the movement table of investments in associates. The stock right in cash capital commitment has been removed related to the capital increase, Banks’ share has been decreased from 4.86% to %4.37.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ from TL 1,300,000 to TL 1,500,000 in the Ordinary Meeting of General Assembly of the Company dated 27 March 2014, the share of the Bank amounting to TL 16,755 is presented in the movement table of investments in associates as bonus shares received.

In the prior period, the capital of İstanbul Takas ve Saklama Bankası, an associate of the Bank, has been increased from TL 60,000 to TL 420,000, TL 180,000 is paid from its own resources and TL 180,000 is paid in cash amounting to TL 360,000 in total. The share of the Bank amounting to TL 8,745 is presented as bonus shares received and TL 8,745 is presented as acquisitions and capital increases in the movement table of investments in associates.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ, an associate of the Bank, from TL 1,100,000 to TL 1,300,000, by the General Assembly of the Company, the share of the Bank amounting to TL 16,755 is presented in the movement table of investments in associates as bonus shares received.

Vakıf Gayrimenkul Yatırım Ortaklığı AŞ and Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ that were accounted as investments in associates in 2012 have been classified as subsidiary beginning from 1 January 2013 and presented in the transfers in movement table of investments in associates.

The title of World Vakıf Off Shore Banking Ltd, a subsidiary of the Bank, was changed as World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd., operating in NCTR, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. According to
24 May 2010 dated decision of the Nicosia Local Court, World Vakıf UBB Ltd. will be liquidated and NCTR Company Registrar is appointed to carry out liquidation process. In year 2010, due to loss of control over Company, World Vakıf UBB Ltd. has been reclassified “Investments in associates”.

The liquidation process of World Vakıf UBB Ltd, an associate of the Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed on 27 August 2013. Thus, the company’s title has been changed as “World Vakıf UBB Ltd in Liquidation”.

72

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Sectoral distribution of investments in financial associates

	Current Period	Prior Period
Banks	289,858	229,912
Insurance companies	—	—
Factoring companies	—	—
Leasing companies	—	—
Finance companies	—	—
Other associates	4,211	4,211
Total	294,069	234,123

Quoted associates

	Current Period	Prior Period
Quoted at domestic stock exchanges	253,838	197,122
Quoted at international stock exchanges	—	—
Total	253,838	197,122

Investments in associates disposed during the period

There is not any associate disposed in the current period.

Investments in associates acquired during the period

There is not any associate acquired in the current period.

73

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞIUNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

8.                  Investments in subsidiaries

Information on financial subsidiaries

	Vakıfbank International AG	Vakıf Finansal Kiralama AŞ	Vakıf Yatırım Menkul Değerler AŞ	Vakıf Finans Factoring Hizm. AŞ	Güneş Sigorta AŞ	Vakıf Emeklilik AŞ	Vakıf Portföy Yönetimi AŞ	Vakıf Gayrimenkul Yat. Ort. AŞ	Vakıf Menkul Kıymet Yat. Ort. AŞ

Paid in Capital	114,483	65,000	35,000	22,400	150,000	26,500	3,000	203,320	15,000
Share Premium	—	—	—	—	—	—	—	246,731	—
Adjustment to paid-in capital	—	353	137	28,817	1,448	10,424	15	21,973	93
Valuation changes in marketable securities	13,758	2,577	25,507	—	142,617	515	—	—	—
Profit on sale of associates, subsidiaries and buildings	—	—	—	—	17,734	(1,201)	—	—	—
Free shares from investment and associates, subsidiaries and joint ventures (business partners)	—	—	—	—	59	191	—	—	—
Legal Reserves	7,237	3,890	5,455	4,988	17,179	15,921	872	3,639	395
Extraordinary Reserves	—	36,845	3,788	32,280	18,851	33,816	6,006	54,773	—
Other Profit Reserves	119,600	217	2,345	66	(569)	(96)	17	7	(20)
Profit/Loss	121,094	953	3,645	310	(145,339)	56,433	1,918	14,465	(2,831)
Prior Years’ Profit/Loss	96,215	—	810	(8,962)	(124,742)	41,213	—	—	(2,509)
Current Years’ Profit/Loss	24,879	953	2,835	9,272	(20,597)	15,220	1,918	14,465	(322)
Minority Rights	—	99	—	—	—	—	—	—	—
Total Core Capital	376,172	109,934	75,877	88,861	201,980	142,503	11,828	544,908	12,637
SUPPLEMENTARY CAPITAL
CAPITAL	376,172	109,934	75,877	88,861	201,980	142,503	11,828	544,908	12,637
NET AVAILABLE EQUITY	376,172	109,934	75,877	88,861	201,980	142,503	11,828	544,908	12,637

The financial statements as at and for the period ended 30 September 2014 are presented.

74

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Vakıf Yatırım Menkul Değerler AŞ, a subsidiary of the Bank, calculates capital adequacy in accordance with “Comminique on Capital and Capital Adequacy of Intermediary Firms” of CMB every 6 month. Güneş Sigorta AŞ ve Vakıf Emeklilik AŞ that operate in insurance business calculate capital adequacy in accordance with “Comminique on Capital Adequacy Measurement and Assessment for Insurance, Reinsurance and Pension Firms” published by Undersecretariat of Treasury every 6 month. According to the calculations at 31 December 2014, there is no capital requirement for the subsidiaries mentioned.

Information on investments in subsidiaries

Subsidiary		Address (City / Country)	Bank’s Share - If Different, Voting Rights (%)	Bank’s Risk Group Share (%)
1	Güneş Sigorta AŞ (**)	İstanbul/TURKEY	36.35	36.35
2	Vakıf Emeklilik AŞ (*)	İstanbul/ TURKEY	53.90	75.30
3	Vakıf Finans Factoring Hizmetleri AŞ (*)	İstanbul/ TURKEY	78.39	86.97
4	Vakıf Finansal Kiralama AŞ (**)	İstanbul/ TURKEY	58.71	64.40
5	Vakıf Yatırım Menkul Değerler AŞ (*)	İstanbul/ TURKEY	99.00	99.44
6	Vakıfbank International AG (*)	Vienna/AUSTRIA	90.00	90.00
7	Vakıf Portföy Yönetimi AŞ (*)	İstanbul/ TURKEY	99.99	99.99
8	Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ (**)	İstanbul/ TURKEY	22.89	32.91
9	Vakıf Gayrimenkul Yatırım Ortaklığı AŞ (**)	İstanbul/ TURKEY	38.70	40.64
10	Vakıf Enerji ve Madencilik AŞ (***)	Ankara/ TURKEY	65.50	84.92
11	Taksim Otelcilik AŞ (*)	İstanbul/ TURKEY	51.00	51.52
12	Vakıf Pazarlama Sanayi ve Ticaret AŞ (*)	İstanbul/ TURKEY	69.33	74.98
13	Vakıf Gayrimenkul Değerleme AŞ (*)	Ankara/ TURKEY	54.29	58.54

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Period Profit/(Loss)	Prior Period Profit/(Loss)	Company’s Fair Value
1	1,139,731	236,575	329,814	17,490	678	4,630	(66,962)	290,829
2	2,822,175	180,271	84,906	24,101	436	21,162	28,265	551,118
3	454,817	88,861	2,401	30,490	—	7,558	2,406	83,267
4	1,147,446	109,934	6,510	61,349	5	953	3,835	76,901
5	343,995	75,876	328	12,138	388	2,835	5,567	79,971
6	2,789,203	376,172	819	55,251	11,369	24,880	4,784	356,805
7	12,254	11,823	146	839	14	1,913	1,433	46,944
8	12,946	12,639	42	370	534	(320)	(1,164)	19,574
9	546,482	544,908	157,376	15,082	993	14,465	3,277	575,432
10	17,015	8,796	1,063	310	—	182	(548)	14,000
11	309,232	303,566	182,275	7,620	—	6,080	4,836	356,734
12	51,331	42,325	786	1,885	192	5,046	1,475	45,635
13	30,885	25,468	635	1,879	128	4,362	5,790	39,000

(*)                       The financial statements for these subsidiaries as at and for the period ended 30 September 2014 are presented.

(**)                Figures are obtained from financial statements as at and for the period ended 30 September 2014 disclosed in Public Disclosure Platform.

(***)         The financial statements for these subsidiaries as at and for the period ended 30 June 2014 are presented.

75

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Movement table of investments in subsidiaries

	Current Period	Prior Period
Balance at the beginning of the period	1,365,470	912,209
Movements during the period	66,043	453,261
Transfers	—	155,712
Acquisitions and capital increases	205,713	82,227
Bonus shares received	—	60,443
Dividends from current year profit	(34,017)	(16,155)
Sales and liquidations	—	—
Fair value changes	(107,850)	217,617
Impairment losses	2,197	(46,583)
Balance at the end of the period	1,431,513	1,365,470
Capital commitments	—	—
Share percentage at the end of the period (%)	—	—

Methods to measure investments in subsidiaries

	Current Period	Prior Period
Measured at cost	—	—
Measured at fair value	1,431,513	1,365,470
Equity method of accounting	—	—
Total	1,431,513	1,365,470

Sectoral distribution of investments in financial subsidiaries

	Current Period	Prior Period
Insurance companies	402,768	341,750
Banks	321,124	270,577
Factoring companies	65,273	87,205
Leasing companies	45,149	36,636
Finance companies	—	—
Other financial subsidiaries	353,283	427,815
Total	1,187,597	1,163,983

Quoted subsidiaries

	Current Period	Prior Period
Quoted at domestic stock exchanges	378,037	478,632
Quoted at international stock exchanges	—	—
Total	378,037	478,632

Investments in subsidiaries disposed during the period

There is no disposal in subsidiaries in the current period.

Investments in subsidiaries acquired during the period

There is no subsidiary acquired in the current period.

In the current period, Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ has decided to increase the capital of TL 15,000 to TL 20,000 in its registered capital ceiling amounting to TL 50,000 in accordance with Capital Markets Board’s temprorary clause 1 of “Comminique on Securities Investment Associations” (III-48.2).  In the capital increase, Bank’s nominal share amount has increased from TL 1,763 to TL 2,351 with an increase of TL 588 by using stock rights on 25 November 2014. Besides, in order to finalize the capital increase, Bank has purchased additional shares from stock rights that have not been used in due, amounting to TL 2,228 from Istanbul Stock Exhange Share Market on 2 December 2014. In this context, Bank’s total nominal share has increased to TL 4,579 and share proportion has increased to 22.89%.  The share of the Bank amounting to TL 2,815 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries

76

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

In the current period, at the Extraordinary General Assembly of Taksim Otelcilik AŞ dated 24 June 2014, the decision of increasing the capital from TL 269,257 to TL 334,257 through rights offering by TL 65,000.  The related change has been registered on 22 July 2014. The nominal share of the Bank TL 137,324 has been increased by cash TL 33,151 to TL 170,474. The share proportion of the Bank is remained the same (51.001%). TL 8,288 of the cash commitment amounting to TL 33,151 is paid on 15 July 2014, TL 24,863 is paid on 2 October 2014. Total cash commitment TL 33,151 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the current period, related to the capital increase of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ from TL 106,200 to TL 203,320, the Bank has obtained shares with a nominal value of TL 29,345 at a rate of TL 3.44 by using the stock rights. For these shares TL 100,947 has been paid. Besides, Bank has obtained shares with a nominal value of TL 20,000 at TL 3.44 rate since the other shareholders did not used their stock rights. Bank has paid TL 68,800 for the shares. As at 4 July 2014, company’s capital increase has been registered and as of the date the existing nominal share of the Bank has been increased from TL 29,345 to TL 78,690 Bank’s share proportion has been increased from 27.63% to 38.70%. The capital increase as of TL 169,747 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the current period, the title of Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı has been changed to Vakıf Menkul Kıymet Yatırım Ortaklığı. The new title of the company has been registered on 9 April 2014.

In the prior period, subsequent to the approval of the decision to increase the paid capital of Taksim Otelcilik AŞ, a subsidiary of the Bank, from TL 97,150 to TL 269,257, by the Extraordinary General Assembly of the company on 27 August 2013, the share of the Bank is increased from TL 49,547 to TL 137,324 (TL 57,176 from retained earnings and TL 30,601 from cash, in total TL 87,777) and the share proportion of the Bank is remained the same. TL 7,650 is paid on 13 September 2013 and TL 22,950 is paid on 2 December 2013 from TL 30,601 which is Bank’s share of cash capital commitment. The share of the Bank amounting to TL 57,176 is presented in the bonus shares received and TL 30,601 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Finansal Kiralama AŞ, a subsidiary of the Bank, from TL 60,000 to TL 65,000, by the General Assembly of the company, the share of the Bank amounting to TL 2,936 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the prior period, subsequent to approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ, a subsidiary of the Bank, from TL 105,000 to TL 106,200, by the General Assembly of the company, the share of the Bank amounting to TL 331 is presented as bonus shares received in movement table of investments in subsidiaries.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf International AG, a subsidiary of the Bank, from EUR 45,000 (in thousands) to EUR 70,000 (in thousands), by the General Assembly of the company, the share of the Bank amounting to TL 51,626 is presented in acquisitions and capital increases in the movement table of investments in subsidiaries.

Vakıf Gayrimenkul Yatırım Ortaklığı AŞ and Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ that were accounted as investments in associate in 2012 have been classified as subsidiary beginning from 1 January 2013 and presented in the transfers in movement table of investments in subsidiary.

77

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

9.                  Investments in joint-ventures

None.

10.           Information on finance lease receivables (net)

None.

11.           Information on hedging purpose derivatives

Positive differences on derivative financial instruments held for risk management purposes

None.

12. Information on tangible assets

	Real Estates	Leased Tangible Assets	Vehicles	Other Tangible Assets	Total
Balance at the end of the prior year:
Cost	594,804	137,115	47,761	763,587	1,543,267
Accumulated depreciation(-)	241,134	126,114	35,152	482,076	884,476
Impairment (-)	—	—	—	—	—
Net book value	353,670	11,001	12,609	281,511	658,791
Balance at the end of the current year:
Net book value at the beginning of the current year	353,670	11,001	12,609	281,511	658,791
Additions	18,601	—	2,069	155,222	175,892
Cost of the disposals	12,387	2,662	7,161	17,779	39,989
Depreciation of the disposals	5,384	2,641	6,598	11,587	26,210
Depreciation of the current year (-)	18,173	2,951	5,722	85,058	111,904
Impairment (-)	—	—	—	—	—
Cost at the end of the current year	601,018	134,453	42,669	901,030	1,679,170
Accumulated depreciation at the end of the year (-)	253,923	126,424	34,276	555,547	970,170
Impairment (-) (*)	—	—	—	—	—
Net book value at the end of the current year	347,095	8,029	8,393	345,483	709,000

13. Information on intangible assets

Bank’s intangible assets consist of computer softwares. The estimated useful life of intangible assets is five years. Intangible assets are amortized on a straight-line basis over the estimated useful lifes. The Bank divides the extinction share of intangible assets according to inflation adjusted values.

In the current year an intangible asset that presents severity for the financial statements does not exist.

The Bank does not have intangible assets, which are obtained by government incentives, recorded at fair value, have utulisation restrictions or have been pledged.

The Bank did not declared a commitment to purchase intangible assets.

14. Information on investment property

None.

78

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

15.           Information on deferred tax assets

As at 31 December 2014 and 31 December 2013, items generating deferred tax assets or liabilities are listed below:

	Current period	Prior Period
Deferred tax assets:	227,132	161,089
Provision for employee termination benefits and unused vacations	81,013	69,685
Other provisions	28,083	42,708
Valuation differences of associates and subsidiaries	23,456	23,456
Valuation differences of financial assets and liabilities	82,413	14,557
BRSA - Tax Code depreciation differences	10,131	8,789
Others	2,036	1,894

Deferred tax liabilities:	(154,695)	(109,483)
Valuation differences of financial assets and liabilities	(114,636)	(63,656)
Valuation differences of associates and subsidiaries	(40,059)	(45,827)
Deferred tax assets, net	72,437	51,606

16.           Information on assets held for sale and assets related to the discontinued operations

As at 31 December 2014 assets held for sale and assets related to the discontinued operations amount to TL 745,883 (31 December 2013: TL 564,744)

17.           Information on other assets

As at 31 December 2014 and 31 December 2013 other assets are as follows:

	Current period	Prior Period
Receivables from credit card payments	772,007	596,284
Prepaid expenses	617,476	516,014
Guarantees given for derivative financial instruments	351,579	61,219
Guarantees given for repurchase agreements	193,605	392,641
Receivables from term sale of assets	68,664	96,948
Others	212,142	351,068
Total	2,215,473	2,014,174

79

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UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES

1.                  Information on maturity profile of deposits

Current Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving Deposits	3,715,353	—	463,572	18,032,423	1,393,667	328,345	136,781	—	24,070,141
Foreign Currency Deposits	3,234,204	—	2,197,700	11,340,861	1,411,649	759,201	2,828,588	—	21,772,203
Residents in Turkey	3,056,529	—	2,195,602	11,162,513	1,193,080	494,191	794,731	—	18,896,646
Residents in Abroad	177,675	—	2,098	178,348	218,569	265,010	2,033,857	—	2,875,557
Public Sector Deposits	3,583,281	—	2,370,191	5,695,639	437,138	2,788,470	190,212	—	15,064,931
Commercial Deposits	2,157,535	—	4,622,420	10,102,792	430,016	233,506	5,478	—	17,551,747
Others	3,208,185	—	1,102,804	2,747,775	380,429	98,701	29,638	—	7,567,532
Precious Metal Deposits	854,355	—	—	—	—	—	—	—	854,355
Bank Deposits	59,910	—	3,599,082	1,086,606	80,387	33,206	16,868	—	4,876,059
Central Bank	424	—	—	—	—	—	—	—	424
Domestic Banks	2,094	—	3,288,392	422,069	2,016	33,206	16,868	—	3,764,645
Foreign Banks	53,763	—	310,690	664,537	78,371	—	—	—	1,107,361
Participation Banks	3,629	—	—	—	—	—	—	—	3,629
Others	—	—	—	—	—	—	—	—	—
Total	16,812,823	—	14,355,769	49,006,096	4,133,286	4,241,429	3,207,565	—	91,756,968

Prior Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving Deposits	2,981,927	—	303,254	15,576,713	1,449,324	403,340	180,434	—	20,894,992
Foreign Currency Deposits	1,992,924	—	2,002,090	9,024,414	1,264,688	1,363,669	2,613,593	—	18,261,378
Residents in Turkey	1,664,304	—	1,997,406	8,786,795	1,124,231	1,183,491	981,537	—	15,737,764
Residents in Abroad	328,620	—	4,684	237,619	140,457	180,178	1,632,056	—	2,523,614
Public Sector Deposits	3,132,866	—	1,811,779	5,896,887	595,073	330,113	173,382	—	11,940,100
Commercial Deposits	1,759,439	—	2,931,949	10,834,940	1,312,786	418,441	114,238	—	17,371,793
Others	2,732,077	—	908,535	2,707,201	526,608	949,011	19,986	—	7,843,418
Precious Metal Deposits	1,058,805	—	—	—	—	—	—	—	1,058,805
Bank Deposits	18,821	—	2,178,793	1,282,805	375,303	213,701	92,905	—	4,162,328
Central Bank	297	—	—	—	—	—	—	—	297
Domestic Banks	637	—	2,012,419	323,664	281,629	30,992	—	—	2,649,341
Foreign Banks	11,351	—	166,374	959,141	93,674	182,709	92,905	—	1,506,154
Participation Banks	6,536	—	—	—	—	—	—	—	6,536
Others	—	—	—	—	—	—	—	—	—
Total	13,676,859	—	10,136,400	45,322,960	5,523,782	3,678,275	3,194,538	—	81,532,814

80

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Information on saving deposits insured by Saving Deposit Insurance Fund and the total amounts of the deposits exceeding the insurance coverage limit

	Covered by Deposit Insurance Fund		Exceeding the Deposit Insurance Limit
	Current Period	Prior Period	Current Period	Prior Period
Saving Deposits	12,652,145	10,798,600	11,417,996	10,096,392
Foreign Currency Saving Deposits	3,846,786	3,422,906	8,435,919	7,000,952
Other Saving Deposits	—	—	—	—
Foreign branches’ Deposits Under Foreign Insurance Coverage	—	—	—	—
Off-Shore Deposits Under Foreign Insurance Coverage	—	—	—	—
Total	16,498,931	14,221,506	19,853,915	17,097,344

Saving deposits out of insurance coverage limits

	Current Period	Prior Period
Deposits and other accounts at foreign branches	21,061	16,584
Deposits and other accounts, which belong to controlling shareholders, their parents, wives/husbands, and children	—	—
Deposits and other accounts, which belong to Board of Director members, chairman, general manager, his/her assistants, their parents, wives/husbands, and children	3,905	2,354
Deposits and other accounts under scope of TCC law 5237 article no 282, dated 26/9/2004	—	—
Deposits in Deposit Banks of Turkey, which are solely established for off-shore banking	—	—

2.                  Information on derivative financial liabilities held for trading purpose

Negative differences related to the derivative financial liabilities held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forward Transactions	3,209	458	27,806	362
Swap Transactions	50,567	190,324	83,783	86,762
Futures	—	—	—	—
Options	457	5,237	15	2,050
Total	54,233	196,019	111,604	89,174

81

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

3.                  Information on banks and other financial institutions

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Turkey	—	—	—	—
Domestic Bank and Institutions	139,471	91,169	122,174	160,072
Foreign Banks, Institutions and Funds	748,467	13,947,941	—	11,122,566
Total	887,938	14,039,110	122,174	11,282,638

Maturity information of funds borrowed

	Current period		Prior period
	TL	FC	TL	FC
Short-term (*)	867,372	7,312,287	82,786	6,746,799
Medium and Long term (*)	20,566	6,726,823	39,388	4,535,839
Total	887,938	14,039,110	122,174	11,282,638

(*)             Maturity profile of funds borrowed is prepared in accordance to their original maturities.

Funds borrowed comprise syndication and securitization loans bearing various interest rates and maturities and account for 10.41% (31 December 2013: 9.28%) of the Bank’s liabilities. There is no risk concentration on funding sources of the Bank.

On 12 April 2013, the Bank has obtained syndicated loan at the amount of US Dollar 251,5 million and Euro 555,17 million in total US Dollar 980 million with the interest rate of Libor/Euribor +1.00%

at a maturity of one year with the participation of 38 banks. On 16 April 2014, the loan has been renewed with a new syndicated loan amounting to US Dollar 270,5 million and Euro 525 million with the interest rate of US Libor +0.90% and Euribor +0.90% at a maturity of one year, with participation of 35 banks with the coordination of Wells Fargo Bank, N.A., London Branch and Sumitomo Mitsui Banking Corporation, Brussels Branch acting as agent.

On 20 September 2013, the Bank has obtained syndicated loan at the amount of US Dollar 166 million and Euro 471 million with the interest rate of US Libor + 0.75% and Euribor + 0.75% at a maturity of one year, with the participation of 27 banks with the coordination and agency of ING Bank N.V. London. On 22 September 2014, the loan has been renewed with a new syndicated loan amounting to US Dollar 168,5 million and Euro 528,75 million with interest rates of US Libor + 0.90% and Euribor + 0.9% at a maturity of one year, with the participation of 26 banks, ING Bank, London Branch acting as coordinator and agent bank.

On 19 December 2014, the Bank has obtained securitization loan at the amount of US Dollar 928,6 million related to foreign transfers and treasury transactions in Euro and US Dollar. Loan at the amount of US Dollar 500 million has been obtained related to foreign transfers at a maturity of five years and loan at the amount of US Dollar 428,6 million has been obtained related to treasury transactions at a maturity of seven years in seven different segments in total.

The loan obtained from European Bank for Reconstruction and Development Bank (EBRD) at the amount of US Dollar 125 million in 2014-A segment in order to finance medium term loans including to meet the needs of agricultural enterprises and support woman entrepreneurs.

82

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

2014-B segment of the loan has been obtained from Wells Fargo Bank, N.A., 2014-D segment of the loan has been obtained from Raiffeisen Bank International AG, 2014-D segment of the loan has been obtained from Standard Chartered Bank, 2014-E segment of the loan has been obtained from Societe Generale, 2014-G segment of the loan has been obitaned from Bank of America, N.A. and 2014-F segment of the loan related to treasury transactions has been obtained from JP Morgan Securities plc. in the scope of programme.

As at 31 December 2014, total securitization loan amounts to US Dollar 1.397 million.

Information on securities issued

With in the context of Global Medium Term Notes (GMTN), The Bank has issued Turkey’s first Eurobond apart from Undersecretariat of Tresury. The bond has been issued in the context of GMTN on 17 June 2014 has a nominal value of Euro 500 million, maturity date on 17 June 2019 with fix rate, 5 years maturity and annually coupon paid with 3.65% return and  coupon rate 3.50%.

With in the context of Global Medium Term Notes (GMTN), 106 private placement transaction in total with 12 different banks has been realized since 2013 June. These transactions have been realized in different currencies ( US Dollar, Euro and CHF) at the maturities 3 months, 6 months, 1 year and 2 years. As at 31 December 2014, US Dollar 2,684 million of private placement has been realized. In the same period, total private placement has been US Dollar 1,026 million. The major part of these transactions has been carried out with Asian investors.

	Current period		Prior period
	TL	FC	TL	FC
Nominal	2,978,797	7,500,392	2,412,839	4,514,167
Cost	2,860,066	7,462,478	2,309,056	4,487,936
Net Book Value	2,913,190	7,544,567	2,355,180	4,529,646

83

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Current Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
TRQVKFB31521	Discounted	—	TL	21.11.2014	13.03.2015	112	399,320	388,974	392,726
TRQVKFB31539	Discounted	—	TL	12.12.2014	13.03.2015	91	196,129	192,033	192,925
TRQVKFB81526	Discounted	—	TL	24.10.2014	07.08.2015	287	94,559	87,930	89,476
TRQVKFB81534	Discounted	—	TL	21.11.2014	07.08.2015	259	27,404	25,798	26,044
TRQVKFB51529	Discounted	—	TL	21.11.2014	15.05.2015	175	240,965	231,321	233,540
TRQVKFB81542	Discounted	—	TL	12.12.2014	07.08.2015	238	14,561	13,782	13,846
TRQVKFB41520	Discounted	—	TL	24.10.2014	17.04.2015	175	736,745	705,583	717,613
TRQVKFB51537	Discounted	—	TL	12.12.2014	15.05.2015	154	165,233	159,456	160,193
TRQVKFB41512	Discounted	—	TL	02.05.2014	17.04.2015	350	12,028	11,042	11,700
TRQVKFB51511	Discounted	—	TL	06.06.2014	29.05.2015	357	36,117	33,210	34,837
TRQVKFB21514	Discounted	—	TL	22.08.2014	13.02.2015	175	674,639	648,005	667,542
TRQVKFB81518	Discounted	—	TL	22.08.2014	07.08.2015	350	43,546	39,822	41,166
TRQVKFB31513	Discounted	—	TL	19.09.2014	13.03.2015	175	337,551	323,110	331,582
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	1,160,000	1,147,240	1,166,728
XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1,826	1,392,000	1,384,093	1,397,984
XS0987355939	Fixed	5.00	USD	31.10.2013	31.10.2018	1,826	1,160,000	1,152,460	1,164,098
XS1069999610	Fixed	1.75	USD	21.05.2014	20.05.2015	364	11,600	11,600	11,725
XS1084474862	Fixed	0.73	USD	03.07.2014	07.01.2015	188	18,328	18,328	18,394
XS1085714621	Fixed	1.43	USD	09.07.2014	07.01.2015	182	92,800	92,800	93,443
XS1087783269	Fixed	1.45	USD	14.07.2014	08.01.2015	178	42,688	42,688	42,979
XS1087831506	Fixed	1.45	USD	15.07.2014	15.01.2015	184	97,440	97,440	98,100
XS1089992686	Fixed	1.40	USD	22.07.2014	15.01.2015	177	48,720	48,720	49,025
XS1090076768	Fixed	1.40	USD	22.07.2014	22.01.2015	184	58,000	58,000	58,364
XS1091762812	Fixed	1.40	USD	25.07.2014	22.01.2015	181	48,256	48,256	48,553
XS1091766482	Fixed	1.40	USD	01.08.2014	26.01.2015	178	71,920	71,920	72,343
XS1096098030	Fixed	1.40	USD	08.08.2014	05.02.2015	181	76,328	76,324	76,756
XS1096471526	Fixed	1.40	USD	08.08.2014	29.01.2015	174	35,264	35,264	35,462
XS1097465766	Fixed	1.40	USD	13.08.2014	18.02.2015	189	27,840	27,840	27,991
XS1101735634	Fixed	1.40	USD	20.08.2014	19.02.2015	183	40,600	40,600	40,809
XS1101839170	Fixed	1.40	USD	21.08.2014	17.02.2015	180	69,600	69,600	69,956
XS1105745761	Fixed	0.70	USD	02.09.2014	05.03.2015	184	64,960	64,960	65,111
XS1107482306	Fixed	1.38	USD	09.09.2014	12.03.2015	184	84,680	84,671	85,043
XS1110657050	Fixed	1.40	USD	16.09.2014	19.03.2015	184	116,000	116,000	116,477
XS1112873176	Fixed	1.40	USD	23.09.2014	26.03.2015	184	85,840	85,840	86,170
XS1113320888	Fixed	1.74	USD	24.09.2014	23.09.2015	364	14,384	14,382	14,450
XS1115283571	Fixed	1.73	USD	30.09.2014	07.10.2015	372	9,280	9,278	9,319
XS1115485010	Fixed	1.40	USD	29.09.2014	27.03.2015	179	34,800	34,800	34,926
XS1117991213	Fixed	1.10	USD	08.10.2014	08.01.2015	92	73,776	73,776	73,966
XS1118030300	Fixed	1.80	USD	09.10.2014	08.10.2015	364	27,840	27,840	27,955
XS1118051215	Fixed	1.35	USD	08.10.2014	02.04.2015	176	73,312	73,312	73,543
XS1118053005	Fixed	1.35	USD	08.10.2014	17.04.2015	191	11,600	11,600	11,637
XS1121229741	Fixed	1.78	USD	15.10.2014	26.10.2015	376	9,280	9,278	9,314
XS1121307059	Fixed	1.10	USD	15.10.2014	15.01.2015	92	73,312	73,312	73,485
XS1121307307	Fixed	1.35	USD	15.10.2014	16.04.2015	183	55,680	55,680	55,841
XS1123043983	Fixed	1.02	USD	20.10.2014	20.01.2015	92	23,200	23,195	23,246
XS1124128320	Fixed	1.35	USD	17.10.2014	16.04.2015	181	62,640	62,640	62,817
XS1124141349	Fixed	1.10	USD	17.10.2014	22.01.2015	97	30,160	30,160	30,229
XS1124325074	Fixed	1.35	USD	20.10.2014	20.04.2015	182	58,000	58,000	58,157
XS1126276697	Fixed	1.80	USD	23.10.2014	23.10.2015	365	116,000	116,000	116,402
XS1129857782	Fixed	1.35	USD	24.10.2014	28.04.2015	186	56,144	56,144	56,288
XS1130031039	Fixed	1.33	USD	28.10.2014	27.04.2015	181	81,200	81,192	81,388
XS1130490227	Fixed	1.79	USD	30.10.2014	04.11.2015	370	10,440	10,438	10,471
XS1132341485	Fixed	1.25	USD	03.11.2014	30.04.2015	178	30,160	30,160	30,221
XS1132341568	Fixed	1.80	USD	04.11.2014	05.11.2015	366	12,064	12,064	12,099
XS1132440386	Fixed	1.27	USD	05.11.2014	07.05.2015	183	32,480	32,480	32,545
XS1135135272	Fixed	1.80	USD	05.11.2014	05.11.2015	365	116,000	116,000	116,326
XS1138701500	Fixed	1.30	USD	18.11.2014	27.05.2015	190	18,560	18,558	18,588
XS1139114257	Fixed	1.24	USD	18.11.2014	18.05.2015	181	92,800	92,791	92,932
XS1143013297	Fixed	1.28	USD	24.11.2014	28.05.2015	185	52,432	52,432	52,502
XS1143372008	Fixed	1.25	USD	25.11.2014	27.05.2015	183	81,200	81,196	81,300
XS1063444001	Floating	3 Month-Euribor+2.15%	EUR	06.05.2014	06.05.2016	731	29,634	29,486	29,650
XS1077629225	Fixed	3.50	EUR	17.06.2014	17.06.2019	1,826	1,411,150	1,401,640	1,429,459
Total							10,479,189	10,322,544	10,457,757

84

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Prior Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value

TRQVKFB51438	Discounted	—	TL	08.11.2013	02.05.2014	175	626,276	602,694	609,857
TRQVKFB61411	Discounted	—	TL	20.12.2013	06.06.2014	168	648,497	623,153	624,930
TRQVKFB21415	Discounted	—	TL	06.09.2013	28.02.2014	175	655,558	627,236	645,975
TRQVKFB21423	Discounted	—	TL	06.09.2013	28.02.2014	175	187,216	179,130	184,485
TRQVKFB11416	Discounted	—	TL	18.01.2013	17.01.2014	364	145,464	136,844	144,999
TRQVKFB51412	Discounted	—	TL	17.05.2013	16.05.2014	364	63,635	60,211	62,280
TRQVKFB51420	Discounted	—	TL	05.07.2013	16.05.2014	315	53,415	49,922	51,859
TRQVKFB81419	Discounted	—	TL	06.09.2013	22.08.2014	350	32,778	29,866	30,795
XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1,826	1,284,000	1,276,706	1,288,123
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	1,070,000	1,058,230	1,073,882
XS0957643801	Fixed	1.9	USD	06.08.2013	06.02.2014	184	154,508	154,462	155,705
XS0960939857	Fixed	1.97	USD	15.08.2013	13.02.2014	182	118,984	118,966	119,884
XS0963672950	Fixed	1.95	USD	20.08.2013	13.02.2014	177	117,700	117,688	118,550
XS0977254621	Fixed	1.66	USD	02.10.2013	09.01.2014	99	43,442	43,437	43,624
XS0976659234	Fixed	1.73	USD	03.10.2013	03.04.2014	182	64,200	64,161	64,458
XS0979045886	Fixed	1.67	USD	07.10.2013	06.01.2014	91	51,360	51,356	51,565
XS0982276528	Fixed	1.67	USD	11.10.2013	16.01.2014	97	64,200	64,192	64,443
XS0986042439	Fixed	1.62	USD	28.10.2013	21.01.2014	85	63,344	63,340	63,528
XS0987355939	Fixed	5	USD	31.10.2013	31.10.2018	1,826	1,070,000	1,063,045	1,072,420
XS0993260933	Fixed	1.25	USD	12.11.2013	10.02.2014	90	47,080	47,080	47,162
XS0973201444	Fixed	1.83	USD	20.09.2013	24.03.2014	185	41,516	41,512	41,731
XS0997543896	Fixed	1.49	USD	22.11.2013	28.05.2014	187	23,540	23,534	23,574
XS0974147695	Fixed	1.66	USD	23.09.2013	06.01.2014	105	38,306	38,302	38,482
XS1000211968	Fixed	1.3	USD	04.12.2013	06.03.2014	92	118,984	118,984	119,104
XS1008673540	Fixed	1.59	USD	24.12.2013	23.06.2014	181	85,600	85,596	85,626
XS0943035328	Floating	1.53	EUR	14.06.2013	16.06.2014	367	29,489	29,445	29,720
XS0942820803	Fixed	1	CHF	12.06.2013	13.06.2014	366	27,914	27,900	28,065
Total							6,927,006	6,796,992	6,884,826

4.                  Components of “other external resources payable” in the financials that comprise at least 20% of the account, if the account exceeds 10% of total liabilities and equity excluding off-balance sheet commitments

Other external resources payable in the financials does not exceed 10% of total liabilities and equity.

5.                  Information on lease payables (net)

Obligations under finance leases

None.

6.                  Information on derivative financial liabilities held for risk management purpose

Negative fair values of hedging purpose derivatives

None.

85

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

7.                  Information on provisions

Information on general provisions

	Current Period	Prior period
Provisions for loans and receivables in Group I	1,326,468	1,004,336
-Additional provision for loans with extended payment plans	26,989	13,327
Provisions for loans and receivables in Group II	175,204	105,037
-Additional provision for loans with extended payment plans	14,696	3,297
Provisions for non-cash loans	93,418	76,647
Others	8,152	4,719
Total	1,603,242	1,190,739

Provision for currency exchange loss on foreign currency indexed loans

	Current Period	Prior Period
Provision for currency exchange gain/loss on foreign currency indexed loans	12,048	90

The Bank has recorded provision amounting to TL 12,048 (31 December 2013: TL 90) for foreign exchange losses on principal amounts of foreign currency indexed loans and reflected the related foreign exchange loss amount in the financial statements by offsetting from related loans.

Provisions for non-cash loans that are not indemnified or converted into cash

As of 31 December 2014, Bank has recorded TL 63,030 (31 December 2013: TL 54,771) as provisions for non-cash loans that are not indemnified or converted into cash.

86

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Information on other provisions

Information on other provisions exceeding 10% of total provisions

	Current Period	Prior period
Provisions for credits	105,005	65,960
Specific provisions for non-cash loans	63,030	54,771
Provision for cheques	37,207	26,363
Provisions for lawsuits against the Bank	14,673	14,673
Provisions for credit card promotions	10,177	9,469
Provision for loans under follow-up	—	70,915
Provision for World Vakıf UBB Ltd with regard to its negative equity	—	38,047
Other provisions	722	—
Total	230,814	280,198

8.                  Taxation

Current taxes

Tax provision

As at and for the year ended 31 December 2014, the tax provision was amounted to TL 600,797 (31 December 2013: TL 254,525). As at 31 December 2014, corporate tax liabilities of the Bank was amounted to TL 248,173 (31 December 2013: TL 59,926), after deducting prepaid taxes paid during temporary tax periods amounted to TL 352,624 (31 December 2013: TL 194,599).

Information on taxes payable

	Current Year	Prior Year
Corporate taxes payable	248,173	59,926
Taxation on securities	123,184	89,264
Capital gains tax on property	2,146	1,891
Taxes on foreign exchange transactions	—	—
Banking and Insurance Transaction Tax (BITT)	58,972	44,809
Value added tax payable	3,139	2,198
Others	19,879	18,151
Total	455,493	216,239

Information on premiums payable

	Current Year	Prior Year
Social security premiums- employee share	—	—
Social security premiums- employer share	—	—
Bank pension fund premium- employee share	—	—
Bank pension fund premium- employer share	—	—
Pension fund membership fees and provisions- employee share	—	—
Pension fund membership fees and provisions- employer share	—	—
Unemployment insurance- employee share	608	579
Unemployment insurance- employer share	1,216	1,157
Other	—	—
Total	1,824	1,736

87

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Information on deferred tax liabilities

Information on deferred tax liabilities is presented in disclosure 15 of information and disclosures related to assets.

9.                  Information on payables for assets held for resale and tangible assets related to discounted activities

None.

10.           Information on subordinated loans

The Bank has issued bond having the secondary subordinated loan quality to be sold non-resident natural and legal persons. The bond has been issued at the nominal value of USD 500 million and in addition to the issuance of this bond, on 3 December 2012 the Bank has realized second trance at nominal value of USD 400 million, has the maturity of 10 years and 6.0% coupon rate, USD 900 million nominal value in total.

The Bank has obtained written permission of the BRSA for accounting these bonds as secondary subordinated debt and accordingly considering in the calculation of supplementary capital in compliance with the “Regulation on Capitals of the Banks” published on 1 November 2006 dated and 26333 numbered Official Gazette.

11.           Information on equity

Paid-in capital

	Current Period	Prior Period
Common Stock	2,500,000	2,500,000
Preferred Stock	—	—

Paid-in capital of the Bank amounted to TL 2,500,000 is divided into groups comprised of 43.0% Group (A), 15.6% Group (B), 16.2% Group (C) and 25.2% Group (D).

Board of Directors’ members; one member appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members representing Group (A), one member representing Group (B), and two members representing Group (C); among the nominees shown by the majority of each group, and one member among the nominees offered by the shareholders at the General Assembly are selected. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

88

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Paid-in capital amount, explanation as to whether the registered share capital system is applicable at bank; if so the amount of registered share capital

Capital System	Paid-in Capital	Ceiling per Registered Share Capital
Registered capital system	2,500,000	5,000,000

The registered capital ceiling was increased from TL 1,300,000 to TL 5,000,000 as per the resolution no. 74202 dated 16 February 2006 by the Board of Directors.

Information on share capital increases and their sources; other information on any increase in capital shares during the current period

There is no share capital increase in the current and prior period.

Information on share capital increases from revaluation funds

None.

Capital commitments for current financial year and following period

None.

Prior period indicators of the Bank’s income, profitability and liquidity; and possible effects of the predictions on equity, considering the ambiguity of the indicators

None.

Information on the privileges given to stocks representing the capital

None.

Valuation differences of the marketable securities

	Current Period		Prior Period
	TL	FC	TL	FC
Associates, subsidiaries and joint ventures	611,250	118,404	753,211	79,346
Fair value differences of available-for-sale securities	172,430	256,490	(324,958)	124,294
Foreign exchange differences	58,395	—	49,433	—
Total	842,075	374,894	477,686	203,640

89

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS

1.                  Disclosures related to other contingent liabilities

Type and amount of irrevocable commitments

	Current Period	Prior period
Commitments for credit card limits	7,641,987	6,261,117
Loan granting commitments	8,053,342	6,730,503
Commitments for cheque payments	1,638,976	1,320,438
Asset purchase sale commitments	2,686,862	4,175,776
Other	272,131	261,822
Total	20,293,298	18,749,656

Type and amount of possible losses from off-balance sheet items including those referred to below

Guarantees, bills of exchange and acceptances and other letters of credit which can be counted as financial collateral

The Bank provided specific provision amounting to TL 63,030 (31 December 2013: TL 54,771) for unliquidated non-cash loans recorded under off-balance sheet items, amounting to TL 129,638 (31 December 2013: TL 114,834).

Final guarantees, provisional guarantees, sureties and similar transactions

	Current Period	Prior Period
Final letters of guarantee	7,737,748	6,262,616
Letters of guarantee for advances	2,603,790	2,617,441
Provisional letters of guarantee	1,107,255	780,782
Letters of guarantee given to custom offices	913,389	650,221
Other letters of guarantee	9,090,289	7,584,524
Total	21,452,471	17,895,584

2.                  Non-cash loans

	Current Period	Prior Period
Non-cash loans given for cash loan risks	2,905,607	1,424,617
With original maturity of 1 year or less	1,846,045	915,858
With original maturity of more than 1 year	1,059,562	508,759
Other non-cash loans	25,728,316	21,916,762
Total	28,633,923	23,341,379

90

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS (Continued)

3. Sectoral risk concentrations of non-cash loans

	Current Period				Prior Period
	TL	%	FC	%	TL	%	FC	%

Agricultural	86,506	0.52	266,929	2.27	82,111	0.58	102,147	1.13
Farming and Cattle	77,673	0.46	257,069	2.19	73,609	0.52	88,829	0.98
Forestry	7,898	0.05	7,540	0.06	6,919	0.05	11,003	0.12
Fishing	935	0.01	2,320	0.02	1,583	0.01	2,315	0.03
Manufacturing	7,150,408	42.40	5,753,926	48.88	6,294,048	44.05	4,055,439	44.79
Mining	168,108	1.00	29,069	0.25	157,070	1.10	65,192	0.72
Production	4,563,948	27.06	5,319,615	45.19	3,598,968	25.19	3,836,908	42.38
Electric, gas and water	2,418,352	14.34	405,242	3.44	2,538,010	17.76	153,339	1.69
Construction	2,996,610	17.77	2,520,479	21.41	2,676,835	18.73	2,194,165	24.24
Services	6,226,616	36.92	2,756,081	23.42	4,954,666	34.68	2,661,023	29.39
Wholesale and retail trade	2,580,882	15.30	1,597,411	13.57	1,995,623	13.97	1,149,683	12.70
Hotel, food and beverage Services	125,417	0.74	5,691	0.05	100,888	0.71	19,908	0.22
Transportation and telecommunication	963,436	5.71	1,058,514	8.99	833,163	5.83	1,405,343	15.52
Financial institutions	1,515,987	8.99	7,094	0.06	1,344,214	9.41	33,321	0.37
Real estate and renting Services	254,056	1.51	24,192	0.21	185,000	1.29	14,871	0.16
Self-employment services	591,814	3.51	44,562	0.38	373,920	2.62	24,229	0.27
Education services	24,595	0.15	3,903	0.03	15,556	0.11	1,644	0.02
Health and social services	170,429	1.01	14,714	0.13	106,302	0.74	12,024	0.13
Others	403,045	2.39	473,323	4.02	280,382	1.96	40,563	0.45
Total	16,863,185	100.00	11,770,738	100.00	14,288,042	100.00	9,053,337	100.00

91

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS (Continued)

4.                  Information on the first and second group of non-cash loans

	Group I		Group II
Current Period	TL	FC	TL	FC
Letters of Guarantee	16,653,687	4,549,302	113,427	8,262
Confirmed Bills of Exchange and Acceptances	20,836	1,943,257	—	—
Letters of Credit	—	5,212,911	—	—
Endorsements	—	—	—	—
Purchase Guarantees for Securities Issued	—	—	—	—
Factoring Guarantees	—	—	—	—
Other Guarantees and Sureties	—	2,603	—	—
Non-Cash Loans	16,674,523	11,708,073	113,427	8,262

	Group I		Group II
Prior Period	TL	FC	TL	FC
Letters of Guarantee	14,118,035	3,573,362	85,579	5,476
Confirmed Bills of Exchange and Acceptances	12,129	1,039,635	—	514
Letters of Credit	7,866	4,381,798	—	232
Endorsements	—	—	—	—
Purchase Guarantees for Securities Issued	—	—	—	—
Factoring Guarantees	—	—	—	—
Other Guarantees and Sureties	—	1,919	—	—
Non-Cash Loans	14,138,030	8,996,714	85,579	6,222

5.                  Information on derivative transactions

	Current Period	Prior Period
Trading Derivatives
Foreign Currency Related Derivative Transactions (I)	21,948,443	18,209,192
Currency Forwards	555,204	1,334,135
Currency Swaps	20,336,691	16,534,197
Currency Futures	—	—
Currency Options	1,056,548	340,860
Interest Rate Derivative Transactions (II)	7,478,238	4,145,148
Interest Rate Forwards	—	—
Interest Rate Swaps	7,478,238	4,145,148
Interest Rate Futures	—	—
Interest Rate Options	—	—
Other Trading Derivatives (III)	6,780,167	3,963,577
A. Total Trading Derivatives (I+II+III)	36,206,848	26,317,917
Hedging Derivatives	—	—
Fair Value Hedges air Value Hedges	—	—
Cash Flow Hedges	—	—
Hedges for Foreign Currency Investments	—	—
B. Total Hedging Derivatives	—	—
Derivative Transactions (A+B)	36,206,848	26,317,917

92

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS (Continued)

	31 December 2014
	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Total
Currency swaps:
Purchase	8,688,057	2,181,378	176,107	296,894	—	11,342,436
Sale	3,998,297	2,172,677	176,023	296,614	—	6,643,611

Currency forwards:
Purchase	99,142	68,619	71,286	38,774	—	277,821
Sale	99,070	68,502	71,136	38,675	—	277,383

Cross currency interest rate swaps:
Purchase	63,456	58,000	—	1,172,493	—	1,293,949
Sale	46,667	37,825	—	972,203	—	1,056,695

Interest rate swaps:
Purchase	—	—	—	1,202,149	2,536,970	3,739,119
Sale	—	—	—	1,202,149	2,536,970	3,739,119

Options:
Purchase	242,712	90,791	194,771	—	—	528,274
Sale	242,710	90,790	194,774	—	—	528,274

Other trading derivatives:
Purchase	158,020	—	—	—	994,287	1,152,307
Sale	4,931,860	—	—	—	696,000	5,627,860

Total purchases	9,251,387	2,398,788	442,164	2,710,310	3,531,257	18,333,906
Total sales	9,318,604	2,369,794	441,933	2,509,641	3,232,970	17,872,942
Total	18,569,991	4,768,582	884,097	5,219,951	6,764,227	36,206,848

93

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS (Continued)

	31 December 2013
	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Total
Currency swaps:
Purchase	6,237,606	2,221,184	536,697	—	—	8,995,487
Sale	3,505,768	979,438	535,505	—	—	5,020,711

Currency forwards:
Purchase	224,713	147,847	294,718	—	—	667,278
Sale	224,586	147,772	294,499	—	—	666,857

Cross currency interest rate swaps:
Purchase	—	353,100	107,000	936,756	—	1,396,856
Sale	—	250,998	77,250	792,895	—	1,121,143

Interest rate swaps:
Purchase	—	—	—	1,044,578	1,027,996	2,072,574
Sale	—	—	—	1,044,578	1,027,996	2,072,574

Options:
Purchase	32,224	14,002	124,204	—	—	170,430
Sale	32,224	14,002	124,204	—	—	170,430

Other trading derivatives:
Purchase	1,000	—	—	—	—	1,000
Sale	2,724,841	1,237,736	—	—	—	3,962,577

Total purchases	6,495,543	2,736,133	1,062,619	1,981,334	1,027,996	13,303,625
Total sales	6,487,419	2,629,946	1,031,458	1,837,473	1,027,996	13,014,292
Total	12,982,962	5,366,079	2,094,077	3,818,807	2,055,992	26,317,917

6.                  Contingent assets and liabilities

Bank allocates TL 14,673 as provision for lawsuits against Bank (31 December 2013: TL 14,673).

7.                  Services rendered on behalf of third parties

The Bank acts as an investment agent for banking transactions on behalf of its customers and provides custody services. Such transactions are followed under off-balance sheet accounts. The Bank’s custody services and banking transactions on behalf of individuals and corporate customers does not present a material portion.

94

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME

1.                  Interest income

Information on interest income received from loans

	Current Period		Prior Period
	TL	FC	TL	FC
Short-term Loans	2,770,463	143,765	2,020,502	148,584
Medium and Long-Term Loans	5,275,775	959,257	4,473,542	769,916
Loans Under Follow-Up	177,155	—	151,397	—
Premiums Received from Resource Utilization Support Fund	—	—	—	—
Total	8,223,393	1,103,022	6,645,441	918,500

Information on interest income received from banks

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Turkey	—	—	—	—
Domestic Banks	2,016	1,197	3,220	894
Foreign Banks	—	3,793	78	2,812
Foreign Head Office and Branches	—	—	—	—
Total	2,016	4,990	3,298	3,706

Information on interest income received from marketable securities portfolio

	Current Period		Prior Period
	TL	FC	TL	FC
Financial assets held for trading	—	—	—	—
Financial assets where fair value change is reflected to income statement	—	—	—	—
Financial assets available for sale	1,274,527	200,485	995,976	191,793
Investments held to maturity	559,880	381	402,262	617
Total	1,834,407	200,866	1,398,238	192,410

Information on interest income received from associates and subsidiaries

	Current Period	Prior Period
Interest Received from Associates and Subsidiaries	5,315	3,987

95

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

2.                  Interest expense

Interest expense on funds borrowed

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	20,495	127,991	6,547	117,720
Central Bank of Turkey	—	—	—	—
Domestic Banks	7,587	2,740	6,547	3,269
Foreign Banks	12,908	125,251	—	114,451
Foreign Head Offices and Branches	—	—	—	—
Other Institutions	—	18,990	—	10,266
Total	20,495	146,981	6,547	127,986

Interest expense paid to associates and subsidiaries

	Current Period	Prior Period
Interest Paid to Associates and Subsidiaries	60,649	32,881

Interest expense on securities issued

	Current Period		Prior Period
	TL	FC	TL	FC
Interest expense on securities issued	218,502	232,230	149,608	110,395

96

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

Maturity structure of the interest expense on deposits

		Time Deposits
Account Name	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total

TL
Interbank deposits	—	144,829	—	—	—	—	—	144,829
Saving deposits	1,486	23,258	1,597,668	133,101	26,634	12,984	—	1,795,131
Public sector deposits	5,891	174,376	427,267	64,521	137,018	15,261	—	824,334
Commercial deposits	368	268,842	1,043,122	88,622	15,599	3,915	—	1,420,468
Other deposits	1	45,643	278,655	43,453	33,667	1,661	—	403,080
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	7,746	656,948	3,346,712	329,697	212,918	33,821	—	4,587,842
FC
Foreign Currency Deposits	25,085	21,485	246,591	41,418	26,580	78,897	—	440,056
Interbank deposits	—	16,735	—	—	—	—	—	16,735
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	25,085	38,220	246,591	41,418	26,580	78,897	—	456,791
Total	32,831	695,168	3,593,303	371,115	239,498	112,718	—	5,044,633

		Time Deposits
Prior Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total

TL
Interbank deposits	—	60,848	—	—	—	—	—	60,848
Saving deposits	16	14,008	1,068,716	143,107	33,770	10,949	—	1,270,566
Public sector deposits	336	99,774	419,263	51,417	23,920	1,892	—	596,602
Commercial deposits	63	140,738	544,528	127,197	48,747	4,846	—	866,119
Other deposits	3	31,115	162,324	58,773	54,161	1,206	—	307,582
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	418	346,483	2,194,831	380,494	160,598	18,893	—	3,101,717

FC
Foreign Currency Deposits	94	16,343	228,408	49,240	27,918	70,981	—	392,984
Interbank deposits	—	27,950	—	—	—	—	—	27,950
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	94	44,293	228,408	49,240	27,918	70,981	—	420,934
Total	512	390,776	2,423,239	429,734	188,516	89,874	—	3,522,651

97

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

3.                  Dividend Income

	Current Period	Prior Period
Trading Purpose Financial Assets	—	—
Financial Assets at Fair Value through Profit or Loss	—	—
Available-for-Sale Financial Assets	1,811	134
Others	64,477	53,867
Total	66,288	54,001

4.                  Information on trading income/losses

	Current Period	Prior Period
Income	3,833,913	5,557,829
Income from capital market transactions	222,753	180,350
Income from derivative financial instruments	1,387,775	995,528
Foreign exchange gains	2,223,385	4,381,951
Losses	(3,610,794)	(5,326,172)
Losses from capital market transactions	(47,993)	(7,727)
Losses from derivative financial instruments	(1,439,022)	(909,086)
Foreign exchange losses	(2,123,779)	(4,409,359)
Trading income/losses, net	223,119	231,657

Net loss arising from changes in foreign exchange rates that relate to the Bank’s foreign exchange rate based derivative financial instruments is amounting to TL 20,237 as at and for the year ended 31 December 2014 (31 December 2013: TL 50,138 net gain).

5.                  Information on other operating income

	Current Period	Prior Period
Income from reversal of specific provisions for loans	705,404	455,693
Communication income	85,302	85,215
Gain on sale of assets	381,987	53,540
Rent income	1,270	956
Other income	171,571	112,916
Total	1,345,534	708,320

98

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

6.                  Provision expenses for losses on loans and other receivables

	Current Period	Prior Period
Specific provisions on loans and other receivables	1,145,465	1,260,000
Loans and receivables in Group III	135,732	256,705
Loans and receivables in Group IV	774,152	963,028
Loans and receivables in Group V	235,581	40,267
Non-performing commissions and other receivables	—	—
General provision expenses	413,501	234,417
Provision for possible losses	—	8,871
Impairment losses on securities:	10,402	88,459
Trading securities	—	—
Investment securities available-for-sale	10,402	88,459
Other impairment losses:	25,278	53,581
Associates	—	—
Subsidiaries	—	—
Joint ventures	—	—
Investment securities held-to-maturity	25,278	53,581
Others(*)	77,221	83,943
Total	1,671,867	1,729,271

(*)             Other provision expenses amounting to TL 77,221 (31 December 2013: TL 83,943) is comprised of provision for non-cash loans that are not indemnified or converted into cash and provision for cheques amounting to TL 38,176 (31 December 2013: TL 49,501) and free provision expenses related to loans and receivables amounting to TL 39,045 (31 December 2013: free provision expenses: TL 30,750 and other provision expenses: TL 3,692).

99

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

7.                  Information on other operating expenses

	Current Period	Prior Period
Personnel Costs	1,232,995	1,111,975
Reserve for Employee Termination Benefits	13,266	17,644
Deficit Provision for Pension Funds	—	—
Impairment Losses on Tangible Assets	—	—
Depreciation Expenses on Tangible Assets	111,904	102,658
Impairment Losses on Intangible Assets	—	—
Amortization Expenses on Intangible Assets	13,096	10,886
Impairment Losses on Assets to be Disposed	2,115	4,000
Depreciation Expenses on Assets to be Disposed	12,743	10,773
Impairment Losses on Assets Held for Sale	—	—
Other Operating Expenses	1,201,522	1,064,835
Operational lease expenses	184,266	158,880
Repair and maintenance expenses	29,989	23,016
Advertisement expenses	70,079	88,009
Other expenses	917,188	794,930
Loss on sale of assets	4,947	1,057
Others	517,622	434,093
Total	3,110,210	2,757,921

(*)             Other operating expenses amounting to TL 517,622 (31 December 2013: TL 434,093) is comprised of provision expenses for dividends to the personnel amounting to TL 129,797 (31 December 2013: TL 118,800), tax, fees and funds expenses amounting to TL 105,366 (31 December 2013: TL 87,311), “Saving Deposits Insurance Fund” expenses amounting to TL 93,190 (31 December 2013: TL 91,780) and other operating expenses amounting to TL 189,269 (31 December 2013: TL 136,202).

8.                  Information on income/loss from discontinued and continuing operations

The Bank has no discontinued operations. Information and detailed tables on profit before tax from continuing operations are presented in disclosures 1-7 in this section.

9.                  Information on tax provision from discontinued and continuing operations

The Bank has no discontinued operations. Information on provision for taxes on income from continuing operations is presented in disclosure 11 in this section.

10.           Information on net profit/loss from discontinued and continuing operations

The Bank has no discontinued operations. Information on net profit/loss from continuing operations is presented in disclosures 1-13 in this section.

11.           Provision for taxes on income

Current period taxation benefit or charge and deferred tax benefit or charge

In the current period, the Bank has recorded a tax charge of TL 601,519 (31 December 2013: TL 341,481) from the net taxable profit calculated in accordance the laws and regulations in effect.

Deferred tax benefit of the Bank is detailed in the below table.

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UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

Deferred tax charge arising from temporary differences, tax losses and unused tax credits

Sources of deferred tax benefit/charge	Current Period	Prior Period
Arising from Origination / (Reversal) of Deductible Temporary Differences	70,051	(37,040)
Arising from (Origination)/ Reversal of Taxable Temporary Differences	71,065	(18,854)
Arising from Origination / (Reversal) of Tax Losses	—	—
Arising from tax rate change	—	—
Total	141,116	(55,894)

12.           Information on net profit and loss

Any further explanation on operating results needed for a proper understanding of the Bank’s performance

The Bank has earned TL 11,373,587 interest income, TL 709,334 net fees and commissions income and incurred TL 6,722,109 interest expenses, from ordinary banking transactions (31 December 2013: TL 9,220,570 interest income, TL 686,511 net fees and commissions income TL 4,430,953 interest expenses).

Any changes in estimations that might have a material effect on current and subsequent period results

None.

13.           Information related to the components of other items in the statement of income exceeding 10% of the group total, or 20% of the sub-accounts belonging to this group

Banks’ other commissions income mainly consists of credit card fee and commissions, transfer commissions and intelligence commissions.

Banks’ other commissions expense mainly consists of credit card fee and commissions and commissions given for foreign banks credits.

101

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UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                             INFORMATION AND DISCLOSURES RELATED TO STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

1. Information on increases of revaluation of available-for-sale investments

Movement tables related to revaluation differences of available-for-sale investments where valuation differences arising from the fair value measurement of available-for-sale assets, subsidiaries and affiliates are recorded are as follows:

Valuation Differences of Marketable Securities	Current Period	Prior Period
Valuation differences at the beginning of the year	(200,664)	738,974
Fair value changes in the current year	576,843	(772,630)
Effect of deferred and corporate taxes	(115,369)	85,605
Valuation differences transferred to the statement of income	210,138	(246,196)
Effect of deferred and corporate taxes	(42,028)	(6,417)
Valuation differences at the end of the year	428,920	(200,664)

Valuation Difference of the Subsidiaries and Affiliates	Current Period	Prior Period
Valuation differences at the beginning of the year	881,990	710,999
Fair value changes in the current year	(99,710)	179,963
Effect of deferred and corporate taxes	5,769	(8,972)
Valuation differences transferred to the statement of income	—	—
Effect of deferred and corporate taxes	—	—
Valuation differences at the end of the year	788,049	881,990

2. Information on increases in cash flow hedges

None.

3. Reconciliation of the beginning and end of the year balances of foreign exchange differences

None.

4. Information on differences in shareholders’ equity accounts due to inflation accounting

In compliance with BRSA’s Circular on 28 April 2005 on ceasing the inflation accounting application, the balances resulted from the inflation accounting application as at 31 December 2004 and booked according to the Uniform Chart of Accounts and the related Articles, are transferred to the main accounts that were subject to the inflation accounting adjustments except for “capital reserves from inflation adjustments”. The balance of “capital reserves from inflation adjustments” account is transferred to “other capital reserves” account. In 2006, the Bank has increased its paid in capital through “other capital reserves” by TL 605,763.

5. Information on profit distribution

As per the resolution of 60th Annual General Assembly held on 28 March 2014, the net profit of the year 2013 which amounts to TL 1,585,539 after deferred tax income deducted is decided to be distributed as legal reserves amounting to TL 158,556, extraordinary reserves amounting to TL 1,325,482, special funds amounting to TL 1,501 and dividends to equity holders of the Bank amouting to TL 100,000.

102

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UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                             INFORMATION AND DISCLOSURES RELATED TO STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (Continued)

6. Information on decreases of revaluation of available-for-sale investments

Revaluation differences of available-for-sale investments has resulted with decrease in the current year. Detailed information about the decreases is explained above in Note 1.

VI.                                        INFORMATION AND DISCLOSURES ON STATEMENT OF CASH FLOWS

1. Disclosures for “other” items in statement of cash flows and effect of change in foreign currency rates cash and cash equivalents

“Other” balance under the “operating profit before changes in operating assets and liabilities” amounting to TL (1,689,362) (31 December 2013: TL (210,587)) is comprised of income from capital market transactions and derivative financial instruments and foreign exchange gains for the year ended.

“Net increase/decrease in other liabilities” amounting to TL 1,842,777 (31 December 2013: TL 6,889,370) under “changes in operating assets and liabilities” is mainly comprised of cash inflows from repurchase agreements.

“Other” balance under “net cash flow from investing activities” amounting to TL (45,874) (31 December 2013: TL 38,022) is comprised of purchases of intangible assets.

Since unrealized gains and losses arising from foreign exchange rate changes are not regarded as cash flows, the effect of changes in foreign exchange rate on cash and cash equivalents in foreign currency has been calculated as TL 6,249 (31 December 2013: TL (8,205)) and presented in the statement of cash flows in order to reconcile cash and cash equivalents balances at the beginning and end of the year.

2. Cash outflows from acquisition of associates, subsidiaries and joint-ventures

In the current period, Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ has decided to increase the capital of TL 15,000 to TL 20,000 in its registered capital ceiling amounting to TL 50,000 in accordance with Capital Markets Board’s temprorary clause 1 of “Comminique on Securities Investment Associations” (III-48.2).  In the capital increase, Bank’s nominal share amount has increased from TL 1,763 to TL 2,351 with an increase of TL 588 by using stock rights on 25 November 2014. Besides, in order to finalize the capital increase, Bank has purchased additional shares from stock rights that have not been used in due, amounting to TL 2,228 from Istanbul Stock Exhange Share Market on 2 December 2014. In this context, Bank’s total nominal share has increased to TL 4,579 and share proportion has increased to 22.89%.  The share of the Bank amounting to TL 2,815 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the current period, at the Extraordinary General Assembly of Taksim Otelcilik AŞ dated 24 June 2014, the decision of increasing the capital from TL 269,257 to TL 334,257 through rights offering by TL 65,000.  The related change has been registered on 22 July 2014. The nominal share of the Bank TL 137,324 has been increased by cash TL 33,151 to TL 170,474. The share proportion of the Bank is remained the same (51.001%). TL 8,288 of the cash commitment amounting to TL 33,151 is paid on 15 July 2014, TL 24,863 is paid on 2 October 2014. Total cash commitment TL 33,151 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the current period, related to the capital increase of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ from TL 106,200 to TL 203,320, the Bank has obtained shares with a nominal value of TL 29,345 at a rate of TL 3.44 by using the stock rights. For these shares TL 100,947 has been paid. Besides, Bank has obtained shares with a nominal value of TL 20,000 at TL 3.44 rate since the other shareholders did not used their stock rights. Bank has paid TL 68,800 for the shares. As at 4 July 2014, company’s capital increase has been registered and as of the date the existing nominal share of the Bank has been increased from TL 29,345 to TL 78,690 Bank’s share proportion has been increased from 27.63% to

103

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UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

VI.                                        INFORMATION AND DISCLOSURES ON STATEMENT OF CASH FLOWS (Continued)

38.70%. The capital increase as of TL 169,747 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the current period, subsequent to the approval of the decision of the capital of İstanbul Takas ve Saklama Bankası in the Ordinary Meeting of General Assembly of the Company dated 28 March 2014, an associate of the Bank, has been increased from TL 420,000 to TL 600,000, TL 120,000 is paid from bonus shares and TL 60,000 is paid in cash amounting to TL 180,000 in total. The share of the Bank amounting to TL 3,230 is presented as bonus shares received in the movement table of investments in associates. The stock right in cash capital commitment has been removed related to the capital increase, Banks’ share has been decreased from 4.86% to %4.37.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ from TL 1,300 to TL 1,500 in the Ordinary Meeting of General Assembly of the Company dated 27 March 2014, the share of the Bank amounting to TL 16,755 is presented in the movement table of investments in associates as bonus shares received.

3.                  Cash flows from the disposal of associates, subsidiaries and joint-ventures

There is no disposal in associates, subsidiaries and joint-ventures in the current year.

4.                  Information on cash and cash equivalents

Information on cash and cash equivalents at the beginning of the year

	Current Period 31 December 2013	Prior Period 31 December 2012
Cash on hand	1,149,351	979,167
Cash in TL	860,452	792,976
Cash in foreign currency	288,899	186,191
Cash equivalents	4,528,633	4,020,705
CBT	17,793,235	11,323,157
Banks	2,639,137	1,954,906
Receivables from money markets	—	—
Other	25,495	25,301
Loans and advances to banks having maturity of more than 3 months	(8,000)	—
Restricted cash and cash equivalents	(15,921,172)	(9,282,127)
Unrealised foreign exchange rate differences on cash equivalents	(62)	(532)
Total	5,677,984	4,999,872

104

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

VI.                                        INFORMATION AND DISCLOSURES ON STATEMENT OF CASH FLOWS (Continued)

Information on cash and cash equivalents at the end of the year

	Current Period 31 December 2014	Prior Period 31 December 2013
Cash on hand	1,370,759	1,149,351
Cash in TL	1,008,203	860,452
Cash in foreign currency	362,556	288,899
Cash equivalents	6,811,710	4,528,633
CBT - Unrestricted demand deposit	20,440,692	17,793,235
Banks	2,570,620	2,639,137
Receivables from money markets	—	—
Other	73,528	25,495
Loans and advances to banks having maturity of more than 3 months	(6,000)	(8,000)
Restricted cash and cash equivalents	(16,266,642)	(15,921,172)
Unrealized foreign exchange rate differences on cash equivalents	(488)	(62)
Total	8,182,469	5,677,984

5.                  Management comment on restricted cash and cash equivalents due to legal requirements or other reasons taking materiality principle into account

Reserve requirements at CBT amounting to TL 16,156,474 as at 31 December 2014 (31 December 2013: TL 15,826,492) has not been included in cash and cash equivalents.

Foreign currency bank deposits amounting to TL 110,168 (31 December 2013: TL 94,680) is blocked due to securitization loans and other ordinary banking operations of the Bank.

105

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

VII.                                   INFORMATION AND DISCLOSURES RELATED TO THE BANK’S RISK GROUP

1.                  Information on the volume of transactions with the Bank’s risk group, lending and deposits outstanding at period end and income and expenses in the current period

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Current Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the period	68,800	692,352	—	27,065	26,101	24,502
Balance at the end of the period	74,105	721,258	—	10,174	6,238	13,087
Interest and commission income	5,315	1,217	—	21	774	68

	Associates, Subsidiaries and Joint- Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Prior Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the period	111,074	579,546	—	37,919	9,372	16,538
Balance at the end of the period	68,800	692,352	—	27,065	26,101	24,502
Interest and commission income	3,987	1,053	—	24	679	43

Information on deposits held by the Bank’s risk group

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Bank’s Risk Group	Current Period	Prior Period	Current Period	Prior Period	Current Period	Prior Period
Deposits
Balance at the beginning of the period	1,014,201	1,033,752	968,601	443,105	46,810	84,276
Balance at the end of the period	898,566	1,014,201	713,966	968,601	115,831	46,810
Interest on deposits	60,649	32,881	60,168	39,882	2,340	691

106

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

VII.                                   INFORMATION AND DISCLOSURES RELATED TO THE BANK’S RISK GROUP (Continued)

Information on forwards, options and other derivative transactions held by the Bank’s risk group

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Bank’s Risk Group	Current Period	Prior Period	Current Period	Prior Period	Current Period	Prior Period
Transactions held for trading purpose:
Purchase balance at the beginning of the period	43,792	—		—		—
Sales balance at the beginning of the period	42,800	—		—		—
Purchase balance at the end of the period	—	43,792		—		—
Sales balance at the end of the period	—	42,800		—		—
Total Profit/ (Loss)	—	5		—		—

2.                  Disclosures of transactions with the Bank’s risk group

Relations with entities in the risk group of/ or controlled by the Bank regardless of the nature of relationship among the parties

Transactions with the risk group are made on an arms-length basis; terms are set according to the market conditions and in compliance with the Banking Law.

In addition to the structure of the relationship, type of transaction, amount, and share in total transaction volume, amount of significant items, and share in all items, pricing policy and other

Pricing policy and other conditions of transactions with the risk group of the Bank, are determined and applied on arm’s length basis. The ratio of cash and non-cash loans given to the Bank’s risk group to total cash and non-cash loans are 0.08% (31 December 2013: 0.11%) and 2.60% (31 December 2013: 3.19%), respectively.

Current Period	Amount	Compared to financial statement amount (%)
Cash loans	80,343	0.08
Non-cash loans	744,519	2.60
Deposits	1,728,363	1.88
Forward and option agreements	—	—

Prior Period	Amount	Compared to financial statement amount (%)
Cash loans	94,901	0.11
Non-cash loans	743,919	3.19
Deposits	2,029,612	2.49
Forward and option agreements	86,592	0.33

107

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

VIII.                              INFORMATION ON DOMESTIC, FOREIGN AND OFF-SHORE BRANCHES OR INVESTMENTS AND FOREIGN REPRESENTATIVE OFFICES

Domestic and foreign branches and representative offices

	Number of Branches	Number of Employees
Domestic Branches(*)	890	14,879
			Country
Foreign Representative Offices	—	—	—
				Total Assets	Capital
Foreign Branches	1	22	USA	3,230,484	38,280
	1	16	Iraq	146,908	16,240
Off-shore Branches	1	3	Bahrain	15,475,104	—

(*)             Free zone branches in Turkey is included to domestic branches.

Opening or closing of domestic and foreign branches and representative offices and significant changes in organizational structure

During 2014, 34 new domestic branches (2013: 115 domestic branches) have been opened and no branches haven’t been closed (2013: none).

108

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION SIX

OTHER DISCLOSURES

I.                                                 OTHER DISCLOSURES ON THE BANK’S ACTIVITY

None.

II.                                            INFORMATION ON THE BANK’S RATING GIVEN BY INTERNATIONAL CREDIT RATING INSTITUTIONS

December 2014 (*)	Moody’s Investors’ Service
Financial Strength Rating	D+ (ba1)
Local Currency Deposit Rating	Baa3 / P-3
Local Currency Outlook	Negative
Foreign Currency Deposit Rating	Baa3 / P-3
Foreign Currency Outlook	Negative

June 2014 (*)	Standard & Poors
Foreign Currency Credit Rating	BB+ / B
Local Currency Credit Rating	BB+ / B
National	trAA+ / trA-1
Continuance Rating	NR

December 2014 (*)	Capital Intelligence
Financial Strength Rate	BBB-
Short Term Foreign Currency	B
Long Term Foreign Currency	BB+
Support Rating	2
Outlook	Stable

January 2015 (*)	Fitch Ratings
Long Term Foreign Currency	BBB-
Short Term Foreign Currency	F3
Foreign Currency Outlook	Stable
Long Term Local Currency	BBB
Short Term Local Currency	F3
Local Currency Outlook	Stable
National Long Term	AAA (tur)
National Outlook	Stable
Support	2
Base Support Rating	BBB-

(*)             Dates represent the last change dates of credit ratings and outlook.

109

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

OTHER DISCLOSURES (Continued)

III.                                       SIGNIFICANT EVENTS AND MATTERS SUBSEQUENT TO BALANCE SHEET DATE THAT ARE NOT RESULTED

The Bank has issued bond having the secondary subordinated loan (Tier-II) on January 2015 amounting to US Dollar 500 million with maturity date 3 February 2025 (10 years 1 day maturity)  that has an option to mature on 3 February 2020 with twice interest payment at a coupon rate of 6.875% and issue return rate of 6.95%.

At the resolution of the Board of Directors dated 2 January 2015, it has been decided to submit to the approval of shareholders in the first Ordinary Meeting of the General Assembly to increase registered capital ceiling from TL 5,000,000,000 to TL 10,000,000,000 and to change the related clause 7 of Bank’s Articles of Association related to capital. Authorization has been given to General Directorate to make the required applications to the establishments, Capital Markets Board (CMB) being in the first place.

Bank’s bond issuance with a nominal value of TL 200 million at maturity date 15 May 2015 (119 days maturity) and public offering has been carried out on 12-13-14 January 2015 using book-building method.

The above issuance has been finalized. The nominal value of the bond has been determined as TL 136,882,419 at maturity date 15 May 2015 (119 days maturity) with compound interest rate 8.4444% and simple interest rate 8.2148%. The ISIN code of the bond has been determined as TRQVKFB51545 with issue price of 97.392.

IV.                                        SIGNIFICANT FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS THAT ARE SUBSEQUENT TO REPORTING DATE

None.

SECTION SEVEN

I.                                                 INDEPENDENT AUDITORS’ AUDIT REPORT

1.                  Information on the independent auditors’ audit report

The Bank’s unconsolidated financial statements and footnotes as at and for the year ended 31 December 2014 have been audited Başaran Nas Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik A.Ş. (a member of PricewaterhouseCoopers). It was noted in their audit report dated 16 February 2015 that nothing material has come to their attention that caused them to believe that the accompanying unconsolidated financial statements do not give a true and fair view of the Bank’s financial position and results of its operations.

2.                  Disclosures and footnotes prepared by the independent auditor

None.

110

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

PUBLICLY ANNOUNCED UNCONSOLIDATED

FINANCIAL STATEMENTS

TOGETHER WITH INDEPENDENT AUDITOR’S REPORT

AT 31 DECEMBER 2015

(Convenience Translation of Publicly Announced Unconsolidated

Financial Statements and Independent Auditor’s Report

Originally Issued in Turkish,

See in Note I. of Section Three)

CONVENIENCE TRANSLATION INTO ENGLISH OF THE

INDEPENDENT AUDITOR’S REPORT

ORIGINALLY PREPARED AND ISSUED IN TURKISH

To the Board of Directors of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı;

Report on the Unconsolidated Financial Statements

We have audited the accompanying unconsolidated balance sheet of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) as at 31 December 2015 and the related unconsolidated statement of income, unconsolidated income and expense items under shareholders’ equity, unconsolidated statement of changes in shareholders’ equity, unconsolidated statement of cash flows for the year then ended and a summary of significant accounting policies and other explanatory notes.

Management’s Responsibility for the Unconsolidated Financial Statements

Bank management is responsible for the preparation and fair presentation of the unconsolidated financial statements in accordance with the “Banking Regulation and Supervision Agency (“BRSA”) Accounting and Reporting Legislation” which includes “Regulation on Accounting Applications for Banks and Safeguarding of Documents” published in the Official Gazette no.26333 dated 1 November 2006, other regulations on accounting records of Banks published by BRSA, circulars and interpretations published by BRSA, and Turkish Accounting Standards for the matters not regulated by the aforementioned legislations and for such internal control as management determines is necessary to enable the preparation of unconsolidated financial statements that are free from material misstatement, whether due to fraud or error.

Independent Auditor’s Responsibility

Our responsibility is to express an opinion on these unconsolidated financial statements based on our audit. Our audit was conducted in accordance with the “Regulation on Independent Audit of Banks” published by the BRSA on the Official Gazette No.29314 dated 2 April 2015 and Independent Auditing Standards that are part of Turkish Standards on Auditing published by the Public Oversight Accounting and Auditing Standards Authority (“POA”). Those standards require that ethical requirements are complied with and that the audit is planned and performed to obtain reasonable assurance whether the financial statements are free from material misstatement.

An independent audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on independent auditor’s professional judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to error or fraud. In making those risk assessments, the independent auditor considers internal control relevant to the bank’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the bank’s internal control. An independent audit includes also evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by bank’s management, as well as evaluating the overall presentation of the financial statements.

We believe that the independent audit evidence we have obtained during our audit is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the unconsolidated financial statements present fairly, in all material respects, the financial position of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı as at 31 December 2015 and the results of its operations and its cash flows for the year then ended in accordance with BRSA Accounting and Reporting Legislation.

Report on Other Responsibilities Arising From Regulatory Requirements

In accordance with subparagraph 4 of Article 402 of the Turkish Commercial Code (“TCC”) No. 6102;
no significant matter has come to our attention that causes us to believe that the Bank’s bookkeeping activities for the period 1 January - 31 December 2015 are not in compliance with TCC and provisions of the Bank’s articles of association in relation to financial reporting.

In accordance with subparagraph 4 of Article 402 of the TCC; the Board of Directors submitted to us the necessary explanations and provided required documents within the context of audit.

Additional Paragraph for Convenience Translation

The effects of differences between accounting principles and standards explained in detail in Section Three and accounting principles generally accepted in countries in which the accompanying unconsolidated financial statements are to be distributed and International Financial Reporting Standards (“IFRS”) have not been quantified in the accompanying unconsolidated financial statements. Accordingly, the accompanying unconsolidated financial statements are not intended to present the financial position, results of operations and changes in financial position and cash flows in accordance with the accounting principles generally accepted in such countries and IFRS.

Başaran Nas Bağımsız Denetim ve

Serbest Muhasebeci Mali Müşavirlik A.Ş.

a member of

PricewaterhouseCoopers

Zeynep Uras, SMMM

Partner

Istanbul, 11 February 2016

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

THE UNCONSOLIDATED FINANCIAL REPORT OF

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AS OF 31 DECEMBER 2015

Address	: Sultan Selim Mahallesi, Eski Büyükdere Caddesi
No:59, Kağıthane/ İstanbul
Telephone	: 0212 398 15 15 - 0212 398 10 00
Fax	: 0212 398 11 55
Electronic web site	: www.vakifbank.com.tr
Electronic mail address	: posta@vakifbank.com.tr

The unconsolidated financial report as at and for the year ended 31 December 2015, prepared in accordance with the communiqué of Financial Statements and Related Disclosures and Footnotes to be Announced to Public by Banks as regulated by Banking Regulation and Supervision Agency, is comprised of the following sections:

•                                GENERAL INFORMATION ABOUT THE BANK

•                                UNCONSOLIDATED FINANCIAL STATEMENTS

•                                ACCOUNTING POLICIES

•                                INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT OF THE BANK

•                                DISCLOSURES AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS

•                                OTHER DISCLOSURES AND FOOTNOTES

•                                EXPLANATIONS ON INDEPENDENT AUDITORS’ REPORT

The unconsolidated financial statements and related disclosures and footnotes that were independently audited, are prepared in accordance with the Regulation on Accounting Applications for Banks and Safeguarding of Documents, Turkish Accounting Standards, Turkish Financial Reporting Standards and the related statements and guidance and in compliance with the financial records of our Bank. Unless otherwise stated, the accompanying unconsolidated financial report is presented in thousands of Turkish Lira (TL), and has been independently audited.

11 February 2016

Ramazan GÜNDÜZ	Mehmet Emin ÖZCAN	Sabahattin BİRDAL
Chairman of the Board of	Deputy Chairman of the	Board member and
Directors	Board and Audit	Audit Committee Member
Committee Member

Halil AYDOĞAN	Metin Recep ZAFER	Ferkan MERDAN
General Manager and	Assistant General Manager	Director of Accounting and
Board Member		Financial Affairs

The authorized contact person for questions on this financial report:

Name-Surname/Title	: S. Buğra SÜRÜEL / Manager	Name-Surname/Title	: Burcu Sütcü AKDAĞ / Manager Ast.
Phone no	: +90 312 591 11 48	Phone no	: +90 312 591 11 93
Fax no	: +90 312 591 20 01	Fax no	: +90 312 591 20 01

		Page:

SECTION ONE
General Information

I.	History of the Bank including its incorporation date, initial legal status, amendments to legal status	1
II.	The Bank’s shareholder structure, management and internal audit, direct and indirect shareholders, change in shareholder structure during the period and information on Bank’s risk group	1
III.	Information on the chairman and members of the board of directors, audit committee members, general manager, assistant general managers and their shares in the Bank	2-3
IV.	Information on the Bank’s qualified shareholders	3
V.	Information about the services and nature of activities of the Bank	3
VI.	Current or likely actual or legal barriers to immediate transfer of equity or repayment of debts between Bank and its subsidiaries	3

SECTION TWO
Unconsolidated Financial Statements

I.	Balance sheet — Assets	5
II.	Balance sheet - Liabilities and equity	6
III.	Off-balance sheet items	7
IV	Statement of income	8
V.	Statement of profit and loss items accounted under shareholders’ equity	9
VI.	Statement of changes in equity	10-11
VII.	Statement of cash flows	12
VIII.	Statement of profit distribution	13

SECTION THREE
Accounting Policies

I.	Basis of presentation	14
II.	Strategy for the use of financial instruments and information on foreign currency transactions	14-15
III.	Information on associates and subsidiaries	15
IV.	Information on forwards, options and other derivative transactions	16
V.	Information on interest income and expenses	16
VI.	Information on fees and commissions	16
VII.	Information on financial assets and footnotes	16-17
VIII.	Information on impairment of financial assets	18
IX.	Information on offsetting of financial instruments	18
X.	Information on sales and repurchase agreements and securities lending	18
XI.	Information on assets held for sale and discontinued operations	19
XII.	Information on goodwill and other intangible assets	19
XIII.	Information on tangible assets	20
XIV.	Information on leasing activities	21
XV.	Information on provisions, contingent liabilities and assets	21
XVI.	Information on obligations of the Bank concerning employee rights	22-23
XVII	Information on taxation	24-25
XVIII	Information on cash and cash equivalent	26
XIX.	Additional information on borrowings	26
XX.	Information on issuance of equity securities	26
XXI.	Information on confirmed bills of exchange and acceptances	26
XXII.	Information on government incentives	26
XXIII.	Information on segment reporting	26
XXIV.	Other matters	27

SECTION FOUR
Information Related To Financial Position of the Bank

I.	Capital adequacy ratio	28-35
II	Credit risk	35-47
III.	Market risk	48-49
IV.	Operational risk	49
V.	Foreign currency exchange risk	50-52
VI.	Interest rate risk	53-57
VII.	Liquidity risk and liquidity coverage ratio	57-65
VIII.	Fair values of financial assets and liabilities	65-67
IX	Transactions carried out on behalf of customers, items held in trust	67
X	Segment reporting	67-69

SECTION FIVE
Disclosures and Footnotes on Unconsolidated Financial Statements

I.	Information and disclosures related to assets	70-89
II.	Information and disclosures related to liabilities	90-97
III.	Information and disclosures related to off-balance sheet items	98-101
IV.	Information and disclosures related to the statement of income	102-108
V	Information and disclosures related to statement of changes in shareholders’ equity	109
VI	Information and disclosures on statement of cash flows	110-111
VII.	Information and disclosures related to the Bank’s risk group	112-113
VIII	Information on domestic, foreign and off-shore branches or investments and foreign representative offices	113

SECTION SIX
Other Disclosures

I.	Other disclosures on the Bank’s activity	114
II.	Information on the Bank’s rating given by international credit rating institutions	114
III.	Significant events and matters subsequent to balance sheet date that are not resulted	115
IV	Significant foreign currency exchange rate fluctuations that are subsequent to reporting date	115

SECTION SEVEN
Independent Auditors’ Audit Report

I.	Information on Independent Auditors’ Audit Report	116

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION ONE

GENERAL INFORMATION

I.                                                 HISTORY OF THE BANK INCLUDING ITS INCORPORATION DATE, INITIAL LEGAL STATUS, AMENDMENTS TO LEGAL STATUS

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“The Bank”) was established to operate as stated in the disclosure V of this section, under the authorization of a special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations of Turkish Republic Prime Ministry (“The General Directorate of the Foundations”). The Bank’s statute has not been changed since its establishment.

II.                                            THE BANK’S SHAREHOLDERS STRUCTURE, MANAGEMENT AND INTERNAL AUDIT, DIRECT AND INDIRECT SHAREHOLDERS, CHANGE IN SHAREHOLDER STRUCTURE DURING THE PERIOD AND INFORMATION ON BANK’S RISK GROUP

The shareholder having control over the shares of the Bank is the General Directorate of the Foundations.

As at 31 December 2015 and 31 December 2014, the Bank’s paid-in capital is TL 2,500,000, divided into 250,000,000,000 shares with each has a nominal value of Kr 1.

The Bank’s shareholders structure as at 31 December 2015 is as stated below:

Shareholders	Number of Shares (100 unit)	Nominal Value of the Shares – Thousands of TL	Share Percentage (%)

Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058,640	1,075,058	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,552,666	402,553	16.10
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,224,785	386,225	15.45
Other appendant foundations (Group B)	3,091,997	3,092	0.13
Other registered foundations (Group B)	1,448,543	1,448	0.06
Other real persons and legal entities (Group C)	1,532,753	1,533	0.06
Publicly traded (Group D)	630,090,616	630,091	25.20

Total	2,500,000,000	2,500,000	100.00

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                                       INFORMATION ON THE CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS AND THEIR SHARES IN THE BANK

Name and Surname	Responsibility	Date of Appointment	Education	Experience in Banking and Management
Board of Directors
Ramazan GÜNDÜZ	Chairman	29 March 2013	University	37 years
Mehmet Emin ÖZCAN	Deputy Chairman	29 March 2013	University	32 years
Halil AYDOĞAN	Member — General Manager	29 March 2013	University	38 years
İsmail ALPTEKİN	Member	6 April 2009	University	17 years
Dr.Adnan ERTEM	Member	28 October 2010	PHD	27 years
Sabahattin BİRDAL	Member	31 March 2014	University	38 years
Öztürk ORAN	Member	30 April 2014	University	40 years
Şeref AKSAÇ	Member	30 April 2014	University	33 years
Audit Committee
Mehmet Emin ÖZCAN	Member	4 April 2014	University	32 years
Sabahattin BİRDAL	Member	4 April 2014	University	38 years
Auditor
Mehmet HALTAŞ	Auditor	19 March 2010	University	38 years
Yunus ARINCI	Auditor	19 March 2010	Master	18 years
Assistant Managers
Metin Recep ZAFER	Accounting and Financial Affairs, Treasury and Foreign Operations, Banking Operations, Consumer Coordination Attendant	13 June 2006	PHD	20 years
Hasan ECESOY	Treasury, International Relations and Investor Relations, Coordination of Foreign Branches	18 June 2010	PHD	22 years
Serdar SATOĞLU	Private Banking, Associates	2 July 2010	PHD	20 years
Ali Engin EROĞLU

Application Development Departments, System Management, IT Operations and Support, IT Services Planning Department, IT Process Management and Compliance Directorate, Project Management Directorate, Information Security Directorate

		18 August 2010	Master	19 years
Osman DEMREN	Commercial and Corporate Loans, Consumer and SME Loans, Intelligence	6 April 2011	Master	25 years
Muhammet Lütfü ÇELEBİ	Commercial and Corporate Banking, SME Banking, Cash Management Affairs, Insurance Banking	23 October 2013	University	20 years
Mustafa SAYDAM	Human Resources, Support Services, Distribution Channels, Retail Banking, Payment Systems, Payment System Operations	28 October 2013	University	22 years
Mehmet Emin KARAAĞAÇ	Loans and Follow-up, Legal Affairs	8 November 2013	University	26 years

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                                       INFORMATION ON THE CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS AND THEIR SHARES IN THE BANK (Continued)

At the resolution of the first Board of Directors after 61st Ordinary Meeting of the General Assembly dated 30 March 2015, the distribution of roles has remained the same.

İsmail Alptekin, Member of the Board, holds 59 unquoted shares of Group C of the Bank. The remaining members of the top management listed above do not hold any unquoted shares of the Bank.

IV.                                        INFORMATION ON THE BANK’S QUALIFIED SHAREHOLDERS

Name Surname/ Title	Share Amount (Nominal)	Share Percentage	Paid Shares (Nominal)	Unpaid Shares
Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058	43.00	1,075,058	—
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,553	16.10	402,553	—
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,225	15.45	386,225	—

The shareholder holding control over the Bank is the General Directorate of the Foundations and Appendant foundations represented by the General Directorate of the Foundations having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank.

V.                                             INFORMATION ABOUT THE SERVICES AND NATURE OF ACTIVITIES OF THE BANK

The Bank was established under the authorization of special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•                      Lending loans by granting securities and real estates as collateral,

•                      Establishing or participating in all kinds of insurance corporations already established,

•                      Trading real estates,

•                      Servicing all banking operations and services,

•                      Operating real estates and participating in industrial sectors for corporations handed over by foundations and General Directorate of the Foundations in line with conditions stipulated by agreements if signed.

•                      The Bank is established to render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by General Directorate of the Foundations.

As at 31 December 2015, the Bank has 917 domestic, 3 foreign, in total 920 branches (31 December 2014: 890 domestic, 3 foreign, in total 893 branches). As at 31 December 2015, the Bank has 15,410 employees (31 December 2014: 14,920 employees).

VI.                                        CURRENT OR LIKELY ACTUAL OR LEGAL BARRIERS TO IMMEDIATE TRANSFER OF EQUITY OR REPAYMENT OF DEBTS BETWEEN BANK AND ITS SUBSIDIARIES

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

NOTES TO THE UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION TWO

UNCONSOLIDATED

FINANCIAL STATEMENTS

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION)

AS AT 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Audited Current Period 31 December 2015			Audited Prior Period 31 December 2014
	ASSETS	Notes	TL	FC	Total	TL	FC	Total

I.	CASH AND BALANCES WITH THE CENTRAL BANK	V-I-1	2,133,980	19,350,809	21,484,789	4,126,328	17,758,651	21,884,979
II.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Net)	V-I-2	739,339	146,128	885,467	343,094	37,101	380,195
2.1	Financial assets held for trading purpose		739,339	146,128	885,467	343,094	37,101	380,195
2.1.1	Debt securities issued by the governments		—	—	—	—	—	—
2.1.2	Equity securities		—	—	—	—	—	—
2.1.3	Derivative financial assets held for trading purpose	V-I-2	739,339	146,128	885,467	342,475	37,101	379,576
2.1.4	Other securities		—	—	—	619	—	619
2.2	Financial assets designated at fair value through profit or loss		—	—	—	—	—	—
2.2.1	Debt securities issued by the governments		—	—	—	—	—	—
2.2.2	Equity securities		—	—	—	—	—	—
2.2.3	Loans		—	—	—	—	—	—
2.2.4	Other securities		—	—	—	—	—	—
III.	BANKS	V-I-3	370,201	4,864,065	5,234,266	14,733	2,555,887	2,570,620
IV.	RECEIVABLES FROM INTERBANK MONEY MARKETS		—	—	—	—	—	—
4.1	Interbank money market placements		—	—	—	—	—	—
4.2	Istanbul Stock Exchange money market placements		—	—	—	—	—	—
4.3	Receivables from reverse repurchase agreements		—	—	—	—	—	—
V.	AVAILABLE-FOR-SALE FINANCIAL ASSETS (Net)	V-I-4	12,100,346	4,673,623	16,773,969	12,629,821	3,693,476	16,323,297
5.1	Equity securities		15	79,238	79,253	15	—	15
5.2	Debt securities issued by the governments		12,100,331	4,594,385	16,694,716	12,629,806	3,693,476	16,323,282
5.3	Other securities		—	—	—	—	—	—
VI.	LOANS AND RECEIVABLES	V-I-5	88,430,947	35,349,706	123,780,653	76,682,669	27,900,848	104,583,517
6.1	Performing loans and receivables		87,624,772	35,349,706	122,974,478	76,442,594	27,900,848	104,343,442
6.1.1	Loans provided to risk group	V-VII-1	86,394	60,304	146,698	57,996	22,347	80,343
6.1.2	Debt securities issued by the governments		—	—	—	—	—	—
6.1.3	Other		87,538,378	35,289,402	122,827,780	76,384,598	27,878,501	104,263,099
6.2	Loans under follow-up		4,850,213	—	4,850,213	3,974,372	—	3,974,372
6.3	Specific provisions (-)		4,044,038	—	4,044,038	3,734,297	—	3,734,297
VII.	FACTORING RECEIVABLES		—	—	—	—	—	—
VIII.	HELD-TO-MATURITY INVESTMENT SECURITIES (Net)	V-I-6	7,546,748	130,981	7,677,729	6,761,749	92,844	6,854,593
8.1	Debt securities issued by the governments		7,546,748	—	7,546,748	6,761,749	—	6,761,749
8.2	Other securities		—	130,981	130,981	—	92,844	92,844
IX.	INVESTMENTS IN ASSOCIATES (Net)	V-I-7	270,290	—	270,290	305,469	—	305,469
9.1	Associates, consolidated per equity method		—	—	—	—	—	—
9.2	Unconsolidated associates		270,290	—	270,290	305,469	—	305,469
9.2.1	Financial associates		258,890	—	258,890	294,069	—	294,069
9.2.2	Non-Financial associates		11,400	—	11,400	11,400	—	11,400
X.	INVESTMENTS IN SUBSIDIARIES (Net)	V-I-8	1,170,175	434,144	1,604,319	1,110,389	321,124	1,431,513
10.1	Unconsolidated financial subsidiaries		916,026	434,144	1,350,170	866,473	321,124	1,187,597
10.2	Unconsolidated non-financial subsidiaries		254,149	—	254,149	243,916	—	243,916
XI.	INVESTMENTS IN JOINT-VENTURES (Net)	V-I-9	—	—	—	—	—	—
11.1	Joint-ventures, consolidated per equity method		—	—	—	—	—	—
11.2	Unconsolidated joint-ventures		—	—	—	—	—	—
11.2.1	Financial joint-ventures		—	—	—	—	—	—
11.2.2	Non-Financial joint-ventures		—	—	—	—	—	—
XII.	LEASE RECEIVABLES	V-I-10	—	—	—	—	—	—
12.1	Finance lease receivables		—	—	—	—	—	—
12.2	Operational lease receivables		—	—	—	—	—	—
12.3	Other		—	—	—	—	—	—
12.4	Unearned income (-)		—	—	—	—	—	—
XIII.	DERIVATIVE FINANCIAL ASSETS HELD FOR RISK MANAGEMENT PURPOSE	V-I-11	—	—	—	—	—	—
13.1	Fair value hedges		—	—	—	—	—	—
13.2	Cash flow hedges		—	—	—	—	—	—
13.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XIV.	TANGIBLE ASSETS (Net)	V-I-12	1,378,858	4,292	1,383,150	707,628	1,372	709,000
XV.	INTANGIBLE ASSETS (Net)	V-I-13	171,277	—	171,277	140,639	111	140,750
15.1	Goodwill		—	—	—	—	—	—
15.2	Other intangibles		171,277	—	171,277	140,639	111	140,750
XVI.	INVESTMENT PROPERTIES (Net)	V-I-14	—	—	—	—	—	—
XVII.	TAX ASSETS		15,421	—	15,421	72,437	—	72,437
17.1	Current tax assets		—	—	—	—	—	—
17.2	Deferred tax assets	V-I-15	15,421	—	15,421	72,437	—	72,437
XVIII.	ASSETS HELD FOR SALE AND ASSETS RELATED TO THE DISCONTINUED OPERATIONS (Net)	V-I-16	994,964	—	994,964	745,883	—	745,883
18.1	Assets held for sale		994,964	—	994,964	745,883	—	745,883
18.2	Assets related to the discontinued operations		—	—	—	—	—	—
XIX.	OTHER ASSETS	V-I-17	1,638,950	1,031,880	2,670,830	1,556,242	659,231	2,215,473

	TOTAL ASSETS		116,961,496	65,985,628	182,947,124	105,197,081	53,020,645	158,217,726

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION)

AS AT 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Audited Current Period 31 December 2015			Audited Prior Period 31 December 2014
	LIABILITIES AND EQUITY	Notes	TL	FC	Total	TL	FC	Total

I.	DEPOSITS	V-II-1	76,470,518	33,452,016	109,922,534	65,703,337	26,053,631	91,756,968
1.1	Deposits of the risk group	V-VII-1	1,625,019	185,477	1,810,496	1,511,586	216,777	1,728,363
1.2	Other deposits		74,845,499	33,266,539	108,112,038	64,191,751	25,836,854	90,028,605
II.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR TRADING PURPOSE	V-II-2	139,504	150,085	289,589	54,233	196,019	250,252
III.	FUNDS BORROWED	V-II-3	332,783	18,223,214	18,555,997	887,938	14,039,110	14,927,048
IV.	INTERBANK MONEY MARKET		9,340,604	3,403,437	12,744,041	9,793,634	6,591,668	16,385,302
4.1	Interbank money market takings		1,150,343	—	1,150,343	200,000	—	200,000
4.2	Istanbul Stock Exchange money market takings		—	—	—	—	—	—
4.3	Obligations under repurchase agreements		8,190,261	3,403,437	11,593,698	9,593,634	6,591,668	16,185,302
V.	SECURITIES ISSUED (Net)	V-II-3	3,128,044	7,419,715	10,547,759	2,913,190	7,544,567	10,457,757
5.1	Bills		3,128,044	—	3,128,044	2,913,190	—	2,913,190
5.2	Asset backed securities		—	—	—	—	—	—
5.3	Bonds		—	7,419,715	7,419,715	—	7,544,567	7,544,567
VI.	FUNDS		4,228	—	4,228	20,089	—	20,089
6.1	Funds against borrower’s note		—	—	—	—	—	—
6.2	Other		4,228	—	4,228	20,089	—	20,089
VII.	MISCELLANEOUS PAYABLES		3,539,365	620,852	4,160,217	2,937,216	223,199	3,160,415
VIII.	OTHER EXTERNAL RESOURCES PAYABLE	V-II-4	601,292	1,770,238	2,371,530	517,101	938,558	1,455,659
IX.	FACTORING PAYABLES		—	—	—	—	—	—
X.	LEASE PAYABLES	V-II-5	—	—	—	—	—	—
10.1	Finance lease payables		—	—	—	—	—	—
10.2	Operational lease payables		—	—	—	—	—	—
10.3	Other		—	—	—	—	—	—
10.4	Deferred finance leasing expenses (-)		—	—	—	—	—	—
XI.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR RISK MANAGEMENT PURPOSE	V-II-6	—	—	—	—	—	—
11.1	Fair value hedges		—	—	—	—	—	—
11.2	Cash flow hedges		—	—	—	—	—	—
11.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XII.	PROVISIONS	V-II-7	2,906,753	17,019	2,923,772	2,424,177	12,962	2,437,139
12.1	General provisions	V-II-7	1,944,150	13,453	1,957,603	1,591,002	12,240	1,603,242
12.2	Restructuring reserves		—	—	—	—	—	—
12.3	Reserve for employee benefits		674,894	—	674,894	603,083	—	603,083
12.4	Insurance technical provisions (Net)		—	—	—	—	—	—
12.5	Other provisions	V-II-7	287,709	3,566	291,275	230,092	722	230,814
XIII.	TAX LIABILITIES	V-II-8	488,757	1,678	490,435	456,288	1,029	457,317
13.1	Current tax liabilities		488,757	1,678	490,435	456,288	1,029	457,317
13.2	Deferred tax liabilities	V-I-15	—	—	—	—	—	—
XIV.	PAYABLES FOR ASSETS HELD FOR SALE AND ASSETS RELATED TO DISCONTINUED OPERATIONS	V-II-9	—	—	—	—	—	—
14.1	Payables related to the assets held for sale		—	—	—	—	—	—
14.2	Payables related to the discontinued operations					—	—	—
XV.	SUBORDINATED LOANS	V-II-10	—	4,169,474	4,169,474	—	2,138,030	2,138,030
XVI.	EQUITY		16,336,411	431,137	16,767,548	14,396,856	374,894	14,771,750
16.1	Paid-in capital	V-II-11	2,500,000	—	2,500,000	2,500,000	—	2,500,000
16.2	Capital reserves		1,972,304	431,137	2,403,441	1,680,852	374,894	2,055,746
16.2.1	Share premium		723,918	—	723,918	723,918	—	723,918
16.2.2	Share cancellation profits		—	—	—	—	—	—
16.2.3	Valuation differences of the marketable securities	V-II-11	399,276	431,137	830,413	842,075	374,894	1,216,969
16.2.4	Revaluation surplus on tangible assets		830,149	—	830,149	45,637	—	45,637
16.2.5	Revaluation surplus on intangible assets		—	—	—	—	—	—
16.2.6	Revaluation surplus on investment properties		—	—	—	—	—	—
16.2.7	Bonus shares of associates, subsidiaries and joint-ventures		69,222	—	69,222	69,222	—	69,222
16.2.8	Hedging reserves (effective portion)		—	—	—	—	—	—
16.2.9	Revaluation surplus on assets held for sale and assets related to the discontinued operations		—	—	—	—	—	—
16.2.10	Other capital reserves		(50,261)	—	(50,261)	—	—	—
16.3	Profit reserves		9,933,998	—	9,933,998	8,462,731	—	8,462,731
16.3.1	Legal reserves		1,174,010	—	1,174,010	1,012,796	—	1,012,796
16.3.2	Status reserves		—	—	—	—	—	—
16.3.3.	Extraordinary reserves		8,329,529	—	8,329,529	7,214,708	—	7,214,708
16.3.4.	Other profit reserves		430,459	—	430,459	235,227	—	235,227
16.4	Profit or loss		1,930,109	—	1,930,109	1,753,273	—	1,753,273
16.4.1	Prior years’ profit/loss		—	—	—	—	—	—
16.4.2	Current period’s profit/loss		1,930,109	—	1,930,109	1,753,273	—	1,753,273

	TOTAL LIABILITIES AND EQUITY		113,288,259	69,658,865	182,947,124	100,104,059	58,113,667	158,217,726

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED OFF-BALANCE SHEET ITEMS

AS AT 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Audited Current Period 31 December 2015			Audited Prior Period 31 December 2014
		Notes	TL	FC	Total	TL	FC	Total
A.	OFF-BALANCE SHEET COMMITMENTS AND CONTINGENCIES (I+II+III)		54,047,046	63,505,765	117,552,811	42,543,635	48,918,083	91,461,718
I.	GUARANTEES AND SURETIES	V-III-2-4	22,083,837	10,984,524	33,068,361	16,863,185	11,770,738	28,633,923
1.1	Letters of guarantee		21,980,769	4,810,034	26,790,803	16,842,349	4,610,122	21,452,471
1.1.1	Guarantees subject to State Tender Law		2,542,809	2,199,589	4,742,398	1,869,107	2,266,261	4,135,368
1.1.2	Guarantees given for foreign trade operations		1,030,530	—	1,030,530	913,389	—	913,389
1.1.3	Other letters of guarantee		18,407,430	2,610,445	21,017,875	14,059,853	2,343,861	16,403,714
1.2	Bank acceptances		86,762	1,389,251	1,476,013	20,836	1,943,257	1,964,093
1.2.1	Import letter of acceptance		1,590	189,471	191,061	2,190	78,990	81,180
1.2.2	Other bank acceptances		85,172	1,199,780	1,284,952	18,646	1,864,267	1,882,913
1.3	Letters of credit		16,306	4,772,403	4,788,709	—	5,212,911	5,212,911
1.3.1	Documentary letters of credit		16,306	4,772,403	4,788,709	—	5,212,911	5,212,911
1.3.2	Other letters of credit		—	—	—	—	—	—
1.4	Guaranteed pre-financings		—	2,314	2,314	—	1,845	1,845
1.5	Endorsements		—	—	—	—	—	—
1.5.1	Endorsements to the Central Bank of Republic of Turkey		—	—	—	—	—	—
1.5.2	Other endorsements		—	—	—	—	—	—
1.6	Marketable securities underwriting commitments		—	—	—	—	—	—
1.7	Factoring related guarantees		—	—	—	—	—	—
1.8	Other guarantees		—	10,522	10,522	—	2,603	2,603
1.9	Other sureties		—	—	—	—	—	—
II.	COMMITMENTS		21,439,019	13,120,948	34,559,967	19,162,556	7,458,391	26,620,947
2.1	Irrevocable commitments		19,031,959	3,730,953	22,762,912	17,652,664	2,640,634	20,293,298
2.1.1	Asset purchase commitments	V-III-1	112,420	3,730,953	3,843,373	46,228	2,640,634	2,686,862
2.1.2	Deposit purchase and sales commitments		—	—	—	—	—	—
2.1.3	Share capital commitments to associates and subsidiaries	V-III-1	—	—	—	—	—	—
2.1.4	Loan granting commitments	V-III-1	8,482,816	—	8,482,816	8,053,342	—	8,053,342
2.1.5	Securities issuance brokerage commitments		—	—	—	—	—	—
2.1.6	Commitments for reserve deposit requirements		—	—	—	—	—	—
2.1.7	Commitments for cheque payments	V-III-1	1,805,569	—	1,805,569	1,638,976	—	1,638,976
2.1.8	Tax and fund obligations on export commitments		—	—	—	—	—	—
2.1.9	Commitments for credit card limits	V-III-1	7,399,361	—	7,399,361	7,641,987	—	7,641,987
2.1.10	Commitments for credit card and banking operations promotions		196,037	—	196,037	247,938	—	247,938
2.1.11	Receivables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.12	Payables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.13	Other irrevocable commitments		1,035,756	—	1,035,756	24,193	—	24,193
2.2	Revocable commitments		2,407,060	9,389,995	11,797,055	1,509,892	4,817,757	6,327,649
2.2.1	Revocable loan granting commitments		2,407,060	9,389,995	11,797,055	1,509,892	4,817,757	6,327,649
2.2.2	Other revocable commitments		—	—	—	—	—	—
III.	DERIVATIVE FINANCIAL INSTRUMENTS	V-III-5	10,524,190	39,400,293	49,924,483	6,517,894	29,688,954	36,206,848
3.1	Derivative financial instruments held for risk management		—	—	—	—	—	—
3.1.1	Fair value hedges		—	—	—	—	—	—
3.1.2	Cash flow hedges		—	—	—	—	—	—
3.1.3	Net foreign investment hedges		—	—	—	—	—	—
3.2	Trading derivatives		10,524,190	39,400,293	49,924,483	6,517,894	29,688,954	36,206,848
3.2.1	Forward foreign currency purchases/sales		211,514	257,246	468,760	242,929	312,275	555,204
3.2.1.1	Forward foreign currency purchases		106,014	128,693	234,707	121,619	156,202	277,821
3.2.2.2	Forward foreign currency sales		105,500	128,553	234,053	121,310	156,073	277,383
3.2.2	Currency and interest rate swaps		9,442,940	30,544,698	39,987,638	5,631,655	22,183,274	27,814,929
3.2.2.1	Currency swaps-purchases		4,382,013	12,050,672	16,432,685	1,659,308	10,977,077	12,636,385
3.2.2.2	Currency swaps-sales		4,160,927	6,080,268	10,241,195	3,772,347	3,927,959	7,700,306
3.2.2.3	Interest rate swaps-purchases		450,000	6,206,879	6,656,879	100,000	3,639,119	3,739,119
3.2.2.4	Interest rate swaps-sales		450,000	6,206,879	6,656,879	100,000	3,639,119	3,739,119
3.2.3	Currency, interest rate and security options		258,134	255,396	513,530	385,290	671,258	1,056,548
3.2.3.1	Currency call options		65,004	185,976	250,980	192,645	335,629	528,274
3.2.3.2	Currency put options		193,130	69,420	262,550	192,645	335,629	528,274
3.2.3.3	Interest rate call options		—	—	—	—	—	—
3.2.3.4	Interest rate put options		—	—	—	—	—	—
3.2.3.5	Security call options		—	—	—	—	—	—
3.2.3.6	Security put options		—	—	—	—	—	—
3.2.4	Currency futures		—	—	—	—	—	—
3.2.4.1	Currency futures-purchases		—	—	—	—	—	—
3.2.4.2	Currency futures-sales		—	—	—	—	—	—
3.2.5	Interest rate futures		—	—	—	—	—	—
3.2.5.1	Interest rate futures-purchases		—	—	—	—	—	—
3.2.5.2	Interest rate futures-sales		—	—	—	—	—	—
3.2.6	Other		611,602	8,342,953	8,954,555	258,020	6,522,147	6,780,167
B.	CUSTODY AND PLEDGED ITEMS (IV+V+VI)		899,689,613	421,931,972	1,321,621,585	706,821,902	298,845,575	1,005,667,477
IV.	ITEMS HELD IN CUSTODY		74,007,877	3,193,339	77,201,216	58,297,898	2,105,489	60,403,387
4.1	Customers’ securities held		—	28,306	28,306	—	22,567	22,567
4.2	Investment securities held in custody		63,189,794	118,086	63,307,880	48,295,375	94,082	48,389,457
4.3	Checks received for collection		8,967,543	2,282,378	11,249,921	8,300,087	1,452,398	9,752,485
4.4	Commercial notes received for collection		1,065,285	310,417	1,375,702	1,129,279	182,687	1,311,966
4.5	Other assets received for collection		2,152	116	2,268	2,152	93	2,245
4.6	Assets received through public offering		—	—	—	—	6,818	6,818
4.7	Other items under custody		309	48,883	49,192	309	77,724	78,033
4.8	Custodians		782,794	405,153	1,187,947	570,696	269,120	839,816
V.	PLEDGED ITEMS		235,391,497	82,272,386	317,663,883	180,351,054	59,408,743	239,759,797
5.1	Securities		435,193	14,171	449,364	241,614	18,614	260,228
5.2	Guarantee notes		792,339	429,076	1,221,415	943,912	232,965	1,176,877
5.3	Commodities		28,164,121	681,732	28,845,853	25,696,626	590,812	26,287,438
5.4	Warranties		—	—	—	—	—	—
5.5	Real estates		191,738,765	67,309,165	259,047,930	142,283,678	47,319,679	189,603,357
5.6	Other pledged items		13,657,901	13,683,601	27,341,502	10,332,202	11,114,594	21,446,796
5.7	Pledged items-depository		603,178	154,641	757,819	853,022	132,079	985,101
VI.	CONFIRMED BILLS OF EXCHANGE AND SURETIES		590,290,239	336,466,247	926,756,486	468,172,950	237,331,343	705,504,293

	TOTAL OFF-BALANCE SHEET ITEMS (A+B)		953,736,659	485,437,737	1,439,174,396	749,365,537	347,763,658	1,097,129,195

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Audited Current Period 1 January 2015- 31 December 2015	Audited Prior Period 1 January 2014- 31 December 2014

I.	INTEREST INCOME		13,630,050	11,373,587
1.1	Interest income from loans	V-IV-1	11,529,678	9,326,415
1.2	Interest income from reserve deposits		38,684	2,015
1.3	Interest income from banks	V-IV-1	10,622	7,006
1.4	Interest income from money market transactions		—	380
1.5	Interest income from securities portfolio	V-IV-1	2,049,544	2,035,273
1.5.1	Trading financial assets		—	—
1.5.2	Financial assets designated at fair value through profit or loss		—	—
1.5.3	Available-for-sale financial assets		1,393,700	1,475,012
1.5.4	Held-to-maturity investments		655,844	560,261
1.6	Finance lease income		—	—
1.7	Other interest income		1,522	2,498
II.	INTEREST EXPENSE		8,143,569	6,722,109
2.1	Interest expense on deposits	V-IV-2	6,131,010	5,044,633
2.2	Interest expense on funds borrowed	V-IV-2	260,836	167,476
2.3	Interest expense on money market transactions		881,816	912,931
2.4	Interest expense on securities issued	V-IV-2	596,952	450,732
2.5	Other interest expenses		272,955	146,337
III.	NET INTEREST INCOME (I — II)		5,486,481	4,651,478
IV.	NET FEES AND COMMISSIONS INCOME		921,084	709,334
4.1	Fees and commissions received		1,403,631	1,145,329
4.1.1	Non-cash loans		186,862	162,814
4.1.2	Others		1,216,769	982,515
4.2	Fees and commissions paid		482,547	435,995
4.2.1	Non-cash loans		166	206
4.2.2	Others		482,381	435,789
V.	DIVIDEND INCOME	V-IV-3	62,219	66,288
VI.	TRADING INCOME/LOSSES (Net)	V-IV-4	99,474	223,119
6.1	Trading account income/losses	V-IV-4	46,127	174,760
6.2	Income/losses from derivative financial instruments	V-IV-4	(13,176)	(51,247)
6.3	Foreign exchange gains/losses	V-IV-4	66,523	99,606
VII.	OTHER OPERATING INCOME	V-IV-5	1,048,278	1,345,534
VIII.	TOTAL OPERATING PROFIT (III+IV+V+VI+VII)		7,617,536	6,995,753
IX.	PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	V-IV-6	1,537,060	1,671,867
X.	OTHER OPERATING EXPENSES (-)	V-IV-7	3,610,183	3,110,210
XI.	NET OPERATING PROFIT/LOSS (VIII-IX-X)		2,470,293	2,213,676
XII.	INCOME RESULTED FROM MERGERS		—	—
XIII.	INCOME/LOSS FROM INVESTMENTS UNDER EQUITY ACCOUNTING		—	—
XIV.	GAIN/LOSS ON NET MONETARY POSITION		—	—
XV.	INCOME/LOSS FROM CONTINUING OPERATIONS BEFORE TAXES (XI+XII+XIII+XIV)		2,470,293	2,213,676
XVI.	CONTINUING OPERATIONS PROVISION FOR TAXES	V-IV-11	(540,184)	(460,403)
16.1	Current tax charges		(404,310)	(601,519)
16.2	Deferred tax credits		(135,874)	141,116
XVII.	NET INCOME/LOSS AFTER TAXES FROM CONTINUING OPERATIONS (XV-XVI)	V-IV-12	1,930,109	1,753,273
XVIII.	INCOME FROM DISCONTINUED OPERATIONS		—	—
18.1	Income from investment properties		—	—
18.2	Income from sales of subsidiaries, affiliates and joint-ventures		—	—
18.3	Other income from discontinued activities		—	—
XIX.	EXPENSES FROM DISCONTINUED OPERATIONS		—	—
19.1	Investment property expenses		—	—
19.2	Losses from sales of subsidiaries, affiliates and joint ventures		—	—
19.3	Other expenses from discontinued activities		—	—
XX.	INCOME/LOSS FROM DISCONTINUED OPERATIONS BEFORE TAXES		—	—
XXI.	DISCONTINUED OPERATIONS PROVISION FOR TAXES		—	—
21.1	Current tax charge		—	—
21.2	Deferred tax charge		—	—
XXII.	NET INCOME/LOSS AFRET TAXES FROM DISCONTINUED OPERATIONS		—	—
XXIII.	NET PROFIT/LOSS (XVII+XXII)	V-IV-12	1,930,109	1,753,273

	Profit/Loss per 100 shares (full TL)	III-XXIVI	0.7720	0.7013

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF PROFIT AND LOSS ITEMS ACCOUNTED UNDER SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	GAINS AND LOSSES RECOGNIZED IN EQUITY	Audited Current Period 1 January 2015- 31 December 2015	Audited Prior Period 1 January 2014- 31 December 2014

I.	VALUATION DIFFERRENCES OF AVAILABLE FOR SALE FINANCIAL ASSETS RECOGNIZED IN VALUATION DIFFERENCES OF MARKETABEL SECURITIES	(567,255)	786,981
II.	REVALUATION SURPLUS ON TANGIBLE ASSETS	577,256	—
III.	REVALUATION SURPLUS ON INTANGIBLE ASSETS	—	—
IV.	CURRENCY TRANSLATION DIFFERENCES	—	—
V.	GAINS/(LOSSES) FROM CASH FLOW HEDGES (Effective Portion of Fair Value Changes)	—	—
VI.	GAINS/(LOSSES) FROM NET FOREIGN INVESTMENT HEDGES (Effective portion)	—	—
VII.	EFFECTS OF CHANGES IN ACCOUNTING POLICIES AND ERRORS	—	—
VIII	OTHER GAINS AND LOSSES RECOGNIZED IN EQUITY IN ACCORDANCE WITH TAS	76,831	(140,919)
IX.	DEFERRED TAXES DUE TO VALUATION DIFFERENCES	78,857	(143,906)
X.	NET GAINS/LOSSES RECOGNIZED DIRECTLY IN EQUITY (I+II++IX)	165,689	502,156
XI.	CURRENT PERIOD’S PROFIT/(LOSS)	1,930,109	1,753,273
11.1	Change in fair value of securities (transfers to the statement of income)	35,471	168,110
11.2	Gains/Losses recognized in the statement of income due to reclassification of cash flow hedges	—	—
11.3	Gains/Losses recognized in the statement of income due to reclassification of net foreign investment hedges	—	—
11.4	Others	1,894,638	1,585,163

XII.	TOTAL GAINS AND LOSSES RECOGNIZED DURING THE PERIOD (X+XI)	2,095,798	2,255,429

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	AUDITED	Notes	Paid-in Capital	Capital Reserves from Inflation Adjustments to Paid-in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserves	Extraordinary Reserves	Other Reserves	Current Period Net Profit/ (Loss)	Prior Period Net Profit/ (Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s	Shareholders’ Equity before Minority Interest	Minority Interest	Total Shareholders’ Equity

	PRIOR PERIOD – 31 December 2014

I.	Balances at the beginning of the period		2,500,000	—	723,918	—	854,240	—	5,889,226	266,115	—	1,585,539	681,326	44,136	71,821	—	—	12,616,321	—	12,616,321
	Changes during the period
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Associates, Subsidiaries and “Available-for-sale” securities		—	—	—	—	—	—	—	—	—	—	535,643	—	—	—	—	535,643	—	535,643
IV.	Hedges for risk management		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Net cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net foreign investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	(2,599)	—	—	(2,599)	—	(2,599)
VIII.	Translation differences		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Bank’s equity		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Other		—	—	—	—	—	—	—	(30,888)	—	—	—	—	—	—	—	(30,888)	—	(30,888)
XVII.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,753,273	—	—	—	—	—	—	1,753,273	—	1,753,273
XVIII.	Profit distribution		—	—	—	—	158,556	—	1,325,482	—	—	(1,585,539)	—	1,501	—	—	—	(100,000)	—	(100,000)
18.1	Dividends	VI-1	—	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	(100,000)	—	(100,000)
18.2	Transferred to reserves	VI-1	—	—	—	—	158,556	—	1,325,482	—	—	(1,485,539)	—	1,501	—	—	—	—	—	—
18.3	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	723,918	—	1,012,796	—	7,214,708	235,227	1,753,273	—	1,216,969	45,637	69,222	—	—	14,771,750	—	14,771,750

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	AUDITED	Notes	Paid-in Capital	Capital Reserves from Inflation Adjustments to Paid-in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserves	Extraordinary Reserves	Other Reserves	Current Period Net Profit/ (Loss)	Prior Period Net Profit/ (Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s	Shareholders’ Equity before Minority Interest	Minority Interest	Total Shareholders’ Equity

CURRENT PERIOD – 31 December 2015

I.	Balances at the beginning of the period		2,500,000	—	723,918	—	1,012,796	—	7,214,708	235,227	—	1,753,273	1,216,969	45,637	69,222	—	—	14,771,750	—	14,771,750
	Changes during the period		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Associates, Subsidiaries and “Available-for-sale” securities		—	—	—	—	—	—	—	—	—	—	(386,556)	—	—	—	—	(386,556)	—	(386,556)
IV.	Hedges for risk management		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Net cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net foreign investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	548,390	—	—	—	548,390	—	548,390
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VIII.	Translation differences		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Bank’s equity		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Other		—	—	—	—	—	—	—	3,855	—	—	—	—	—	—	—	3,855	—	3,855
XVII.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,930,109	—	—	—	—	—	—	1,930,109	—	1,930,109
XVIII.	Profit distribution		—	—	—	—	161,214	—	1,114,821	141,116	—	(1,753,273)	—	236,122	—	—	—	(100,000)	—	(100,000)
18.1	Dividends	VI-1	—	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	(100,000)	—	(100,000)
18.2	Transferred to reserves	VI-1	—	—	—	—	161,214	—	1,114,821	141,116	—	(1,653,273)	—	236,122	—	—	—	—	—	—
18.3	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	723,918	—	1,174,010	—	8,329,529	380,198	1,930,109	—	830,413	830,149	69,222	—	—	16,767,548	—	16,767,548

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED AT 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Audited Current Period 31 December 2015	Audited Prior Period 31 December 2014

A.	CASH FLOWS FROM BANKING OPERATIONS
1.1	Operating profit before changes in operating assets and liabilities		2,731,346	2,632,569
1.1.1	Interests received		12,803,948	10,469,845
1.1.2	Interests paid		(7,982,534)	(6,661,702)
1.1.3	Dividends received		36,072	43,703
1.1.4	Fee and commissions received		1,403,631	1,145,329
1.1.5	Other income		92,949	438,067
1.1.6	Collections from previously written-off loans and other receivables		1,010,359	705,404
1.1.7	Payments to personnel and service suppliers		(1,567,534)	(1,277,830)
1.1.8	Taxes paid		(675,074)	(540,885)
1.1.9	Other	VI-1	(2,390,471)	(1,689,362)

1.2	Changes in operating assets and liabilities		(3,130,897)	(3,362,318)
1.2.1	Net (increase) decrease in financial assets held for trading purpose		619	(619)
1.2.2	Net (increase) decrease in financial assets valued at fair value through profit or loss		—	—
1.2.3	Net (increase) decrease in due from banks and other financial institutions		(2,251,770)	(345,470)
1.2.4	Net (increase) decrease in loans		(20,095,511)	(18,811,158)
1.2.5	Net (increase) decrease in other assets		(195,002)	109,081
1.2.6	Net increase (decrease) in bank deposits		720,842	716,239
1.2.7	Net increase (decrease) in other deposits		17,370,140	9,494,361
1.2.8	Net increase (decrease) in funds borrowed		3,621,335	3,517,964
1.2.9	Net increase (decrease) in matured payables		—	—
1.2.10	Net increase (decrease) in other liabilities	VI-1	(2,301,550)	1,957,284

I.	Net cash flow from banking operations		(399,551)	(729,749)

B.	CASH FLOWS FROM INVESTING ACTIVITIES

II.	Net cash flow from investing activities		(1,544,382)	(195,210)

2.1	Cash paid for purchase of associates, subsidiaries and joint-ventures		—	(205,714)
2.2	Proceeds from disposal of associates, subsidiaries and joint-ventures		—	—
2.3	Purchases of tangible assets		(738,506)	(175,892)
2.4	Proceeds from disposal of tangible assets		582,358	312,382
2.5	Cash paid for purchase of available-for-sale financial assets		(4,213,523)	(5,677,045)
2.6	Proceeds from disposal of available-for-sale financial assets		3,355,028	6,819,996
2.7	Cash paid for purchase of held-to-maturity investments		(1,610,704)	(2,698,603)
2.8	Proceeds from disposal of held-to-maturity investments		1,129,187	1,475,540
2.9	Other	VI-1	(48,222)	(45,874)

C.	CASH FLOWS FROM FINANCING ACTIVITIES

III.	Net cash flow from financing activities		1,949,710	3,423,195

3.1	Cash obtained from funds borrowed and securities issued		9,872,371	8,649,309
3.2	Cash used for repayment of funds borrowed and securities issued		(7,822,661)	(5,126,114)
3.3	Equity instruments issued		—	—
3.4	Dividends paid		(100,000)	(100,000)
3.5	Repayments for finance leases		—	—
3.6	Other		—	—

IV.	Effect of change in foreign exchange rates on cash and cash equivalents	VI-1	12,178	6,249

V.	Net increase in cash and cash equivalents		17,955	2,504,485

VI.	Cash and cash equivalents at the beginning of the period	VI-4	8,182,469	5,677,984

VII.	Cash and cash equivalents at the end of the period	VI-4	8,200,424	8,182,469

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF PROFIT DISTRIBUTION

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Current Period 31 December 2015	Prior Period 31 December 2014
I.	DISTRIBUTION OF CURRENT YEAR PROFIT

1.1	CURRENT YEAR’S PROFIT		2,470,293	2,213,676
1.2	TAXES PAYABLE AND LEGAL DUTIES		(540,184)	(460,403)
1.2.1	Corporate tax (income tax)	V-IV-11	(404,310)	(601,519)
1.2.2	Withholding tax		—	—
1.2.3	Other taxes and duties(**)	V-IV-11	(135,874)	141,116

A.	NET PROFIT FOR THE YEAR		1,930,109	1,753,273

1.3	DEFERED TAX INCOME TRANSFERRED TO OTHER RESERVES	V-IV-11	—	(141,116)

B.	NET PROFIT FOR THE YEAR AFTER DEFERRED TAX INCOME		1,930,109	1,612,157

1.4	ACCUMULATED LOSSES		—	—
1.5	FIRST LEGAL RESERVES	V-V-5	—	(80,607)
1.6	OTHER STATUTORY RESERVES	V-V-5	—	(80,607)

C.	NET PROFIT AVAILABLE FOR DISTRIBUTION (*)		—	1,450,943

1.7	FIRST DIVIDEND TO SHAREHOLDERS		—	100,000
1.7.1	To owners of ordinary shares		—	100,000
1.7.2	To owners of privileged shares		—	—
1.7.3	To owners of redeemed shares		—	—
1.7.4	To profit sharing bonds		—	—
1.7.5	To holders of profit and loss sharing certificates		—	—
1.8	DIVIDENDS TO PERSONNEL (*)		—	—
1.9	DIVIDENDS TO BOARD OF DIRECTORS		—	—
1.10	SECOND DIVIDEND TO SHAREHOLDERS		—	—
1.10.1	To owners of ordinary shares		—	—
1.10.2	To owners of privileged shares		—	—
1.10.3	To owners of redeemed shares		—	—
1.10.4	To profit sharing bonds		—	—
1.10.5	To holders of profit and loss sharing certificates		—	—
1.11	SECOND LEGAL RESERVES		—	—
1.12	STATUS RESERVES		—	—
1.13	EXTRAORDINARY RESERVES	V-V-5	—	1,114,821
1.14	OTHER RESERVES		—	—
1.15	SPECIAL FUNDS	V-V-5	—	236,122

II.	DISTRIBUTION FROM RESERVES

2.1	DISTRIBUTION OF RESERVES		—	—
2.2	SECOND LEGAL RESERVES		—	—
2.3	DIVIDENDS TO SHAREHOLDERS		—	—
2.3.1	To owners of ordinary shares		—	—
2.3.2	To owners of privileged shares		—	—
2.3.3	To owners of redeemed shares		—	—
2.3.4	To profit sharing bonds		—	—
2.3.5	To holders of profit and loss sharing certificates		—	—
2.4	DIVIDENDS TO PERSONNEL(**)		—	—
2.5	DIVIDENDS TO BOARD OF DIRECTORS		—	—

III.	EARNINGS PER SHARE

3.1	TO OWNERS OF ORDINARY SHARES (Per 100 shares)		0.7720	0.7013
3.2	TO OWNERS OF ORDINARY SHARES (%)		77.20	70.13
3.3	TO OWNERS OF PRIVILEGED SHARES		—	—
3.4	TO OWNERS OF PRIVILEGED SHARES (%)		—	—

IV.	DIVIDEND PER SHARE		—	—

4.1	TO OWNERS OF ORDINARY SHARES (Per 100 shares)		—	0.0400
4.2	TO OWNERS OF ORDINARY SHARES (%)		—	4.00
4.3	TO OWNERS OF PRIVILEGED SHARES		—	—
4.4	TO OWNERS OF PRIVILEGED SHARES (%)		—	—

(*)             As of the report date, distributable net profit of the period is not shown as any decision regarding the 2015 profit distribution is not taken.

(**)     The amount shown in other taxes and legal liabilities is deferred income/expense tax, and deferred tax income is not subject to profit distribution.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION THREE

ACCOUNTING POLICIES

I.                                                 BASIS OF PRESENTATION

The unconsolidated financial statements are prepared within the scope of the “Regulation on Accounting Applications for Banks and Safeguarding of Documents” related with Banking Act numbered 5411 published in the Official Gazette no.26333 dated 1 November 2006 and other regulations related to reporting principles on accounting records of banks published by Banking Regulation and Supervision Agency and its circulars and interpretations (together referred as BRSA Accounting and Reporting Legislation) and in case where a specific regulation is not made by BRSA, Turkish Accounting Standards, within the scope of reporting Turkish Accounting Standards and Turkish Financial Reporting Standards (“TFRS”) and related appendices and interpretations (referred as “Turkish Accounting Standards” or “TAS”) put into effect by Public Oversight Accounting and Auditing Standards Authority (“POA”).

The preparation of financial statements requires the use of certain critical estimates on assets and liabilities reported as of balance sheet date or amount of contingent assets and liabilities explained and amount of income and expenses occurred in related period. Although these estimates rely on the management’s best judgment, actual results can vary from these estimates. Judgments and estimates are explained in related notes.

The accounting policies and valuation principles applied in the preparation of these financial statements are explained in detail below.

Additional paragraph for convenience translation to English

The differences between accounting principles, as described in the preceding paragraphs, and the accounting principles generally accepted in countries, in which the accompanying unconsolidated financial statements are to be distributed, and International Financial Reporting Standards (“IFRS”), may have significant influence on the accompanying unconsolidated financial statements. Accordingly, the accompanying unconsolidated financial statements are not intended to present the financial position and results of operations in accordance with the accounting principles generally accepted in such countries and IFRS.

II.                                            STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS

Strategy for the use of financial instruments

Core operations of the Bank, are based on retail banking, corporate banking, private banking, foreign exchange operations, money market operations, investment security transactions, and international banking in accordance with the requirements of its economic development while utilizing foundation resources. As a result of the nature of its operations, the Bank intensively utilizes financial instruments. The Bank accepts deposits consisting various maturities as the main source of funding with deposits being in high return as well as carefully utilizing them in high quality financial activities.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

II.                                            STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS (Continued)

The most important fund sources of the Bank other than the deposits are its equity and medium and long-term borrowings obtained from foreign financial institutions. The Bank pursues an effective asset-liability management strategy by securing balance between funding resources and investments so as to reduce risks and increase returns. Accordingly, the Bank gives great significance to long-term placements bearing higher interest rates.

It is essential to consider the maturity structure of assets and liabilities in liquidity management. The essence of asset liability management is the keep to liquidity risk, exchange risk, and credit risk within reasonable limits; while enhancing profitability and strengthening the shareholders’ equity.

Investments in marketable securities and lending loans generate higher return than the average rate of return of the Bank’s operating activities on the basis of maturity structures and market conditions. When bank placements are considered, they have short term maturity in terms of liquidity management and have lower return. The Bank can take various positions on short-term foreign exchange risk, interest rate risk and market risk in money and capital markets, by considering market conditions, within specified limits set by regulations. The Bank hedges itself and controls its position against the foreign exchange risk being exposed due to foreign currency available-for-sale investments, investments in other portfolios and other foreign currency transactions by various derivative transactions and setting the equilibrium between foreign currency denominated assets and liabilities.

Within the legal limitations and the regulations of the bank’s internal control, the foreign currency position is being followed, the foreign currency position is established according to the basket equilibrium that is determined by taking into account current market conditions.

In order to avoid interest rate risk, assets and liabilities having fixed and floating interest rates are kept in balance, taking the maturity structure into consideration

Information on foreign currency transactions

Foreign currency transactions are recorded in TL which is the functional currency of the Bank. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into Turkish Lira by using the prevailing exchange. Non-monetary foreign currency items which are recorded at fair value are valued at historical foreign exchange rates. Foreign exchange gain/loss amounts due to conversion of monetary items or collection or payments foreign currency denominated transactions are recognized in income statement.

Foreign exchange differences resulting from amortized costs of foreign currency denominated available-for-sale financial assets are recognized in the statement of income whilst foreign exchange differences resulting from unrealized gains and losses are presented in “valuation differences of marketable securities” under equity.

If the net investments in associates and subsidiaries operating in foreign countries are measured at cost, they are reported as translated into TL by using the foreign exchange rate at the date of transaction. If related associates and subsidiaries are measured at fair value, they are reported as translated into TL by the rates prevailing at the date of the determination of the fair value.

III.                                       INFORMATION OF ASSOCIATES AND SUBSIDIARIES

Subsidiaries are the entities that the Bank has the power to govern the financial and operating policies of those so as to obtain benefits from its activities. Subsidiaries are accounted in accordance with  TAS 39 — Financial Instruments: Recognition and Measurement in the unconsolidated financial statements. Subsidiaries, which are traded in an active market or whose fair value can be reliably measured, are recorded at fair value.

Associates are accounted in accordance with TAS 39 - Financial Instruments: Recognition and Measurement in the unconsolidated financial statements. Associates, which are traded in an active market or whose fair value can be reliably measured, are recorded at their fair values. Associates which are not traded in an active market and whose fair values cannot be reliably set are reflected in financial statements with their costs after deducting impairment losses, if any.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

IV.                                        INFORMATION ON FORWARDS, OPTIONS AND OTHER DERIVATIVE TRANSACTIONS

The derivative transactions mainly consist of currency and interest rate swaps, precious metals swaps, foreign currency forward contracts and currency options. The Bank has classified its derivative transactions, mentioned above, as “trading purpose” in accordance with the TAS 39 — Financial Instruments: Recognition and Measurement.

Derivatives are initially recorded at their purchase costs. The notional amounts of derivative transactions are recorded in off-balance sheet accounts based on their contractual amounts.

Subsequent to initial recognition derivative transactions are measured at their fair value and, if the fair value is positive, it is recorded in the balance sheet under “Derivative financial assets held for trading purpose” or if the fair value is negative, it is recorded in the balance sheet under “Derivative financial liabilities held for trading purpose”. As the result of related measurements to fair value changes of derivative transactions are recognized in the statement of income.

V.                                             INFORMATION ON INTEREST INCOME AND EXPENSES

Interest income and expense are recognized according to the effective interest method based on accrual basis. According to the TAS 39 - Financial Instruments: Recognition and Measurement, effective interest rate is the rate that discounts the expected cash flows of financial assets or liabilities during their lifetimes to their carrying values. Effective interest rate is calculated when a financial asset or a liability is initially recorded with transactions costs and is not modified thereafter.

In accordance with Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables, the accrued interest income on non-performing loans are reversed and subsequently recognized as interest income only when collected.

VI.                                        INFORMATION ON FEES AND COMMISSIONS

Banking service income is recorded as income when they are collected. Other fee and commission income are transferred to profit/loss accounts according to the principle of periodicity on the basis of accrual using the principle of the effective interest method. Fee and commission expenses are recorded as expense at the time they are paid.

VII.                                   INFORMATION ON FINANCIAL ASSETS AND FOOTNOTES

A financial asset is any asset that is cash, an equity instrument of another entity, a contractual right to receive cash or another financial asset from another entity; or to exchange financial assets or financial liabilities with another entity under conditions that are potentially favorable to the entity.

Financial assets except for measured at fair value through profit or loss are recognized initially with their transaction costs that are directly attributable to the acquisition or issue of the financial asset. Purchase and sale transactions of securities are accounted at settlement dates.

According to TAS 39 — Financial Instruments: Recognition and Measurement, financial assets are classified in four categories; as financial assets at fair value through profit or loss, available-for-sale financial assets, held-to-maturity investments, and loans and receivables.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VII.                                   INFORMATION ON FINANCIAL ASSETS AND FOOTNOTES (Continued)

Financial assets at fair value through profit or loss

The financial assets included in this group are, “Trading financial assets” and “Financial assets at fair value through profit or loss classified as financial assets” as it is divided into two separate titles.

Financial assets held for trading are trading financial assets and are either acquired for generating profit from short-term fluctuations in the price or dealer’s margin, or are the financial assets included in a portfolio in which a pattern of short-term profit making exists independent from the acquisition purpose.

Financial assets at fair value through profit or loss classified as financial assets are financial assets which are not acquired for trading, however during initial recognition with transaction costs and classified as fair value through profit or loss. Such an asset is not present in our Bank’s portfolio.

Both  assets are measured at their fair values and gain/loss arising is recorded in the statement of income. Interest income earned on financial assets and the difference between their acquisition costs and fair values are recorded as interest income in the statement of income. The gains/losses in case of disposal of such securities before their maturities are recorded under trading income/losses in the statement of income.

Available-for-sale financial assets

Available-for-sale financial assets are the financial assets other than loans and receivables, held-to-maturity investments and financial assets at fair value through profit or loss. Available-for-sale financial assets are initially recorded at cost and subsequently measured at their fair values. However, assets that are not traded in an active market are measured by valuation techniques, including recent market transactions in similar financial instruments, adjusted for factors unique to the instrument being valued; or discounted cash flow techniques for the assets which do not have a fixed maturity. Unrecognized gains or losses derived from the difference between their fair values and the discounted values are recorded in “Valuation differences of the marketable securities” under the shareholders’ equity. In case of disposal of such assets, the valuation differences under shareholder’s equity are transferred directly to the statement of income.

Held to maturity investments

Held to maturity investments are the financial assets with fixed maturities and pre-determined payment schedules that the Bank has the intent and ability to hold until maturity, excluding loans and receivables. Held-to-maturity investments are measured at amortized cost using effective interest method after deducting impairments, if any.

Financial assets classified as held to maturity investment however sold before its’ maturity or reclassified, are not allowed to be classified as held to maturity investment for two years with respect to TAS 39 rules. There are no financial assets in the Bank’s portfolio contradictory to the standard.

Held-to-maturity investments, subsequent to initial recognition, are measured at amortized cost using effective interest method after deducting impairments, if any.

Loans and receivables

Loans and receivables are the financial assets raised by the Bank providing money, commodity and services to debtors. Loans are financial assets with fixed or determinable payments, which are not quoted in an active market and not classified as a securities.

Loans and receivables are initially recognized with their purchase and carried at their amortized costs using the internal rate of return at the subsequent recognition.

Foreign currency (“FC”) granted loans are recognized in original currency and is subject to evaluation with the buying rate of Turkish Lira. Foreign currency indexed loans, are converted to Turkish Lira (TP) at the rate of the opening date and in the following periods, according to changes in period exchange rate on the income statement in the foreign exchange gains / losses are recorded in the accounts.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VIII.                              INFORMATION ON IMPAIRMENT OF FINANCIAL ASSETS

A financial asset or group of financial assets, can be considered as impaired only if one or multiple events (damage/loss event) occur and in the conclusion of the impact to related financial asset or financial assets estimation in a reliable manner to the estimated future cash flows after its initial recognition. In such a situation, the financial asset is exposed to impairment and impairment loss occurs. The matters of determination of impairment and provision must be considered within the scope of TAS 36 - Impairment of Assets.

In circumstances of impairment in financial assets at fair value through profit/loss or in financial assets available for sale, the impairment should be recognized under “Impairment Losses on Securities” account.

In case of impairment losses on investment securities held-to-maturity occurs related loss amount to be discounted at the original effective interest rate of the asset’s estimated future cash flows are measured as the difference between the present value and the book value of the asset through to be recognized as loss of the said difference amount book value is reduced.

If there is an objective evidence that certain loans will not be collected, for such loans; the Bank provides specific and general allowances for loan and other receivables classified in accordance with the Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables published on the Official Gazette no. 26333 dated 1 November 2006 and the amendments to this regulation.

20% specific provision for non performing loans for Third Group and 100% specific provision for non performing loans for Fourth and Fifth Group used to be reserved on condition of not being less than the minimum required rates specified within the related Regulation, 50% specific provision is reserved for the non performing loans that are transferred to Fourth Group according to changes in accounting policy about specific provisions of non performing loans that are transferred to Fourth Group as of 30 September 2015 accounting period. In this scope, the specific provision of TL 17,864 that was reserved within the previous periods is transferred to “ Other Operating Income” account and the specific provision of TL 303,807 that was reserved in current period is transferred to “Provision for Losses on Loans and Other Receivables” account as of 30 September 2015.

IX.                                       INFORMATION ON OFFSETTING OF FINANCIAL INSTRUMENTS

Financial assets and liabilities are reported in the balance sheet as net amount in the cases of the Bank’s right and right to sanction to finalize and have the intention to receive/pay related financial asset or liability over the recognized amount or have the right to finalize the related asset and liability simultaneously.

X.                                            INFORMATION ON SALES AND REPURCHASE AGREEMENTS AND SECURITIES LENDING

Securities sold under repurchase agreements (“repo”) are classified under “Held for trading purpose”, “Available for sale” and/or “Held-to-maturity” portfolios according to their holding purposes in the Bank’s portfolio, and they are valued based on the revaluation principles of the related portfolios. Funds received through repurchase agreements are classified separately under liability accounts and the related interest expenses are accounted on an accrual basis of balance sheet date.

Securities purchased under resale agreements (“reverse repo”) are classified in balance sheet under “Money Market Takings” separately. The income accrual is calculated for the securities purchased under resale agreements via the difference between buying and selling prices on the balance sheet date.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XI.                                       INFORMATION ON ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

Tangible assets acquired in consideration of receivables are accounted for in accordance with the requirements of the Communiqué on “Methods, Principles for Purchase and Sale of Precious Metal and Sale of Goods and Immovables obtained in Return of Receivables” published in the Official Gazette numbered 26333 and dated 1 November 2006 and these assets are subject to revaluation by no means.

A discontinued operation is a part of the Bank’s business classified as sold or held-for-sale. The operating results of the discontinued operations are disclosed separately in the income statement.

The Bank has no discontinued operations.

XII.                                  INFORMATION ON GOODWILL AND OTHER INTANGIBLE ASSETS

As at the balance sheet date, there is no goodwill on financial statements.

The Bank’s intangible assets consist of software. Intangible assets are initially recorded at their costs in compliance with the TAS 38 — Intangible Assets.

The costs of the intangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortized based on straight line amortization.

If there is objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

Estimated useful lives of the Bank’s intangible assets are 3-15 years, and amortisation rates are between 6.67% and 33.33%.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XIII.                             INFORMATION ON TANGIBLE ASSETS

The costs of the tangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. In subsequent periods no inflation adjustment is made for tangible assets, and costs which are restated as of 31 December 2004 are considered as their historical costs. Tangible assets purchased after
1 January 2005 were recorded at their historical costs after foreign exchange differences and financial expenses are deducted if any. The Bank decided to pursue the properties for use according to their fair values in terms of separating the land and buildings within the context of TAS 16 “Turkish Accounting Standard on Property, Plant and Equipment” after the change in the accounting policy as of 30 September 2015. As a result of the valuation from the independent appraisal company, revaluation difference of TL 548,449 after deferred tax effect is followed under the revaluation surplus on tangible assets under shareholders’ equity (As of 31 December 2015, this difference is    TL 548,390).

As of 31 December 2015, the conformity between net book value that was calculated based on the cost of properties for use and revaluated values are as follows;

31 December 2015
Fair value	909,191
Net book value calculated on cost value	331,935
Before tax revaluation differences	577,256
Calculated deferred tax liability (-)	(28,866)
Revaluation differences-net	548,390

Gains and losses arising from the disposal of the tangible assets are calculated as the difference between the net book value and the net sales price and recognized in the income statement of the period.

Maintenance costs of tangible fixed assests are capitalized if they extend the economic useful life of related assests. Other maintenance costs are expensed.

There are no restrictions such as pledges, mortgages or any other restriction on tangible assets. Depreciation rates and estimated useful lives are:

Tangible assets	Estimated useful life (Years)	Depreciation Rate (%)

Buildings	50	2
Office equipment, furniture and fixture, and motor vehicles	5-10	10-20
Assets obtained through finance leases	4-5	20-25

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods.

At each reporting date, the Bank evaluates whether there is objective evidence of impairment on its assets. If there is an objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XIV.                              INFORMATION ON LEASING ACTIVITIES

Leasing activities

Risks and benefits on leasing activities that belongs to leasee is termed TAS 17- Leasing activities that belongs to financial leasing.

•                      Finance leasing activities as the lessee

Tangible assets acquired by way of finance leasing are recognized in tangible assets and the obligations under finance leases arising from the lease contracts are presented under “Finance Lease Payables” account in the financial statements. In the determination of the related assets and liabilities, the lower of the fair value of the leased asset and the present value of leasing payments is considered. Financial costs of leasing agreements are expanded in lease periods at a fixed interest rate.

If there is an impairment in the value of the assets obtained through financial lease and in the expected future benefits, the leased assets are valued with net realizable value. Provision for losses is calculated for decrease of the value of the assets that is obtained by this way. Depreciation for assets obtained through financial lease, is calculated in the same manner as tangible assets.

•                      Finance leasing transactions as lessor

The Bank does not perform as a lessor on leasing transactions.

Operational leases

Operational leasing is defined as activities except financial leasing. Transactions regarding operational lease agreements are accounted on an accrual basis in accordance with the terms of the related contracts.

XV.                                   INFORMATION ON PROVISIONS, CONTINGENT LIABILITIES AND ASSETS

Provisions other than the specific and general provisions set for loans and other receivables and provisory liabilities are accounted in accordance with TAS 37 “Turkish Accounting Standard on Provisions, Contingent Liabilities and Contingent Assets Corresponding”.

In the financial statements, a provision is made for an existing commitment resulted from past events if it is probable that the commitment will be settled and a reliable estimate can be made of the amount of the obligation. Provisions are calculated based on the best estimates of management on the expenses to incur as at the balance sheet date and, if material, such expenses are discounted for their present values. If the amount is not reliably estimated and there is no probability of cash outflow from the Bank to settle the liability, the related liability is considered as “contingent” and disclosed in the notes to the financial statements.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of unplanned or unexpected one or more uncertain future events not wholly within the control of the entity. Contingent assets are not recognized in financial statements since this may result in the recognition of income that may never be realized. Contingent assets are assessed continually to ensure that developments are appropriately reflected in the financial statements. If it has become virtually certain that an inflow of economic benefits will arise, the asset and the related income are recognized in the financial statements of the period in which the change occurs. If an inflow of economic benefits has become probable, the Bank discloses the contingent asset.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVI.                              INFORMATION ON OBLIGATIONS OF THE BANK CONCERNING EMPLOYEE RIGHTS

Reserve for employee termination benefits

In accordance with existing Turkish Labor Law, the Bank is required to make lump-sum termination indemnities to each employee who has completed one year of service with the Bank and whose employment is terminated due to retirement or for reasons other than resignation or misconduct. The computation of the liability is based upon the retirement pay ceiling announced by the Government. The applicable ceiling amount as at 31 December 2015 is TL 3,828 (full TL) (31 December 2014: TL 3,438 (full TL)).

The Bank reserved for employee severance indemnities in the accompanying unconsolidated financial statements using actuarial method in compliance with the TAS 19 — Employee Benefits.

As at 31 December 2015 and 31 December 2014, the major actuarial assumptions used in the calculation of the total liability are as follows:

	Current Period	Prior Period
Discount Rate	%10.20	%8.60
Estimated Inflation Rate	%7.10	%6.50
Increase in Real Wage Rate	%8.10	%7.50

Other benefits to employees

The Bank has provided provision for undiscounted short-term employee benefits earned during the financial period (unused vacations, premium and dividend) as per services rendered in compliance with TAS 19 in the accompanying unconsolidated financial statements.

According to TAS 19, actuarial gains and losses have been accounted in “Other Capital Reserves” shown under “Equity” associated with “The Statement of Gains and Losses Recognized in Equity” for the respective reporting periods.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVI.                           INFORMATION ON OBLIGATIONS OF THE BANK CONCERNING EMPLOYEE RIGHTS (Continued)

Pension fund

The employees of the Bank are the members of “Türkiye Vakıflar Bankası Türk Anonim Ortaklığı Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı” (“the Fund”) established on 15 May 1957 as per the temporary article no. 20 of the Social Security Law no. 506.

As part of Social Security Law’s 506 numbered, temporary article no.23, monthly income or salary is eligible for whose  disabled with fund’s associates, senility and death insurance is subjected according to the first paragraph of the temporary article no. 23 which states the Banks should transfer pension funds to the Social Security Institution within three years after the issue date of the Banking Law no.5411, issued in the 1 November 2005 dated and 25983 numbered Official Gazette, has been cancelled by the Constitutional Court’s 22 March 2007 dated and 2007/33 numbered decision. Reasoned ruling of the Constitutional Court has been issued on 15 December 2007 in the Official Gazette no. 26731. The reason for the cancellation decision by Constitutional Court was stated as possible future losses on acquired rights of Fund members.

Following the publication of the ruling, the Turkish Parliament started to work on new legal arrangements and the Social Security Law no. 5754 (“the Law”) has been approved on 17 April 2008. The Law is enacted by the approval of the President of Turkey and issued on the 8 May 2008 dated and 26870 numbered Official Gazette.

In accordance with the temporary article no. 20 of the Article no. 73 of the Law;

The discounted liability for each fund in terms of the persons transferred as at the transfer date, including the contributors left the fund, should be calculated by the assumptions below:

a)                 The technical interest rate to be used for the actuarial calculation is 9.80%

b)                 Income and expenditures in respect to fund’s insurance division are considered in the calculation of discounted liability.

Law requires the transfer to be completed in three years beginning from 1 January 2008. The three year period has expired on 8 May 2011; however, it has been extended to 8 May 2013 with the decision of Council of Ministers published in Official Gazette dated 9 April 2011. Before the expiration date, with the decision of Council of Ministers published in Official Gazette dated 3 May 2013, the period for transferring banks, insurance and reassurance firms, board of trade, exchanges or participants, monthly salary paid individuals and beneficiaries of the funds that are constructed for their personnel to Social Security Institution in the scope of the temporary article no. 20 of the Social Security Law no. 506 published in Official Gazette dated 30 April 2014 extended for one year. The Council of Ministers has been lastly authorized to determine the transfer date in accordance with the last amendment in the first paragraph of the 20th provisional article of Law No.5510 implemented by the Law No. 6645 on Amendment of the Occupational Health and Safety Law and Other Laws and Decree Laws published in the Official Gazette dated 23 April 2015 numbered 29335.

The employer of pension fund participants will continue to pay the non-transferable social rights, which are already disclosed in the article of association of the pension fund, to the pension participants and their right owners, even though the salary payment obligation has been transferred to the Social Security Foundation.

The technical financial statements of the Fund are audited by the certified actuary according to the “Actuaries Regulation” which is issued as per the Article no. 21 of the 5684 numbered Insurance Law. As per the actuarial report dated February 2016 in compliance with the principles explained above, there is no technical or actual deficit determined which requires provision against as at 31 December 2015.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVII.                      INFORMATION ON TAXATION

Corporate tax

Corporate tax rate is 20% in Turkey according to Article 32 of the Corporate Taxes Law No. 5520. This rate is applied to total income of the Bank adjusted for certain disallowable expenses, exempt income and any other allowances.

Dividends paid to the resident institutions and the institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to these institutions, the withholding tax rate on the dividend payments is 15%. In applying the withholding tax rates on dividend payments to the nonresident institutions and the individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of the retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

75% of the associate shares that hold at least 2 years and profits from property sales are exceptional from corporate taxes if there is a capital increase according to Corporate Tax Law or it is hold for a 5 years on special fund account. The Bank follows these profits in “Revaluation surplus on tangible assets” under the equity.

75% revenue of the sales from the firms that follows up for their debts and their guarantors’ and mortgagor’ properties, associate shares, founder shares, redeemed shares and privileges are exceptional from the corporate taxes.

Advance tax that is calculated 20% of the profit from the quarterly period has to be paid on 17th in the two months followed which is declared on 14th of the same month. Advance tax which is paid during the year is to be set off on corporate taxes that calculates on corporate tax return. Taxes paid is to collect in cash or is to set off on other financial debts.

According to tax legislation, financial losses which are not exceed over 5 years can be deducted from profit of the company. Losses can not be set off from retained earnings.

There is no practice about reaching an agreement with laws in Turkey. Corporate taxes are paid on 25th of the fourth month that is followed form the end of the accounting period. Firms that allowed to analyze taxes, can examine the accounting records and change the amount if there is a wrong transaction.

Corporation tax legislation for the foreign branches

Bahrain (Manama)

Bahrain branch is non taxable because there is no corporate tax practice in that country. Bahrain branch’ income is added to headquarters income and it is taxed in Turkey according to Law No. 5520 on Corporate Tax Laws published in the Official Gazette dated 05.06.2012, numbered B.07.1.GİB.4.99.16.02-KVK-5/1-b-128.

North Iraq (Erbil)

Erbil branch is taxable according to the country’s law legislation. Declaration of financial records and their tax payments are differ from cities that are related to centralized government and cities that are related to North Iraq. On the other hand, North Iraq tax administrations can impute taxes rather than the designated rates.

USA (New York)

New York branch is taxable according to state law legislation and country law legislation. Double Tax Treaty Agreements is stated for being taxed in Turkey.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVII.                      INFORMATION ON TAXATION (Continued)

Banking and Insurance Transaction Tax

Banking and insurance transaction tax is arranged by the Law No. 6802 on Expenditure Taxes Law. Excluding the banks’ and insurance companies’    transactions  according to Law No. 3226 on Leasing  Law Legislation which is dated 10.6.1985,   the collecting money in cash or by approximation  is subject to banking and insurance transaction tax. Those amounts are up to 5% banking and insurance transaction tax according to Law No. 6802 on Expenditure Taxes Law’s 33. Notice and Article No. 98/11591.

Deferred taxes

According to the TAS 12 - Income Taxes; deferred tax assets and liabilities are recognized, on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, and initial recognition of assets and liabilities which affect neither accounting nor taxable profit.

According to 8 December 2004 BRSA DZM 2/13/1-a-3 notice;

•                      There is no deferred tax assets on general provision

•                      Deferred tax income is not considered on distribution on profit.

Deferred taxes’ book value is revised in every balance sheet date. Deferred tax book value can be reduced if there is improbable to create revenue.

The deferred tax assets and liabilities are reported as net in the financial statements only if the Bank has legal right to present the net value of current year tax assets and current year tax liabilities and the deferred tax assets and deferred tax liabilities are income taxes of the same taxable entity.

In case valuation differences resulting from the subsequent measurement of the items are recognized in the statement of income, then the related current and or deferred tax effects are also recognized in the statement of income. On the other hand, if valuation differences are recognized in shareholders’ equity, then the related current or deferred tax effects are also recognized directly in the shareholders’ equity.

Transfer Pricing

In Turkey, the transfer pricing provisions have been stated under the Article 13 of Corporate Tax Law with the heading of “disguised profit distribution via transfer pricing”. The General Communiqué on disguised profit distribution via Transfer Pricing, dated 18 November 2007 sets details about implementation.

Pursuant to the relevant Communiqué, if a taxpayer enters into transactions regarding sale or purchase of goods and services with related parties, where the prices are not set in accordance with arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVIII.                 INFORMATION ON CASH AND CASH EQUIVALENT

For the purposes of the cash flow statement, cash includes cash effectives, cash in transit, purchased cheques and demand deposits including balances with the Central Bank of Turkey (CBRT); and cash equivalents include interbank money market placements and time deposits at banks with original maturity periods of less than three months.

XIX.                          ADDITIONAL INFORMATION ON BORROWINGS

The Bank provides funding resources such as syndication and securitization transactions in case of need. In the current period, the Bank has started to obtain funds through domestic and international bonds since August 2011.

These transactions are initially recognized at acquisition costs at the transaction date and are subsequently measured at amortized cost using effective interest method.

The bank is not hedging about debt instruments.

XX.                               INFORMATION ON ISSUANCE OF EQUITY SECURITIES

The shares of the Bank having nominal value of TL 322,000,000 (full TL), representing the 25.18% of the Bank’s outstanding shares, was publicly offered at a price between TL 5.13-5.40 for each share having a nominal value of TL 1 on November 2005, and TL 1,172,347 was recorded as “Share Premiums” in shareholders’ equity. TL 448,429 of this amount has been utilized in capital increase on 19 December 2006.

XXI.                          INFORMATION ON CONFIRMED BILLS OF EXCHANGE AND ACCEPTANCES

Confirmed bills of exchange and acceptances are realized simultaneously with the customer payments and recorded in off-balance sheet accounts as possible debt and commitment, if any. As at the balance sheet date, there are no acceptances recorded as liability in return for assets.

XXII.                     INFORMATION ON GOVERNMENT INCENTIVES

As at 31 December 2015 and 31 December 2014, the Bank does not have any government incentives.

XXIII.                INFORMATION ON SEGMENT REPORTING

An operating segment is a component of an entity:

•                      That engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to transactions with other components of the same entity),

•                      Whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance, and

•                      For which discrete financial information is available.

Reporting according to the operational segment is presented in Note X of Section Four.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XXIV.                 OTHER MATTERS

Earnings per shares

Earnings per share has been calculated by dividing the net profit for the year to weighted average of outstanding shares. In Turkey, the companies may perform capital increase (“Bonus Shares”) from retained earnings. In earning per share computation bonus shares are treated as issued shares.

As at and for the year ended 31 December 2015, earnings per 100 shares are full TL 0.7720 (31 December 2014: full TL 0.7013).

Related parties

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions. Shareholders, top executives and board members are accepted as related party personally, with their families and companies according to TAS 24 - Related Party Disclosures Standard. Transactions made with related parties are disclosed in Section 5 Note V.

Classifications

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FOUR

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK

I.                                                 CAPITAL ADEQUACY RATIO

The Bank’s unconsolidated capital adequacy ratio is 14.52% (31 December 2014: 13.96%).

Risk measurement methods in calculation of capital adequacy ratio

Capital adequacy ratio is calculated within the scope of the “Regulation on the Measurement and Assessment of Capital Adequacy Ratios of Banks (Regulation)”, “Regulation on Credit Risk Mitigation Techniques” and “Communiqué on Risk Weighted Amounts for Securitization Exposures” published Official Gazette no. 28337 dated 28 June 2012 and “Regulation on the Equity of Banks” published in Official Gazette no. 26333 dated 1 November 2006.

The data used in calculation of capital adequacy ratio is organized in accordance with the accounting records prepared in compliance with the current legislation. Besides, the Bank classifies these data as “Trading Book” and “Banking Book”; and takes into account in the calculation of market risk and credit risk accordingly. Operational risks are also included in the calculation of capital adequacy ratio.

In the calculation of risk-based amounts, the Bank classifies its receivables into risk groups described in 6th article of the Regulation and considers the ratings and risk mitigating elements. The amounts are evaluated in the related risk weight group, accordingly. The Bank applies “basic financial guarantee method” in the consideration of risk mitigating elements for banking book accounts.

Trading book accounts and the items deducted from the capital base are not included in the calculation of credit risk. In calculation of risk weighted assets, impairments, depreciation and amortization, and provisions are considered as deduction items.

In the calculation of their risk-based values, non-cash loans are weighted after netting with specific provisions that are classified under liabilities and calculated based on the “Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables”. The net amounts are multiplied by the rates stated in the Article 5 of “Regulation regarding Measurement and Assessment of Capital Adequacy Ratios of Banks”, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with the risk weight of the group in accordance with the Appendix 1 of the Regulation.

In the calculation of their risk-based values, Derivative Financial Instruments and Credit Derivative Contracts which are accounted in banking book, the receivable amounts due to counter parties are  multiplied by the rates stated in the Appendix 2 of the Regulation, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with  the risk weight of the group in accordance with the Appendix 1 of the same Regulation. In compliance with Article 5 of the Regulation, repo transactions, investment securities and commodity lending transactions are accounted for “Counterparty Credit Risk”. The Bank applies “Fair Value Measurement” in the calculation of “Counterparty Credit Risk”.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Information on unconsolidated capital adequacy ratio

	31 December 2015 Risk Weights
Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%

Surplus credit risk weighted	55,276,308	—	7,773,091	45,591,407	27,561,064	69,352,259	3,660,714	7,561,275	45,093	—
Risk classifications:
Claims on sovereigns and Central Banks	50,214,290	—	—	5,976,167	—	—	—	—	—	—
Claims on regional governments or local authorities	10,516	—	2,945,710	745,047	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	18,281	—	287	—	—	1,063,828	—	—	—	—
Claims on multilateral development banks	218	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	3,080,047	—	3,615,037	2,716,923	—	1,979	—	—	—	—
Claims on corporate	357,740	—	946,223	993,061	—	56,210,393	—	—	—	—
Claims included in the regulatory retail portfolios	142,049	—	52,558	—	27,561,064	956,724	—	—	—	—
Claims secured by residential property	—	—	—	35,160,209	—	4,481,845	—	—	—	—
Past due loans	—	—	—	—	—	806,175	—	—	—	—
Higher risk categories decided by the Agency	13,291	—	2,709	—	—	—	3,660,714	7,561,275	45,093	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,439,876	—	210,567	—	—	5,831,315	—	—	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Information on unconsolidated capital adequacy ratio

	31 December 2014 Risk Weights
Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%

Surplus credit risk weighted	54,978,227	—	10,597,030	37,813,961	23,371,738	56,480,407	2,986,884	9,434,959	97,738	—
Risk classifications:
Claims on sovereigns and Central Banks	46,173,249	—	—	5,454,530	—	—	—	—	—	—
Claims on regional governments or local authorities	16,257	—	2,439,440	507,007	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	34,810	—	979	—	—	1,017,536	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	7,031,344	—	6,911,054	1,475,539	—	2,127	—	—	—	—
Claims on corporate	207,239	—	1,137,923	910,484	—	45,989,999	—	—	—	—
Claims included in the regulatory retail portfolios	121,740	—	41,820	—	23,371,738	1,185,664	—	—	—	—
Claims secured by residential property	—	—	—	29,466,401	—	3,401,067	—	—	—	—
Past due loans	—	—	—	—	—	240,075	—	—	—	—
Higher risk categories decided by the Agency	11,949	—	3,166	—	—	—	2,986,884	9,434,959	97,738	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,381,639	—	62,648	—	—	4,643,939	—	—	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Summary information related to capital adequacy ratio

	Bank Only
	Current Period	Prior Period

Capital Requirement for Credit Risk (Value at Credit Risk*0.08) (CRCR)	10,807,979	9,490,415
Capital Requirement for Market Risk (MRCR)	99,515	55,940
Capital Requirement for Operational Risk (ORCR)(*)	879,185	777,799
Shareholders’ Equity	21,398,645	18,013,163
Shareholders’ Equity/((CRCR+MRCR+ORCR) *12.5*100)	14.52	13.96
Tier I Capital/((CRCR+MRCR+ORCR) *12.5*100)	11.19	11.26
Common Equity Tier I Capital/((CRCR+MRCR+ORCR) *12.5*100)	11.26	11.35

(*)             In accordance with the BDDK.BYD.126.01 numbered and 7 February 2008 dated BRSA circular, capital adequacy ratio as at 2015 was measured by taking value at operational risk calculated based on gross incomes for the years ended 2014, 2013 and 2012 into consideration. For the year 2014, value at operational risk is being calculated based on gross incomes for the years ended 2013, 2012 and 2011.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Information on equity items

	Current Period	Prior Period
COMMON EQUITY TIER I CAPITAL
Paid-in Capital to be Entitled for Compensation after all Creditors	2,500,000	2,500,000
Share Premium	723,918	723,918
Share Cancellation Profits	—	—
Reserves	9,933,998	8,462,731
Other Comprehensive Income according to TAS	1,925,054	1,262,606
Profit	1,930,109	1,753,273
Current Period Profit	1,930,109	1,753,273
Previous Period Profit	—	—
General Reserves for Possible Losses	—	—
Bonus shares from Associates, Subsidiaries, and Joint-Ventures not Accounted in Current Period’s Profit	69,222	69,222
Common Equity Tier I Capital Before Deductions	17,082,301	14,771,750
Deductions from Common Equity Tier I Capital
Current and Prior Periods’ Losses not Covered by Reserves, and Losses Accounted under Equity according to TAS(-)	314,753	—
Leasehold Improvements on Operational Leases(-)	103,893	97,140
Goodwill and Other Intangible Assets and Related Deferred Taxes(-)	68,511	28,153
Net Deferred Tax Asset/Liability (-)	—	—
Shares Obtained against Article 56, Paragraph 4 of the Banking Law(-)	—	—
Direct and Indirect Investments of the Bank on its own Tier I Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
Mortgage Servicing Rights Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Net Deferred Tax Assets arising from Temporary Differences Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Amount Exceeding the 15% Threshold of Tier I Capital as per the Article 2, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
The Portion of Net Long Position of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital not deducted from Tier I Capital(-)	—	—
Mortgage Servicing Rights not deducted (-)	—	—
Excess Amount arising from Deferred Tax Assets from Temporary Differences (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
Deductions from Tier I Capital in cases where there are no adequate Additional Tier I or Tier II Capitals (-)	—	—
Total Deductions from Common Equity Tier I Capital	487,157	125,293
Total Common Equity Tier I Capital	16,595,144	14,646,457
ADDITIONAL CORE CAPITAL
Preferred Stock not Included in Tier I Capital and the Related Share Premiums	—	—

Debt Instruments and the Related Issuance Defined by the BRSA (Issued or Obtained after 01.01.2014)	—	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 01.01.2014)	—	—
Additional Core Capital before Deductions	—	—
Deductions from Additional Core Capital	—	—
Direct and Indirect Investments of the Bank on its own Additional Core Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
The Total of Net Long Position of the Direct or Indirect Investments in Additional Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more of 10% of the Issued Share Capital (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
The amount to be deducted from Additional Tier 1 Capital (-)	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

	Current Period	Prior Period
Total Deductions from Additional Core Capital	—	—
Total Additional Core Capital	—	—

Deductions from Core Capital	102,766	112,613
Goodwill and Other Intangible Assets and Related Deferred Taxes not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	102,766	112,613
Net Deferred Tax Asset/Liability not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
Total Core Capital	16,492,378	14,533,844
TIER II CAPITAL
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained after 1.1.2014)	1,450,446	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	1,905,885	2,117,650
Pledged Assets of the Shareholders to be used for the Bank’s Capital Increases	—	—
General Provisions	1,688,747	1,482,877
Tier II Capital before Deductions	5,045,078	3,600,527
Deductions from Tier II Capital
Direct and Indirect Investments of the Bank on its own Tier II Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—	—
The Total of Net Long Positions of the Direct or Indirect Investments in Additional Core Capital and Tier II Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
Total Deductions from Tier II Capital	—	—
Total Tier II Capital	5,045,078	3,600,527
CAPITAL	21,537,456	18,134,371
Loans Granted against the Articles 50 and 51 of the Banking Law (-)	—	—
Net Book Values of Movables and Immovable Exceeding the Limit Defined in the Article 57, Clause 1 of the Banking Law and the Assets Acquired against Overdue Receivables and Held for Sale but Retained more than Five Years (-)	138,557	120,737
Loans to Banks, Financial Institutions (domestic/foreign) or Qualified Shareholders in the form of Subordinated Debts or Debt Instruments Purchased from Such Parties and Qualified as Subordinated Debts (-)	—	—
Deductions as per the Article 20, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
Other items to be Defined by the BRSA (-)	254	471
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—	—
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—	—
The Portion of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Capital, of the Net Deferred Tax Assets arising from Temporary Differences and of the Mortgage Servicing Rights not deducted from Tier I Capital as per the Temporary Article 2, Clause 2, Paragraph (1) and (2) and Temporary Article 2, Clause 1 of the Regulation (-)	—	—
EQUITY	21,398,645	18,013,163
Amounts lower than Excesses as per Deduction Rules	—	—
Remaining Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital	—	—
Remaining Total of Net Long Positions of the Investments in Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more than 10% or less of the Tier I Capital	—	—
Remaining Mortgage Servicing Rights	—	—
Net Deferred Tax Assets arising from Temporary Differences	15,421	72,437

Components of items of shareholders’ equity subject to temporary applications

Bank Only
	Amount Included in Equity Calculation	Total Amount

Minorities’ share in Tier I capital	—	—
Third Parties’ share in additional core capital	—	—
Third Parties’ share in supplementary capital	—	—
Debt Instruments and Related Issuance Premiums Defined by the BRSA (Issued before 01.01.2014)	1,905,885	2,652,375

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Issuer	T.Vakıflar Bankası T.A.O.
Unique identifier (e.g. CUSIP, ISIN or Bloomberg identifier for private placement)	XS0849728190/ US90015NAB91 XS1175854923/ US90015WAC73
Governing law(s) of the instrument	Debt Instrument Comminique numbered CMB-II-31.1 BRSA regulation on bank’s shareholder equity
Regulatory treatment
Subject to 10% deduction as of 1/1/2015	XS0849728190/ US90015NAB91 is subject to deduction. XS1175854923/ US90015WAC73 is not subject to deduction.
Eligible at solo/group/group&solo	Available
Instrument type	Bond Issuance Possessing Subordinated Loan Conditions ( Tier II Capital)
Amount recognized in regulatory capital (Currency in million, as of most recent reporting date)	3,356
Par value of instrument (in million)	4,074
Accounting classification	347011/Subordinated Liabilities
Original date of issuance	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Perpetual or dated	XS0849728190/ US90015NAB91 Dated (10 years) Maturity Date: 1 November 2022 XS1175854923/ US90015WAC73 Dated (10 years) Maturity Date: 3 February 2025
Issue date	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Issuer call subject to prior supervisory approval	Yes
Call option dates, conditioned call dates and call amount	XS0849728190/ US90015NAB91 Not available XS1175854923/ US90015WAC73 early call date at 3 February 2020 is available.
Subsequent call dates, if applicable	XS0849728190/ US90015NAB91 Not available XS1175854923/ US90015WAC73 only one call option is available.
Coupons / dividends
Fixed or floating dividend/coupon	Fixed/Interest payment once in six month, principal payment at the maturity date
Coupon rate and any related index	XS0849728190/ US90015NAB91 6% fixed interest rate XS1175854923/ US90015WAC73 6.875% fixed interest rate
Existence of a dividend stopper	Nil
Fully discretionary, partially discretionary or mandatory	Nil
Existence of step up or other incentive to redeem	Nil
Noncumulative or cumulative	Noncumulative
Convertible or non-convertible
If convertible, conversion trigger (s)	Nil
If convertible, fully or partially	Nil
If convertible, conversion rate	Nil
If convertible, mandatory or optional conversion	Nil
If convertible, specify instrument type convertible into	Nil
If convertible, specify issuer of instrument it converts into	Nil
Write-down feature
If write-down, write-down trigger(s)

XS0849728190/ US90015NAB91 Not available.
XS1175854923/ US90015WAC73 available Revoking the business activity of Bank according to 71 clause of 5411 numbered Banking Law or liquidation proceedings to Savings Deposit Insurance Fund are the triggering events

If write-down, full or partial	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has full or partial write down feature.
If write-down, permanent or temporary	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has permanent write down feature.
If temporary write-down, description of write-up mechanism	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has no write-up mechanism.
Position in subordination hierarchy in liquidation (specify instrument type immediately senior to instrument)	Before debt instruments included in Tier II Capital after deposit and other receivables
Whether conditions which stands in article of 7 and 8 of Banks’ shareholder equity law are possessed or not	Possess Article 8
According to article 7 and 8 of Banks’ shareholders equity law that are not possessed	Not Possess Article 7

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

As a part of internal capital adequacy assessment process in terms of applied approach on inherit capital requirement’s current and future activity

Internal capital requirements assessment process and capital adequacy policies in order to define the “Internal Capital Adequacy Assessment Process Document” was established in September 2012 and was approved by the Board of Directors.  The document includes planning of capital, procedures and principles of risk reduction procedures of capital for making emergency plans. It is aimed to specify the current and future capital requirements, capital variety to keep up Bank’s risk or potential risks with internal capital adequacy assessment process.

In the process, potential changes in market conditions and economic cycle are evaluated for effects on capital, as well as the Bank’s strategy and credit growth expectations in line with the objectives, funding sources, liquidity opportunities are kept in into account. The Bank’s strategic plans and capital needs assessment performed in accordance with defined growth prospects in 2016 and has taken actions to increase the amount of capital and resources in 2015.

Capital requirements for the internal assessment process, credit risk, market risk, operational risk, interest rate risk arising from the bank accounts, liquidity risk, credit risk, residual risk, concentration risk, counterparty credit risk are taken into consideration country and transfer risk, the measurement of risk and on the management policies and procedures have been developed and approved by the Board of Directors.

II.                                            CREDIT RISK

Credit risk is defined as the counterparty’s possibility of failing to fulfil its obligations on the terms set by the agreement. Credit risk means risks and losses that may occur if the counterparty fails to comply with the agreement’s requirements and cannot perform its obligations partially or completely on the terms set. It covers the possible risks arising from futures and option agreements and other agreements alike and the credit risks arising from credit transactions that have been defined by the Banking Law.

In compliance with the articles 51 and 54 set forth in Banking Law and ancillary regulation, credit limits are set by the Bank for the financial position and credit requirements of customers within the authorization limits assigned for branches, regional directorates, lending departments, assistant general manager responsible of lending, general manager, credit committee and board of directors and credits are given regarding these limits in order to limit credit risk in lending facilities.

Credit limits are determined separately for the individual customer, company, group of companies, risk groups on a product basis. In accordance with the related Lending Policy, several criteria are used in the course of determining these credit limits. Customers should have a long-standing and a successful business past, a high commercial morality, possess a good financial position and a high morality, the nature of their business should be appropriate to use the credit , possess their commercial operations in an affirmative and a balanced manner, have experience and specialization in their profession, be able to adopt themselves to the economic conditions, to be accredited on the market, have sufficient equity capital, possess the ability to create funds with their operations and finance their placement costs. Also the sector and the geographical position of customers, where they operate and other factors that may affect their operations are considered in the evaluation process of loans. Apart from ordinary intelligence operations, the financial position of the customer is mainly analyzed based on the balance sheets and the income statements provided by the loan customer, the documents received in accordance with the related regulation for their state of accounts and other related documents. Credit limits are subject to revision regarding the overall economic developments and the changes in the financial information and operations of the customers.

Collaterals for the credit limits are determined on a customer basis in order to ensure bank placements and their liquidity. The amount and type of the collateral are determined regarding the creditworthiness of the credit users. The Bank holds collateral against loans and advances to customers in the form of mortgage interests over property, other registered securities over assets, and guarantees.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

The Bank has risk control limits for derivative transaction (futures, options, etc.) positions, which effects credit risk and market risk.

For credit risk management purposes, Risk Management Department operates in

•                      the determination of credit risk policies in coordination with the Bank’s other units,

•                      the determination and monitoring of the distribution of concentration limits with respect to sector, geography and credit type,

•                      the contribution to the formation of rating and scoring systems,

•                      the submit to the Board of Directors and the senior management of not only credit risk management reports about credit portfolio’s distribution (borrower, sector, geographical region), credit quality (impaired loans, credit risk ratings) and credit concentration but also scenario analysis reports, stress tests and other analyses,

•                      the studies regarding the formation of advanced credit risk measurement approaches.

Credit risk is defined and managed for all cash and non-cash agreements and transactions, which carry counterparty risk. Loans with renegotiated terms are followed in accordance with Bank’s credit risk management and follow-up principles. The financial position and trading operations of related customers are continuously analyzed and principal and interest payments, scheduled in renegotiation agreement, are strictly controlled by related departments. In the framework of Bank’s risk management concept, long term commitments are accepted more risky than short term commitments.

Besides, risk limits defined for long term commitments and collaterals that should be taken against long term commitments are handled in a wider range compared to short term commitments.

Indemnified non-cash loans are regarded as the same risk weight with the loans that are pastdue and unpaid.

Banking operations and lending activities carried in foreign countries are not exposed to material credit risks, due to related countries’ financial conditions, customers and their operations.

The Bank classifies its past due and impaired receivables as shown below in accordance with the “Regulation on Procedures and Principles for Determination of Qualifications of Loans and Other Receivables and Provisions to be Set Aside”.

•                      for which recovery of principal and interest or both delays from their terms or due dates are more than ninety days but not more than one hundred eighty days are classified as “Group Three- Loans and Other Receivables With Limited Recovery”,

•                      for which recovery of principal and interest or both delays from their terms or due dates are more than one hundred and eighty days but not more one year are classified as “Group Four- Loans and Other Receivables With Suspicious Recovery”,

•                      for which recovery of principal and interest or both delays from their terms or due dates are more than one year are classified as “Group Five - Loans and Other Receivables Having the Nature of Loss”,

Regardless of the guarantees and pledges received, the Bank provides 20% provision for the Loans and Other Receivables classified in Group Three, by 30 September 2015, 50% provision for the Loans and Other Receivables classified in Group Four and 100% in Group Five. The provision amount is recognized in profit and loss statement of the period.

The Bank’s largest 100 cash loan customers compose 24.60% of the total cash loan portfolio (31 December 2014: 22.08%).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

The Bank’s largest 100 non-cash loan customers compose 54.95% of the total non-cash loan portfolio (31 December 2014: 56.67%).

The Bank’s largest 100 cash loan customers compose 16.53 % of total assets of the Bank and the Bank’s largest 100 non-cash loan customers compose 15.46% of total off-balance sheet items (31 December 2014: 14.56% and 17.74%).

The Bank’s largest 200 cash loan customers compose 30.24% of the total cash loan portfolio (31 December 2014: 27.73%).

The Bank’s largest 200 non-cash loan customers compose 67.04% of the total non-cash loan portfolio (31 December 2014: 68.35%).

The Bank’s largest 200 cash loan customers compose 20.33 % of total assets of the Bank and the Bank’s largest 200 non-cash loan customers compose 18.86% of total off-balance sheet items (31 December 2014: 18.29% ve 21.40%).

The general provision for credit risk amounts to TL 1,957,603 (31 December 2014: TL 1,603,242).

Risk Classifications:	Current Period Risk Amount(*)	Average Risk Amount(**)
Claims on sovereigns and Central Banks	56,190,457	56,978,857
Claims on regional governments or local authorities	3,701,273	3,248,031
Claims on administrative bodies and other non-commercial undertakings	1,082,396	1,081,897
Claims on multilateral development banks	218	36
Claims on international organizations	—	—
Claims on banks and intermediary institutions	9,413,986	11,402,422
Claims on corporate	58,507,417	57,111,324
Claims included in the regulatory retail portfolios	28,712,395	28,196,225
Claims secured by residential property	39,642,054	36,961,615
Past due loans	806,175	503,524
Higher risk categories decided by the Agency	11,283,082	11,158,293
Marketable securities secured by mortgages	—	—
Securitization exposures	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—
Undertakings for collective investments in mutual funds	—	548
Other claims	7,481,758	6,208,621

(*)             Before reducing the credit risk, the rate of the post credit conversion is given.

(**)      Average risk amount is calculated based on the arithmetic average of the monthly risk amounts after conversion for January-December 2015 period.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                                   CREDIT RISK (Continued)

Risk Classifications:	Prior Period Risk Amount(*)	Average Risk Amount(**)
Claims on sovereigns and Central Banks	51,627,779	46,770,220
Claims on regional governments or local authorities	2,962,704	2,375,575
Claims on administrative bodies and other non-commercial undertakings	1,053,325	761,467
Claims on multilateral development banks	—	—
Claims on international organizations	—	—
Claims on banks and intermediary institutions	15,420,064	14,658,166
Claims on corporate	48,245,645	43,603,994
Claims included in the regulatory retail portfolios	24,720,962	23,300,626
Claims secured by residential property	32,867,468	29,860,458
Past due loans	240,075	249,719
Higher risk categories decided by the Agency	12,534,696	11,615,182
Marketable securities secured by mortgages	—	—
Securitization exposures	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—
Undertakings for collective investments in mutual funds	—	—
Other claims	6,088,226	5,380,484

(*)             Before reducing the credit risk, the rate of the post credit conversion is given.

(**)      Average risk amount is calculated based on the arithmetic average of the monthly risk amounts after conversion for January-December 2014 period.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Risk profile according to the geographical concentration (***)

Current Period	Claims on sovereigns and Central Banks	Claims on regional governments or local authorities	Claims on administrative bodies and other non- commercial undertakings	Claims on multilateral development banks	Claims on international organizations	Claims on banks and intermediary institutions	Claims on corporates	Claims included in the regulatory retail portfolios	Claims secured by residential property	Past due loans	Higher risk categories decided by the Board	Secured by mortgages	Securitization positions	Short-term claims and short term corporate claims on banks and intermediary institutions	Undertakings for collective investments in mutual funds	Other receivables	Total

Domestic	52,485,415	3,693,576	1,082,396	2	—	2,264,806	56,874,497	28,675,380	39,615,204	806,175	11,165,364	—	—	—	—	5,607,149	202,269,964
EU countries	—	—	—	216	—	6,063,150	—	—	—	—	—	—	—	—	—	—	6,063,366
OECD countries (*)	—	—	—	—	—	1,133	—	—	—	—	—	—	—	—	—	—	1,133
Off-shore banking regions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
USA, Canada	3,627,192	7,697	—	—	—	951,702	1,501,050	37,015	26,850	—	—	—	—	—	—	—	6,151,506
Other countries	77,850	—	—	—	—	133,195	131,870	—	—	—	117,718	—	—	—	—	—	460,633
Investment and associates, subsidiaries and joint ventures	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,874,609	1,874,609
Undistributed Assets/ Liabilities(**)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total	56,190,457	3,701,273	1,082,396	218	—	9,413,986	58,507,417	28,712,395	39,642,054	806,175	11,283,082	—	—	—	—	7,481,758	216,821,211

(*)                   OECD countries except from EU countries, USA, Canada.

(**)               The assets and liabilities that can not be distributed according to a consistent base.

(***)           Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Risk profile according to the geographical concentration (***)

Prior Period	Claims on sovereigns and Central Banks	Claims on regional governments or local authorities	Claims on administrative bodies and other non- commercial undertakings	Claims on multilateral development banks	Claims on international organizations	Claims on banks and intermediary institutions	Claims on corporates	Claims included in the regulatory retail portfolios	Claims secured by residential property	Past due loans	Higher risk categories decided by the Board	Secured by mortgages	Securitization positions	Short-term claims and short term corporate claims on banks and intermediary institutions	Undertakings for collective investments in mutual funds	Other receivables	Total

Domestic	49,821,796	2,948,965	1,053,324	—	—	5,238,277	47,051,039	24,691,264	32,833,278	240,075	12,447,769	—	—	—	—	4,351,230	180,677,017
EU countries	—	—	—	—	—	9,407,111	—	—	—	—	—	—	—	—	—	—	9,407,111
OECD countries (*)	—	—	—	—	—	1,478	—	—	—	—	—	—	—	—	—	—	1,478
Off-shore banking regions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
USA, Canada	1,805,983	13,739	—	—	—	676,493	1,049,656	29,698	34,190	—	—	—	—	—	—	—	3,609,759
Other countries	—	—	—	—	—	96,705	144,950	—	—	—	86,927	—	—	—	—	15	328,597
Investment and associates, subsidiaries and joint ventures	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,736,982	1,736,982
Undistributed Assets/ Liabilities(**)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total	51,627,779	2,962,704	1,053,324	—	—	15,420,064	48,245,645	24,720,962	32,867,468	240,075	12,534,696	—	—	—	—	6,088,227	195,760,944

(*)                   OECD countries except from EU countries, USA, Canada.

(**)               The assets and liabilities that can not be distributed according to a consistent base.

(***)           Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Risk profile according to sectors and counterparties (*)

Current Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	TL	FC	Total
Agricultural	2,415	105	26,352	—	—	—	1,034,594	439,998	705,330	—	59,685	—	—	—	—	—	1,745,859	522,620	2,268,479
Farming and raising livestock	2,018	105	26,352	—	—	—	716,272	395,678	647,325	—	59,637	—	—	—	—	—	1,610,229	237,158	1,847,387
Forestry	394	—	—	—	—	—	281,846	22,702	32,854	—	39	—	—	—	—	—	81,642	256,193	337,835
Fishing	3	—	—	—	—	—	36,476	21,618	25,151	—	9	—	—	—	—	—	53,988	29,269	83,257
Manufacturing	1,045	740	193,617	—	—	—	24,949,102	2,623,726	5,560,093	—	6,130	—	—	—	—	—	12,342,475	20,991,978	33,334,453
Mining	—	—	3,673	—	—	—	1,129,091	91,198	196,693	—	216	—	—	—	—	—	446,410	974,461	1,420,871
Production	980	30	97,208	—	—	—	16,760,236	2,487,187	5,194,456	—	5,794	—	—	—	—	—	10,474,961	14,070,930	24,545,891
Electric, Gas, Water	65	710	92,736	—	—	—	7,059,775	45,341	168,944	—	120	—	—	—	—	—	1,421,104	5,946,587	7,367,691
Construction	41	226	354	—	—	—	8,221,628	1,509,264	5,041,111	—	3,381	—	—	—	—	—	8,643,345	6,132,657	14,776,002
Services	36,310,616	3,634,970	634,288	216	—	9,413,986	18,404,525	9,966,610	13,806,939	—	147,885	—	—	—	—	79,253	59,036,822	33,362,469	92,399,291
Wholesale and retail trade	4,975	3,765	98,715	—	—	—	6,943,554	5,617,739	8,146,349	—	18,612	—	—	—	—	—	15,999,111	4,834,598	20,833,709
Hotel, Food and Beverage Services	14	1,026	622	—	—	—	1,761,395	295,384	2,560,578	—	2,137	—	—	—	—	—	1,206,465	3,414,691	4,621,156
Transportation and Telecommunication	54	8,501	34,502	—	—	—	5,754,094	3,646,731	1,758,500	—	6,977	—	—	—	—	—	5,983,473	5,225,886	11,209,359
Financial Institutions	36,137,083	11	100,192	216	—	9,413,986	2,850,082	35,139	465,128	—	117,937	—	—	—	—	79,253	30,545,128	18,653,902	49,199,030
Real Estate and renting services	—	—	4	—	—	—	303,987	86,614	183,413	—	449	—	—	—	—	—	392,409	182,058	574,467
Self-employment services	159	724	2,444	—	—	—	288	—	—	—	—	—	—	—	—	—	3,615	—	3,615
Education services	4,995	48	8,889	—	—	—	127,201	67,764	272,888	—	258	—	—	—	—	—	430,342	51,701	482,043
Health and social services	163,336	3,620,895	388,920	—	—	—	663,924	217,239	420,083	—	1,515	—	—	—	—	—	4,476,279	999,633	5,475,912
Other	19,876,340	65,232	227,785	2	—	—	5,897,568	14,172,797	14,528,581	806,175	11,066,001	—	—	—	—	7,402,505	50,478,546	23,564,440	74,042,986

Total	56,190,457	3,701,273	1,082,396	218	—	9,413,986	58,507,417	28,712,395	39,642,054	806,175	11,283,082	—	—	—	—	7,481,758	132,247,047	84,574,164	216,821,211

(*)	Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

1-	Claims on sovereigns and Central Banks
2-	Claims on regional governments or local authorities
3-	Claims on administrative bodies and other non-commercial undertakings
4-	Claims on multilateral development banks
5-	Claims on international organizations
6-	Claims on banks and intermediary institutions
7-	Claims on corporates
8-	Claims included in the regulatory retail portfolios
9-	Claims secured by residential property
10-	Past due loans
11-	Higher risk categories decided by the Board
12-	Secured by mortgages
13-	Securitization positions
14-	Short-term claims and short term corporate claims on banks and intermediary institutions
15-	Undertakings for collective investments in mutual funds
16-	Other receivables

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Risk profile according to sectors and counterparties (*)

Prior Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	TL	FC	Total
Agricultural	91	38	189,639	—	—	—	900,028	383,981	403,997	—	4,692	—	—	—	—	—	1,346,383	536,083	1,882,466
Farming and raising livestock	91	38	189,639	—	—	—	588,334	333,616	351,702	—	4,261	—	—	—	—	—	1,211,280	256,401	1,467,681
Forestry	—	—	—	—	—	—	280,965	31,160	24,346	—	185	—	—	—	—	—	77,753	258,903	336,656
Fishing	—	—	—	—	—	—	30,729	19,205	27,949	—	246	—	—	—	—	—	57,350	20,779	78,129
Manufacturing	1,004,291	39	160,377	—	—	—	19,899,003	2,485,075	4,843,193	—	7,121	—	—	—	—	—	11,480,951	16,918,148	28,399,099
Mining	—	—	4,644	—	—	—	384,726	94,155	323,949	—	68	—	—	—	—	—	417,284	390,258	807,542
Production	1,004,291	11	153,725	—	—	—	13,505,225	2,351,669	4,361,948	—	6,925	—	—	—	—	—	9,847,425	11,536,369	21,383,794
Electric, Gas, Water	—	28	2,008	—	—	—	6,009,052	39,251	157,296	—	128	—	—	—	—	—	1,216,242	4,991,521	6,207,763
Construction	280	6	1	—	—	—	6,266,898	1,427,900	4,336,534	—	4,491	—	—	—	—	—	6,908,667	5,127,443	12,036,110
Services	30,181,431	2,896,367	608,280	—	—	15,418,766	15,752,768	9,436,412	10,612,815	—	131,531	—	—	—	—	15	55,794,049	29,244,336	85,038,385
Wholesale and retail trade	279	125	286	—	—	—	6,687,238	5,387,275	6,508,686	—	29,082	—	—	—	—	—	13,904,175	4,708,796	18,612,971
Hotel, Food and Beverage Services	9	6	78	—	—	—	1,331,135	296,071	1,545,078	—	2,885	—	—	—	—	—	1,000,853	2,174,409	3,175,262
Transportation and Telecommunication	11	—	240,027	—	—	—	4,255,744	3,392,287	1,353,077	—	9,016	—	—	—	—	—	5,309,017	3,941,145	9,250,162
Financial Institutions	30,054,333	—	69	—	—	15,418,766	2,500,834	34,796	457,626	—	87,390	—	—	—	—	15	31,086,536	17,467,293	48,553,829
Real Estate and renting services	—	—	3	—	—	—	299,465	73,037	138,421	—	1,138	—	—	—	—	—	396,997	115,067	512,064
Self-employment services	—	—	3,786	—	—	—	643	—	—	—	—	—	—	—	—	—	4,429	—	4,429
Education services	74	4	5,067	—	—	—	121,788	49,412	237,724	—	522	—	—	—	—	—	355,770	58,821	414,591
Health and social services	126,725	2,896,232	358,964	—	—	—	555,921	203,534	372,203	—	1,498	—	—	—	—	—	3,736,272	778,805	4,515,077
Other	20,441,686	66,254	95,027	—	—	1,298	5,426,948	10,987,594	12,670,929	240,075	12,386,861	—	—	—	—	6,088,212	46,766,457	21,638,427	68,404,884

Total	51,627,779	2,962,704	1,053,324	—	—	15,420,064	48,245,645	24,720,962	32,867,468	240,075	12,534,696	—	—	—	—	6,088,227	122,296,507	73,464,437	195,760,944

(*)	Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

1-	Claims on sovereigns and Central Banks
2-	Claims on regional governments or local authorities
3-	Claims on administrative bodies and other non-commercial undertakings
4-	Claims on multilateral development banks
5-	Claims on international organizations
6-	Claims on banks and intermediary institutions
7-	Claims on corporates
8-	Claims included in the regulatory retail portfolios
9-	Claims secured by residential property
10-	Past due loans
11-	Higher risk categories decided by the Board
12-	Secured by mortgages
13-	Securitization positions
14-	Short-term claims and short term corporate claims on banks and intermediary institutions
15-	Undertakings for collective investments in mutual funds
16-	Other receivables

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Distribution of maturity risk factors according to their outstanding maturities (*)

	According to their outstanding maturities
Risk Classifications-Current Period	1 month	1-3 month	3-6 month	6-12 month	1 year and over
Claims on sovereigns and Central Banks	7,538,323	151,346	399,825	1,811,782	46,289,181
Claims on regional governments or local authorities	9,103	15,418	85,821	145,517	3,445,414
Claims on administrative bodies and other non-commercial undertakings	32,724	38,442	89,225	21,979	900,026
Claims on multilateral development banks	—	—	—	216	2
Claims on international organizations	—	—	—	—	—
Claims on banks and intermediary institutions	4,886,750	826,432	548,154	71,677	3,080,973
Claims on corporate	2,736,080	3,853,483	5,294,896	8,925,453	37,697,505
Claims included in the regulatory retail portfolios	472,970	1,069,498	1,896,582	4,251,740	21,021,605
Claims secured by residential property	729,855	1,249,282	2,168,805	4,718,668	30,775,444
Past due loans	—	—	—	—	806,175
Higher risk categories decided by the Agency	—	—	—	14,009	11,269,073
Marketable securities secured by mortgages	—	—	—	—	—
Securitization exposures	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—
Other claims	—	—	—	—	7,481,758
Total	16,405,805	7,203,901	10,483,308	19,961,041	162,767,156

(*)	Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Distribution of maturity risk factors according to their outstanding maturities (*)

	According to their outstanding maturities
Risk Classifications-Prior Period	1 month	1-3 month	3-6 month	6-12 month	1 year and over
Claims on sovereigns and Central Banks	4,837,977	644,411	1,150,586	818,234	44,176,571
Claims on regional governments or local authorities	9,500	4,726	23,639	55,293	2,869,546
Claims on administrative bodies and other non-commercial undertakings	22,754	32,027	62,030	222,500	714,013
Claims on multilateral development banks	—	—	—	—	—
Claims on international organizations	—	—	—	—	—
Claims on banks and intermediary institutions	11,995,597	810,595	482,369	76,307	2,055,196
Claims on corporate	2,811,153	3,317,094	3,952,856	8,790,375	29,374,167
Claims included in the regulatory retail portfolios	491,774	960,663	1,649,647	4,177,825	17,441,053
Claims secured by residential property	573,828	1,048,581	1,696,829	4,030,103	25,518,127
Past due loans	—	—	—	—	240,075
Higher risk categories decided by the Agency	—	—	—	14,320	12,520,376
Marketable securities secured by mortgages	—	—	—	—	—
Securitization exposures	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—
Other claims	—	—	—	—	6,088,227
Total	20,742,583	6,818,097	9,017,956	18,184,957	140,997,351

(*)	Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

Risk balances according to risk weights

Risk Weights Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%	Deductions from the shareholders’ equity
Pre-Amount of Credit Risk Mitigation	51,653,484	—	9,995,432	44,482,520	27,755,671	71,651,022	3,666,757	7,571,232	45,093	—	413,981
Amount after Credit Risk Mitigation	55,276,308	—	7,773,090	45,591,407	27,561,064	69,352,260	3,660,714	7,561,275	45,093	—	413,981

Risk Weights Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%	Deductions from the shareholders’ equity
Pre-Amount of Credit Risk Mitigation	47,554,085	—	16,779,325	37,737,598	23,535,298	57,619,942	2,990,704	9,446,254	97,738	—	359,114
Amount after Credit Risk Mitigation	54,978,227	—	10,597,030	37,813,961	23,371,738	56,480,407	2,986,884	9,434,959	97,738	—	359,114

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Credit rating of the credit rating agency, related to the Bank’s Capital Adequacy Assessment of the Measurement is listed in Appendix 1 which corresponds to the credit quality step that is given in the table below.

Ratings Matched	Credit Quality Rank	Fitch

Long Term Credit Ratings	1	AAA between AA-
	2	A+ between A-
	3	BBB+ between BBB-
	4	BB+ between BB-
	5	B+ between B-
	6	CCC+ and below

Short Term Credit Ratings	1	F1+ between F1
	2	F2
	3	F3
	4	F3 and below
	5	—
	6	—

Information According to Sectors and Counterparties

	Loans
Current Period	Impaired (*)	Past Due (**)	Value Adjustments (***)	Provisions
Agricultural	87,877	63,490	1,082	80,444
Farming and raising livestock	77,331	57,860	995	70,949
Forestry	8,408	3,188	75	7,669
Fishing	2,138	2,442	12	1,826
Manufacturing	948,135	263,507	6,344	831,505
Mining	100,016	7,731	63	63,998
Production	842,374	250,811	6,197	762,493
Electric, Gas, Water	5,745	4,965	84	5,014
Construction	527,749	214,734	4,877	460,814
Services	1,477,456	1,344,869	26,214	1,259,443
Wholesale and retail trade	958,068	596,895	12,883	810,598
Hotel, Food and Beverage Services	53,562	82,970	1,283	39,021
Transportation and telecommunication	303,162	448,813	8,132	265,365
Financial Institutions	4,482	4,873	89	4,315
Real estate and renting services	11,426	21,350	311	9,007
Self-employment services	117,833	145,031	2,792	104,951
Education services	6,353	17,877	333	5,782
Health and social services	22,570	27,060	391	20,404
Other	1,808,996	2,797,820	74,248	1,411,832
Total	4,850,213	4,684,420	112,765	4,044,038

(*)	Impaired loans are composed of group three, four and five loans.
(**)	Past due loans and other receivables consist of loans and other receivables that are past due up to ninety days.
(***)	Value adjustments represents general provisions of non-performing loans.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

	Loans
Prior Period	Impaired (*)	Past Due (**)	Value Adjustments (***)	Provisions
Agricultural	83,397	33,519	806	81,560
Farming and raising livestock	72,134	29,466	632	70,661
Forestry	7,255	1,271	90	6,917
Fishing	4,008	2,782	84	3,982
Manufacturing	836,017	281,898	11,181	807,279
Mining	29,054	7,706	3,240	28,379
Production	801,801	269,229	7,900	774,085
Electric, Gas, Water	5,162	4,963	41	4,815
Construction	443,816	179,450	5,530	421,708
Services	1,282,999	1,286,706	29,871	1,199,082
Wholesale and retail trade	801,397	599,838	15,099	751,491
Hotel, Food and Beverage Services	46,878	78,793	1,445	44,130
Transportation and telecommunication	279,587	433,429	9,073	260,933
Financial Institutions	4,889	2,999	78	4,160
Real estate and renting services	9,901	8,672	234	8,788
Self-employment services	109,544	121,114	3,041	101,835
Education services	6,055	9,717	170	4,031
Health and social services	24,748	32,144	731	23,714
Other	1,328,143	1,983,048	79,209	1,224,668
Total	3,974,372	3,764,621	126,597	3,734,297

(*)	Impaired loans are composed of group three, four and five loans.
(**)	Past due loans and other receivables consist of loans and other receivables that are past due up to ninety days.
(***)	Value adjustments represents general provisions of non-performing loans.

Current Period	The opening Balance	Provisions amounts set aside during the period	The cancelation of the provisions	Other Adjustments(*)	Closing Balance
Specific Provisions	3,734,297	1,030,299	(720,558)	—	4,044,038
General Provisions	1,603,242	354,951	—	(590)	1,957,603

(*)	Includes effect of currency translations differences and other provisions’ classifications.

Prior Period	The opening Balance	Provisions amounts set aside during the period	The cancelation of the provisions	Other Adjustments (*)	Closing Balance
Specific Provisions	3,275,433	1,145,464	(686,600)	—	3,734,297
General Provisions	1,190,739	413,501	—	(998)	1,603,242

(*)	Includes effect of currency translations differences and other provisions’ classifications

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CREDIT RISK (Continued)

Fair value of collateral held against impaired loans

	31 December 2015	31 December 2014
Cash collateral (*)	—	—
Mortgage	1,739,554	1,131,152
Promissory note (*)	—	—
Others (**)	3,110,659	2,843,220
Total	4,850,213	3,974,372

(*)

As a policy, it is aimed to utilize from cash collateral or liquidate promissory note for an impaired loan collateralized by cash collateral or promissory note to cover the credit risk. Hence, cash collateral and promissory note are shown as zero in the table above.

(**)	Sureties obtained for impaired loans are presented in this raw to the extent that the amount does not exceed the amount of impaired loans.

The detail of collateral held against performing cash and non-cash loans by the Bank

Cash loans	31 December 2015	31 December 2014

Secured Loans:	94,156,701	78,861,414
Secured by mortgages	38,328,569	32,330,313
Secured by cash collateral	833,255	666,941
Guarantees issued by financial institutions	505,509	3,586
Secured by government institutions or government securities	1,459,632	930,621
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	53,029,736	44,929,953
Unsecured Loans	28,817,777	25,482,028

Total performing loans	122,974,478	104,343,442

Non-cash loans	31 December 2015	31 December 2014

Secured Loans:	14,299,777	12,533,762
Secured by mortgages	2,983,589	1,092,107
Secured by cash collateral	243,589	383,395
Guarantees issued by financial institutions	229,287	—
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	10,843,312	11,058,260
Unsecured Loans	18,768,584	16,100,161

Total non-cash loans	33,068,361	28,633,923

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

III.                                       MARKET RISK

The Bank calculates market risk using standard method and allocates legal capital in compliance with “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” published in 28 June dated 2012 Official Gazette no. 28337.

The market risk is defined as the potential risk of loss due to changes in interest rates, foreign exchange rates, stock prices and equity prices on balance sheet and off-balance sheet positions of the banks.

The capital needed for general market risk and specific risks is calculated using the standard method defined by the “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” and reported monthly.

In addition to the standard method, the Bank also uses internal models like Historical and Monte Carlo Simulations in measuring market risk. The Bank also performs daily back-testing in order to measure the reliability of the models. Besides, scenario analyses are implemented in order to support the Standard Method and internal models. In order to monitor the maturity structure of the asset and liability accounts, liquidity analysis are performed and the duration of the Bank’s assets and liabilities is calculated.

The market risk analysis of the Bank is reported “monthly” and sent to the related regulatory institutions.

Value at market risk

	Current Period	Prior Period
(I) Capital Obligation against General Market Risk - Standard Method	16,414	13,128
(II) Capital Obligation against Specific Risks - Standard Method	—	99
Capital to be employed for specific risk in securitization positions- Standard Method	—	—
(III) Capital Obligation against Currency Risk - Standard Method	66,896	34,268
(IV) Capital Obligation against Stocks Risks - Standard Method	—	—
(V) Capital Obligation against Exchange Risks - Standard Method	—	—
(VI) Capital Obligation against Market Risks of Options - Standard Method	47	234
(VII) Capital Obligation Calculated for Counterparty Credit Risk — Standard Method	16,158	8,211
(VIII) Capital Obligation against Market Risks of Banks applying Risk Measurement Models	—	—
(IX) Total Capital Obligations against Market Risk (I+II+III+IV+V+VI+VII)	99,515	55,940
(X) Value-At-Market Risk (12.5xVIII) or (12.5xIX)	1,243,935	699,250

Average values at market risk

	Current Year			Prior Year
	Average	Highest	Lowest	Average	Highest	Lowest
Interest Rate Risk	15,441	17,529	12,922	8,972	13,029	6,069
Common Share Risk	29	350	—	227	2,523	—
Currency Risk	60,765	88,564	25,989	22,858	35,156	8,046
Stock Risk	—	—	—	—	—	—
Exchange Risk	—	—	—	—	—	—
Option Risk	173	611	23	1,677	3,804	42
Counterparty Credit Risk	17,462	24,145	12,567	9,451	11,383	8,020

Total Value at Risk	1,173,376	1,518,498	671,116	539,814	703,345	359,499

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

III.                                       MARKET RISK (Continued)

Information on Counterparty Credit Risk

Counterparty credit risk is the probability of an economic loss that Bank could face because the counterparty to a transaction bringing liabilities to both parties could default before the final settlement of the transaction.

In calculation of the counterparty credit risk “Valuation Method on the Basis of Fair Value” is implemented in the scope of “Regulation on Calculation and Assessment of Capital Adequacy of the Banks”. The counterparty credit risk of the derivatives includes current replacement cost and potential future credit exposure.  Replacement cost is calculated on fair value of the contracts, whilst potential future credit risk exposure is calculated by multiplication of contract amounts with the credit conversion rates stated in the appendices of the regulation.

Information about counterparty risk

	Current Period(*)	Prior Period(*)
Contracts based on interest rate	148,593	60,885
Contracts based on currency	141,180	100,177
Contracts based on commodity	—	—
Contracts based on stocks	—	—
Other	—	—
Gross Positive Fair Value	289,773	161,062
Benefits of clarification	—	—
Clarified current risk amount	—	—
The securities which are held	—	—
The net position of derivatives	289,773	161,062

(*)             Counterparty risk related to purchase/sale accounts is given.

IV.                                        OPERATIONAL RISK

The Bank calculated the value at operational risk in accordance with the third section of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” that is “Computation of Value of Operational Risk” published in 28 June 2012 dated Official Gazette no. 28337. The operational risk which the Bank is exposed to is calculated according to the “Basic Indicator Method” hence by multiplying the average of the last three years’ actual gross income with 12.5, in line with the effective legislation practices in the country.

Current Period	31 December 2012	31 December 2013	31 December 2014	Total / Total number of years for which gross income is positive	Rate (%)	Total
Gross Income	5,191,308	6,159,500	6,232,883	3	15	879,185
Amount subject to operational risk Total*12.5)						10,989,807

Prior Period	31 December 2011	31 December 2012	31 December 2013	Total / Total number of years for which gross income is positive	Rate (%)	Total
Gross Income	6,159,500	5,191,308	4,205,182	3	15	777,799
Amount subject to operational risk Total*12.5)						9,722,488

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

V.                                             FOREIGN CURRENCY EXCHANCE RISK

Foreign exchange risk that the Bank exposed to, estimation of effects of exposures, and the limits set by the Board of Directors of the Bank for the positions being monitored on a daily basis

The Standard Method which is also used in the legal reporting is used in measuring the currency risk of the Bank.

All of the foreign currency assets and liabilities and the forward foreign-currency transactions are taken into consideration in calculating the capital obligation for the currency risk. The net long and short positions are calculated in Turkish Lira equivalent of the each currency. The position with the biggest absolute value is determined as the base amount for the capital obligation and the capital obligation is calculated at that amount.

The magnitude of hedging foreign currency debt instruments and net investment in foreign operations by using derivatives

As at 31 December 2015 and 31 December 2014 the Bank does not have derivative financial instruments held for risk management.

Foreign exchange risk management policy

Risk policy of the Bank is based on the transactions within the limits and keeping the currency position well-balanced.

In the light of the national legislations and international applications, the Bank has established a foreign currency risk management policy that enables the Bank to take position between lower and upper limits determined in respect of the current equity profile. Speculative position is not held by the Bank.

The Bank’s effective exchange rates at the date of balance sheet and for the last five working days of the period announced by the Bank in TL are as follows:

	US Dollar	Euro
The Bank’s foreign currency purchase rate at the balance sheet date	2.9100	3.1661
Foreign currency purchase rates for the days before balance sheet date;
Day 1	2.8600	3.1263
Day 2	2.8500	3.1259
Day 3	2.8600	3.1368
Day 4	2.8500	3.1259
Day 5	2.8600	3.1260

	US Dollar	Euro
Last 30-days arithmetical average rate	2.8527	3.0912

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

V.                                             FOREIGN CURRENCY EXCHANCE RISK (Continued)

Information on currency risk

Current Period	Euro	US Dollar	Other FC	Total
Assets:
Cash and balances with the Central Bank of Republic of Turkey	2,811,021	12,164,956	4,374,832	19,350,809
Banks	391,462	4,424,493	48,110	4,864,065
Financial assets at fair value through profit or loss (1)	94,722	102,681	—	197,403
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	977,075	3,696,548	—	4,673,623
Loans and receivables (2)	11,945,755	26,902,000	32,311	38,880,066
Associates, subsidiaries and joint-ventures	434,144	—	—	434,144
Held-to-maturity investments	—	130,981	—	130,981
Derivative financial assets held for risk management purpose	—	—	—	—
Tangible assets	—	4,292	—	4,292
Intangible assets	—	—	—	—
Other assets (3)	75,385	894,745	26	970,156
Total assets	16,729,564	48,320,696	4,455,279	69,505,539

Liabilities:
Bank deposits	169,879	3,360,351	44,199	3,574,429
Foreign currency deposits	10,670,962	18,442,961	763,664	29,877,587
Interbank money market takings	—	3,403,437	—	3,403,437
Other funding	7,886,670	10,335,468	1,076	18,223,214
Securities issued	2,206,648	5,200,957	12,110	7,419,715
Miscellaneous payables	515,476	61,928	43,448	620,852
Derivative financial liabilities held for risk	—	—	—	—
Other liabilities (1) (4)	65,528	5,948,400	992	6,014,920
Total liabilities	21,515,163	46,753,502	865,489	69,134,154

Net ‘on balance sheet’ position	(4,785,599)	1,567,194	3,589,790	371,385
Net ‘off-balance sheet’ position	5,449,875	(441,420)	(3,577,895)	1,430,560
Derivative assets (6)	7,542,857	12,701,193	2,036,853	22,280,903
Derivative liabilities (6)	2,092,982	13,142,613	5,614,748	20,850,343
Non-cash loans (5)	3,006,375	7,731,618	246,531	10,984,524

Prior Period

Total assets	11,794,857	39,485,470	4,443,232	55,723,559
Total liabilities	16,989,485	39,793,552	1,005,175	57,788,212
Net ‘on balance sheet’ position	(5,194,628)	(308,082)	3,438,057	(2,064,653)
Net ‘off-balance sheet’ position	5,259,448	701,095	(3,430,091)	2,530,452
Derivative assets (6)	7,286,590	8,766,209	1,377,221	17,430,020
Derivative liabilities (6)	2,027,142	8,065,114	4,807,312	14,899,568
Non-cash loans (5)	2,206,271	9,304,139	260,328	11,770,738

(1)

Derivative financial assets amounting to TL 51,275 (31 December 2014: TL 4.896) and liabilities amounting to TL (12,881) (31 December 2014: TL (95,489)) resulting from changes in foreign exchange rates are not included.

(2)	Foreign currency indexed loans amounting to TL 3,530,360 (31 December 2014: TL 2,764,249) which are presented in TL column in the balance sheet are included in the table above.
(3)	Prepaid expenses amounting to TL 61,724 (31 December 2014: TL 56,439) is not included.
(4)	Unearned revenues amounting to TL 106,455 (31 December 2014: TL 46,050) and equities amounting to TL 431,137 (31 December 2014: TL 374,894) are not included.
(5)	Non-cash loans are not taken into consideration in the calculation of the net ‘off-balance sheet’ position.
(6)	Asset purchase commitments amounting to TL 1,835,888 (31 December 2014: TL 1,327,706) and asset sales commitments amounting to TL 1,895,065 (31 December 2014: TL 1,312,928) are included.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

V.                                             FOREIGN CURRENCY EXCHANGE RISK (Continued)

Exposure to currency risk

10 percent depreciation of the TL against the following currencies as at and for the year ended
31 December 2015 and 2014 would have effect on equity and profit or loss (without tax effects) by the amounts shown below.

This analysis assumes that all other variables, in particular interest rates, remain constant.

	31 December 2015		31 December 2014
	Profit or loss	Equity (*)	Profit or loss	Equity (*)

US Dollar	112,148	112,148	39,153	39,153
Euro	23,013	23,013	(25,630)	(25,630)
Other currencies	1,190	1,190	797	797
Total, net(**)	136,351	136,351	14,320	14,320

(*)	Equity effect also includes profit or loss effect of 10% devaluation of TL against related currencies.
(**)	Associates, subsidiaries, joint ventures, tangible and intangible assets are not included to the analysis.

10 percent appreciation of the TL against the following currencies as at and for the year ended
31 December 2015 and 2014 would have effect on equity and profit or loss (without tax effects) by the amounts shown below.

	31 December 2015		31 December 2014
	Profit or loss	Equity (*)	Profit or loss	Equity (*)

US Dollar	(110,822)	(110,822)	(37,658)	(37,658)
Euro	(23,013)	(23,013)	25,630	25,630
Other currencies	(1,064)	(1,064)	(571)	(571)
Total, net(**)	(134,899)	(134,899)	(12,599)	(12,599)

(*)	Equity effect also includes profit or loss effect of 10% revaluation of TL against related currencies.
(**)	Associates, subsidiaries, joint ventures, tangible and intangible assets are not included to the analysis.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        INTEREST RATE RISK

Interest sensitivity of assets, liabilities and off-balance sheet items is evaluated during the weekly Assets-Liabilities Committee meetings taking into account the developments in market conditions.

Bank’s interest rate risk is measured by the standard method.

Measurements for standard method are carried out monthly using the maturity ladder table.

Interest rate sensitivity of assets, liabilities and off balance sheet items based on repricing dates

Current Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBRT	12,781,073	—	—	—	—	8,703,716	21,484,789
Banks	4,848,363	77,170	—	—	—	308,733	5,234,266
Financial assets at fair value through profit/loss	368,553	361,605	4,068	82,838	68,403	—	885,467
Interbank money market placements	—	—	—	—	—	—	—
Available-for-sale financial assets	2,379,177	2,467,096	4,688,228	5,082,470	2,077,745	79,253	16,773,969
Loans and receivables	42,177,039	26,147,770	26,070,684	18,329,170	10,249,815	806,175	123,780,653
Held-to-maturity investments	1,010,446	1,774,694	3,360,520	1,301,192	230,877	—	7,677,729
Other assets (*)	14,341	304	2,856	26,777	289	7,065,684	7,110,251
Total assets	63,578,992	30,828,639	34,126,356	24,822,447	12,627,129	16,963,561	182,947,124

Liabilities:
Bank deposits	4,509,576	555,665	151,903	—	—	385,739	5,602,883
Other deposits	58,717,429	19,396,268	6,282,049	31,684	—	19,892,221	104,319,651
Interbank money market takings	11,133,014	1,148,950	—	397,450	64,627	—	12,744,041
Miscellaneous payables	—	—	—	—	—	4,160,217	4,160,217
Securities issued	1,179,387	1,235,096	2,114,466	6,018,810	—	—	10,547,759
Funds borrowed	3,369,498	7,405,733	4,832,221	554,645	2,393,900	—	18,555,997
Other liabilities (**)	45,764	92,325	231,607	903,262	3,190,333	22,553,285	27,016,576
Total liabilities	78,954,668	29,834,037	13,612,246	7,905,851	5,648,860	46,991,462	182,947,124

On balance sheet long position	—	994,602	20,514,110	16,916,596	6,978,269	—	45,403,577
On balance sheet short position	(15,375,676)	—	—	—	—	(30,027,901)	(45,403,577)
Off-balance sheet long position	1,207,068	2,297,615	—	—	—	—	3,504,683
Off-balance sheet short position	—	—	(315,011)	(1,725,656)	(902,100)	—	(2,942,767)
Net Position	(14,168,608)	3,292,217	20,199,099	15,190,940	6,076,169	(30,027,901)	561,916

(*)	Subsidiaries, associates and tangible and intangible assets, and deferred tax are stated in non-interest bearing column.
(**)	Equity is included in non-interest bearing column in other liabilities line.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        INTEREST RATE RISK (Continued)

Prior Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBRT	3,055,551	—	—	—	—	18,829,428	21,884,979
Banks	2,158,787	114,574	6,245	—	—	291,014	2,570,620
Financial assets at fair value through profit/loss	158,375	164,087	6,250	28,995	21,869	619	380,195
Interbank money market placements	—	—	—	—	—	—	—
Available-for-sale financial assets	2,629,343	2,018,908	5,222,280	4,234,901	2,217,850	15	16,323,297
Loans and receivables	33,327,775	22,020,835	21,643,728	16,994,647	10,356,457	240,075	104,583,517
Held-to-maturity investments	281,186	1,559,200	3,180,566	290,780	1,542,861	—	6,854,593
Other assets (*)	15,993	110	4,868	47,165	528	5,551,861	5,620,525

Total assets	41,627,010	25,877,714	30,063,937	21,596,488	14,139,565	24,913,012	158,217,726

Liabilities:
Bank deposits	4,340,899	452,338	22,912	—	—	59,910	4,876,059
Other deposits	44,970,026	19,229,378	5,909,177	19,415	—	16,752,913	86,880,909
Interbank money market takings	15,596,871	233,330	349,241	—	205,860	—	16,385,302
Miscellaneous payables	—	—	—	—	—	3,160,415	3,160,415
Securities issued	718,111	2,188,178	2,584,786	4,966,682	—	—	10,457,757
Fund borrowed	3,795,555	6,750,842	3,566,606	70,562	743,483	—	14,927,048
Other liabilities (**)	142,908	19,277	127,000	458,380	1,660,806	19,121,865	21,530,236

Total liabilities	69,564,370	28,873,343	12,559,722	5,515,039	2,610,149	39,095,103	158,217,726

On balance sheet long position	—	—	17,504,215	16,081,449	11,529,416	—	45,115,080
On balance sheet short position	(27,937,360)	(2,995,629)	—	—	—	(14,182,091)	(45,115,080)
Off-balance sheet long position	658,387	1,660,268	—	—	—	—	2,318,655
Off-balance sheet short position	—	—	—	(1,304,201)	(777,200)	—	(2,081,401)

Net Position	(27,278,973)	(1,335,361)	17,504,215	14,777,248	10,752,216	(14,182,091)	237,254

(*)	Subsidiaries, associates and tangible and intangible assets are stated in non-interest bearing column.
(**)	Equity is included in non-interest bearing column in other liabilities line.

Average interest rates applied to monetary financial instruments (*):

	Euro	US Dollar	Yen	TL
Current Period	%	%	%	%
Assets:
Cash and balance with CBRT	—	0.49	—	3.81
Banks	0.10	0.36	—	11.27
Financial assets at fair value through profit/loss	—	—	—	—
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	5.25	6.76	—	6.98
Loans and receivables	4.03	4.89	—	12.39
Held-to-maturity investments	—	3.59	—	5.58

Liabilities:
Bank deposits	0.71	0.67	—	13.07
Other deposits	1.73	2.07	—	10.77
Interbank money market takings	—	1.08	—	8.42
Miscellaneous payables	—	—	—	—
Securities issued	2.72	4.44	0.93	10.93
Funds borrowed	0.90	1.79	—	9.92

(*)	The rates above are calculated over financial instruments with interest rates.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        INTEREST RATE RISK (Continued)

	Euro	US Dollar	Yen	TL
Prior Period	%	%	%	%
Assets:
Cash and balance with CBRT	—	—	—	1.51
Banks	0.01	0.28	—	10.47
Financial assets at fair value through profit/loss	—	—	—	—
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	5.25	6.96	—	7.19
Loans and receivables	4.36	5.40	—	12.70
Held-to-maturity investments	—	1.58	—	5.56

Liabilities:
Bank deposits	0.66	0.42	—	8.59
Other deposits	1.99	2.13	—	9.22
Interbank money market takings	—	0.95	—	9.82
Miscellaneous payables	—	—	—	—
Securities issued	3.47	3.45	—	9.06
Funds borrowed	0.96	1.58	—	7.04

(*)	The rates above are calculated over financial instruments with interest rates.

The interest rate risk of the banking book items

Frequency of Measurement Rate of Interest Rate Risk

Interest rate risk arising from banking book accounts is calculated in accordance with “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” published in the 23 August 2011 dated Official Gazette no. 28034. Legal limit is monthly monitored and reported accordingly.

The economic value changes arising from the interest rate fluctuations which are measured according to “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” are presented in the below table:

Currency Unit-Current Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity

1. TRY	500 / (400)	(2,022,909) / 1,994,966	(%9.45) / %9.32
2. EURO	200 / (200)	237,097 / (30,443)	%1.11 / (%0.14)
3. US Dollar	200 / (200)	592,183 / (522,416)	%2.76 / (%2.44)
Total (For Negative Shocks)	—	1,442,107	6.74%
Total (For Positive Shocks)	—	(1,193,629)	(5.58%)

Currency Unit-Prior Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity

1. TRY	500 / (400)	(2,440,546) / 2,452,172	(%13.54) / %13.61
2. EURO	200 / (200)	178,773 / (9,440)	%0.99 / (%0.05)
3. US Dollar	200 / (200)	441,639 / (383,071)	%2.45 / (%2.13)
Total (For Negative Shocks)	—	2,059,661	%11.43
Total (For Positive Shocks)	—	(1,820,134)	(%10.10)

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        INTEREST RATE RISK (Continued)

Stock position risks arising from banking book items

Information on separations of risks according to objectives including their relation with gains presented in equity and strategically reasons, accounting techniques and general information about valuation methods with the related assumptions and factors that affect the valuation and significant changes

If carrying value is substantially different from fair value and for publicly traded shares if market value is substantially different from fair value, the comparison with the market prices are shown in the table below:

Current Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)

Stocks quoted in exchange(*)	548,852	548,852	548,852
1.Stocks Investments Group A	548,852	548,852	548,852
2.Stock Investments Group B	—	—	—
3.Stock Investment Group C	—	—	—

Stocks unquoted in exchange(**)	1,405,010	1,273,616	—

(*)	The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.
(**)	The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Prior Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)

Stocks quoted in exchange(*)	631,875	631,875	631,875
1.Stocks Investments Group A	631,875	631,875	631,875
2.Stock Investments Group B	—	—	—
3.Stock Investment Group C	—	—	—

Stocks unquoted in exchange(**)	1,105,122	1,053,475	—

(*)	The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.
(**)	The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Total unearned gain or loss, total revaluation surplus and values included to principal and supplementary capital

Total unearned gain or loss, total appraisal surplus and values included to principal and supplementary capital are given in the below table:

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Current Period	Gain/Loss in Current Period	Total (*)	Included in Supplemantary Capital	Total (*)	Included in Core Capital

1. Private Capital Investments	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	97,259	97,259
3. Other Stocks	—	837,276	837,276	—	—
4. Total	—	837,276	837,276	97,259	97,259

(*)	Amounts are presented including the effect of deferred tax.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        INTEREST RATE RISK (Continued)

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Prior Period	Gain/Loss in Current Period	Total (*)	Included in Supplemantary Capital	Total (*)	Included in Core Capital

1. Private Capital Investments	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	204,847	204,847
3. Other Stocks	—	583,202	583,202	—	—
4. Total	—	583,202	583,202	204,847	204,847

(*)             Amounts are presented including the effect of deferred tax.

VII.                                   LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO

Liquidity risk is defined as the risk of not fulfilling payment liabilities on time as a result of not having adequate cash or cash inflow to meet the cash outflow properly due to imbalance in cash flows of the bank. The framework of liquidity risk of the bank is specified with Liquidity Risk Management Document. In the framework of liquidity risk management, policies regarding liquidity risk management are written down by Risk Management Department and fundamental principles, analyses regarding measurement and monitoring risk, basic rudiments on early warning indicators, liquidity buffer and limits are included.

The Bank is managing liquidity risk according to risk capacity and the Bank’s risk appetite in the range envisioned by the regulations. Liquidity risk management approach is in general based on the principle of monitoring in-day liquidity risk. The Bank monitors the net liquidity position and liquidity requirements continuously and facing the future. The Bank takes precautions to increase diversity in fund sources to increase effectiveness and durability in liquidity risk management. On market basis and specific to the Bank (in consideration of market and funding liquidity) scenario and susceptibility analyses are performed and assumptions based on these analyses are reviewed regularly. It is aimed to protect the optimum liquidity level that can meet short — term liquidity needs not to remain inactive and maintain profitability — risk balance.

Liquidity management in the Bank is carried out under Treasury Department in regard to the Bank’s strategic goals and projections, decisions taken in Asset/Liability Committee, treasury policies, limits defined under market circumstances, Bank’s balance sheet and income goals and strategies defined to meet these goals. Daily, weekly, and monthly cash flow statements are prepared in accordance with principles of profitability and prudence in the Bank’s liquidity management. Cash flow statements are evaluated and the Bank’s liquidity is managed in line with Treasury Department policies, daily TL and FC liquidity position Bank balance sheet and income goals.

Scenarios about where to make replacement funding in case of high amount outflows in daily liquidity management are made regularly, effects of probable outflows on liquidity level and legal ratios are evaluated and liquidity management is carried out by taking necessary actions.

The Bank makes use of liquidity gap analysis reports and liquidity stress tests in the internal measurement of liquidity risk. In Liquidity gap analysis and liquidity stress scenarios, the Bank’s compensation level of net cash outflows which are more likely to happen in short term are presented. Measurements regarding liquidity risk are performed by Risk Management Department and measurement results are reported regularly to performer units responsible of management of the related risk and top management and the Board of Directors.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   LIQUIDITY RISK AND LIQIIDITY COVERAGE RATIO(Continued)

It is taken as a basis that the Bank consistently monitors TL and FC liquidity positions and funding strategies. Necessary precautions are taken in line with liquidity needs by following stress circumstances. “Liquidity Emergency Action Plan” which is an important part of liquidity risk management of our Bank, consists of early warning indicators which play an important role in monitoring increases in liquidity risk and the prevention of a possible crisis, action plans to prevent a possible crisis and to be applied during a crisis. Furthermore, to fulfill our banks reserve deposits liability that it has to allocate in the presence of CBRT, alternative fund sources to provide liquidity that is needed in various stress circumstances and under which circumstances to apply these sources, precautions to minimize time maturity mismatch and provide necessary funds on time, how the mechanism is going to operate in cases of crisis and stress is included in the plan.

Liquidity Coverage Ratio

		Total unweighted value *		Total weighted value*
Current Period		TL+FC	FC	TL+FC	FC
HIGH QUALITY LIQUID ASSETS
1	Total High Quality Liquid Assets (HQLA)			28,685,961	19,080,631
CASH OUTFLOWS
2	Retail deposits and deposits from small business customers, of which:	47,000,587	17,301,374	3,731,637	1,507,532
3	Stable deposits	19,368,439	4,452,105	968,422	222,605
4	Less stable deposits	27,632,148	12,849,269	2,763,215	1,284,927
5	Unsecured wholesale funding, of which:	56,964,767	17,007,270	24,077,564	9,130,630
6	Operational deposits	39,077,820	8,563,008	9,769,455	2,140,752
7	Non-operational deposits	11,500,011	6,314,138	8,043,800	4,884,740
8	Unsecured debt	6,386,936	2,130,124	6,264,309	2,105,138
9	Secured wholesale funding	—	—
10	Additional requirements of which:	12,161,941	10,353,586	12,161,941	10,353,586
11	Outflows related to derivative exposures and other collateral requirements	12,161,941	10,353,586	12,161,941	10,353,586
12	Outflows related to loss of funding on debt products	—	—	—	—
13	Credit and liquidity facilities	—	—	—	—
14	Other contractual funding obligations	11,692,693	11,197,196	584,635	559,860
15	Other contingent funding obligations	41,049,749	12,616,503	6,408,586	1,602,636
16	TOTAL CASH OUTFLOWS			46,964,363	23,154,244
CASH INFLOWS
17	Secured lending	—	—	—	—
18	Inflows from fully performing exposures	12,711,460	6,817,505	9,415,639	6,073,582
19	Other cash inflows	10,364,930	7,662,569	10,364,930	7,662,569
20	TOTAL CASH INFLOWS	23,076,390	14,480,074	19,780,569	13,736,151
					Upper Limit Applied Values
21	TOTAL HQLA			28,685,961	19,080,631
22	TOTAL NET CASH OUTFLOWS			27,183,794	9,418,093
23	LIQUIDITY COVERAGE RATIO (%)			105.53	202.60

(*)             To be calculated by simple arithmetic average monthly and consolidated average calculated for the last three months to the liquidity coverage ratio, calculated weekly simple average of the last three months to the liquidity coverage ratio is calculated by taking the arithmetic mean.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   LIQUIDITY RISK AND LIQUDITY COVERAGE RATİO (Continued)

Liquidity Coverage Ratio

		Total unweighted value *		Total weighted value*
Prior Period		TL+FC	FC	TL+FC	FC
HIGH QUALITY LIQUID ASSETS
1	Total High Quality Liquid Assets (HQLA)			23,245,935	15,727,402
CASH OUTFLOWS
2	Retail deposits and deposits from small business customers, of which:	37,547,701	12,963,507	2,053,011	695,371
3	Stable deposits	34,035,193	12,019,598	1,701,760	600,980
4	Less stable deposits	3,512,508	943,909	351,251	94,391
5	Unsecured wholesale funding, of which:	56,179,601	12,682,423	22,562,573	6,132,602
6	Operational deposits	36,842,606	5,745,618	9,210,651	1,436,405
7	Non-operational deposits	14,988,070	5,880,296	9,003,397	3,639,688
8	Unsecured debt	4,348,925	1,056,509	4,348,525	1,056,509
9	Secured wholesale funding	—	—
10	Additional requirements of which:	3,896,442	3,359,233	3,896,442	3,359,233
11	Outflows related to derivative exposures and other collateral requirements	3,896,442	3,359,233	3,896,442	3,359,233
12	Outflows related to loss of funding on debt products	—	—	—	—
13	Credit and liquidity facilities	—	—	—	—
14	Other contractual funding obligations	11,319,735	7,608,304	565,987	380,415
15	Other contingent funding obligations	46,926,725	15,387,896	5,118,041	1,971,397
16	TOTAL CASH OUTFLOWS			34,196,054	12,539,018
CASH INFLOWS
17	Secured lending	—	—	—	—
18	Inflows from fully performing exposures	7,859,009	2,846,954	5,632,419	2,614,209
19	Other cash inflows	2,787,997	2,387,157	2,787,997	2,387,157
20	TOTAL CASH INFLOWS	10,647,006	5,234,111	8,420,416	5,001,366
					Upper Limit Applied Values
21	TOTAL HQLA			23,245,935	15,727,402
22	TOTAL NET CASH OUTFLOWS			25,775,638	7,537,652
23	LIQUIDITY COVERAGE RATIO (%)			90.19	208.65

(*)             To be calculated by simple arithmetic average monthly and consolidated average calculated for the last three months to the liquidity coverage ratio, calculated weekly simple average of the last three months to the liquidity coverage ratio is calculated by taking the arithmetic mean.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   LIQUIDITY RISK AND LIQUDITY COVERAGE RATIO (Continued)

The highest value in foreign currency took place in the week of 23.10.2015 in the level of 245.5%, whereas the lowest value took place in the week starting from 02.10.2015 in the level of 181.48%.

The highest value in total took place in the week of 25.12.2015 in the level of 114.81%, the lowest level took place in the week starting from 11.12.2015 in the level of 98.21%.

In the 3 month period, as a result of increase in foreign currency cash inflows between 02.10.2015 – 23.10.2015 and decrease in derivative liabilities in cash outflows the ratio increased from 181.48% to 245.5%.

The ratio in total liquidity coverage rate increased from 98.21% to 114.81% due to the decrease in cash outflows between 11.12.2015 – 25.12.2015 and increase in non — secured receivables in cash inflows.

With the “Liquidity Coverage Rate” which is prepared under the framework of “Regulations Regarding Banks’ Calculations of Liquidity Coverage Rate” published by BRSA, the balance between banks’ net cash outflows and high quality liquid asset stock

Bank’s high quality liquid asset stock consists of cash and debt instruments issued by CBRT and Republic of Turkey Undersecretariat of Treasury.

Whereas the Banks’ important fund sources are deposits, funds obtained from other financial institutions, marketable securities issued and funds obtained from repo transactions.

Derivatives transactions with 30 or less days to maturity are included into liquidity coverage calculation with cash outflows created by the transactions as of the calculated liquidity coverage rate. In case of a liability resulting from derivatives transactions and security fulfillment liability resulting from other liabilities, actions are taken accordingly to the related regulation.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   LIQUIDITY RISK AND LIQUDITY COVERAGE RATIO (Continued)

Maturity analysis of assets and liabilities according to remaining maturities

Current Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total
Assets:
Cash and balance with CBRT	21,484,789	—	—	—	—	—	—	21,484,789
Banks	3,935,773	1,221,323	77,170	—	—	—	—	5,234,266
Financial assets at fair value through profit/loss	—	91,549	7,289	70,041	648,185	68,403	—	885,467
Interbank money market placements	—	—	—	—	—	—	—	—
Available-for-sale financial assets	—	85,621	150,337	2,234,107	7,821,259	6,403,392	79,253	16,773,969
Loans and receivables	—	12,203,391	4,261,659	24,576,398	51,600,918	30,332,112	806,175	123,780,653
Held-to-maturity investments	—	421,753	—	—	3,774,047	3,481,929	—	7,677,729
Other assets	2,188	1,013,076	304	2,856	42,198	289	6,049,340	7,110,251
Total assets	25,422,750	15,036,713	4,496,759	26,883,402	63,886,607	40,286,125	6,934,768	182,947,124

Liabilities:
Bank deposits	385,739	4,509,576	555,665	151,903	—	—	—	5,602,883
Other deposits	19,892,221	58,717,429	19,396,268	6,282,049	31,684	—	—	104,319,651
Funds borrowed	—	298,609	702,288	9,409,878	2,934,999	5,210,223	—	18,555,997
Interbank money market takings	—	11,133,014	1,148,950	—	397,450	64,627	—	12,744,041
Securities issued	—	1,179,387	1,234,924	1,844,429	6,289,019	—	—	10,547,759
Miscellaneous payables	—	3,258,356	67,760	—	—	—	834,101	4,160,217
Other liabilities	—	635,686	269,833	39,193	83,026	4,281,899	21,706,939	27,016,576
Total liabilities	20,277,960	79,732,057	23,375,688	17,727,452	9,736,178	9,556,749	22,541,040	182,947,124
Liquidity gap	5,144,790	(64,695,344)	(18,878,929)	9,155,950	54,150,429	30,729,376	(15,606,272)	—

Net Off Balance Sheet Position	—	37,789	(15,679)	79,335	496,019	374,145	—	971,609

Receivables from Derivative Financial Instruments	—	10,214,707	3,472,683	1,297,251	5,540,752	4,922,653	—	25,448,046

Payables from Derivative Financial Instruments	—	10,176,918	3,488,362	1,217,916	5,044,733	4,548,508	—	24,476,437

Non-cash Loans	2,663,320	951,139	19,396,626	5,498,569	4,034,068	524,639	—	33,068,361

Prior Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total

Total assets	20,926,527	14,139,195	4,676,850	21,078,355	55,931,161	36,611,257	4,854,381	158,217,726
Total liabilities	16,812,823	70,245,968	23,293,031	15,184,411	7,805,460	6,177,711	18,698,322	158,217,726
Liquidity gap	4,113,704	(56,106,773)	(18,616,181)	5,893,944	48,125,701	30,433,546	(13,843,941)	—
Net Off Balance Sheet Position	—	(67,217)	28,994	231	200,669	298,287	—	460,964
Receivables from Derivative Financial Instruments	—	9,251,387	2,398,788	442,164	2,710,310	3,531,257	—	18,333,906
Payables from Derivative Financial Instruments	—	9,318,604	2,369,794	441,933	2,509,641	3,232,970	—	17,872,942
Non-cash Loans	243,079	835,912	16,437,467	6,930,286	3,503,638	683,541	—	28,633,923

(*)             Certain assets on the balance sheet that are necessary for the banking operations but not convertible into cash in short period such as tangible assets, intangible assets, associates, subsidiaries, miscellaneous receivables and shareholder’s equity in the liabilities have been included in the “Undistributed” column.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   LIQUIDITY RISK AND LIQUDITY COVERAGE RATIO (Continued)

Residual contractual maturities of the financial liabilities

Current Period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	5,602,883	5,617,785	385,739	4,514,733	562,204	155,109	—	—
Other deposits	104,319,651	159,034,343	19,892,221	90,652,689	33,501,072	14,911,861	76,500	—
Funds borrowed	18,555,997	20,025,703	—	299,282	704,682	9,491,948	3,333,188	6,196,603
Money market takings	12,744,041	12,759,688	—	11,143,452	1,151,513	—	399,406	65,317
Issued Securities (Net)	10,547,759	11,297,272	—	1,185,490	1,246,388	1,897,286	6,968,108	—
Miscellaneous payables	4,160,217	4,160,217	834,101	3,258,356	67,760	—	—	—
Other liabilities	6,530,395	8,450,423	1,711,193	377,119	37,965	39,193	83,026	6,201,927
Total	162,460,943	221,345,431	22,823,254	111,431,121	37,271,584	26,495,397	10,860,228	12,463,847
Non-Cash Loans	33,068,361	33,068,361	2,663,320	951,139	19,396,626	5,498,569	4,034,068	524,639

Prior Period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	4,876,059	4,879,012	59,910	4,341,671	453,419	24,012	—	—
Other deposits	86,880,909	87,345,379	16,752,913	45,091,487	19,424,640	6,056,284	20,055	—
Funds borrowed	14,927,048	15,845,654	—	1,240,618	854,153	6,607,235	2,794,190	4,349,458
Money market takings	16,385,302	16,396,538	—	15,604,502	233,628	351,133	—	207,275
Issued Securities (Net)	10,457,757	11,312,237	—	713,864	2,208,287	2,407,908	5,982,178	—
Miscellaneous payables	3,160,415	3,160,415	322,656	2,781,158	56,601	—	—	—
Other liabilities	3,601,609	4,553,819	904,356	393,062	35,016	9,687	37,883	3,173,815
Total	140,289,099	143,493,054	18,039,835	70,166,362	23,265,744	15,456,259	8,834,306	7,730,548
Non-Cash Loans	28,633,923	28,633,923	243,079	835,912	16,437,467	6,930,286	3,503,638	683,541

This table shows the undiscounted cash flows on the Bank’s financial liabilities on the basis of their earliest possible contractual maturity. Therefore, the gross nominal outflows in the table above vary from the carrying amounts of the relevant financial liabilities reflected in the financial statements.

Securitization Positions

None.

Credit risk mitigation techniques

“Basic Financial Guarantee” method is used for the financial guarantees in accordance with “Communique on Credit Risk Mitigation”. Cash or cash equivalent and guarantees are used in credit risk mitigation.

Applications on guarantees’ valuation and method

Policies on the valuation of financial guarantees and their evaluation and valuation of immovable that are received as mortgage for loans have been formed. These policies and procedures are prepared in accordance with “Communique on Credit Risk Mitigation” and include minimum conditions regarding guarantee valuation and management.

Types of main guarantees received

Main types of the guarantees that Bank receives for loans provided are mortgages, guarantees/sureties and financial guarantees.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   LIQUIDITY RISK AND LIQUDITY COVERAGE RATİO (Continued)

Main guarantors, credit derivatives’ counterparties and their credit worthiness

Assessment of credit worthiness of main guarantors is determined and monitored in accordance with the lending and intelligence procedures of the Bank.

Information about market and credit risk concentration in credit risk mitigation

Market risk and credit risk concentrations are carefully avoided.

Information about guarantees according to risk classifications

Information about guarantees according to risk classifications is shown in the table below:

Risk Classification-Current Period	Amount	Financial Guarantees	Other/ Physical Guarantees	Guarantees and credit derivatives

Claims on sovereigns and Central Banks	56,190,457	7,162,734	—	—
Claims on regional governments or local authorities	3,701,273	14,358	—	—
Claims on administrative bodies and other non-commercial undertakings	1,082,396	25,077	—	—
Claims on multilateral development banks	218	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	9,413,986	3,081,086	—	—
Claims on corporate	58,507,417	789,622	—	1,688,920
Claims included in the regulatory retail portfolios	28,712,395	244,557	—	—
Claims secured by residential property	39,642,054	—	—	—
Past due loans	806,175	—	—	—
Higher risk categories decided by the Agency	11,283,082	16,000	—	—
Marketable securities secured by mortgages	—	—	—	—
Securitization exposures	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other claims	7,481,758	—	—	—
Total	216,821,211	11,333,434	—	1,688,920

Risk Classification-Prior Period	Amount	Financial Guarantees	Other/ Physical Guarantees	Guarantees and credit derivatives

Claims on sovereigns and Central Banks	51,627,779	4,810,208	—	—
Claims on regional governments or local authorities	2,962,704	19,276	—	—
Claims on administrative bodies and other non-commercial undertakings	1,053,325	63,400	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	15,420,064	7,032,378	—	—
Claims on corporate	48,245,645	514,692	—	634,888
Claims included in the regulatory retail portfolios	24,720,962	199,482	—	—
Claims secured by residential property	32,867,468	—	—	—
Past due loans	240,075	—	—	—
Higher risk categories decided by the Agency	12,534,696	15,115	—	—
Marketable securities secured by mortgages	—	—	—	—
Securitization exposures	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other claims	6,088,226	—	—	—
Total	195,760,944	12,654,551	—	634,888

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   LIQUIDITY RISK AND LIQUIDITY COVERAGE RATİO (Continued)

Risk management strategies and policies

Risk management strategies are determined so as to support the Bank’s objectives and goals and maintain Bank’s presence by developing the present risk management strategies and corporate wide risk culture in parallel with the changing business and risk environment and by applying the well accepted national and international risk management practices.

The mission of Bank is to continuously increase the values added to the customers, employees, shareholders and society by managing the entrusted assets and values effectively and productively. In this scope, it is fundamental to adopt forward looking risk based approaches through forming high quality assets and good management of liabilities in all activities aiming high quality gains.

Bank’s risk management strategy is mainly based on avoiding high risks and legal risks with high impacts even if the probability of happening is low, taking measures for the risks that may occur due to ordinary banking activities, procuring protection, transferring risks to third parties through techniques like insurance or credit derivatives and accepting risks that have low impact and probability of occurrence.

Risks are defined, measured, reported and managed in compliance with the policies and national and international standards. In this respect, not only legal limits but also in-bank limits are considered. Up-to-dateness and compliance of the limits are monitored regularly. Credit risk mitigation policies are determined and approved by the Board of Directors. Besides, possible risks are considered by following the changes in the market and economic conditions.

Risk management system and organization have been formed in compliance with the Regulation of Internal Systems.

Explanations Regarding Leverage Ratio

Information on Issues that Cause Differences between Current Period and Previous Period Leverage Ratios

The Bank’s unconsolidated leverage rate which is calculated due to “Regulation on Banks’ Measurement and Evaluation of Leverage Level” actualised as 6.81%. Increase in balance sheet assets and off-balance sheet transactions resulted in change in comparison with previous period (31.12.2014: 7.04%) leverage rate. The Regulation adjudicated minimum leverage rate as 3%.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   LIQUIDITY RISK LIQUIDITY COVERAGE RATIO (Continued)

Leverage ratio common disclosure template

	On-balance sheet exposures	Current Period(*)	Prior Period(*)
1	On-balance sheet items (exclude derivatives and SFTs; include collateral)	182,236,355	151,485,391
2	(Assets deducted in determining Basel III Tier 1 capital)	(568,612)	(235,199)
3	Total on-balance sheet exposures (excluding derivatives and SFTs)	181,667,743	151,250,192
	Derivative exposures
4	Replacement cost	956,386	405,580
5	Add-on amount	365,598	227,723
6	Total derivative exposures	1,321,984	633,303
	Securities financing transaction exposures
7	Gross SFT assets (with no recognition of accounting netting)	779,859	1,680,788
8	Agent transaction exposures	—	—
9	Total securities financing transaction exposures	779,859	1,680,788
	Other off-balance sheet exposures
10	Off-balance sheet exposures with gross nominal amount	53,969,900	46,200,245
11	Adjustment amount off-balance sheet exposures with credit conversion factor	1,025,968	557,436
12	Total off-balance sheet exposures	54,995,868	46,757,681
	Capital and total exposures
13	Tier 1 capital	16,253,544	14,101,453
14	Total exposures	238,765,454	200,321,964
	Leverage ratio
15	Leverage ratio	6.81	7.04

(*)             Calculated by using 3 month average of balances in Leverage Rate Notification table.

VIII.                              FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES

	Carrying Value		Fair Value
	Current Period	Prior Period	Current Period	Prior Period
Financial Assets:
Receivables from Interbank Money Markets	—	—	—	—
Banks	5,234,266	2,570,620	5,234,266	2,570,620
Available-for-Sale Financial Assets	16,773,969	16,323,297	16,773,969	16,323,297
Held-to-Maturity Investments	7,677,729	6,854,593	7,496,076	6,983,593
Loans	123,780,653	104,583,517	125,203,508	105,477,073
Financial Liabilities:
Bank Deposits	5,602,883	4,876,059	5,602,883	4,876,059
Other Deposits	104,319,651	86,880,909	103,957,669	86,925,247
Funds Borrowed	18,555,997	14,927,048	18,837,415	14,926,784
Securities Issued	10,547,759	10,457,757	10,471,257	10,388,073
Subordinated Loans	4,169,474	2,138,030	4,169,474	2,138,030
Miscellaneous Payables	4,160,217	3,160,415	4,160,217	3,160,415

Fair values of available-for-sale financial assets and held-to-maturity investments are derived from market prices or in case of absence of such prices they are derived from prices of other marketable securities, whose interest rate, maturity date and other conditions are similar to securities held.

Fair value of loans are calculated by discounting future cash flows with the use of current market interest rates.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VIII.                              FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES (Continued)

Fair value of funds borrowed with fixed interest rate are calculated by discounting cash flows with current market interest rates. Fair value of funds borrowed with floating interest rate is calculated according to repricing period by discounting cash flows with current market rates.

Fair value of other assets and liabilities is calculated by adding accumulated acquisition costs and the sum of the interest accrual.

Classification of Fair Value Measurement

TFRS 7 - Financial Instruments requires the classification of fair value measurements into a fair value hierarchy by reference to the observability and significance of the inputs used in measuring fair value of financial instruments measured at fair value to be disclosed. This classification basicly relies on whether the relevant inputs are observable or not. Observable inputs refer to the use of market data obtained from independent sources, whereas unobservable inputs refer to the use of predictions and assumptions about the market made by the Bank. This distinction brings about a fair value measurement classification generally as follows:

Level 1: Fair value measurements using quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2: Fair value measurements using inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (as prices)  or indirectly (derived from prices);

Level 3: Fair value measurements using inpus for the assets or liabilitity that are not based on observable market data (unobservable inputs).

Classification requires using observable market data if possible.

The classification of fair value measurements of financial assets and liabilities measured at fair value is as follows:

31 December 2015	Level 1	Level 2	Level 3		Total

Financial assets at fair value through profit/loss:
Financial assets held for trading purpose:	—	885,467	—		885,467
Derivative financial assets held for trading purpose	—	885,467	—		885,467

Available-for-sale financial assets	13,800,761	2,893,955	79,238	(**)	16,773,954
Debt securities	13,800,761	2,893,955	79,238		16,773,954

Investments in associates and subsidiaries	548,852	—	1,273,616	(*)	1,822,468
Total Financial Assets	14,349,613	3,779,422	1,352,854		19,481,889
Financial liabilities at fair value through profit/loss:
Derivative financial liabilities held for trading purpose	—	—	—		—
Total Financial Liabilities	—	(289,589)	—		(289,589)

(*)             This amount consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

(**)      79,238 TL which is in 3rd Level and classified under available for sale financial assets, consists of securities representing share in capital.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VIII.                     FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES (Continued)

31 December 2014	Level 1	Level 2	Level 3		Total

Financial assets at fair value through profit/loss:
Financial assets held for trading purpose:	619	379,576	—		380,195
Derivative financial assets held for trading purpose	619	379,576	—		380,195

Available-for-sale financial assets	14,832,268	1,491,014	—		16,323,282
Debt securities	14,832,268	1,491,014	—		16,323,282

Investments in associates and subsidiaries	631,875	—	1,053,475	(*)	1,685,350
Total Financial Assets	15,464,762	1,870,590	1,053,475		18,388,827
Financial liabilities at fair value through profit/loss:
Derivative financial liabilities held for trading purpose	—	(250,252)	—		(250,252)
Total Financial Liabilities	—	(250,252)	—		(250,252)

(*)             This amount consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

The reconciliation from the beginning balances to the ending balances for fair value measurements in Level 3 of the fair value hierarchy as at and for the year ended 31 December 2015 is as follows:

	Level 3 Current Period	Level 3 Prior Period
Balance at the beginning of the year	1,053,475	886,839
Total gains or losses for the year recognized in profit or loss	—	—
Total gains or losses for the year recognized under equity	299,379	166,636

Balance at the end of the year	1,352,854	1,053,475

IX.                              TRANSACTIONS CARRIED OUT ON BEHALF OF CUSTOMERS, ITEMS HELD IN TRUST

The Bank provides buying, selling and custody services and management and advisory services in financial matters for its customers. The Bank is not involved in trust activities.

X.                                   SEGMENT REPORTING

The Bank operates in corporate, commercial, small business, retail and investment banking. Accordingly, the banking products served to customers are; time and demand deposit, accumulating account, repos, debtors current loans, spot loans, foreign currency indexed loans, consumer loans, automobile and housing loans, working capital loans, discounted bills, overdraft facilities, gold loans, foreign currency loans, Eximbank loans, pre-export loans, ECA covered financing, letters of guarantee, letters of credit, export factoring, acceptance credits, draft facilities, forfaiting, leasing, insurance, forward, futures, salary payments, investment account, cheques, safety boxes, bill payments, tax collections, payment orders.

The Bank provides service packages to its corporate, commercial and retail customers including deposit, loans, foreign trade transactions, investment products, cash management, leasing, factoring, insurance, credit cards, and other banking products. A customer-oriented branch network was built in order to serve customers’ needs effectively and efficiently.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

X.                                   SEGMENT REPORTING (Continued)

Additionally, the Bank provides “small business” banking service to enterprises in retail and service sectors. Products include overdraft accounts, POS machines, credit cards, cheque books, TL and foreign currency deposits, investment accounts, internet banking and call-center, debit card, and bill payment.

Retail banking customers form a wide-spread and sustainable deposit base for the Bank. Individual customers’ needs are met by diversified consumer banking products through branches and alternative delivery channels.

Major financial statement items according to business lines:

Current Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	4,218,690	6,496,941	2,912,897	1,522	13,630,050
Interest income from loans	4,218,690	6,496,941	814,047	—	11,529,678
Interest income from reserve deposits	—	—	38,684	—	38,684
Interest income from securities portfolio	—	—	2,049,544	—	2,049,544
Interest income from banks	—	—	10,622	—	10,622
Interest income from money market transactions	—	—	—	—	—
Other interest income	—	—	—	1,522	1,522
Interest Expense	2,517,946	3,434,680	2,159,815	31,128	8,143,569
Interest expense on deposits	2,517,946	3,424,053	189,011	—	6,131,010
Interest expense on funds borrowed	—	10,627	250,209	—	260,836
Interest expense on money market transactions	—	—	881,816	—	881,816
Interest expense on securities issued	—	—	596,952	—	596,952
Other interest expenses	—	—	241,827	31,128	272,955
Net Interest Income	1,700,744	3,062,261	753,082	(29,606)	5,486,481
Net Fees and Commissions Income	396,068	431,202	93,814	—	921,084
Trading Income/ Losses (Net)	—	—	99,474	—	99,474
Dividend Income	—	—	62,219	—	62,219
Other Income (*)	—	—	—	1,048,278	1,048,278
Provision For Losses on Loans and Other Receivables	738,488	415,514	28,107	354,951	1,537,060
Other Expenses (**)	—	—	—	3,610,183	3,610,183
Profit Before Taxes	1,358,324	3,077,949	980,482	(2,946,462)	2,470,293
Provision for taxes	—	—	—	(540,184)	(540,184)
Net Profit/ Loss	1,358,324	3,077,949	980,482	(3,486,646)	1,930,109

SEGMENT ASSETS
Securities Portfolio	—	—	24,451,698	—	24,451,698
Derivative Financial Assets Held for Trading Purpose	—	—	885,467	—	885,467
Banks and Receivables From Money Markets	—	—	5,234,266	—	5,234,266
Investments in Associates and Subsidiaries	—	—	1,874,609	—	1,874,609
Loans and Receivables	36,849,266	69,990,429	16,940,958	—	123,780,653
Other Assets	—	—	20,379,948	6,340,483	26,720,431
TOTAL ASSETS	36,849,266	69,990,429	69,766,946	6,340,483	182,947,124

SEGMENT LIABILITIES
Deposits	45,072,299	59,247,352	5,602,883	—	109,922,534
Derivative Financial Liabilities Held for Trading Purpose	—	—	289,589	—	289,589
Interbank Money Market Takings	—	—	12,744,041	—	12,744,041
Funds Borrowed	—	371,535	18,184,462	—	18,555,997
Securities Issued	—	—	10,547,759	—	10,547,759
Other Liabilities	—	—	4,759,494	5,945,955	10,705,449
Provisions and Tax Liabilities	—	—	—	3,414,207	3,414,207
Equity	—	—	—	16,767,548	16,767,548
TOTAL LIABILITIES AND EQUITY	45,072,299	59,618,887	52,128,228	26,127,710	182,947,124

(*)

TL760,611 amount of TL1,048,278 shown in other income line consists of rejecting reserves from previous periods, TL108,405 of income from sale of Bank’s assets, TL50,723 from communications income and remaining TL128,539 of other income.

(**)

TL1,380,439 amount of TL3,610,183 shown in other expenses line consists of personnel expenses, TL1,363,500 of other operating expenses, TL157,738 of depreciation expenses, TL144,017 of dividend reserves expenses to be given to personnel, TL115,916 of Savings Deposit Insurance Fund (SDIF) expenses, TL114,138 of taxes and funds expenses, and the remaining TL334,435 of other expenses.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

X.                                   SEGMENT REPORTING (Continued)

Prior Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,573,807	5,319,575	2,477,707	2,498	11,373,587
Interest income from loans	3,573,807	5,319,575	433,033	—	9,326,415
Interest Income from reserve deposits	—	—	2,015	—	2,015
Interest income from securities portfolio	—	—	2,035,273	—	2,035,273
Interest income from banks	—	—	7,006	—	7,006
Interest income from money market transactions	—	—	380	—	380
Other interest income	—	—	—	2,498	2,498
Interest Expense	2,047,479	2,846,124	1,802,085	26,421	6,722,109
Interest expense on deposits	2,047,479	2,835,590	161,564	—	5,044,633
Interest expense on funds borrowed	—	10,534	156,942	—	167,476
Interest expense on money market transactions	—	—	912,931	—	912,931
Interest expense on securities issued	—	—	450,732	—	450,732
Other interest expenses	—	—	119,916	26,421	146,337
Net Interest Income	1,526,328	2,473,451	675,622	(23,923)	4,651,478
Net Fees and Commissions Income	350,757	300,020	58,557	—	709,334
Trading Income/ Losses (Net)	—	—	223,119	—	223,119
Dividend Income	—	—	66,288	—	66,288
Other Income (*)	—	—	—	1,345,534	1,345,534
Provision For Losses on Loans and Other Receivables	541,083	681,603	35,680	413,501	1,671,867
Other Expenses (**)	—	—	—	3,110,210	3,110,210
Profit Before Taxes	1,336,002	2,091,868	987,906	(2,202,100)	2,213,676
Provision for taxes	—	—	—	(460,403)	(460,403)
Net Profit/ Loss	1,336,002	2,091,868	987,906	(2,662,503)	1,753,273

SEGMENT ASSETS
Securities Portfolio	—	—	23,178,509	—	23,178,509
Derivative Financial Assets Held for Trading Purpose	—	—	379,576	—	379,576
Banks and Receivables From Money Markets	—	—	2,570,620	—	2,570,620
Investments in Associates and Subsidiaries	—	—	1,736,982	—	1,736,982
Loans and Receivables	32,952,925	61,106,957	10,523,635	—	104,583,517
Other Assets	—	—	20,860,935	4,907,587	25,768,522
TOTAL ASSETS	32,952,925	61,106,957	59,250,257	4,907,587	158,217,726

SEGMENT LIABILITIES
Deposits	36,352,846	50,528,063	4,876,059	—	91,756,968
Derivative Financial Liabilities Held for Trading Purpose	—	—	250,252	—	250,252
Interbank Money Market Takings	—	—	16,385,302	—	16,385,302
Funds Borrowed	—	225,187	14,701,861	—	14,927,048
Securities Issued	—	—	10,457,757	—	10,457,757
Other Liabilities	—	—	2,341,732	4,432,461	6,774,193
Provisions and Tax Liabilities	—	—	—	2,894,456	2,894,456
Equity	—	—	—	14,771,750	14,771,750
TOTAL LIABILITIES AND EQUITY	36,352,846	50,753,250	49,012,963	22,098,667	158,217,726

(*)                                 TL705,404 amount of TL1,345,534 shown in other income line consists of rejecting reserves from previous periods,TL381,987 of income from sale of Bank’s assets, TL85,302 of communication income and remaining TL172,841 of other income.

(**)                          TL1,232,995 amount of TL3,110,210 shown in other expenses line consists of personnel expenses, TL1,201,522 of other operating expenses, TL137,743 of depreciation expenses, TL129,797 of dividend provision expenses to be given to personnel, TL93,190 of Savings Deposit Insurance Fund (SDIF) expenses, TL105,366 of taxes and funds expenses, and the remaining TL209,597 of other expenses.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FIVE

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS

1.                   Cash and balances with Central Bank

	Current Period		Prior Period
	TL	FC	TL	FC
Cash	1,157,743	277,106	1,008,203	362,556
Central Bank of the Republic of Turkey (*)	778,712	19,055,634	3,055,674	17,385,018
Other	197,525	18,069	62,451	11,077
Total	2,133,980	19,350,809	4,126,328	17,758,651

(*)                                 TL 18,422,690 (31 December 2014: TL 16,156,471) of the foreign currency deposit at Central Bank of the Republic of Turkey consists of foreign currency reserve deposits.

In accordance with “Announcement on Reserve Deposits” of CBRT numbered 2013/15, all banks operating in Turkey shall provide a reserve rate ranging from 5% to 11.5% (31 December 2014: ranging from 5% to 11.5%). For foreign currency liabilities, all banks shall provide a reserve rate ranging from 6% to 20% in US Dollar or Euro (31 December 2014: ranging from 6% to 13%).

According to 2014-72 numbered and 21 October 2014 dated announcement of Central Bank of the Republic of Turkey, interest has been started to be paid for Turkish Lira reserve deposit beginning from November 2014.

According to 2015-35 numbered and 2 May 2015 dated announcement of Central Bank of Republic of Turkey, interest has started to be paid for US Dollar denominated reserve deposits beginning from May 2015.

Balances with the Central Bank of Republic of Turkey

	Current Period		Prior Period
	TL	FC	TL	FC
Unrestricted Demand Deposits	760,146	632,944	3,054,416	1,228,547
Unrestricted Time Deposits	—	—	—	—
Restricted Time Deposits	105	—	3	—
Reserve Deposits	18,461	18,422,690	1,255	16,156,471
Total	778,712	19,055,634	3,055,674	17,385,018

2.                   Further information on financial assets at fair value through profit/loss

Financial assets at fair value through profit/loss given as collateral or blocked

None.

Trading securities subject to repurchase agreements

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Positive differences on derivative financial assets held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forward Transactions	2,087	624	3,616	474
Swap Transactions	737,149	145,264	338,329	31,410
Futures	—	—	—	—
Options	103	240	530	5,217
Other	—	—	—	—
Total	739,339	146,128	342,475	37,101

3.                   Information on banks

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	370,201	4,864,065	14,733	2,555,887
Domestic	370,201	269,123	14,733	348,007
Foreign	—	4,594,942	—	2,207,880
Foreign Head Offices and Branches	—	—	—	—
Total	370,201	4,864,065	14,733	2,555,887

Due from foreign banks

	Unrestricted Balance		Restricted Balances(**)
	Current Period	Prior Period	Current Period	Prior Period
EU Countries	234,147	116,487	—	97,060
USA, Canada	650,169	1,884,681	77,170	13,108
OECD Countries (*)	7,272	7,629	—	—
Off-shore Banking Regions	3,617,550	210	—	—
Others	8,634	88,705	—	—
Total	4,517,772	2,097,712	77,170	110,168

(*)             OECD countries except from EU countries, USA, Canada.

(**)      Restricted balances that occur from securization loans and other common banking activities

4.                  Information on available-for-sale financial assets

Available-for-sale financial assets given as collateral or blocked

	Current Period		Prior Period
	TL	FC	TL	FC
Share Certificates	—	—	—	—
Bonds, Treasury Bills and Similar Marketable Securities	1,571,646	1,516,438	1,624,464	354,106
Other	—	—	—	—
Total	1,571,646	1,516,438	1,624,464	354,106

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Available-for-sale financial assets subject to repurchase agreements

	Current Period		Prior Period
	TL	FC	TL	FC
Government Bonds	3,621,980	—	8,668,579	—
Treasury Bills	—	—	—	—
Other Debt Securities	—	2,647,350	—	3,132,480
Bonds Issued or Guaranteed by Banks	—	—	—	—
Asset Backed Securities	—	—	—	—
Total	3,621,980	2,647,350	8,668,579	3,132,480

Information on available-for-sale financial assets

	Current Period	Prior Period
Debt securities	16,870,435	16,351,196
Quoted on a Stock Exchange	16,870,435	16,351,196
Unquoted	—	—
Equity securities	79,253	15
Quoted on a Stock Exchange	—	—
Unquoted	79,253	15
Provision for impairment on available-for-sale financial assets (-)	175,719	27,914
Total	16,773,969	16,323,297

5.                   Information on loans

Information on all types of loans and advances given to shareholders and employees of the Bank

	Current Period		Prior Period
	Cash	Non-Cash	Cash	Non-Cash
Direct loans provided to the shareholders	—	28,550	—	10,174
Legal entities	—	28,550	—	10,174
Real persons	—	—	—	—
Indirect loans provided to the shareholders	—	—	—	—
Loans provided to the employees	102,886	—	86,082	—
Total	102,886	28,550	86,082	10,174

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Information about loans classified in the first and second group and other receivables and loans that have been restructured or rescheduled

	Standard loans and other receivables			Loans and other receivables under close monitoring
		Agreement conditions modified			Agreement conditions modified
Cash Loan	Loans and other receivables	Payment plan extensions	Other	Loans and other receivables	Payment plan extensions	Other
Non-specialized loans	116,149,003	744,459	—	5,046,931	1,032,283	—
Loans given to enterprises	34,714,950	252,115	—	1,453,613	697,629	—
Export loans	4,492,712	—	—	128,661	4,931	—
Import loans	—	—	—	—	—	—
Loans given to financial sector	2,733,453	—	—	20	—	—
Consumer loans	30,750,264	139,899	—	1,615,466	268,509	—
Credit cards	4,849,296	—	—	358,469	20,085	—
Other	38,608,328	352,445	—	1,490,702	41,129	—
Specialized lending	1,802	—	—	—	—	—
Other receivables	—	—	—	—	—	—
Total	116,150,805	744,459	—	5,046,931	1,032,283	—

Information related to the changes in the payment plans of loans and other receivables:

	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
Number of modifications to extend payment plans
Extended for 1 or 2 times	744,459	741,343
Extended for 3,4 or 5 times	—	—
Extended for more than 5 times	—	—

Extended period of time	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
0-6 Months	4,163	571
6 - 12 Months	82	234
1-2 Years	9,107	8,842
2-5 Years	491,068	227,179
5 Years and Over	240,039	504,517

(*)                       The above tables include the change in the payment plans of standard and under close monitoring loans and other receivables after 28 May 2011.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Maturity analysis of cash loans

	Performing Loans and Other Receivables		Loans under Follow-Up and Other Receivables
Cash loans	Loans and Other Receivables	Restructured or Rescheduled Loans and Other Receivables	Loans and Other Receivables	Restructured or Rescheduled Loans and Other Receivables
Short-term Loans and Other Receivables	32,072,521	19,560	1,945,316	89,658
Loans	32,072,521	19,560	1,945,316	89,658
Specialization loans	—	—	—	—
Other Receivables	—	—	—	—
Medium, Long-term Loans and Other Receivables	84,078,257	724,926	3,101,615	942,625
Loans	84,076,455	724,926	3,101,615	942,625
Specialization loans	1,802	—	—	—
Other Receivables	—	—	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Consumer loans, retail credit cards, personnel loans and personnel credit cards

	Short-Term	Medium and Long-Term	Total
Consumer Loans — TL	351,409	30,415,076	30,766,485
Housing Loans	6,587	15,109,922	15,116,509
Automobile Loans	5,708	461,224	466,932
General Purpose Loans	339,114	14,843,930	15,183,044
Other	—	—	—
Consumer Loans — FC indexed	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Consumer Loans — FC	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Retail Credit Cards — TL	3,690,264	81,893	3,772,157
With Installment	1,605,894	75,592	1,681,486
Without Installment	2,084,370	6,301	2,090,671
Retail Credit Cards — FC	8,844	—	8,844
With Installment	—	—	—
Without Installment	8,844	—	8,844
Personnel Loans — TL	3,345	43,912	47,257
Housing Loan	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	3,345	43,912	47,257
Other	—	—	—
Personnel Loans — FC indexed	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Personnel Loans — FC	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Personnel Credit Cards — TL	55,177	207	55,384
With Installment	21,295	193	21,488
Without Installment	33,882	14	33,896
Personnel Credit Cards — FC	245	—	245
With Installment	—	—	—
Without Installment	245	—	245
Overdraft Checking Accounts — TL (Real persons)	1,960,277	—	1,960,277
Overdraft Checking Accounts — FC (Real persons)	119	—	119
Total	6,069,680	30,541,088	36,610,768

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Installment based commercial loans and corporate credit cards

	Short-Term	Medium and Long-Term	Total
Installment-based Commercial Loans — TL	981,266	23,225,014	24,206,280
Real Estate Loans	9,662	821,378	831,040
Automobile Loans	66,901	1,652,480	1,719,381
General Purpose Loans	904,703	20,751,156	21,655,859
Other	—	—	—
Installment-based Commercial Loans — FC indexed	20,249	1,220,421	1,240,670
Real Estate Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	20,249	1,220,421	1,240,670
Other	—	—	—
Installment-based Commercial Loans — FC	977	5,201,530	5,202,507
Real Estate Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	977	5,143,608	5,144,585
Other	—	57,922	57,922
Corporate Credit Cards — TL	1,390,701	372	1,391,073
With Installment	485,628	372	486,000
Without Installment	905,073	—	905,073
Corporate Credit Cards — FC	147	—	147
With Installment	—	—	—
Without Installment	147	—	147
Overdraft Checking Accounts — TL (Corporate)	1,132,243	—	1,132,243
Overdraft Checking Accounts — FC (Corporate)	—	—	—
Total	3,525,583	29,647,337	33,172,920

Allocation of loan customers

	Current Period	Prior Period
Public Sector	962,508	1,299,532
Private Sector	122,011,970	103,043,910
Total	122,974,478	104,343,442

Allocation of domestic and overseas loans

	Current Period	Prior Period
Domestic Loans	122,622,462	104,145,709
Foreign Loans	352,016	197,733
Total	122,974,478	104,343,442

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Loans to associates and subsidiaries

	Current Period	Prior Period
Direct Loans Provided to the Subsidiaries and Associates	145,876	74,105
Indirect Loans Provided to the Subsidiaries and Associates	—	—
Total	145,876	74,105

Specific provisions for loans

	Current Period	Prior Period
Loans and Receivables with Limited Collectability	96,407	60,286
Loans and Receivables with Doubtful Collectability	386,298	546,295
Uncollectible Loans and Receivables	3,561,333	3,127,716
Total	4,044,038	3,734,297

Information on non-performing loans (Net)

Information on non-performing loans and other receivables restructured or rescheduled

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current period	51,611	88,881	59,591
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	51,611	88,881	59,591

Prior period	34,563	92,576	82,945
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	34,563	92,576	82,945

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED FINANCIAL REPORT
FOR THE YEAR ENDED 31 DECEMBER 2015
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Movements in non-performing loan groups

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Balance at the beginning of the period	300,361	546,295	3,127,716
Additions (+)	1,908,973	24,763	34,965
Transfers from other categories of loans under follow-up (+)	—	1,523,175	1,114,961
Transfers to other categories of loans under follow-up (-) (*)	1,563,650	1,031,863	125,124
Collections (-)	163,649	290,216	556,494
Write-offs (-)	—	—	—
Corporate and commercial loans	—	—	—
Retail loans	—	—	—
Credit cards	—	—	—
Other	—	—	—
Balance at the end of the period	482,035	772,154	3,596,024
Specific provision (-)(**)	96,407	386,298	3,561,333
Net balance	385,628	385,856	34,691

(*)             Loans that are transferred from restructured loans to non-performing loans and from non-performing loans to restructured loans are presented in the Transfers from and to other categories of loans under follow-up lines.

(**)      As of 31 December 2015, the Bank  reserved 100% provision for TL 12,818 after the date it was placed in the 5th group, which is the remaining portion of non-performing loans of TL 47,500 given to a group when guarantees are taken into consideration.

Uncollectible loans and receivables are collected by liquidation of collaterals and legal follow-up.

Information on non-performing loans and other receivables in foreign currencies

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables

Current Period
Balance at the end of the period	15,261	88,082	198,835
Specific provision (-)	3,052	44,041	198,835
Net balance on balance sheet	12,209	44,041	—

Prior Period
Balance at the end of the period	7,681	2,907	244,100
Specific provision (-)	1,536	2,907	244,100
Net balance on balance sheet	6,145	—	—

Non-performing foreign currency denominated loans are followed in TL accounts.

Explanation on Write-off Policy

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Loan customer concentration of gross and net amounts of non-performing loans

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period (Net)	385,628	385,856	34,691
Consumer and Commercial Loans (Gross)	475,614	762,956	3,523,032
Specific Provision (-)	95,123	381,699	3,488,341
Consumer and Commercial Loans (Net)	380,491	381,257	34,691
Banks (Gross)	—	—	1,551
Specific Provision (-)	—	—	1,551
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	6,421	9,198	71,441
Specific Provision (-)	1,284	4,599	71,441
Other Loans and Receivables (Net)	5,137	4,599	—

Prior Period (Net)	240,075	—	—
Consumer and Commercial Loans (Gross)	297,145	539,926	3,067,758
Specific Provision (-)	59,643	539,926	3,067,758
Consumer and Commercial Loans (Net)	237,502	—	—
Banks (Gross)	—	—	1,551
Specific Provision (-)	—	—	1,551
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	3,216	6,369	58,407
Specific Provision (-)	643	6,369	58,407
Other Loans and Receivables (Net)	2,573	—	—

6.                   Information on held-to-maturity investments

Held-to-maturity debt securities issued by the governments

	Current Period		Prior Period
	TL	FC	TL	FC
Government Bonds	7,546,748	—	6,761,749	—
Treasury Bills	—	—	—	—
Other Securities Issued by the Governments	—	—	—	—
Total	7,546,748	—	6,761,749	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Information on held-to-maturity investment securities

	Current Period	Prior Period
Debt Securities	7,683,950	6,860,448
Quoted at Stock Exchanges	7,552,969	6,767,604
Unquoted at Stock Exchanges	130,981	92,844
Impairment Losses (-)	6,221	5,855
Total	7,677,729	6,854,593

The movement table of the held-to-maturity investments

	Current Period	Prior Period
Balances at the beginning of the period	6,854,593	5,403,815
Foreign currency differences on monetary assets	44,702	7,990
Purchases during the period	1,610,704	2,924,991
Transfers to available for sale portfolio	—	—
Disposals through sales/redemptions	(1,129,187)	(1,764,546)
Impairment losses	(366)	51,505
Change in amortized costs of the securities (*)	297,283	230,838
Balances at the end of the period	7,677,729	6,854,593

(*)         Changes in amortized costs of the marketable securities also include rediscount differences in marketable securities.

Information on held-to-maturity investments

	Cost		Carrying Value
Current Period	TL	FC	TL	FC
Collateralized/blocked investment securities	495,970	130,950	527,655	130,981
Investments subject to repurchase agreements	5,428,798	—	6,050,350	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Other (*)	935,631	—	968,743	—
Total	6,860,399	130,950	7,546,748	130,981

	Cost		Carrying Value
Prior Period	TL	FC	TL	FC
Collateralized/blocked investment securities	931,961	92,800	972,002	92,844
Investments subject to repurchase agreements	5,289,597	—	5,629,267	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Other (*)	150,772	—	160,480	—
Total	6,372,330	92,800	6,761,749	92,844

(*)              The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Others” line.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

7.                   Information on investments in associates

Information on investments in associates

	Associate	Address (City/ Country)	Bank’s Share — If Different, Voting Rights (%)	Bank’s Risk Group Share (%)
1	Kıbrıs Vakıflar Bankası Ltd. (*)	Lefkoşa/NCTR	15.00	15.00
2	Türkiye Sınai Kalkınma Bankası AŞ (**)	İstanbul/Turkey	8.38	8.38
3	Roketsan Roket Sanayi ve Ticaret AŞ (*)	Ankara/Turkey	9.93	9.93
4	Bankalararası Kart Merkezi AŞ	İstanbul/Turkey	9.70	9.70
5	Kredi Kayıt Bürosu AŞ (*)	İstanbul/Turkey	9.09	9.09
6	Güçbirliği Holding AŞ (*)	İzmir/Turkey	0.07	0.07
7	İzmir Enternasyonel Otelcilik AŞ	İstanbul/Turkey	5.00	5.00
8	İstanbul Takas ve Saklama Bankası AŞ (*)	İstanbul/Turkey	4.37	4.37
9	Kredi Garanti Fonu AŞ (*)	Ankara/Turkey	1.69	1.69
10	Tasfiye Halinde World Vakıf UBB Ltd.	Lefkoşa/ NCTR	82.00	85.25

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Period Profit/Loss	Prior Period Profit/Loss	Company’s Fair Value
1	884,289	66,941	9,582	49,270	3,531	5,285	1,459	—
2	21,366,580	2,783,792	746,288	779,989	322,303	410,590	374,111	2,603,218
3	2,960,026	557,498	514,006	7,060	—	(50,090)	96,304	—
4	68,358	29,660	42,971	1,019	—	3,869	3,490	—
5	129,527	104,842	62,914	3,663	—	26,782	18,547	—
6	137,683	(31,675)	88,027	422	—	(17,037)	(5,556)	—
7	108,514	371	88,782	6	—	(18,136)	(5,610)	—
8	7,631,265	869,063	100,232	155,708	11,816	132,453	96,179	—
9	316,348	278,439	5,500	9,906	—	19,899	10,213	—
10	1,390	(78,268)	—	—	—	(7,452)	(5,465)	—

(*)             The financial statements for these associates as at and for the period ended 30 September 2015 are presented.

(**)      Figures are obtained from audited financial statements as at and for the period ended 31 December 2015 disclosed in Public Disclosure Platform.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Movement table of investments in associates

	Current Period	Prior Period
Balance at the beginning of the period	305,469	245,523
Movements during the period	(35,179)	59,946
Transfers	—	—
Acquisitions and capital increases	—	—
Bonus shares received	21,453	19,985
Income/loss from investments under equity accounting	—	—
Sales and liquidations	—	—
Fair value changes	(56,632)	39,961
Impairment losses	—	—
Balance at the end of the period	270,290	305,469
Capital commitments	—	—
Share percentage at the end of the period (%)	—	—

In current period, one of the bank’s associate, Tasfiye Halinde World Vakıf UBB Ltd, is removed from the banks account and transferred to Other Trading Business account starting from December 2015.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ from TL 1,500,000 to TL 1,750,000 in the Ordinary Meeting of General Assembly of the Company dated 26 March 2015, the share of the Bank amounting to TL 20,944 is presented in the movement table of investments in associates as bonus shares received.

In the current period, subsequent to the approval of the decision of the capital of Kredi Garanti Fonu A.Ş. in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015, an associate of the Bank, has been increased from TL 240,000 to TL 278,439, TL 29,000 is paid from company’s own resources and TL 9,439 is paid cash by two new shareholders and registered to commercial register on 10 April 2015. After the capital increase, Bank’s current nominal share has been increased from TL 4,211 to TL 4,719 by a bonus increase of TL 509 and Bank’s share percentage will be decreased from 1.75% to 1.69% after the involvement of two shareholders as at 10 April 2015. The share of the Bank amounting to TL 509 is presented as bonus shares received in the movement table of investments in associates.

In the prior period, subsequent to the approval of the decision of the capital of İstanbul Takas ve Saklama Bankası A.Ş. in the Ordinary Meeting of General Assembly of the Company dated 28 March 2014, an associate of the Bank, has been increased from TL 420,000 to TL 600,000, TL 120,000 has been paid from bonus shares and TL 60,000 has been paid in cash amounting to TL 180,000 in total. The share of the Bank amounting to TL 3,230 is presented as bonus shares received in the movement table of investments in associates. The stock right in cash capital commitment has been removed related to the capital increase and the usage of Istanbul Stock Exchange, Banks’ share percentage has been decreased from 4.86% to 4.37%.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ from TL 1,300,000 to TL 1,500,000 in the Ordinary Meeting of General Assembly of the Company dated 27 March 2014, the share of the Bank amounting to TL 16,755 is presented in the movement table of investments in associates as bonus shares received.

The title of World Vakıf Off Shore Banking Ltd, a subsidiary of the Bank, was changed as World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd., operating in NCTR, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. According to
24 May 2010 dated decision of the Nicosia Local Court, World Vakıf UBB Ltd. will be liquidated and NCTR Company Registrar is appointed to carry out liquidation process. In year 2010, due to loss of control over Company, World Vakıf UBB Ltd. has been reclassified as “Investments in associates”. The liquidation process of World Vakıf UBB Ltd, an associate of the Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed on 27 August 2013. Thus, the company’s title has been changed as “World Vakıf UBB Ltd in Liquidation”.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Sectoral distribution of investments in financial associates

	Current Period	Prior Period
Banks	254,171	289,858
Insurance companies	—	—
Factoring companies	—	—
Leasing companies	—	—
Finance companies	—	—
Other associates	4,719	4,211
Total	258,890	294,069

Quoted associates

	Current Period	Prior Period
Quoted at domestic stock exchanges	218,150	253,838
Quoted at international stock exchanges	—	—
Total	218,150	253,838

Investments in associates disposed during the period

There is not any associate disposed in the current period.

Investments in associates acquired during the period

There is not any associate acquired in the current period.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

8.                   Investments in subsidiaries

Information on financial subsidiaries

	Vakıfbank International AG	Vakıf Finansal Kiralama AŞ	Vakıf Yatırım Menkul Değerler AŞ	Vakıf Factoring AŞ	Güneş Sigorta AŞ	Vakıf Emeklilik AŞ	Vakıf Portföy Yönetimi AŞ	Vakıf Gayrimenkul Yat. Ort. AŞ	Vakıf Menkul Kıymet Yat. Ort. AŞ

Paid in Capital	114,483	65,000	35,000	22,400	150,000	26,500	3,000	205,400	20,000
Share Premium	—	—	—	—	—	—	—	246,731	—
Other Capital Reserves	—	252	(25)	28,948	(2,094)	7,578	48	22,004	94
Securities Value Increase Fund	16,812	2,821	48,986	283	230,306	412	—	—	—
Tangible Assets’ Value Increase From Revaluation	—	15,127	—	—	104,292	50,005	—	—	—
Associates And Subsidiaries Bonus Shares	—	—	—	—	59	191	—	—	—
Legal Reserves	8,824	3,910	5,644	5,128	17,179	18,385	920	4,709	395
Extraordinary Reserves	—	32,963	7,368	34,944	19,247	38,943	7,919	73,477	—
Other Profit Reserves	196,153	—	2,308	—	—	—	—	—	—
Profit/Loss	104,186	15,457	(5,712)	10,115	(138,591)	87,534	2,236	22,170	(3,017)
Prior Period’s Profit/Loss	102,600	—	872	—	(144,975)	54,925	—	—	(2,490)
Current Period’s’ Profit/Loss	1,586	15,457	(6,584)	10,115	6,384	32,609	2,236	22,170	(527)
Minority Rights	—	100	—	—	—	—	—	—	—
Total Core Capital	440,458	135,630	93,569	101,818	380,398	229,548	14,123	574,491	17,472
SUPPLEMENTARY CAPITAL	—	—	—	—	—	—	—	—	—
CAPITAL	440,458	135,630	93,569	101,818	380,398	229,548	14,123	574,491	17,472
NET AVAILABLE EQUITY	440,458	135,630	93,569	101,818	380,398	229,548	14,123	574,491	17,472

(*)              Reviewed BRSA financial statements as of 30 September 2015 are considered.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Vakıf Yatırım Menkul Değerler AŞ, a subsidiary of the Bank, calculates capital adequacy in accordance with Serial:V, No: 34 numbered “Communiqué on Capital and Capital Adequacy of Intermediary Firms” of CMB every six month. Güneş Sigorta AŞ ve Vakıf Emeklilik AŞ that operate in insurance business calculate capital adequacy in accordance with “Communiqué on Capital Adequacy Measurement and Assessment for Insurance, Reinsurance and Pension Firms” published by Republic of Turkey Undersecretariat of Treasury every six month. According to the calculations at 31 December 2015, there is no capital requirement for the subsidiaries mentioned.

Information on investments in subsidiaries

Subsidiary		Address (City / Country)	Bank’s Share - If Different, Voting Rights (%)	Bank’s Risk Group Share (%)
1	Güneş Sigorta AŞ (**)	İstanbul/Turkey	36.35	36.35
2	Vakıf Emeklilik AŞ (*)	İstanbul/ Turkey	53.90	75.30
3	Vakıf Faktoring AŞ (*)	İstanbul/ Turkey	78.39	86.99
4	Vakıf Finansal Kiralama AŞ (**)	İstanbul/ Turkey	58.71	64.40
5	Vakıf Yatırım Menkul Değerler AŞ (**)	İstanbul/ Turkey	99.00	99.44
6	Vakıfbank International AG	Vienna/AUSTRIA	90.00	90.00
7	Vakıf Portföy Yönetimi AŞ (**)	İstanbul/ Turkey	100.00	100.00
8	Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ (**)	İstanbul/ Turkey	22.89	32.91
9	Vakıf Gayrimenkul Yatırım Ortaklığı AŞ (**)	İstanbul/ Turkey	38.70	40.64
10	Vakıf Enerji ve Madencilik AŞ (***)	Ankara/ Turkey	65.50	84.96
11	Taksim Otelcilik AŞ (*)	İstanbul/ Turkey	51.00	51.52
12	Vakıf Pazarlama Sanayi ve Ticaret AŞ (****)	İstanbul/ Turkey	69.33	74.98
13	Vakıf Gayrimenkul Değerleme AŞ (*)	Ankara/ Turkey	54.29	58.57

Total Assets		Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Period Profit/(Loss)	Prior Period Profit/(Loss)	Company’s Fair Value
1	1,273,901	160,386	1,333,517	23,953	17,005	(98,328)	4,630	275,394
2	3,767,621	196,387	99,596	21,365	659	25,881	21,162	705,800
3	637,729	101,815	2,729	52,308	—	10,116	7,558	79,300
4	1,562,614	135,631	20,575	75,157	—	15,458	953	77,808
5	116,939	93,567	455	5,040	1,163	(6,584)	2,835	86,700
6	3,092,692	399,531	964	84,931	17,953	8,957	33,078	482,382
7	14,673	14,123	245	1,020	23	2,236	1,913	56,900
8	17,700	17,472	36	301	722	(527)	(320)	16,022
9	772,101	770,829	485,566	24,077	—	22,403	14,498	468,342
10	22,604	6,167	1,073	287	—	(1,736)	182	14,100
11	371,186	359,071	243,396	6,512	—	9,112	6,080	364,500
12	47,990	40,368	653	2,828	1,272	3,861	3,420	53,100
13	30,049	25,648	389	2,213	122	829	4,362	40,900

(*)                                 The financial statements for these subsidiaries as at and for the period ended 30 September 2015 are presented.

(**)                          Figures are obtained from reviewed financial statements as at and for the period ended 30 September 2015 disclosed in Public Disclosure Platform.

(***)                   The financial statements for these subsidiaries as at and for the period ended 30 June 2015 are presented.

(****)            The financial statements for these subsidiaries as at and for the year ended 31 December 2014 are presented.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Movement table of investments in subsidiaries

	Current Period	Prior Period
Balance at the beginning of the period	1,431,513	1,365,470
Movements during the period	172,806	66,043
Transfers	—	—
Acquisitions and capital increases	—	205,713
Bonus shares received	4,605	—
Dividends from current year profit	(26,186)	(34,017)
Sales and liquidations	—	—
Fair value changes	163,959	(107,850)
Impairment losses	30,428	2,197
Balance at the end of the period	1,604,319	1,431,513
Capital commitments	—	—
Share percentage at the end of the period (%)	—	—

Methods to measure investments in subsidiaries

	Current Period	Prior Period
Measured at cost	—	—
Measured at fair value	1,604,319	1,431,513
Equity method of accounting	—	—
Total	1,604,319	1,431,513

Sectoral distribution of investments in financial subsidiaries

	Current Period	Prior Period
Insurance companies	480,532	402,768
Banks	434,144	321,124
Factoring companies	62,163	65,273
Leasing companies	45,681	45,149
Finance companies	—	—
Other financial subsidiaries	327,650	353,283
Total	1,350,170	1,187,597

Quoted subsidiaries

	Current Period	Prior Period
Quoted at domestic stock exchanges	330,703	378,037
Quoted at international stock exchanges	—	—
Total	330,703	378,037

Investments in subsidiaries disposed during the period

There is no disposal in subsidiaries in the current period.

Investments in subsidiaries acquired during the period

There is no subsidiary acquired in the current period.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

In the current period, the title of Vakıf Finans Factoring Hizmetleri AŞ has been changed to Vakıf Faktoring AŞ, the aforementioned change of title has been registered on 13 April 2015.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ from TL 203,320 to TL 205,400 by a bonus increase of TL 2,080 in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015. After the capital increase, Bank’s current nominal share has been increased from TL 78,690 to TL 79,495 by bonus increase of TL 805 and Bank’s share percentage has been remained the same 38.70%. The share of the Bank amounting to TL 805 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the current period, in total full TL 12 nominal share of Vakıf Portföy AŞ has been purchased by Bank from other real person shareholders and Bank has signed share transfer contract with real person shareholders on 11 February 2015. Thus, Bank’s nominal share has been increased from full TL 2,999,988 to full TL 3,000,000. Bank’s share percentage has been increased from 99.99% to 100.00%.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Değerleme A.Ş. from TL 7,000 to TL 14,000 by a bonus increase of TL 7,000 in the Ordinary Meeting of General Assembly of the Company dated 20 March 2015. After the capital increase, Bank’s current nominal share has been increased from TL 3,800 to TL 7,600 by TL 3,800 and Bank’s share percentage has been remained the same 54.29%. The share of the Bank amounting to TL 3,800 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the prior period, Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ has decided to increase the capital of TL 15,000 to TL 20,000 in its registered capital ceiling amounting to TL 50,000 in accordance with Capital Markets Board’s temporary clause 1 of “Communiqué on Securities Investment Associations” (III-48.2).  In the capital increase, Bank’s nominal share amount has increased from TL 1,763 to TL 2,351 with an increase of TL 588 by using stock rights on 25 November 2014. Besides, in order to finalize the capital increase, Bank has purchased additional shares from stock rights that have not been used in due, amounting to TL 2,228 from Istanbul Stock Exchange Share Market on 2 December 2014. In this context, Bank’s total nominal share has increased to TL 4,579 and share percentage has increased to 22.89%.  The share of the Bank amounting to TL 2,815 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the prior period, at the Extraordinary General Assembly of Taksim Otelcilik AŞ dated 24 June 2014, the decision of increasing the capital from TL 269,257 to TL 334,257 through rights offering by TL 65,000.  The related change has been registered on 22 July 2014. The nominal share of the Bank TL 137,324 has been increased by cash TL 33,151 to TL 170,474. The share percentage of the Bank is remained the same 51.00%. TL 8,288 of the cash commitment amounting to TL 33,151 is paid on 15 July 2014, TL 24,863 is paid on 2 October 2014. Total cash commitment TL 33,151 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the prior period, related to the capital increase of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ from TL 106,200 to TL 203,320, the Bank has obtained shares with a nominal value of TL 29,345 at a rate of TL 3.44 by using the stock rights. For these shares TL 100,947 has been paid. Besides, Bank has obtained shares with a nominal value of TL 20,000 at TL 3.44 rate since the other shareholders did not use their stock rights. Bank has paid TL 68,800 for the shares. As at 4 July 2014, company’s capital increase has been registered and as of the date the existing nominal share of the Bank has been increased from TL 29,345 to TL 78,690 Bank’s share percentage has been increased from 27.63% to 38.70%. The capital increase as of TL 169,747 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the prior period, the title of Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı has been changed to Vakıf Menkul Kıymet Yatırım Ortaklığı. The new title of the company has been registered on
9 April 2014.

9.                   Investments in joint-ventures

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

10.                               Information on finance lease receivables (net)

None.

11.                               Information on hedging purpose derivatives

Positive differences on derivative financial instruments held for risk management purposes

None.

12.                               Information on tangible assets

	Real Estates	Leased Tangible Assets	Vehicles	Other Tangible Assets	Total
Balance at the end of the prior year:
Cost	601,018	134,453	42,942	900,757	1,679,170
Accumulated depreciation(-)	253,923	126,424	34,646	555,177	970,170
Impairment (-)	—	—	—	—	—
Net book value	347,095	8,029	8,296	345,580	709,000
Balance at the end of the current year:
Net book value at the beginning of the current year	347,095	8,029	8,296	345,580	709,000
Additions	874,314	—	1,356	213,591	1,089,261
Cost of the disposals	539,068	9,743	9,060	17,646	575,517
Depreciation of the disposals	266,324	9,695	8,117	7,656	291,792
Depreciation of the current year (-)	13,986	2,388	4,369	104,168	124,911
Impairment (-)	6,475	—	—	—	6,475
Cost at the end of the current year	936,264	124,710	35,238	1,096,702	2,192,914
Accumulated depreciation at the end of the year (-)	1,585	119,117	30,898	651,689	803,289
Impairment (-) (*)	6,475	—	—	—	6,475
Net book value at the end of the current year	928,204	5,593	4,340	445,013	1,383,150

13.            Information on intangible assets

Bank’s intangible assets consist of computer softwares and licences. The estimated useful life of intangible assets is five years. Intangible assets are amortized on a straight-line basis over the estimated useful lifes. The Bank divides the extinction share of intangible assets according to inflation adjusted values.

There is not any intangible asset that is important for fullest extend of financial statements.

Bank does not have any intangible asset that is collateral or acquired by government promotion and has a limitation on usage.

The Bank did not declared a commitment to purchase intangible assets.

14.            Information on investment properties

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

15. Information on deferred tax assets

As at 31 December 2015 and 31 December 2014, items generating deferred tax assets or liabilities are listed below:

	Current period	Prior Period
Deferred tax assets:	232,350	227,132
Provision for employee termination benefits and unused vacations	87,096	81,013
Other provisions	45,287	28,083
Valuation differences of associates and subsidiaries	23,456	23,456
Valuation differences of financial assets and liabilities	67,439	82,413
BRSA - Tax Code depreciation differences	7,252	10,131
Other	1,820	2,036

Deferred tax liabilities:	(216,929)	(154,695)
Valuation differences of financial assets and liabilities	(127,392)	(114,636)
Valuation differences of associates and subsidiaries	(60,671)	(40,059)
Valuation differences of properties	(28,866)	—
Deferred tax assets, net	15,421	72,437

16.            Information on assets held for sale and assets related to the discontinued operations

As at 31 December 2015 assets held for sale and assets related to the discontinued operations amount to TL 994,964 (31 December 2014: TL 745,883).

17.            Information on other assets

As at 31 December 2015 and 31 December 2014 other assets are as follows:

	Current period	Prior Period
Receivables from credit card payments	923,489	772,007
Prepaid expenses	578,292	617,476
Guarantees given for repurchase agreements	143,978	193,605
Guarantees given for derivative financial instruments	501,035	351,579
Receivables from term sale of assets	44,567	68,664
Other	479,469	212,142
Total	2,670,830	2,215,473

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO LIABILITIES

1.                   Information on maturity profile of deposits

Current Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total

Saving Deposits	4,424,092	—	471,519	22,041,396	1,027,318	255,301	124,971	—	28,344,597
Foreign Currency Deposits	4,121,923	—	3,451,462	15,829,234	1,474,397	912,706	3,462,272	—	29,251,994
Residents in Turkey	3,850,977	—	3,448,531	15,546,772	1,235,166	611,274	942,705	—	25,635,425
Residents Abroad	270,946	—	2,931	282,462	239,231	301,432	2,519,567	—	3,616,569
Public Sector Deposits	4,504,470	—	4,869,059	6,958,081	843,503	1,879,924	205,243	—	19,260,280
Commercial Deposits	2,464,867	—	3,737,839	11,417,347	161,445	50,949	1,336	—	17,833,783
Other	3,751,277	—	1,772,094	3,170,500	242,340	41,669	25,525	—	9,003,405
Precious Metal Deposits	625,592	—	—	—	—	—	—	—	625,592
Bank Deposits	385,739	—	3,804,547	918,327	230,210	118,489	145,571	—	5,602,883
Central Bank	1,116	—	—	—	—	—	—	—	1,116
Domestic Banks	6,477	—	3,645,258	553,924	212,223	—	—	—	4,417,882
Foreign Banks	223,598	—	159,289	364,403	17,987	118,489	145,571	—	1,029,337
Participation Banks	154,548	—	—	—	—	—	—	—	154,548
Other	—	—	—	—	—	—	—	—	—
Total	20,277,960	—	18,106,520	60,334,885	3,979,213	3,259,038	3,964,918	—	109,922,534

Prior Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total

Saving Deposits	3,715,353	—	463,572	18,032,423	1,393,667	328,345	136,781	—	24,070,141
Foreign Currency Deposits	3,234,204	—	2,197,700	11,340,861	1,411,649	759,201	2,828,588	—	21,772,203
Residents in Turkey	3,056,529	—	2,195,602	11,162,513	1,193,080	494,191	794,731	—	18,896,646
Residents Abroad	177,675	—	2,098	178,348	218,569	265,010	2,033,857	—	2,875,557
Public Sector Deposits	3,583,281	—	2,370,191	5,695,639	437,138	2,788,470	190,212	—	15,064,931
Commercial Deposits	2,157,535	—	4,622,420	10,102,792	430,016	233,506	5,478	—	17,551,747
Other	3,208,185	—	1,102,804	2,747,775	380,429	98,701	29,638	—	7,567,532
Precious Metal Deposits	854,355	—	—	—	—	—	—	—	854,355
Bank Deposits	59,910	—	3,599,082	1,086,606	80,387	33,206	16,868	—	4,876,059
Central Bank	424	—	—	—	—	—	—	—	424
Domestic Banks	2,094	—	3,288,392	422,069	2,016	33,206	16,868	—	3,764,645
Foreign Banks	53,763	—	310,690	664,537	78,371	—	—	—	1,107,361
Participation Banks	3,629	—	—	—	—	—	—	—	3,629
Other	—	—	—	—	—	—	—	—	—
Total	16,812,823	—	14,355,769	49,006,096	4,133,286	4,241,429	3,207,565	—	91,756,968

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Information on saving deposits insured by Saving Deposit Insurance Fund and the total amounts of the deposits exceeding the insurance coverage limit

	Covered by Deposit Insurance Fund		Exceeding the Deposit Insurance Limit
	Current Period	Prior Period	Current Period	Prior Period
Saving Deposits	15,480,662	12,652,145	12,863,935	11,417,996
Foreign Currency Saving Deposits	4,788,666	3,846,786	11,939,036	8,435,919
Other Saving Deposits	—	—	—	—
Foreign Branches’ Deposits Under Foreign Insurance Coverage	—	—	—	—
Off-Shore Deposits Under Foreign Insurance Coverage	—	—	—	—
Total	20,269,328	16,498,931	24,802,971	19,853,915

Saving deposits out of insurance coverage limits

	Current Period	Prior Period
Deposits and other accounts at foreign branches	24,839	21,061
Deposits and other accounts, which belong to controlling shareholders, their parents, wives/husbands, and children	—	—
Deposits and other accounts, which belong to Board of Director members, chairman, general manager, his/her assistants, their parents, wives/husbands, and children	5,438	3,905
Deposits and other accounts under scope of TCC law 5237 article no 282, dated 26/9/2004	—	—
Deposits in Deposit Banks of Turkey, which are solely established for off-shore banking	—	—

2.                   Information on derivative financial liabilities held for trading purpose

Negative differences related to the derivative financial liabilities held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forward Transactions	1,508	594	3,209	458
Swap Transactions	109,384	149,252	50,567	190,324
Futures	—	—	—	—
Options	28,612	239	457	5,237
Other	—	—	—	—
Total	139,504	150,085	54,233	196,019

3.                   Information on banks and other financial institutions

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Republic of Turkey	—	—	—	—
Domestic Bank and Institutions	101,625	269,158	139,471	91,169
Foreign Banks, Institutions and Funds	231,158	17,954,056	748,467	13,947,941
Total	332,783	18,223,214	887,938	14,039,110

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Maturity information of funds borrowed

	Current period		Prior period
	TL	FC	TL	FC
Short-term (*)	101,813	2,020,325	867,372	7,312,287
Medium and Long term (*)	230,970	16,202,889	20,566	6,726,823
Total	332,783	18,223,214	887,938	14,039,110

(*)              Maturity profile of funds borrowed is prepared in accordance to their original maturities.

Funds borrowed comprise syndication and securitization loans bearing various interest rates and maturities and account for 11.17% (31 December 2014: 10.41%) of the Bank’s liabilities. There is no risk concentration on funding sources of the Bank.

On 16 April 2014, Bank has obtained syndicated loan at the amount of US Dollar 270.5 million and Euro 525 million with the interest rate of US Libor +0.90% and Euribor +0.90% at a maturity of one year, with participation of 35 banks with the coordination of Wells Fargo Bank N.A., London Branch and Sumitomo Mitsui Banking Corporation, Brussels Branch acting as agent. On 17 April 2015, the loan has been renewed with a new syndicated loan amounting to US Dollar 204 million and Euro 763 million with the interest rate of US Libor + 0.80% and Euribor + 0.80% at a maturity of 367 days with participation of 35 banks, Wells Fargo Bank, N.A., London Branch acting as coordinator and agent bank.

On 22 September 2014, Vakıfbank has obtained syndicated loan amounting to US Dollar 168.5 million and Euro 528.75 million with interest rates of US Libor + 0.90% and Euribor + 0.90% at a maturity of one year, with the participation of 26 banks, ING Bank, London Branch acting as coordinator and agent bank.  On 14 September 2015, the loan has been renewed with a new syndicated loan amounting to US Dollar 168,5 million and Euro 679.5 million with the interest rate of US Libor + 0.75% and Euribor + 0.75% at a maturity of one year with participation of 30 banks, ING Bank, London Branch acting as coordinator and agent bank.

On 19 December 2014, the Bank has obtained securitization loan at the amount of US Dollar 928.6 million related to foreign transfers and treasury transactions in Euro and US Dollar. Loan amounting to US Dollar 500 million has been obtained related to foreign transfers at a maturity of five years and loan at the amount of US Dollar 428.6 million has been obtained related to treasury transactions at a maturity of seven years in seven different segments in total.

The loan obtained from European Bank for Reconstruction and Development (EBRD) amounting to US Dollar 125 million in 2014-A segment in order to finance medium term loans including to meet the needs of agricultural enterprises and support woman entrepreneurs.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

2014-B segment of the loan has been obtained from Wells Fargo Bank, N.A., 2014-C segment of the loan has been obtained from Raiffeisen Bank International AG, 2014-D segment of the loan has been obtained from Standard Chartered Bank, 2014-E segment of the loan has been obtained from Societe Generale, 2014-G segment of the loan has been obtained from Bank of America, N.A. and 2014-F segment of the loan related to treasury transactions has been obtained from JP Morgan Securities plc. in the scope of programme.

As at 31 December 2015, total securitization loan amounts to US Dollar 936 million and Euro 260 million.

At January 2015, Vakıfbank; issued secondary subordinated bond that contains subordinated debt provision (Tier-II) which was the first that meets the criteria of Basel III in Turkey. In this context, secondary subordinated bond that contains subordinated debt provision (Tier-II) that had nominal value of 500 million USD, the redemption date of 3 February 2025, early redemption options on 3 February 2020, fixed-rate, 10 years and 1 day maturity and two interest coupon payment rate of 6.875%, the yield of the exportation 6.95% was issued.

Information on securities issued

Within the context of Global Medium Term Notes (GMTN), the Bank has issued Turkey’s first Eurobond apart from Republic of Turkey Undersecretariat of Treasury. The bond has been issued in GMTN programme on 17 June 2014 has a nominal value of Euro 500 million, maturity date on 17 June 2019 with fixed rate, 5 years maturity and annually coupon paid with 3.65% return and coupon rate 3.50%.

Within the context of Global Medium Term Notes (GMTN), 190 private placements have been realized with 16 separate banks since June 2013. These placements have been realized in different currencies (US Dollar, Euro and CHF) at the maturities of 3 months, 6 months, 1 year and 2 years and in total amount to US Dollar 4,265 million equivalents. As at 31 December 2015 total private placement transactions amount to US Dollar 390 million equivalents.

	TL		FC
Current Period	Short Term	Medium-Long Term	Short Term	Medium-Long Term
Nominal	3,197,582	—	946,566	6,418,184
Cost	3,068,550	—	946,565	6,371,968
Net Book Value	3,128,044	—	949,615	6,470,100

	TL		FC
Prior Period	Short Term	Medium-Long Term	Short Term	Medium-Long Term
Nominal	2,978,797	—	2,306,544	5,193,848
Cost	2,860,066	—	2,306,501	5,155,977
Net Book Value	2,913,190	—	2,315,443	5,229,124

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

4.                   Components of “other external resources payable” in the financials that comprise at least 20% of the account, if the account exceeds 10% of total liabilities and equity excluding off-balance sheet commitments

Other external resources payable in the financials do not exceed 10% of total liabilities and equity.

5.                   Information on lease payables (net)

Obligations under financial leasing

None.

6.                   Information on derivative financial liabilities held for risk management purpose

Negative fair values of hedging purpose derivatives

None.

7.                   Information on provisions

Information on general provisions

	Current Period	Prior period
Provisions for loans and receivables in Group I	1,606,200	1,326,468
-Additional provision for loans with extended payment plans	26,422	26,989
Provisions for loans and receivables in Group II	231,853	175,204
-Additional provision for loans with extended payment plans	21,057	14,696
Provisions for non-cash loans	106,422	93,418
Other	13,128	8,152
Total	1,957,603	1,603,242

Information on employee rights

According to the TAS-19- Judgments of benefits that are provided to employees, bank accounts and calculate provision to obligations of severance pay and allowance rights.

As of 31 December 2015, TL 350,227 (31 December 2014: TL 328,246) provision for severance pay and TL 85,253 (31 December: TL 76,820) provision for unused vacation are stated in financial statements under employee rights provision.

Movement of severance pay provision in the period:

	Current Period	Previous Period
Opening balance	328,246	276,371
Current service cost	31,541	23,764
Previous service cost	—	113
Interest cost	25,920	24,281
Paid compensation	(30,875)	(35,375)
Payment/Reduction of benefits/Layoff accordingly composed loss//(gain)	214	482
Actuary loss/(gain)	(4,819)	38,610
Closing balance	350,227	328,246

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Provision for currency exchange loss on foreign currency indexed loans

	Current Period	Prior Period
Provision for currency exchange gain/loss on foreign currency indexed loans	17,160	12,048

The Bank has recorded provision amounting to TL 17,160 (31 December 2014: TL 12,048) for foreign exchange losses on principal amounts of foreign currency indexed loans and reflected the related foreign exchange loss amount in the financial statements by offsetting from related loans.

Provisions for non-cash loans that are not indemnified or converted into cash

As of 31 December 2015, Bank has recorded TL 40,930 (31 December 2014: TL 63,030) as provisions for non-cash loans that are not indemnified or converted into cash.

Information on other provisions

Information on other provisions exceeding 10% of total provisions

	Current Period	Prior period
Provisions for credits	182,585	105,005
Specific provisions for non-cash loans	40,930	63,030
Provision for cheques	47,020	37,207
Provisions for lawsuits against the Bank	4,755	14,673
Provisions for credit card promotions	9,100	10,177
Other provisions	6,885	722
Total	291,275	230,814

Information on provision for probable risks

None.

8.                   Taxation

Current taxes

Tax provision

As at and for the year ended 31 December 2015, the tax provision was amounted to TL 403,602 (31 December 2014: TL 600,797). As at 31 December 2015, corporate tax liabilities of the Bank was amounted to TL 171,734 (31 December 2014: TL 352,624), after deducting prepaid taxes paid during temporary tax periods amounted to TL 231,868 (31 December 2014: TL 248,173).

Information on taxes payable

	Current Year	Prior Year
Corporate taxes payable	231,868	248,173
Taxation on securities	151,721	123,184
Capital gains tax on property	2,451	2,146
Taxes on foreign exchange transactions	—	—
Banking and Insurance Transaction Tax (BITT)	76,418	58,972
Value added tax payable	3,754	3,139
Other	22,168	19,879
Total	488,380	455,493

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Information on premiums payable

	Current Year	Prior Year
Social security premiums- employee share	—	—
Social security premiums- employer share	—	—
Bank pension fund premium- employee share	—	—
Bank pension fund premium- employer share	—	—
Pension fund membership fees and provisions- employee share	—	—
Pension fund membership fees and provisions- employer share	—	—
Unemployment insurance- employee share	685	608
Unemployment insurance- employer share	1,370	1,216
Other	—	—
Total	2,055	1,824

Information on deferred tax liabilities

Information on deferred tax liabilities is presented in disclosure 13 of information and disclosures related to assets.

9.                   Information on payables for assets held for resale and tangible assets related to discounted activities

None.

10.            Information on subordinated loans

The Bank has issued bond having the secondary subordinated loan quality to be sold to non-resident natural and legal persons. The bond has been issued at the nominal value of US Dollar 500 million with the maturity of 10 years and 6.0% coupon rate. In addition to the bond issued on 1 November 2012, on 3 December 2012 the Bank has realized second trance at nominal value of US Dollar 400 million, has the same due date and maturity of 10 years and 5.5% coupon rate.

The Bank has issued secondary subordinated loan (Tier II bond) as at January 2015 which contains Basel-III criteria. In this context, the bond has been issued at the nominal value of US Dollar 500 million with the maturity date of 3 February 2025 and early call option date of 3 February 2020. The bond has fixed interest, 10 years and one day maturity, two times interest payment in a year with coupon rate of 6.875% and issue yield of 6.95%.

Stated bonds’ total balance sheet value is TL 4,169,474 as of 31 Decemben 2015 (31 December 2014: TL 2,138,030).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

11.            Information on equity

Paid-in capital

	Current Period	Prior Period
Common Stock	2,500,000	2,500,000
Preferred Stock	—	—

Paid-in capital of the Bank amounted to TL 2,500,000 is divided into groups comprised of 43.0% Group (A), 15.6% Group (B), 16.2% Group (C) and 25.2% Group (D).

Board of Directors’ members; one member appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members representing Group (A), one member representing Group (B), and two members representing Group (C); among the nominees shown by the majority of each group, and one member among the nominees offered by the shareholders at the General Assembly are selected. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

Paid-in capital amount, explanation as to whether the registered share capital system is applicable at bank; if so the amount of registered share capital

Capital System	Paid-in Capital	Ceiling per Registered Share Capital
Registered capital system	2,500,000	10,000,000

At the resolutions of Board of Directors dated 2 January 2015 and 61st Ordinary Meeting of the General Assembly dated 30 March 2015, Bank’s ceiling per registered share capital has been increased from TL 5,000,000 to TL 10,000,000.

Information on share capital increases and their sources; other information on any increase in capital shares during the current period

There is no share capital increase in the current and prior period.

Information on share capital increases from revaluation funds

None.

Capital commitments for current financial year and following period

None.

Prior period indicators of the Bank’s income, profitability and liquidity; and possible effects of the predictions on equity, considering the ambiguity of the indicators

None.

Information on the privileges given to stocks representing the capital

None.

Valuation differences of the marketable securities

	Current Period		Prior Period
	TL	FC	TL	FC
Associates, subsidiaries and joint ventures	571,129	191,529	611,250	118,404
Fair value differences of available-for-sale securities	(264,492)	239,608	172,430	256,490
Foreign exchange differences	92,639	—	58,395	—
Total	399,276	431,137	842,075	374,894

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                              INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS

1.                   Disclosures related to other contingent liabilities

Type and amount of irrevocable commitments

	Current Period	Prior period
Commitments for credit card limits	7,399,361	7,641,987
Loan granting commitments	8,482,816	8,053,342
Commitments for cheque payments	1,805,569	1,638,976
Asset purchase sale commitments	3,843,373	2,686,862
Other	1,231,793	272,131
Total	22,762,912	20,293,298

Type and amount of possible losses from off-balance sheet items including those referred to below

Guarantees, bills of exchange and acceptances and other letters of credit which can be counted as financial collateral

The Bank provided specific provision amounting to TL 97,721 (31 December 2014: TL 129,638) for unliquidated non-cash loans recorded under off-balance sheet items, amounting to TL 40,930
(31 December 2014: TL 63,030).

Final guarantees, provisional guarantees, sureties and similar transactions

	Current Period	Prior Period
Final letters of guarantee	9,289,202	7,737,748
Letters of guarantee for advances	3,438,136	2,603,790
Letters of guarantee given to custom offices	1,030,530	913,389
Provisional letters of guarantee	935,981	1,107,255
Other letters of guarantee	12,096,954	9,090,289
Total	26,790,803	21,452,471

2.                   Non-cash loans

	Current Period	Prior Period
Non-cash loans given for cash loan risks	2,899,661	2,905,607
With original maturity of 1 year or less	1,176,515	1,846,045
With original maturity of more than 1 year	1,723,146	1,059,562
Other non-cash loans	30,168,700	25,728,316
Total	33,068,361	28,633,923

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                              INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS (Continued)

3.                   Sectoral risk concentrations of non-cash loans

	Current Period				Prior Period
	TL	%	FC	%	TL	%	FC	%
Agricultural	87,249	0.40	132,021	1.20	86,506	0.52	266,929	2.27
Farming and Cattle	82,686	0.37	132,021	1.20	77,673	0.46	257,069	2.19
Forestry	3,528	0.02	—	—	7,898	0.05	7,540	0.06
Fishing	1,035	0.01	—	—	935	0.01	2,320	0.02
Manufacturing	9,811,692	44.43	5,696,876	51.86	7,150,408	42.40	5,753,926	48.88
Mining	1,252,878	5.67	106,628	0.97	168,108	1.00	29,069	0.25
Production	5,526,001	25.03	5,309,883	48.34	4,563,948	27.06	5,319,615	45.19
Electric, gas and water	3,032,813	13.73	280,365	2.55	2,418,352	14.34	405,242	3.44
Construction	3,374,531	15.28	2,224,897	20.25	2,996,610	17.77	2,520,479	21.41
Services	8,030,112	36.36	2,516,870	22.92	6,226,616	36.92	2,756,081	23.42
Wholesale and retail trade	3,444,760	15.60	1,584,498	14.42	2,580,882	15.30	1,597,411	13.57
Hotel, food and beverage Services	110,961	0.50	1,218	0.01	125,417	0.74	5,691	0.05
Transportation and telecommunication	1,172,317	5.31	736,976	6.71	963,436	5.71	1,058,514	8.99
Financial institutions	2,090,603	9.47	32,774	0.30	1,515,987	8.99	7,094	0.06
Real estate and renting Services	325,256	1.47	33,663	0.31	254,056	1.51	24,192	0.21
Self-employment services	610,338	2.76	110,414	1.01	591,814	3.51	44,562	0.38
Education services	23,752	0.11	4,018	0.04	24,595	0.15	3,903	0.03
Health and social services	252,125	1.14	13,309	0.12	170,429	1.01	14,714	0.13
Other	780,253	3.53	413,860	3.77	403,045	2.39	473,323	4.02
Total	22,083,837	100.00	10,984,524	100.00	16,863,185	100.00	11,770,738	100.00

4.                   Information on the first and second group of non-cash loans

	Group I		Group II
Current Period	TL	FC	TL	FC
Letters of Guarantee	21,714,478	4,787,077	173,386	20,949
Confirmed Bills of Exchange and Acceptances	86,762	1,388,757	—	—
Letters of Credit	16,306	4,761,086	—	11,317
Endorsements	—	—	—	—
Purchase Guarantees for Securities Issued	—	—	—	—
Factoring Guarantees	—	—	—	—
Other Guarantees and Sureties	—	10,522	—	—
Non-Cash Loans	21,817,546	10,947,442	173,386	32,266

	Group I		Group II
Prior Period	TL	FC	TL	FC
Letters of Guarantee	16,653,687	4,549,302	113,427	8,262
Confirmed Bills of Exchange and Acceptances	20,836	1,943,257	—	—
Letters of Credit	—	5,212,911	—	—
Endorsements	—	—	—	—
Purchase Guarantees for Securities Issued	—	—	—	—
Factoring Guarantees	—	—	—	—
Other Guarantees and Sureties	—	2,603	—	—
Non-Cash Loans	16,674,523	11,708,073	113,427	8,262

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                              INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS (Continued)

5.                   Information on derivative transactions

	Current Period	Prior Period
Trading Derivatives
Foreign Currency Related Derivative Transactions (I)	27,656,170	21,948,443
Currency Forwards	468,760	555,204
Currency Swaps	26,673,880	20,336,691
Currency Futures	—	—
Currency Options	513,530	1,056,548
Interest Rate Derivative Transactions (II)	13,313,758	7,478,238
Interest Rate Forwards	—	—
Interest Rate Swaps	13,313,758	7,478,238
Interest Rate Futures	—	—
Interest Rate Options	—	—
Other Trading Derivatives (III)	8,954,555	6,780,167
A. Total Trading Derivatives (I+II+III)	49,924,483	36,206,848
Hedging Derivatives	—	—
Fair Value Hedges air Value Hedges	—	—
Cash Flow Hedges	—	—
Hedges for Foreign Currency Investments	—	—
B. Total Hedging Derivatives	—	—
Derivative Transactions (A+B)	49,924,483	36,206,848

	31 December 2015
	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Total
Currency swaps:
Purchase	9,964,069	3,399,460	150,372	—	—	13,513,901
Sale	4,319,332	3,414,782	150,222	—	—	7,884,336
Currency forwards:
Purchase	21,330	60,137	107,684	45,556	—	234,707
Sale	21,304	60,054	107,359	45,336	—	234,053
Cross currency interest rate swaps:
Purchase	—	—	186,709	2,732,075	—	2,918,784
Sale	—	—	120,583	2,236,276	—	2,356,859
Interest rate swaps:
Purchase	—	—	218,250	2,763,121	3,675,508	6,656,879
Sale	—	—	218,250	2,763,121	3,675,508	6,656,879
Options:
Purchase	229,308	13,086	8,586	—	—	250,980
Sale	239,124	13,526	9,900	—	—	262,550
Other trading derivatives:
Purchase	—	—	625,650	—	1,247,145	1,872,795
Sale	5,597,158	—	611,602	—	873,000	7,081,760
Total purchases	10,214,707	3,472,683	1,297,251	5,540,752	4,922,653	25,448,046
Total sales	10,176,918	3,488,362	1,217,916	5,044,733	4,548,508	24,476,437
Total	20,391,625	6,961,045	2,515,167	10,585,485	9,471,161	49,924,483

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                              INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS (Continued)

	31 December 2014
	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Total
Currency swaps:
Purchase	8,688,057	2,181,378	176,107	296,894	—	11,342,436
Sale	3,998,297	2,172,677	176,023	296,614	—	6,643,611
Currency forwards:
Purchase	99,142	68,619	71,286	38,774	—	277,821
Sale	99,070	68,502	71,136	38,675	—	277,383
Cross currency interest rate swaps:
Purchase	63,456	58,000	—	1,172,493	—	1,293,949
Sale	46,667	37,825	—	972,203	—	1,056,695
Interest rate swaps:
Purchase	—	—	—	1,202,149	2,536,970	3,739,119
Sale	—	—	—	1,202,149	2,536,970	3,739,119
Options:
Purchase	242,712	90,791	194,771	—	—	528,274
Sale	242,710	90,790	194,774	—	—	528,274
Other trading derivatives:
Purchase	158,020	—	—	—	994,287	1,152,307
Sale	4,931,860	—	—	—	696,000	5,627,860
Total purchases	9,251,387	2,398,788	442,164	2,710,310	3,531,257	18,333,906
Total sales	9,318,604	2,369,794	441,933	2,509,641	3,232,970	17,872,942
Total	18,569,991	4,768,582	884,097	5,219,951	6,764,227	36,206,848

6.                   Contingent assets and liabilities

Bank allocates TL 4,755 as provision for lawsuits against the Bank (31 December 2014: TL 14,673).

7.                   Services rendered on behalf of third parties

The Bank acts as an investment agent for banking transactions on behalf of its customers and provides custody services. Such transactions are followed under off-balance sheet accounts. The Bank’s custody services and banking transactions on behalf of individuals and corporate customers does not present a material portion.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME

1.                   Interest income

Information on interest income received from loans

	Current Period		Prior Period
	TL	FC	TL	FC
Short-term Loans	3,425,129	131,968	2,770,463	143,765
Medium and Long-Term Loans	6,371,936	1,461,460	5,275,775	959,257
Non-performing Loans	139,185	—	177,155	—
Premiums Received from Resource Utilization Support Fund	—	—	—	—
Total	9,936,250	1,593,428	8,223,393	1,103,022

Information on interest income received from banks

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Republic of Turkey	—	—	—	—
Domestic Banks	1,321	622	2,016	1,197
Foreign Banks	47	8,632	—	3,793
Foreign Head Office and Branches	—	—	—	—
Total	1,368	9,254	2,016	4,990

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

Information on interest income received from marketable securities portfolio

	Current Period		Prior Period
	TL	FC	TL	FC
Financial assets held for trading	—	—	—	—
Financial assets where fair value change is reflected to income statement	—	—	—	—
Financial assets available for sale	1,158,632	235,068	1,274,527	200,485
Investments held to maturity	655,344	500	559,880	381
Total	1,813,976	235,568	1,834,407	200,866

Information on interest income received from associates and subsidiaries

	Current Period	Prior Period
Interest Received from Associates and Subsidiaries	8,340	5,315

2.                   Interest expense

Interest expense on funds borrowed

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	25,887	206,469	20,495	127,991
Central Bank of Republic of Turkey	—	—	—	—
Domestic Banks	7,526	3,084	7,587	2,740
Foreign Banks	18,361	203,385	12,908	125,251
Foreign Head Offices and Branches	—	—	—	—
Other Institutions	—	28,480	—	18,990
Total	25,887	234,949	20,495	146,981

Interest expense paid to associates and subsidiaries

	Current Period	Prior Period
Interest Paid to Associates and Subsidiaries	74,166	60,649

Interest expense on securities issued

Interest paid to securities issued as at for the year ended 31 December 2015 is TL 596,952 (31 December 2014: TL 450,732).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

Maturity structure of the interest expense on deposits

		Time Deposits
Current Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total

TL
Interbank deposits	—	76,403	51,103	46,028	—	—	—	173,534
Saving deposits	—	41,192	2,043,895	111,066	26,299	10,482	—	2,232,934
Public sector deposits	13,522	261,548	637,109	60,262	251,165	15,948	—	1,239,554
Commercial deposits	118	408,690	1,096,447	46,670	14,516	423	—	1,566,864
Other deposits	1	80,376	305,671	27,244	7,628	1,488	—	422,408
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	13,641	965,340	4,083,122	245,242	299,608	28,341	—	5,635,294
FC
Foreign currency deposits	17,486	37,718	300,390	33,219	18,235	73,191	—	480,239
Interbank deposits	96	93	2,503	308	12,111	366	—	15,477
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	17,582	37,811	302,893	33,527	30,346	73,557	—	495,716

Total	31,223	906,020	4,437,118	324,797	329,954	101,898	—	6,131,010

		Time Deposits
Prior Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total

TL
Interbank deposits	—	144,829	—	—	—	—	—	144,829
Saving deposits	1,486	23,258	1,597,668	133,101	26,634	12,984	—	1,795,131
Public sector deposits	5,891	174,376	427,267	64,521	137,018	15,261	—	824,334
Commercial deposits	368	268,842	1,043,122	88,622	15,599	3,915	—	1,420,468
Other deposits	1	45,643	278,655	43,453	33,667	1,661	—	403,080
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	7,746	656,948	3,346,712	329,697	212,918	33,821	—	4,587,842

FC
Foreign currency deposits	25,085	21,485	246,591	41,418	26,580	78,897	—	440,056
Interbank deposits	—	16,735	—	—	—	—	—	16,735
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	25,085	38,220	246,591	41,418	26,580	78,897	—	456,791

Total	32,831	695,168	3,593,303	371,115	239,498	112,718	—	5,044,633

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

3.                   Dividend Income

	Current Period	Prior Period
Trading Purpose Financial Assets	—	—
Financial Assets at Fair Value through Profit or Loss	—	—
Available-for-Sale Financial Assets	89	1,811
Others	62,130	64,477
Total	62,219	66,288

4.                   Information on trading income/losses

	Current Period	Prior Period
Income	3,696,157	3,833,913
Income from capital market operations	70,988	222,753
Income from derivative financial instruments	1,588,784	1,387,775
Foreign exchange gains	2,036,385	2,223,385
Losses	(3,596,683)	(3,610,794)
Loss from capital market operations	(24,861)	(47,993)
Loss from derivative financial instruments	(1,601,960)	(1,439,022)
Foreign exchange loss	(1,969,862)	(2,123,779)
Net trading profit/loss	99,474	223,119

Net income arising from changes in foreign exchange rates that relate to the Bank’s foreign exchange rate based derivative financial instruments is amounting to TL 15,809 as at and for the year ended
31 December 2015 (31 December 2014: TL 20,237 net loss).

5.                   Information on other operating income

	Current Period	Prior Period
Income from reversal of specific provisions for loans	760,611	705,404
Communication income	50,723	85,302
Gain on sale of assets	108,405	381,987
Rent income	1,308	1,270
Other income	127,231	171,571
Total	1,048,278	1,345,534

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

6.                   Provision expenses for losses on loans and other receivables

	Current Period	Prior Period
Specific provisions on loans and other receivables	1,030,298	1,145,465
Loans and receivables in Group III	335,522	135,732
Loans and receivables in Group IV	448,415	774,152
Loans and receivables in Group V	246,361	235,581
Non-performing commissions and other receivables	—	—
General provision expenses	354,951	413,501
Provision for possible losses	—	—
Impairment losses on securities:	3,443	10,402
Trading securities	—	—
Investment securities available-for-sale	3,443	10,402
Impairment losses from associates, subsidiaries, joint ventures, and marketable securities held to maturity :	24,337	25,278
Associates	—	—
Subsidiaries	—	—
Joint ventures	—	—
Investment securities held-to-maturity	24,337	25,278
Other(*)	124,031	77,221
Total	1,537,060	1,671,867

(*)             Other provision expenses amounting to TL 124,031 (31 December 2014: TL 77,221) is comprised of provision for non-cash loans that are not indemnified or converted into cash and provision for cheques amounting to TL 41,616  (31 December 2014: TL 38,176) and free provision expenses related to loans and receivables amounting to TL 82,415 (31 December 2014: TL 39,045)

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

7.                   Information on other operating expenses

	Current Period	Prior Period
Personnel Costs	1,380,439	1,232,995
Reserve for Employee Termination Benefits	26,800	13,266
Deficit Provision for Pension Funds	—	—
Impairment Losses on Tangible Assets	6,475	—
Depreciation Expenses on Tangible Assets	124,911	111,904
Impairment Losses on Intangible Assets	—	—
Amortization Expenses on Intangible Assets	17,536	13,096
Impairment Losses on Assets to be Disposed	4,998	2,115
Depreciation Expenses on Assets to be Disposed	15,291	12,743
Impairment Losses on Assets Held for Sale	—	—
Other Operating Expenses	1,363,500	1,201,522
Operational lease expenses	206,955	184,266
Repair and maintenance expenses	37,476	29,989
Advertisement expenses	74,575	70,079
Other expenses	1,044,494	917,188
Loss on sale of assets	1,153	4,947
Other (*)	669,080	517,622
Total	3,610,183	3,110,210

(*)              Other operating expenses amounting to TL 669,080 (31 December 2014: TL 517,622) is comprised of provision expenses for dividends to the personnel amounting to TL 144,017 (31 December 2014: TL 129,797), tax, fees and funds expenses amounting to TL 114,138 (31 December 2014: TL 105,366), “Saving Deposits Insurance Fund” expenses amounting to TL 115,916 (31 December 2014: TL 93,190) and other operating expenses amounting to TL 295,009 (31 December 2014: TL 189,269).

8.                   Information on income/loss from discontinued and continuing operations

The Bank has no discontinued operations. Information and detailed tables on profit before tax from continuing operations are presented in disclosures 1-7 in this section.

9.                   Information on tax provision from discontinued and continuing operations

The Bank has no discontinued operations. Information on provision for taxes on income from continuing operations is presented in disclosure 11 in this section.

10.            Information on net profit/loss from discontinued and continuing operations

The Bank has no discontinued operations. Information on net profit/loss from continuing operations is presented in disclosures 1-13 in this section.

11.            Provision for taxes on income

Current period taxation benefit or charge and deferred tax benefit or charge

In the current period, the Bank has recorded a tax charge of TL 404,310 (31 December 2014: TL 601,519) from the net taxable profit calculated in accordance the laws and regulations in effect.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

Deferred tax benefit of the Bank is detailed in the table below.

Deferred tax charge arising from temporary differences, tax losses and unused tax credits

Sources of deferred tax benefit/charge	Current Period	Prior Period
Arising from Origination / (Reversal) of Deductible Temporary Differences	(59,941)	70,051
Arising from (Origination)/ Reversal of Taxable Temporary Differences	(75,933)	71,065
Arising from Origination / (Reversal) of Tax Losses	—	—
Arising from Tax Rate Change	—	—
Total	(135,874)	141,116

12.            Information on net profit and loss

Any further explanation on operating results needed for a proper understanding of the Bank’s performance

The Bank has earned TL 13,630,050 interest income, TL 8,143,569 net fees and commissions income and incurred TL 921,084 interest expenses, from ordinary banking transactions (31 December 2014: TL 11,373,587 interest income, TL 6,722,109 interest expenses TL 709,334 net fees and commissions income).

Any changes in estimations that might have a material effect on current and subsequent period results

None.

13.            Information related to the components of other items in the statement of income exceeding 10% of the group total, or 20% of the sub-accounts belonging to this group

Banks’ other commissions income mainly consists of credit card fee and commissions, transfer commissions and intelligence commissions.

Banks’ other commissions expense mainly consists of credit card fee and commissions and commissions given for foreign banks credits.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                    INFORMATION AND DISCLOSURES RELATED TO STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

1.                   Information on increases of revaluation of available-for-sale investments

Movement tables related to revaluation differences of available-for-sale investments where valuation differences arising from the fair value measurement of available-for-sale assets, subsidiaries and affiliates are recorded are as follows:

Valuation Differences of Marketable Securities	Current Period	Prior Period
Valuation differences at the beginning of the year	428,920	(200,664)
Fair value changes in the current year	(611,594)	576,843
Effect of deferred and corporate taxes	122,319	(115,369)
Valuation differences transferred to the statement of income	44,339	210,138
Effect of deferred and corporate taxes	(8,868)	(42,028)
Valuation differences at the end of the year	(24,884)	428,920

Valuation Difference of the Subsidiaries and Affiliates	Current Period	Prior Period
Valuation differences at the beginning of the year	788,049	881,990
Fair value changes in the current year	72,012	(99,710)
Effect of deferred and corporate taxes	(4,764)	5,769
Valuation differences transferred to the statement of income	—	—
Effect of deferred and corporate taxes	—	—
Valuation differences at the end of the year	855,297	788,049

2.                   Information on increases in cash flow hedges

None.

3.                   Reconciliation of the beginning and end of the year balances of foreign exchange differences

None.

4.                   Information on differences in shareholders’ equity accounts due to inflation accounting

In compliance with BRSA’s Circular on 28 April 2005 on ceasing the inflation accounting application, the balances resulted from the inflation accounting application as at 31 December 2004 and booked according to the  Uniform Chart of Accounts and the related Articles, are transferred to the main accounts that were subject to the  inflation accounting adjustments except for “capital reserves from inflation adjustments”. The balance of “capital reserves from inflation adjustments” account is transferred to “other capital reserves” account. In 2006, the Bank has increased its paid in capital through “other capital reserves” by TL 605,763.

5.                   Information on profit distribution

As per the resolution of 61st Annual General Assembly held on 30 March 2015, the net profit of the year 2014 which amounts to TL 1,612,157 after deferred tax income deducted is decided to be distributed as legal reserves amounting to TL 161,215, extraordinary reserves amounting to TL 1,114,820, special funds amounting to TL 236,122 and dividends to equity holders of the Bank amounting to TL 100,000.

6.                   Information on decreases of revaluation of available-for-sale investments

Revaluation differences of available-for-sale investments has resulted with decrease in the current year. Detailed information about the decreases is explained above in Note 1.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

VI.                               INFORMATION AND DISCLOSURES ON STATEMENT OF CASH FLOWS

1.                   Disclosures for “other” items in statement of cash flows and effect of change in foreign currency rates cash and cash equivalents

“Other” item under the “operating profit before changes in operating assets and liabilities” amounting to TL (2,390,471) (31 December 2014: TL (1,689,362)) is comprised of income from capital market transactions and derivative financial instruments and foreign exchange gains for the year ended.

“Net increase/decrease in other liabilities” amounting to TL (2,301,550) (31 December 2014: TL 1,957,284) under “changes in operating assets and liabilities” is mainly comprised of cash inflows from repurchase agreements.

“Other” item under “net cash flow from investing activities” amounting to TL (48,222)
 (31 December 2014: TL (45,874)) is comprised of purchases of intangible assets.

When calculating exchange rate effect on cash and cash equivalents, related assests’ high turnover rate are taken into consideration. Each exchange rate’s arithmetic average of the last five days before the report date and provision of average TL that is calculated from the difference from current period’s exchange rate are reflected as an effect of exchange rate change on the cash flow statement. Except for the above-mentioned, banks that have less than three months to maturity are accepted as cash equivalents and average TL provision is calculated by difference between related operation’s per term exchange rate and current period’s exchange rate. As of 31.12.2015 impact of the exchange rate change on cash and cash equivalents is TL 12,178 (31.12.2014: TL 6,249).

2.                   Cash outflows from acquisition of associates, subsidiaries and joint-ventures

There is not any cash flow that is related with Bank’s subsidiaries in the current and previous periods.

3.                   Cash flows from the disposal of associates, subsidiaries and joint-ventures

There is no disposal in associates, subsidiaries and joint-ventures in the current year.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

VI.                               INFORMATION AND DISCLOSURES ON STATEMENT OF CASH FLOWS (Continued)

4.                   Information on cash and cash equivalents

Information on cash and cash equivalents at the beginning of the year

	Current Period 31 December 2014	Prior Period 31 December 2013
Cash on hand	1,370,759	1,149,351
Cash in TL	1,008,203	860,452
Cash in foreign currency	362,556	288,899
Cash equivalents	6,811,710	4,528,633
CBRT	20,440,692	17,793,235
Banks	2,570,620	2,639,137
Receivables from money markets	—	—
Other	73,528	25,495
Loans and advances to banks having maturity of more than 3 months	(6,000)	(8,000)
Restricted cash and cash equivalents	(16,266,642)	(15,921,172)
Unrealized foreign exchange rate differences on cash equivalents	(488)	(62)
Total	8,182,469	5,677,984

Information on cash and cash equivalents at the end of the year

	Current Period 31 December 2015	Prior Period 31 December 2014
Cash on hand	1,434,849	1,370,759
Cash in TL	1,157,743	1,008,203
Cash in foreign currency	277,106	362,556
Cash equivalents	6,765, 575	6,811,710
CBT - Unrestricted demand deposit	19,834,346	20,440,692
Banks	5,234,266	2,570,620
Receivables from money markets	—	—
Other	215,594	73,528
Loans and advances to banks having maturity of more than 3 months	—	(6,000)
Restricted cash and cash equivalents	(18,518,412)	(16,266,642)
Unrealized foreign exchange rate differences on cash equivalents	(219)	(488)
Total	8,200,424	8,182,469

5.                   Management comment on restricted cash and cash equivalents due to legal requirements or other reasons taking materiality principle into account

Reserve requirements at CBRT amounting to TL 18,441,256 as at 31 December 2015 (31 December 2014: TL 16,157,726) has not been included in cash and cash equivalents.

Foreign currency bank deposits amounting to TL 77,156 (31 December 2014: TL 110,171) is blocked and has not been included in cash and cash equivalents due to securitization loans and other ordinary banking operations of the Bank.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

VII.                          INFORMATION AND DISCLOSURES RELATED TO THE BANK’S RISK GROUP

1.                  Information on the volume of transactions with the Bank’s risk group, lending and deposits outstanding at period end and income and expenses in the current period

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Current Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the period	74,105	721,258	—	10,174	6,238	13,087
Balance at the end of the period	145,876	955,222	—	28,550	822	15,858
Interest and commission income	8,340	962	—	29	94	17

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Prior Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the period	68,800	692,352	—	27,065	26,101	24,502
Balance at the end of the period	74,105	721,258	—	10,174	6,238	13,087
Interest and commission income	5,315	1,217	—	21	774	68

Information on deposits held by the Bank’s risk group

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Bank’s Risk Group	Current Period	Prior Period	Current Period	Prior Period	Current Period	Prior Period
Deposits
Balance at the beginning of the period	898,566	1,014,201	713,966	968,601	115,831	46,810
Balance at the end of the period	965,832	898,566	740,156	713,966	104,508	115,831
Interest on deposits	74,166	60,649	45,805	60,168	1,005	2,340

Information on forwards, options and other derivative transactions held by the Bank’s risk group

None

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

VII.                          INFORMATION AND DISCLOSURES RELATED TO THE BANK’S RISK GROUP (Continued)

2.                   Disclosures of transactions with the Bank’s risk group

Relations with entities in the risk group of/ or controlled by the Bank regardless of the nature of relationship among the parties

Transactions with the risk group are made on an arms-length basis; terms are set according to the market conditions and in compliance with the Banking Law.

In addition to the structure of the relationship, type of transaction, amount, and share in total transaction volume, amount of significant items, and share in all items, pricing policy and other

Pricing policy and other conditions of transactions with the risk group of the Bank are determined and applied on arm’s length basis. The ratio of cash and non-cash loans given to the Bank’s risk group to total cash and non-cash loans are 0.12% (31 December 2014: 0.08%) and 3.02% (31 December 2014: 2.60%), respectively.

Current Period	Amount	Compared to financial statement amount (%)
Cash loans	146,698	0.12
Non-cash loans	999,630	3.02
Deposits	1,810,496	1.65
Forward and option agreements	—	—

Prior Period	Amount	Compared to financial statement amount (%)
Cash loans	80,343	0.08
Non-cash loans	744,519	2.60
Deposits	1,728,363	1.88
Forward and option agreements	—	—

VIII.                     INFORMATION ON DOMESTIC, FOREIGN AND OFF-SHORE BRANCHES OR INVESTMENTS AND FOREIGN REPRESENTATIVE OFFICES

Domestic and foreign branches and representative offices

	Number of Branches	Number of Employees	Country	Total Assets	Capital
Domestic Branches(*)	917	15,367

Foreign Representative Offices	—	—	—

Foreign Branches	1	23	USA	5,649,716	48,015
	1	16	Iraq	152,461	20,370
Off-shore Branches	1	4	Bahrain	12,599,251	—

(*)                                 Free zone branches in Turkey is included to domestic branches.

Opening or closing of domestic and foreign branches and representative offices and significant changes in organizational structure

During 2015, 27 new domestic branches (2014: 34 domestic branches) have been opened and no branches haven’t been closed (2014: none).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION SIX

OTHER DISCLOSURES

I.                                        OTHER DISCLOSURES ON THE BANK’S ACTIVITY

As per the resolution of 61st Annual General Assembly held on 30 March 2015, the net profit of year 2014 has been decided to be distributed as follows:

Profit Distribution Table of Year 2014
Bank’s unconsolidated profit in its statutory financial statements	1,753,273
Deferred tax income	(141,116)
Net profit of the year subject to distribution	1,612,157
Legal reserves	161,214
First Legal Reserves	80,607
Reserves allocated according to banking law and articles of association.	80,607
Net profit of the year subject to distribution	1,450,943
Gain on sale of immovable and shares of associates and subsidiaries	236,122
Extraordinary reserves	1,114,821
Dividends to shareholders	100,000

II.                                   INFORMATION ON THE BANK’S RATING GIVEN BY INTERNATIONAL CREDIT RATING INSTITUTIONS

February 2016 (*)	Fitch Ratings
Long Term Foreign Currency	BBB-
Short Term Foreign Currency	F3
Foreign Currency Outlook	Stable
Long Term Local Currency	BBB
Short Term Local Currency	F3
Local Currency Outlook	Stable
National Long Term	AAA (tur)
National Outlook	Stable
Support	2
Base Support Rating	BBB-

October 2015 (*)	Moody’s Investors’ Service
Baseline Credit Assessment	ba1
Local Currency Deposit Rating	Baa3/P-3
Local Currency Outlook	Negative
Foreign Currency Deposit Rating	Baa3/P-3
Foreign Currency Outlook	Negative

July 2015(*)	Standard&Poors
Foreign Currency Credit Rating	BB+/B
Foreign Currency Outlook	Negative
Local Currency Credit Rating	BB+/B
Local Currency Outlook	Negative
National	trAA+ / trA-1
Bank Survivability Assessment	NR

December 2014 (*)	Capital Intelligence
Financial Strength Rate	BBB-
Short Term Foreign Currency	B
Long Term Foreign Currency	BB+
Support Rating	2
Foreign Currency Outlook	Stable

(*)                                 Dates represent last report dates.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

OTHER DISCLOSURES (Continued)

III.                              SIGNIFICANT EVENTS AND MATTERS SUBSEQUENT TO BALANCE SHEET DATE THAT ARE NOT RESULTED

Vakıfbank bonds have been issued on 29.01.2016 amounting TL 400 million(Full TL) with 91 days maturity and maturity date of which is 29 April 2016, amounting TL 200 million(Full TL) with 175 days maturity and maturity date of which is 22 July 2016 and amounting TL 100 million(Full TL) with 210 days maturity date of which is 26 August 2016 and total amount of TL 700 million(Full TL) issued and offered to public through book-building on 25-26-27 January 2016.

As a result, Vakıfbank bond with the ISIN Code TRQVKFB41645 which has 11.0432% annual compound interest 10.6129% simple interest and issue price was TL 97,422  with amounting TL , 484,757,595(Full TL) with 91 days maturity and maturity date of which is 29 April 2016. Vakıfbank bond with the ISIN Code TRQVKFB71626 which has 11.1828% compound interest, 10.8746% simple interest and issue price was TL 95,045 with amounting TL 85,506,425(Full TL) with 175 days maturity and maturity date of which is 22 July 2016. Vakıfbank bond with the ISIN Code TRQVKFB81617 which has 11.5485% compound interest, 11.2798% simple interest and issue price was TL 93,906 with amounting TL 85,506,425(Full TL) with 210 days maturity and maturity date of which is 26 August 2016.

IV.                               SIGNIFICANT FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS THAT ARE SUBSEQUENT TO REPORTING DATE

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION SEVEN

I.                                        INDEPENDENT AUDITORS’ AUDIT REPORT

1.                   Information on the independent auditors’ audit report

The Bank’s unconsolidated interim financial statements and footnotes as at and for period ended 31 December 2015 have been audited by Başaran Nas Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik A.Ş. (a member of PricewaterhouseCoopers). It was noted in their audited report dated 11 February 2016 that nothing material has come to their attention that caused them to believe that the accompanying unconsolidated interim financial statements do not give a true and fair view of the Bank’s financial position and results of its operations.

2.                   Explanations and footnotes prepared by independent auditor

None